As filed with the Securities and Exchange Commission on November 15, 1996

                                             Registration No. 333-14253

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                         PRE-EFFECTIVE AMENDMENT NO.1

                         ____________________________
                                 ON FORM S-3
                             REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                        MLCC MORTGAGE INVESTORS, INC.
     (Exact name of registrant as specified in its governing instruments)

	Delaware                                       13-3433607
     (State of incorporation)              (I.R.S. Employer Identification No.)

                          4802 Deer Lake Drive East
                         Jacksonville, Florida  32246
                   (Address of principal executive offices)
                               Robert J. Smith
                        MLCC Mortgage Investors, Inc.
                          4802 Deer Lake Drive East
                         Jacksonville, Florida 32246
                   (Name and address of agent for service)
                               With a copy to:
                             Allan Neil Krinsman
                               Brown & Wood LLP
                            One World Trade Center
                          New York, New York  10048

    Approximate date of commencement  of proposed sale to  the public:   From
time to time on or after the effective date of the registration statement, as determined by market conditions.


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/



                       CALCULATION OF REGISTRATION FEE

                                                          Proposed         Proposed
                                            Amount         Maximum         Maximum            Amount of
        Title of Each Class of              to be         Offering Price   Aggregate          Registration
                                          Registered(1)   Per Unit(2)     Offering Price(2)   Fee (3)
      Securities to Be Registered

Asset Backed Certificates . . . . . .   $2,500,000,000      100%        $2,500,000,000       $757,575.76


(1) This Registration Statement relates to the initial offering from time to time of $2,500,000,000 aggregate principal amount of Asset Backed Certificates and to any resales thereof in market making transactions by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Registrant, to the extent required.
(2) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(3) $757,272.72 paid upon the filing of this Pre-effective Amendment No. 1 and $303.04 was previously paid upon the filing of this Registration Statement on October 16, 1996.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 33-84894) AND THIS REGISTRATION STATEMENT CONSTITUTES A POST-EFFECTIVE AMENDMENT THERETO.

                               EXPLANATORY NOTE

    This Registration Statement includes a basic prospectus and two illustrative forms of prospectus supplements for use in an offering of Asset Backed Certificates backed by adjustable rate, one- to four-family mortgage loans and by home equity revolving credit line mortgage loans, respectively. The descriptions in the forms of prospectus supplements of credit enhancement mechanisms or other features are intended merely as illustrations of the principal features of a possible series of Asset Backed Certificates; the features applicable to any actual series of Asset Backed Certificates may include some, all or none of the features so illustrated, and may include any features specified in the prospectus.




<START>

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED NOVEMBER 15, 1996



PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED ________ ___, 1996)

                          $___________ (APPROXIMATE)
                    MLCC MORTGAGE INVESTORS, INC., SELLER
MORTGAGE LOAN ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES 199_-_, CLASS A
        PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH,
                         BEGINNING IN _________ 199_
              MERRILL LYNCH CREDIT CORPORATION, MASTER SERVICER
                             -------------------
     The Series 199_-_ Certificates will consist of Class A, Class B and Class R Certificates (collectively, the "Certificates"). Only the Class A Certificates are offered hereby. The Class A Certificates will be senior to the Class B and Class R Certificates (collectively, the "Subordinated Certificates"), to the extent described herein. See "Description of the Certificates -- Subordinated Certificates."

     The Certificates will represent beneficial interests in a pool (the "Mortgage Pool") of high balance, adjustable rate, one- to four-family mortgage loans (the "Mortgage Loans"), including adjustable rate loans that may be converted to fixed rate loans or to adjustable rate loans based on a different Index, which were originated by Merrill Lynch Credit Corporation ("MLCC") under its PrimeFirst(Registered Trademark) mortgage program or acquired by it in the course of its correspondent lending activities, and certain related property (collectively, the "Trust Fund") conveyed by MLCC Mortgage Investors, Inc. (the "Company"). MLCC will serve as Master Servicer (the "Master Servicer") of the Mortgage Pool. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated ______ __, 19__ attached hereto (the "Prospectus").

     The Class A Certificates will be issued in the initial aggregate principal amount of approximately $___________, subject to a permitted variance of plus or minus __%. The remaining beneficial interests in the Trust Fund will be evidenced by the Class B and Class R Certificates.

                                    (LOGO)

     On or before the issuance of the Certificates, the Company will obtain from (AMBAC Indemnity Corporation) (MBIA Insurance Corporation) (the "Certificate Insurer") a certificate guaranty insurance policy, relating to the Class A Certificates (the "Certificate Insurance Policy"), in favor of the Trustee. The Certificate Insurance Policy will protect holders of the Class A Certificates against shortfalls in amounts due to be distributed at the times and to the extent described herein. See "The Certificate Insurance Policy and the Certificate Insurer."
                                          (Cover continued on following page)

     THE CLASS A CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE TRUSTEE, MLCC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MERRILL LYNCH & CO., INC. OR ANY OF THEIR AFFILIATES, NOR WILL THE CLASS A CERTIFICATES BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY ANY OTHER PERSON OR ENTITY (OTHER THAN, SOLELY IN RESPECT OF THE CLASS A CERTIFICATES, THE CERTIFICATE INSURER), INCLUDING THE COMPANY, THE TRUSTEE, MLCC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MERRILL LYNCH & CO., INC. OR ANY OF THEIR AFFILIATES. DISTRIBUTIONS ON THE CLASS A CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF THE HOLDERS OF THE CLASS A CERTIFICATES.

     FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN CERTIFICATES, SEE "SPECIAL CONSIDERATIONS" ON PAGE S-19 HEREIN.

                             -------------------
        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
              ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
                  OR THE PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                             -------------------
     The Class A Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

     The aggregate proceeds to the Company from the sale of the Class A Certificates will be approximately $___________, before deducting expenses payable by the Company, estimated to be $_______ in the aggregate. The Underwriter will reimburse the Company for approximately $_______ of such expenses.

     The Class A Certificates are offered subject to prior sale, when, as and if issued by the Trust Fund and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about _________ __, 199_.

                             -------------------
                             MERRILL LYNCH & CO.
                             -------------------
         The date of this Prospectus Supplement is _______ __, 199_.


(Cover continued from previous page)

     The Class A Certificates will be adjustable rate Certificates. Each Mortgage Loan will be an adjustable rate loan with an interest rate that is adjusted (subject to a lifetime maximum cap) either every month or every six months as described herein and, in the case of certain of those Mortgage Loans, subject to the option of the Mortgagor to convert the Mortgage Loan to a fixed rate loan or to a different Index, as described below and herein, or, in some cases, only to convert to a new Index. Payments of interest and, to the extent described herein, principal will be due on the first day (the "Due Date") of each month and will be distributed, as and to the extent described herein, to the holders of the Class A Certificates on the ___th day of that month (or if such day is not a business day, then on the next succeeding business day) (each, a "Distribution Date"). The adjustments to the interest rates of the Mortgage Loans and their scheduled amortization are described herein. Approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) (the "Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate and that, at the option of the related Mortgagors, the Index may be converted to a different Index, provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such Mortgagor's intent to convert a Mortgage Loan from an adjustable interest rate to a fixed interest rate, and prior to such conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the initial Master Servicer, so long as it is the Master Servicer, will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon net of any servicing fees (the "Conversion Price"). If the Master Servicer does not purchase a Converting Mortgage Loan, the Mortgage Loans will thereafter include such fixed rate converted Mortgage Loan. Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) (the "Index Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the Index for such Mortgage Loans may be converted to a different Index, provided that certain conditions have been satisfied. The Master Servicer will not purchase a Mortgage Loan (whether it is a Convertible Mortgage Loan or an Index Convertible Mortgage Loan) upon its conversion to a new Index. See "Prepayment and Yield Considerations" herein.

     The Class A Pass-Through Rate is equal to the lesser of (i) the applicable one-month LIBOR (as defined herein) plus the applicable margin described herein and (ii) the applicable Weighted Average Net Mortgage Rate (defined herein) for the Mortgage Loans, as described under "Description of the Certificates -- Distributions on the Certificates."

     On each Distribution Date, commencing on _________ __, 199_, holders of the Class A Certificates will be entitled to receive, from and to the extent of the funds described herein, distributions with respect to principal of the Mortgage Loans, to the extent described herein, together with interest on the outstanding principal balance of the Class A Certificates at the Class A Pass-Through Rate, calculated as described herein and subject to the limitations described herein. Interest will begin to accrue on the Class A Certificates from the date of their initial issuance as described herein.

     THE YIELD ON THE CLASS A CERTIFICATES WILL BE SENSITIVE TO, AMONG OTHER THINGS, THE LEVELS OF THE MORTGAGE RATES, THE TIMING OF THE CHANGES IN THOSE MORTGAGE RATES, THE LEVEL OF ONE-MONTH LIBOR AND THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS). SEE "PREPAYMENT AND YIELD CONSIDERATIONS."

     The only obligation of the Company with respect to the Certificates will be to obtain from MLCC, as seller of the Mortgage Loans to the Company, certain representations and warranties relating to the Mortgage Loans. MLCC will have the obligation to repurchase any Mortgage Loan as to which an uncured breach of certain representations or warranties has occurred that materially adversely affects the Certificateholders or the Certificate Insurer and will have contractual servicing obligations as Master Servicer. The Master Servicer is obligated under certain circumstances to make Advances (defined herein) to the Certificateholders. See "Description of the Certificates -- Advances" herein and "Description of the Certificates -- Distributions on the Certificates" in the Prospectus.

     An election will be made to treat the Trust Fund (exclusive of the rights in respect of any Additional Collateral, as described herein) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the
Prospectus.

The Class A Certificates and Class B Certificates will represent "regular interests" in the REMIC.

The Class R Certificate will represent the sole class of "residual interest" in the REMIC.

     The interests of the owners of the Class A Certificates (the
"Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates -- Registration of Class A Certificates" herein.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") intends to make a secondary market in the Class A Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop, or if it does develop, that it will provide holders of the Class A Certificates with liquidity of investment at any particular time or for the life of the Class A Certificates.

     THE CLASS A CERTIFICATES ARE BEING OFFERED BY THE COMPANY FROM TIME TO TIME PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT MODIFY STATEMENTS CONTAINED IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the Prospectus and prior to the termination of the offering of the Class A Certificates made by this Prospectus Supplement are incorporated herein by reference. The Company hereby undertakes to provide without charge to each person to whom this Prospectus Supplement and the Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Secretary of MLCC Mortgage Investors, Inc., in writing at 4802 Deer Lake Drive East, Jacksonville, Florida 32246, or by telephone at (904) 928-6000.

                             -------------------
     UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                     SUMMARY OF TERMS OF THE CERTIFICATES

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned them in the Prospectus or elsewhere in this Prospectus Supplement.

Securities Offered. . . . . . . .    Mortgage Loan Asset Backed Pass-Through
                                     Certificates, Series 199_-_, Class A (the
                                     "Class A Certificates"). The Class B and
                                     Class R Certificates (the "Subordinated
                                     Certificates") will be subordinated to the Class A Certificates as described herein.
                                     The Subordinated Certificates are not
                                     offered hereby and may be retained or
                                     sold by the Company or certain affiliates thereof. The Certificate Insurance Policy will be available to protect the holders of the Class A Certificates against shortfalls in amounts due to be distributed at the times and to the extent described herein. See " -- Certificate
                                     Insurance Policy" below and "The
                                     Certificate Insurance Policy and the
                                     Certificate Insurer" herein.

Seller. . . . . . . . . . . . . .    MLCC Mortgage Investors, Inc. (the
                                     "Company"), a wholly-owned, limited
                                     purpose subsidiary of Merrill Lynch Credit
                                     Corporation, which is a wholly-owned
                                     indirect subsidiary of Merrill Lynch &
                                     Co., Inc. and an affiliate of Merrill
                                     Lynch, Pierce, Fenner & Smith Incorporated
                                     (the "Underwriter"). Neither Merrill Lynch
                                     & Co., Inc. nor any of its affiliates,
                                     including the Company, has insured or
                                     guaranteed the Certificates.

Master Servicer . . . . . . . . .    Merrill Lynch Credit Corporation ("MLCC"),
                                     a wholly-owned indirect subsidiary of
                                     Merrill Lynch & Co., Inc. and an affiliate of both the Company and the Underwriter.

Each of the following original principal balance amounts is approximate, subject to a permitted variance of plus or minus 5%:

Original Pool Scheduled
Principal Balance . . . . . . . .    $___________

Original Class A Principal
Balance . . . . . . . . . . . . .    $___________

Original Class B Principal
Balance . . . . . . . . . . . . .    $___________

Class A Pass-Through Rate . . . .    On each Distribution Date, the Class A
                                     Pass-Through Rate will equal the lesser of
                                     (i) the London interbank offered rate for one-month United States dollar deposits
                                     ("LIBOR") (calculated as described under
                                     "Description of the Certificates --
                                     Distributions on the Certificates") as of the second LIBOR business day prior to the immediately preceding Distribution Date
                                     (but as of ____________ __, 199_ in the
                                     case of the Distribution Date on
                                     __________ __,199_) plus ____%
                                     (which margin is subject to increase as
                                     described below) and (ii) the Weighted
                                     Average Net Mortgage Rate for the Mortgage
                                     Loans as of the Due Date in the preceding month (determined on the basis of the Principal Balances of the Mortgage Loans after giving effect to the Monthly Payments due on or prior to such Due Date and unscheduled principal payments received prior to such Due Date). The "Net Mortgage
                                     Rate" of a Mortgage Loan is its Mortgage
                                     Rate less the sum of (i) the Servicing Fee
                                     Rate of ____% and (ii) the Certificate
                                     Insurance Policy annual premium rate
                                     (which, together with the Servicing Fee
                                     Rate, will not exceed ____%). The "Weighted
                                     Average Net Mortgage Rate" is the weighted average of the Net Mortgage Rates for the Mortgage Loans. See also "Prepayment and
                                     Yield Considerations".

                                     Notwithstanding the foregoing, the ____% margin added to the applicable LIBOR formula for the calculation of the Class
                                     A Pass-Through Rate will instead be ____% for each Distribution Date occurring at least 120 days after the first Distribution Date in respect of which the option to purchase the Mortgage Loans, described under "Description of the Certificates -- Optional Termination", may first be exercised by the Master Servicer, thereby effecting the early retirement of the Certificates. The Class A Pass-Through Rate thus calculated will still be subject to the limitation of the Weighted Average Net Mortgage Rate as described above in the preceding paragraph.

Class B Pass-Through Rate . . . .    On each Distribution Date, the Class B
                                     Pass-Through Rate will equal the
                                     applicable LIBOR plus ____%, subject to
                                     a maximum rate as described under
                                     "Description of the Certificates --
                                     Distributions on the Certificates".

Denominations . . . . . . . . . .    The Class A Certificates will be
                                     issuable in denominations of $__,000
                                     and integral multiples of $1,000 in
                                     excess thereof.

Cut-off Date  . . . . . . . . . .    ______ 1, 199_ (or the date of
                                     origination, if later).

Agreement . . . . . . . . . . . .    The Pooling and Servicing Agreement dated
                                     as of ______ 1, 199_ (the "Agreement"),
                                     among the Company, MLCC, as Master
                                     Servicer, and Bankers Trust Company of
                                     California, N.A., as trustee (the
                                     "Trustee"), relating to the Certificates.

The Mortgage Loans. . . . . . . .    High balance, adjustable rate mortgage
                                     loans secured by one-to four-family
                                     residential properties (including shares issued by cooperative housing units), having an aggregate unpaid principal balance as of the Cut-off Date of approximately $___________ (the
                                     "Mortgage Loans"). Generally, high
                                     balance mortgage loans are loans whose
                                     initial principal balances exceed, and in certain cases substantially exceed, the maximum initial principal amount of mortgage loans eligible to be purchased by FNMA or FHLMC. Certain of the Mortgage
                                     Loans may have initial principal balances below such thresholds. The Mortgage Loans were originated by MLCC in the ordinary course of its real estate lending activities or acquired by it in the course of its correspondent lending activities. Monthly payments of interest and, to the extent described herein, principal on the Mortgage Loans ("Monthly
                                     Payments") will be due on the first
                                     day of each month (each, a "Due Date").
                                     Each Mortgage Loan has an original term
                                     to maturity of __ years and is scheduled to pay only interest for the first __ years of its term. Commencing in its
                                      _______ year, each Mortgage Loan is
                                     scheduled to amortize on a __-year fully amortizing basis.

                                     The per annum interest rate (the "Mortgage
                                     Rate") for certain of the Mortgage Loans is adjusted monthly and the Mortgage Rate for the remainder of the Mortgage Loans is adjusted every six months. The adjustment date is referred to as the "Interest Adjustment Date". Subject to its Maximum Mortgage Rate, the Mortgage Rate borne by a Mortgage Loan may be calculated as follows:

                                     Prime Index. The Mortgage Rate borne by
                                     ____% of the Mortgage Loans (by Cut-off
                                     Date Principal Balance) is adjusted every six months to equal the highest Prime Rate listed under "Money Rates" in The Wall Street Journal most recently available as of 45 days, in the case of six-month adjustable Mortgage Loans, and 25 days, in the case of monthly adjustable Mortgage Loans, prior to such Interest Adjustment Date (the "Prime Index") (i) plus a margin (the "Margin") ranging from ____% to ____% or (ii) minus a Margin of ____%.

                                     Six-Month LIBOR Index. The Mortgage Rate borne by _____% of the Mortgage Loans (by Cut-off Date Principal Balance) is adjusted every six months to equal the London interbank offered rate for six-month U.S. dollar deposits (the "Six-Month LIBOR Index") as listed under "Money Rates" in The Wall Street Journal most recently available as of 45 days prior to the related Interest Adjustment Date plus a Margin ranging from _____% to ____%.

                                     One-Month LIBOR Index. The Mortgage Rate borne by _____% of the Mortgage Loans (by Cut-off Date Principal Balance) is adjusted every month to equal the London interbank offered rate for one-month U.S. dollar deposits (the "One-Month LIBOR Index") as listed under "Money Rates" in The
                                     Wall Street Journal most recently
                                     available as of 25 days prior to the
                                     related Interest Adjustment Date plus a
                                     Margin ranging from ____% to _____%.

                                     Treasury Index. The Mortgage Rate borne by
                                     ____% of the Mortgage Loans (by Cut-off
                                     Date Principal Balance) is adjusted every six months, and the Mortgage Rate borne by ____% of the Mortgage Loans (by Cut-off Date Principal Balance) is adjusted monthly, to equal the weekly average yield on the United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve board in Statistical Release H.15 (the "Treasury Index") most recently available as of 45 days, in the case of six-month adjustable Mortgage Loans, and 25 days, in the case of monthly adjustable Mortgage Loans, prior to the related Interest Adjustment Date plus a Margin ranging from _____% to ____%.

                                     Notwithstanding the foregoing, all of the Mortgage Loans will have a maximum Mortgage Rate (the "Maximum Mortgage Rate") of between _____% and _____%. None of the Mortgage Loans are subject to periodic interest rate caps.

                                     Approximately ____% of the Mortgage Loans
                                     (by Cut-off Date Principal Balance) are
                                     Convertible Mortgage Loans, which provide that, at the option of the related Mortgagor, the adjustable interest rate on such Mortgage Loan may be converted to a fixed interest rate, and that, at the option of the related Mortgagor, the adjustable rate on such Mortgage Loan may be converted to a different Index
                                     (and may thereafter be converted to a
                                     fixed rate), provided in each case that
                                     certain conditions have been satisfied.
                                     The available Indices to which a six-
                                     month adjustable Convertible Mortgage
                                     Loan may be converted are the Prime Index, the Six-Month LIBOR Index and the Treasury Index. The available Indices to which a monthly adjustable Convertible Mortgage Loan may be converted are the Prime Index, the One-Month LIBOR Index and the Treasury Index. The margins generally applicable to such Indices are specified under "MLCC and Its Mortgage Programs". In connection with the conversion to a new Index, the frequency of the Interest Adjustment Date is not changed. Upon notification from a Mortgagor of such Mortgagor's intent to convert any Mortgage Loan from an adjustable interest rate to a fixed interest rate, and prior to such con-version, the initial Master Servicer will be obligated to purchase such Mortgage Loan (a "Converting Mortgage Loan"), if such Mortgage Loan is eligible for such conversion in accordance with the terms thereof, at a price (the "Conversion Price") equal to the outstanding principal balance thereof plus accrued interest thereon net of any servicing fee. The Master Servicer will not purchase any Mortgage Loan upon its conversion to a new index.

                                     If the Master Servicer does not purchase a Converting Mortgage Loan that converts to a fixed rate, the Mortgage Loans will thereafter include such fixed rate converted Mortgage Loan as well as adjustable rate Mortgage Loans, and the yield on the Class A Certificates might be lower than it would have been if such purchase had been made. See "MLCC and Its Mortgage Programs" and "Prepayment and Yield Considerations" herein. If the initial Master Servicer is terminated as Master Servicer, it will not thereafter be obligated to purchase any Converting Mortgage Loan. A successor Master Servicer (including the Trustee if it becomes the successor Master Servicer) will become obligated to purchase Convertible Mortgage Loans that become Converting Mortgage Loans only if such successor Master Servicer elects in its discretion to obligate itself to make such purchases.

                                     Approximately _____% of the Mortgage Loans
                                     (by aggregate principal balance as of the Cut-off Date) (the "Index Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the Index for such Mortgage Loans may be converted to a different Index, provided that certain conditions have been satisfied. The frequency of the Interest Adjustment Date is not changed in connection with such a conversion. The Indices to which an Index Convertible Mortgage Loan may be converted are the same as those to which a Convertible Mortgage Loan may be converted as described above. The Master Servicer will not purchase a Convertible Mortgage Loan or an Index Convertible Mortgage Loan upon its conversion to another Index.

                                     On each Interest Adjustment Date for a
                                     Mortgage Loan during the first __ years of its term, its Monthly Payment is adjusted to equal one month's interest at the Mortgage Rate determined for such Interest Adjustment Date. During the last __ years of its term the Monthly Payment is adjusted on each Interest Adjustment Date to equal an amount that will fully amortize the outstanding principal of the Mortgage Loan over its remaining term at the related Mortgage Rate.

                                     With the exception of ____% of the
                                     Mortgage Loans (by Cut-off Date
                                     Principal Balance), the Mortgage
                                     Loans, including Mortgage Loans
                                     having a Loan-to-Value Ratio
                                     greater than 80%, are not insured
                                     under any Primary Mortgage
                                     Insurance Policy (as
                                     defined in the Prospectus) or other
                                     credit insurance policy. Mortgage
                                     Loans having a Loan-to-Value Ratio at
                                     origination greater than 80% are
                                     generally Mortgage 100SM or Parent
                                     Power(Registered Trademark) loans, which, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee (the "Additional Collateral Loans"). Such additional collateral and guarantee are no longer required when the Loan-to-Value Ratio for such Additional Collateral Loan is reduced to MLCC's applicable Loan-to-Value Ratio limit for such Mortgage Loan by virtue of a reduction in the related Mortgage Loan principal balance or an increase in the appraised value of the Mortgaged Property as determined by MLCC. The pledge agreement or guaranty agreement, as applicable, and the security interest in such additional collateral (the "Additional Collateral") will be assigned to the Trustee, but will not be part of the REMIC created by the Agreement. (AMBAC Indemnity Corporation) (MBIA Insurance Corporation) (the "Surety Bond Provider") has previously issued a limited purpose surety bond (the "Limited Purpose Surety Bond"), which is limited in amount and separate from the Certificate Insurance Policy, and will guarantee receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on the related Additional Collateral Loan that becomes a Liquidated Mortgage Loan. The Limited Purpose Surety Bond will not cover any payments on the Class A Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law. For information concerning the Surety Bond Provider and the Certificate Insurance Policy, see "The Certificate Insurance Policy and the Certificate Insurer".

                                     See "MLCC and Its Mortgage Programs" and
                                     "The Mortgage Pool" herein.




                          SUMMARY OF MORTGAGE LOANS
                    CHARACTERISTICS AS OF THE CUT-OFF DATE
                                (APPROXIMATE)


Aggregate Outstanding Principal                                  $___________
Number of Mortgage Loans                                                  ___
Weighted Average Mortgage Rate                                         _____%
Range of Mortgage Rates                                       _____% to ____%
Percent of Mortgage Loans Using the following Index in
  determining the Mortgage Rate:
     Prime Index                                                        ____%
     One-Month LIBOR Index                                             _____%
     Six-Month LIBOR Index                                             _____%
     Treasury Index                                                     ____%
Weighted Average Margins:
     Prime Index Mortgage Loans                                        _____%
     One-Month LIBOR Index                                             _____%
     Six-Month LIBOR Index Mortgage Loans                              _____%
     Treasury Index Mortgage Loans                                     _____%
Frequency of Interest Adjustment Dates:
     Monthly                                                           _____%
     Six-Month                                                         _____%
Range of Maximum Mortgage Rates                            ______% to ______%
Weighted Average of Maximum Mortgage Rates                            ______%
Weighted Average Remaining Term to Stated Maturity                 ___ months
Range of Remaining Terms to Stated Maturity          ___ months to ___ months
Range of Outstanding Principal Balances of Mortgage Loans
                                                        $______ to $_________
Average Outstanding Principal Balance of Mortgage Loans              $_______
Latest Maturity Date                                           _________ ____
Weighted Average Loan-to-Value Ratio at Origination                    _____%
Percent of Mortgage Loans with Loan-to-Value Ratios:
     Less Than or Equal to 70%                                         _____%
     Greater Than 70% and Less Than or Equal to 80%                    _____%
     Greater Than 80%                                                  _____%
Percent of Mortgage Loans which are Additional Collateral Loans        _____%
Weighted Average Constructive Loan-to-Value Ratio at Origination(1) _____% Percent of Mortgage Loans which are convertible to both a fixed
  rate and a new Index                                                  ____%
Percent of Mortgage Loans which are convertible to a new Index         _____%

---------

(1) The "Constructive Loan-to-Value Ratio" is calculated as (i) the original loan amount less the required amount of any required Additional Collateral, divided by (ii) the lesser of the appraised value of the Mortgaged Property at origination and, if the Mortgage Loan is a purchase money loan, the sales price of the Mortgaged Property. See "MLCC and Its Mortgage Programs" herein for a description of the program requirements for Additional Collateral Mortgage Loans and the releasing of Additional Collateral during the term of a Mortgage Loan.



Description of the
Certificates. . . . . . . . . . .    The Class A Certificates will evidence
                                     beneficial interests in the pool of
                                     Mortgage Loans (the "Mortgage Pool") and certain other property held in trust for the benefit of the Certificateholders
                                     (the "Trust Fund"). Exclusive of the
                                     interest of the Class R Certificate, the Class A Certificates will evidence in the aggregate a beneficial interest of approximately _____% in the Mortgage Loans and the Class B Certificates will evidence the remaining approximately ____%. The
                                     Class B and Class R Certificates are
                                     subordinated in certain respects to the
                                     Class A Certificates. See "Description of the Certificates" herein.

Record Date . . . . . . . . . . .    As to any Distribution Date, the last
                                     business day preceding the immediately
                                     preceding Distribution Date (or the date of initial issuance of the Certificates in the case of the first Distribution
                                     Date).

Distributions on the. . . . . . .    Distributions of interest and principal
Certificates                         to each holder of a Class A Certificate
                                     will be made on the 15th day of each month
                                     (or if such 15th day is not a business
                                     day, then on the next succeeding business
                                     day) (each, a "Distribution Date"),
                                     commencing in _________ 199_, in an amount equal to each such holder's respective
                                     Percentage Interest multiplied by the
                                     amount distributed in respect of the Class
                                     A Certificates. The undivided percentage interest (the "Percentage Interest") evidenced by any Class A Certificate will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Class A
                                     Certificates. Distributions on the Class A
                                     Certificates will be applied first to
                                     interest and then to principal. All
                                     calculations of interest on the
                                     Certificates will be made on the basis of the actual number of days in the Accrual
                                     Period divided by 360. Interest will
                                     accrue with respect to each Distribution
                                     Date in respect of the Class A and Class B
                                     Certificates during the one-month period beginning on the __th day of the month preceding the month of such Distribution
                                     Date and ending on the 14th day of the
                                     month of such Distribution Date (or, in
                                     the case of the first Distribution Date, the period beginning on the date on which the Certificates are initially issued (the
                                     "Closing Date") and ending on _________
                                     __, 199_) (each, an "Accrual Period").

                                     Certain collections on deposit in the
                                     Certificate Account (the "Available
                                     Distribution Amount"), as described in
                                     detail under "Description of the
                                     Certificates" herein, on the Determination
                                     Date for the related Distribution Date
                                     will be distributed in the following
                                     amounts and order of priority:

                                     (i)  to the Class A Certificateholders,
                                     interest for the related Accrual
                                     Period at the Class A Pass-
                                     Through Rate on the Class A Principal
                                     Balance, together with any previously
                                     undistributed shortfalls in distributions of interest due on the Class A Certificates (the "Class A Unpaid Interest Shortfall"). Interest distributions are subject to reduction on account of Net Interest Shortfalls as described below;

                                     (ii)  to the Class A Certificateholders,
                                     on account of principal, the Class A
                                     Formula Principal Distribution Amount
                                     until the Class A Principal Balance is
                                     reduced to zero;

                                     (iii)  to the Certificate Insurer, the
                                     monthly premium due on the Certificate
                                     Insurance Policy;

                                     (iv)  to the Certificate Insurer, an
                                     amount equal to any previously
                                     unreimbursed payments made under the
                                     Certificate Insurance Policy and any fees and expenses owed to it under the related insurance agreement, together with interest thereon (collectively, the "Unreimbursed Insurer Amounts");

                                     (v)  to the Reserve Fund, the amount (but
                                     not in excess of the Formula Excess
                                     Interest Amount) required to be
                                     deposited in the
                                     Reserve Fund as described under
                                     "Description of the Certificates --
                                     Distributions on the Certificates" and
                                     " -- Reserve Fund" herein;

                                     (vi)  to the Class B Certificateholders,
                                     interest for the related Accrual Period at the Class B Pass-Through Rate on the Class B Principal Balance, together with any previously undistributed shortfalls in required distributions of interest on the Class B Certificates. Interest distributions are subject to reduction on account of Net Interest Shortfalls as described below;

                                     (vii)  to the Class A Certificateholders
                                     on account of principal, the Unrecovered
                                     Principal Amounts, if any, for the
                                     Mortgage Loans for such Distribution Date and all prior Distribution Dates that have not previously been distributed pursuant to this clause until the Class A Principal Balance is reduced to zero;

                                     (viii)  to the Class B Certificateholders,
                                     on account of principal, the Class B
                                     Formula Principal Distribution Amount
                                     until the Class B Principal Balance is
                                     reduced to zero;

                                     (ix)  to the Class B Certificateholders,
                                     the Class B Loss Amounts not previously
                                     distributed to them pursuant to this
                                     clause; and

                                     (x)  to the Class R Certificateholders,
                                     any remaining balance.

                                     Notwithstanding the foregoing, until the
                                     Class A Principal Balance is reduced to
                                     zero, distributions on account of
                                     principal otherwise allocable to the
                                     Class B Certificateholders in accordance with the above priorities will instead be made to the Class A Certificateholders to the extent, if any, that such distribution would, if made to the Class B
                                     Certificateholders, reduce the Class B
                                     Principal Balance to less than ____% of
                                     the Original Pool Scheduled Principal
                                     Balance or if the Class B Principal
                                     Balance is less than that amount.

                                     The Class A Principal Balance as of any
                                     Distribution Date is the Original Class A
                                     Principal Balance less all prior
                                     distributions to Class A Certificateholders on account of principal.

                                     The interest entitlement above for the
                                     Class A and Class B Certificates with
                                     respect to each Distribution Date will be reduced by the amount of the Net Interest Shortfall allocable to each such Class. The Net Interest Shortfall on any Distribution Date will be allocated pro rata among the Class A and Class B Certificates based on the amount of interest each such class of Certificates would otherwise be entitled to receive on such Distribution Date.

                                     The Class A Formula Principal Distribution
                                     Amount will comprise a percentage of the scheduled payments of principal on the Mortgage Loans and a percentage of certain unscheduled payments of principal of the Mortgage Loans. Such percentages will be a function of the ratio of the Class A Principal Balance to the Pool Scheduled Principal Balance and the level of subordination, if any, provided to the Class A Certificates by the Class B Certificates and are fully described under "Description of the Certificates -- Distributions on the Certificates". The Class B Formula Principal Distribution Amount will comprise a percentage of the scheduled principal payments and a percentage of certain unscheduled principal payments of the Mortgage Loans equal, in each case, to ___% less the respective percentage allocable to the Class A Certificates. See "Description of the Certificates -- Distributions on the Certificates".

                                     The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date less the sum of (i) the aggregate of the Formula Prin-cipal Distribution Amounts for all prior Distribution Dates and (ii) the aggregate of the Unrecovered Principal Amounts for all prior Distribution Dates. See "Description of the Certificates -- Distributions on the Certificates".

                                     In no event will the aggregate
                                     distributions of principal to the holders of the Class A Certificates (whether out of Available Distribution Amounts, Reserve Fund draws, payments under the Certificate Insurance Policy or payments under the Limited Purpose Surety Bond) exceed the Original Class A Principal Balance. See "Description of the Certificates -- Distributions on the Certificates".

Priority Sequence of
Distributions of Principal
on Certificates . . . . . . . . .    The Formula Principal Distribution Amount
                                     for a Distribution Date, which includes
                                     prepayments on the Mortgage Loans, will be distributed on the Class A and Class B
                                     Certificates on the shifting-interest
                                     basis as described under "Description of the Certificates -- Distributions on the Certificates". Unless offset by cash flow insufficiencies, this prioritization of distributions should have the effect of accelerating, at least in the early years of the life of the Class A
                                     Certificates, the amortization of the
                                     Class A Certificates from what it would
                                     otherwise be if such distributions were
                                     made on a pro rata basis. The rate of
                                     principal payments on the Class A
                                     Certificates is directly related to
                                     the rate of payments of principal on the Mortgage Loans and the level of subordination, if any, provided by the Class B Certificates and will affect the yield on the Class A Certificates.
                                     See "Prepayment and Yield Considerations" herein and "Yield and Prepayment
                                     Considerations" in the Prospectus.

Reserve Fund. . . . . . . . . . .    At the time of the initial issuance of the
                                     Certificates, a Reserve Fund will be
                                     established as part of the Trust Fund and will be funded up to $_______ (the
                                     "Initial Amount") from the application of the Available Distribution Amount pursuant to clause (v) under " -- Distributions on the Certificates" above.

                                     On each Distribution Date, funds, if any, in the Reserve Fund will be applied to make any required Advance not made by the Master Servicer.

Subordinated Certificates . . . .    The rights of the Class B
                                     Certificateholders and the Class R
                                     Certificateholders to receive
                                     distributions with respect to the
                                     Mortgage Loans will be subordinated to
                                     the rights of the holders of Class A
                                     Certificates to the extent described
                                     herein.

                                     This subordination is intended to enhance the likelihood of regular receipt by the respective holders of Class A
                                     Certificates of the full amount of monthly distributions due them and to protect the holders of Class A Certificates and the Certificate Insurer against losses, but no assurance can be given that the holders of Class A Certificates will not experience losses.

                                     The protection afforded to the holders of the Class A Certificates by means of the subordination, to the extent provided herein, of the Class B and Class R Certificates as described above will be accomplished (i) by the application of the Available Distribution Amount in the order specified under "Distributions on the Certificates" above and (ii) if the Available Distribution Amount for a Distribution Date is not sufficient to permit the distribution of the entire Class A Formula Principal Distribution Amount and all previously undistributed Unrecovered Principal Amounts, by the right of the holders of the Class A Certificates to receive any such shortfall out of future distributions of Available Distribution Amounts that would otherwise have been payable to the holders of the Class B Certificates and the Class R Certificate. This subordination feature is effected for the Class A Certificates by allocating principal among the Certificates on a shifting-interest payment basis as described herein.

                                     If the Available Distribution Amount for any Distribution Date is not sufficient to cover, in addition to interest distributable to the Class A and Class B Certificateholders, the entire Class A Formula Principal Distribution Amount and all previously undistributed Unrecovered Principal Amounts distributable to the Class A Certificateholders on such Distribution Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class A Principal Balance) on future Distribution Dates will be reduced. See "Description of the Certificates -- Distributions on the Certificates" herein. If, because of liquidation losses, the Pool Scheduled Principal Balance were to decrease disproportionately faster than distributions to the Class A
                                     Certificateholders reducing the Class A
                                     Principal Balance, the level of protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates (i.e., the percentage of the Pool Scheduled Principal Balance available to the Class B Certificates) would be reduced. If the Certificate Insurer were to fail to perform its obligations under the Certificate Insurance Policy and the Pool Scheduled Principal Balance were to become equal to or less than the Class A Principal Balance, the Class A Certificateholders would bear all losses and delinquencies on the Mortgage Loans and could incur a loss on their investment.

                                      See "Description of the Certificates --
                                     Subordinated Certificates" herein.

Certificate Insurance Policy. . .    The Company will obtain the Certificate
                                     Insurance Policy, which is noncancelable, in favor of the Trustee, which will provide for payment of Insured Amounts solely to the holders of the Class A
                                     Certificates in accordance with the terms of the Certificate Insurance Policy.
                                     Payment of an Insured Amount, if
                                     applicable, is intended to provide the
                                     Trustee with sufficient funds to make
                                     distributions to the holders of the Class
                                     A Certificates of the full amount of
                                     interest, together with the related Class
                                     A Formula Principal Distribution Amount, due on the Class A Certificates on each Distribution Date and, on the third
                                     Distribution Date following the month in which the latest original scheduled maturity date of any then outstanding
                                     Mortgage Loan occurs, the outstanding
                                     Principal Balance, if any, of the Class A
                                     Certificates. The Certificate Insurance
                                     Policy does not guarantee to holders of
                                     the Class A Certificates, and does not
                                     protect against any adverse consequences caused by, any specified rate of prepayments of the Mortgage Loans and does not protect such Certificateholders against any adverse consequences caused by any Net Interest Shortfalls. See "The
                                     Certificate Insurance Policy and the
                                     Certificate Insurer" herein.

Certificate Insurer . . . . . . .    (AMBAC Indemnity Corporation) (MBIA
                                     Insurance Corporation).

Advances. . . . . . . . . . . . .    The Master Servicer is obligated to make
                                     advances of cash, which will be part of
                                     the Available Distribution Amount, in an amount equal to the delinquent Monthly
                                     Payments due on the immediately preceding
                                     Due Date (the "Advances"). The Master
                                     Servicer is under no obligation to make
                                     Advances to the extent it determines such Advances are not recoverable from future payments or collections on the related
                                     Mortgage Loans. Advances, however, will
                                     be reimbursed to the Master Servicer and are not intended to guarantee or insure against losses. See "Description of the Certificates -- Advances" herein.

Optional Termination. . . . . . .    The Master Servicer may, at its option,
                                     and, in the absence of the exercise
                                     thereof by the Master Servicer, the
                                     Certificate Insurer may, at its option,
                                     repurchase from the Trust Fund all
                                     Mortgage Loans remaining outstanding
                                     on any Distribution Date when the Pool
                                     Scheduled Principal Balance is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans on the Cut-off Date. The repurchase price will equal the greatest of (i) the aggregate
                                     Principal Balances of the Mortgage Loans plus accrued interest thereon at the related Net Mortgage Rate, plus the appraised value of any property acquired in respect of a Mortgage Loan, less, if the Master Servicer is the purchaser, any unreimbursed advances made by the Master Servicer with respect to an acquired property, (ii) the fair market value of the Mortgage Loans and any property acquired in respect of a Mortgage Loan, as determined by the Master Servicer, less, if the Master
                                     Servicer is the purchaser, any
                                     unreimbursed advances made by the Master
                                     Servicer with respect to an acquired
                                     property and (iii) the sum of (a) the
                                     aggregate of the Class A Principal Balance together with one month's interest at the Class A Pass- Through Rate and any Class
                                     A Unpaid Interest Shortfall and (b) the
                                     sum of the Class B Principal Balance
                                     together with one month's interest at the Class B Pass-Through Rate and any previously undistributed shortfall in interest due on the Class B Certificates on prior Distribution Dates. See
                                     "Description of the Certificates --
                                     Optional Termination" herein.

Certain Federal Income Tax
Considerations. . . . . . . . . .    An election will be made to treat the
                                     assets of the Trust Fund (exclusive of
                                     the rights in the Additional Collateral) as a REMIC for federal income tax purposes. The Class A Certificates and
                                     Class B Certificates will constitute
                                     regular interests in the Trust Fund and
                                     generally will be treated, for federal
                                     income tax purposes, as debt instruments issued by the Trust Fund. The Class R
                                     Certificate will be the residual interest in the Trust Fund. The Class A
                                     Certificates will be treated as (i)
                                     qualifying real property loans within the meaning of section 593(d) of the Internal
                                     Revenue Code of 1986, as amended (the
                                     "Code"), (ii) assets described in section
                                     7701(a)(19)(C) of the Code and (iii)
                                     "real estate assets" within the meaning of
                                     section 856(c)(5)(A) of the Code, in each case to the extent described in the Prospectus.

                                     See "Certain Federal Income Tax
                                     Consequences" herein and in the
                                     Prospectus.

ERISA Considerations. . . . . . .    A fiduciary of any employee benefit plan
                                     subject to the Employee Retirement Income
                                     Security Act of 1974, as amended
                                     ("ERISA"), or section 4975 of the Code,
                                     should carefully review with its legal
                                     advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See
                                     "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations. . . . . . . . . .    So long as the Class A Certificates are
                                     rated in one of the two highest rating
                                     categories by at least one nationally
                                     recognized statistical rating agency, the
                                     Class A Certificates will constitute
                                     "mortgage related securities" under
                                     the Secondary Mortgage Market
                                     Enhancement Act of 1984 and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in such Act. See "Legal
                                     Investment Considerations" in the
                                     Prospectus.

Use of Proceeds . . . . . . . . .    Substantially all of the net proceeds from
                                     the sale of the Class A Certificates will be applied by the Company to the purchase price of the Mortgage Loans and to pay expenses connected with pooling the
                                     Mortgage Loans and issuing the
                                     Certificates. See "Use of Proceeds"
                                     herein.

Certificate Ratings . . . . . . .    It is a condition to the issuance of the
                                     Class A Certificates that the Class A
                                     Certificates be rated ___________ by
                                     _________________________ and
                                     _____________ by ____________________.
                                     ______________ assigns the additional
                                     symbol of ___to highlight classes of
                                     securities that ________________________
                                     believes may experience high volatility
                                     or high variability in expected returns
                                     due to non-credit risks; however, the
                                     absence of an __ symbol should not be
                                     taken as an indication that a class will exhibit no volatility or variability in total return. The ratings of ___________ and ____________ for the Class A
                                     Certificates will not represent any
                                     assessment of the Master Servicer's
                                     ability to purchase Converting Mortgage
                                     Loans. If the Master Servicer does not
                                     purchase a Converting Mortgage Loan that it is obligated to purchase as described herein, the holders of the applicable
                                     Class A Certificates might experience a
                                     lower than anticipated yield on their
                                     Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See
                                     "Certificate Rating" herein.

Registration of Class A . . . . .    The Class A Certificates initially will
Certificates                         be represented by certificates registered
                                     in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company
                                     ("DTC"), and will only be available in
                                     the form of book-entries on the records
                                     of DTC and participating members thereof.
                                     Certificates representing the Class A
                                     Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of owners of Class A
                                     Certificates ("Certificate Owners") as
                                     they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "Description of the
                                     Certificates -- Registration of Class A
                                     Certificates" herein.




                            SPECIAL CONSIDERATIONS

     Prospective investors should consider, among other things discussed in this Prospectus Supplement and the Prospectus, the following factors, which are discussed as noted in greater detail elsewhere in this Prospectus Supplement or the Prospectus.

     Limited Liquidity. There is currently no market for the Class A Certificates. While the Underwriter currently intends to make a market in the Class A Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Class A Certificates with liquidity of investment or that it will continue for the lives of the Class A Certificates.

     Local Real Estate Markets. An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the outstanding Mortgage Loan balances equal or exceed the value of the affected Mortgaged Properties. Such declines would adversely affect the position of the Trust Fund as the holder of the Mortgage Loans. Residential real estate markets in some states have declined in recent years. See "The Mortgage Pool" and "MLCC and Its Mortgage Programs -- Delinquency and Loan Loss Experience" herein.

     Maturity, Prepayment and Yield Considerations. The Mortgage Loans may be prepaid in whole or in part at any time without penalty. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner mobility. The weighted average lives of the Class A Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may fluctuate significantly from time to time. No assurance can be given as to the level of prepayments that the Trust Fund will experience.

     No prediction can be made as to future levels of LIBOR, the One-Month LIBOR Index, the Six-Month LIBOR Index, the Prime Index or the Treasury Index or as to the timing of any changes therein or as to the conversion of Mortgage Loans to fixed rates or other Indexes, each of which will directly affect the yields of the Class A Certificates. The holders of the Class A Certificates will absorb the yield risk associated with a possible narrowing or inversion of the spread between the Class A Pass-Through Rate calculated on the basis of the LIBOR formula and the Weighted Average Net Mortgage Rate. The Mortgage Rates reset at different times and are subject to lifetime interest rate caps.

     See "Prepayment and Yield Considerations" herein.

     Certificate Insurance Policy. Credit enhancement with respect to the Class A Certificates will be provided by the Certificate Insurance Policy. See "The Certificate Insurance Policy and the Certificate Insurer" herein. If the Certificate Insurer fails to perform its obligations under the Certificate Insurance Policy, the Class A Certificateholders will be directly affected by losses on the Mortgage Loans. See "Description of the Certificates -- Subordinated Certificates".

     Certain Legal Considerations. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.



                         CERTAIN LEGAL CONSIDERATIONS

     MLCC and the Company will treat as sales the transfers of the Mortgage Loans from MLCC to the Company and from the Company to the Trust Fund. As a sale of the Mortgage Loans to the Trust Fund, the Mortgage Loans would not be part of MLCC's or the Company's bankruptcy estate and would not be available to MLCC's or the Company's creditors. However, in the event of the insolvency of MLCC or the Company, it is possible that the bankruptcy trustee or a creditor of MLCC or the Company or MLCC or the Company as debtor in possession may attempt to argue that the transactions between MLCC, the Company and the Trust Fund were a pledge of the Mortgage Loans rather than a true sale or that, in an insolvency of MLCC, the transactions between the Company and the Trust Fund were a pledge of the Mortgage Loans and other assets of the Trust Fund rather than a sale and that the assets of the Company should be substantively consolidated with those of MLCC. Either such position, if argued before or accepted by a court, could prevent timely payments of amounts due on each Class of Certificates and/or result in payment of reduced amounts distributed on each Class of Certificates.


                              THE MORTGAGE POOL

     The mortgage pool with respect to the Certificates (the "Mortgage Pool") will consist of approximately ___ conventional mortgage loans evidenced by high balance, adjustable interest rate promissory notes (each, a "Mortgage Note") having an aggregate principal balance as of the Cut-off Date of approximately $___________. The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties and shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives") and related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings (the "Mortgaged Properties"). The Mortgage Loans were originated by MLCC in the ordinary course of its real estate lending activities, except for ____% (by Cut-off Date Principal Balance) of the Mortgage Loans, which were acquired by MLCC in the course of its correspondent lending activities. With respect to approximately _____% of the Mortgage Loans (by Cut-off Date Principal Balance), the borrowers were initially solicited by, and the documentation for the Mortgage Loans was provided by, mortgage brokers that are not affiliated with MLCC under MLCC's Third Party Originator program. Personnel of MLCC reviewed the documentation for each such Mortgage Loan and underwrote such loans in accordance with MLCC's underwriting standards. See "MLCC and its Mortgage Programs" herein for a description of MLCC's Third Party Originator and Correspondent Lending activities.

     The Mortgaged Properties will consist of detached individual dwelling units, individual condominiums, townhouses, duplexes, cooperative apartments, individual units in planned unit developments and other attached dwelling units. Based upon representations obtained from the mortgagors at the time of origination of the Mortgage Loans, approximately _____% (by Cut-off Date Principal Balance) of the related Mortgaged Properties are owner-occupied. As of the Cut-off Date, none of the Mortgage Loans will be delinquent one month or more. The Trust Fund will include, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "Certificate Account") maintained in the name of the Master Servicer, as the Master Servicer for the Trustee, pursuant to the Pooling and Servicing Agreement dated as of ______ 1, 199_ (the "Agreement"), by and among the Company, MLCC, as master servicer (the "Master Servicer"), and _________________________________________, as trustee (the "Trustee"),
(ii) the amounts held from time to time in the Distribution Account (the "Distribution Account") maintained in the name of the Trustee pursuant to the Agreement, (iii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies and the proceeds thereof described below, (v) any right to require MLCC to repurchase or substitute for the Mortgage Loans on account of certain breaches of representations and warranties as set forth in the Agreement, (vi) the pledge agreements or guaranty agreements, as applicable, in respect of the Additional Collateral Loans, (vii) the Reserve Fund, (viii) the Certificate Insurance Policy and the proceeds thereof and (ix) the Limited Purpose Surety Bond and the proceeds thereof. The agreements and rights in respect of the Additional Collateral will not be part of the REMIC.

     The Company will purchase the Mortgage Loans from MLCC and will cause such Mortgage Loans to be assigned to the Trustee. The Master Servicer will service the Mortgage Loans, either by itself or through other mortgage servicing institutions (the "Sub-servicers"), pursuant to the Agreement. With respect to any Mortgage
Loans serviced by the Master Servicer through a Sub-servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     MLCC will make certain representations and warranties for the benefit of the Company, the Certificate Insurer and the Trustee with respect to the Mortgage Loans as described in the Prospectus under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and will have a responsibility to repurchase a Mortgage Loan as to which there is a breach of such representations and warranties that materially and adversely affects the value of that Mortgage Loan and is not timely cured. The only remedy available to Certificateholders for a breach of these representations and warranties will be the repurchase obligation of MLCC provided in the Agreement as described in the sections of the Prospectus referred to above. The Trustee will enforce MLCC's repurchase obligation and the Company will not be obligated to repurchase any Mortgage Loan for such a breach of any representation or warranty. In lieu of such repurchase obligation, MLCC may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loan a substitute Mortgage Loan, as described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the Prospectus and as provided by the Agreement.

     Certain data with respect to the Mortgage Loans is set forth below. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Mortgage Loans as of the Cut-off Date, giving effect to scheduled Monthly Payments due on or prior to the Cut-off Date.

     Approximately _____% of the Mortgage Loans are One-Month LIBOR Index based Mortgage Loans, approximately _____% are Six-Month LIBOR Index based Mortgage Loans, approximately ____% are Prime Index based Mortgage Loans that adjust every six months, approximately ____% are Treasury Index based Mortgage Loans that adjust monthly and approximately ____% are Treasury Index based Mortgage Loans that adjust every six months. Approximately ____% of the Mortgage Loans are Convertible Mortgage Loans and approximately _____% of the Mortgage Loans are Index Convertible Mortgage Loans.

     The Mortgage Loans were originated from ________ 199_ through ______ 199_. No more than ____% of the Mortgaged Properties securing the Mortgage Loans are located in any one zip code area. At origination, all of the Mortgage Loans had terms to stated maturity of __ years. The latest month and year in which any Mortgage Loan matures is ____________ 20__. The Mortgage Loans had remaining terms to stated maturity, calculated as of the Cut-off Date, of between approximately ___ and ___ months and a weighted average remaining term to stated maturity as of the Cut-off Date of approximately ___ months. The interest rates (the "Mortgage Rates") borne by the Mortgage Loans as of the Cut-off Date ranged from _____% per annum to _____% per annum and the weighted average Mortgage Rate as of the Cut-off Date was approximately _____% per annum. Employees of Merrill Lynch & Co., Inc. and its affiliates are the borrowers under ____% of the Mortgage Loans.

     Except for ____% of the Mortgage Loans, no Mortgage Loan is insured under a Primary Mortgage Insurance Policy or any other credit insurance policy. Mortgage Loans having a Loan-to-Value Ratio at origination greater than 80% are generally Additional Collateral Loans. MLCC will attempt to realize on the security interest in the Additional Collateral of a defaulted Mortgage Loan in liquidation for the benefit of the Trust Fund. See "MLCC and Its Mortgage Programs" herein.

     Each Mortgage Loan had an original principal balance of not less than $______ nor more than $_________. The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date was approximately $_______.


     The sum of the percentages in each table below may not equal the total because of rounding.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans.

              Geographical Distribution of Mortgaged Properties


--------------------------------------------------------------------------------------------------
                                      Number of
             State or                  Mortgage          Cut-off Date      Percent by Cut-off Date
             Territory                   Loans         Principal Balance       Principal Balance
--------------------------------------------------------------------------------------------------
California  . . . . . . . . . . .                            $                               %
Colorado  . . . . . . . . . . . .
Connecticut   . . . . . . . . . .
Florida   . . . . . . . . . . . .
Georgia   . . . . . . . . . . . .
New Jersey  . . . . . . . . . . .
New York  . . . . . . . . . . . .
Texas   . . . . . . . . . . . . .
Other(1)  . . . . . . . . . . . .
                                      --------                --------                ------
   Total  . . . . . . . . . . . .                                                     100.00%
                                      ========               $========                ======

-------------------
(1) "Other" includes __ other States and the Virgin Islands with under 3% concentrations individually.



                 RANGE OF CUT-OFF DATE PRINCIPAL BALANCES(1)


======================================================================================================
Range of                                    Number of        Cut-off Date      Percent by Cut-off
Cut-off Date                                Mortgage          Principal          Date Principal
Principal Balances                            Loans            Balance              Balances
======================================================================================================
$    0.01   -- $ 25,000.00                                    $                              %
$ 25,000.01 -- $ 50,000.00
$ 50,000.01 -- $ 75,000.00
$ 75,000.01 -- $ 100,000.00
$ 100,000.01 -- $ 200,000.00
$ 200,000.01 -- $ 300,000.00
$ 300,000.01 -- $ 400,000.00
$ 400,000.01 -- $ 500,000.00
$ 500,000.01 -- $ 600,000.00
$ 600,000.01 -- $ 700,000.00
$ 700,000.01 -- $ 800,000.00
$ 800,000.01 -- $ 900,000.00
$ 900,000.01 -- $1,000,000.00
$1,000,000.01 -- $1,500,000.00
$1,500,000.01 -- $2,000,000.00
$2,000,000.01 -- $2,500,000.00
$2,500,000.01 -- $3,000,000.00
$3,000,000.01 -- $3,500,000.00
$3,500,000.01 -- $4,000,000.00
                                             --------          --------               --------
   Total...........                                           $                        100.00%
                                             ========          ========               ========

_________________
(1) As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans was approximately $___________.


     Range of Original Constructive Loan-to-Value Ratios(1)(2)

===================================================================================
Range of Original Loan-       Number of      Cut-off Date   Percent by Cut-off Date
to-Value Ratios                Mortgage        Principal         Date Principal
                                 Loans          Balance             Balance
===================================================================================
0.01% --  10.00%                              $                           %
10.01% --  20.00%
20.01% --  30.00%
30.01% --  40.00%
40.01% --  50.00%
50.01% --  60.00%
60.01% --  70.00%
70.01% --  75.00%
75.01% --  80.00%
80.01% --  85.00%
85.01% --  90.00%
90.01% --  95.00%
95.01% -- 100.00%
                               --------        --------           --------
  Total                                       $                     100.00%
                               ========        ========           ========

_________________
(1) The "Constructive Loan-to-Value Ratio" is calculated as (i) the original loan amount less the required amount of any required Additional Collateral, divided by (ii) the lesser of the appraised value of the Mortgaged Property at origination and, if the Mortgage Loan is a purchase money loan, the sales price of the Mortgaged Property. See "MLCC and Its Mortgage Programs" herein for a description of the program requirements for Additional Collateral Mortgage Loans and the releasing of Additional Collateral during the term of a Mortgage Loan.

(2)  As of the Cut-off Date, the weighted average Constructive
     Loan-to-Value Ratio at origination was approximately _____%.





                  Range of Original Loan-to-Value Ratios(1)

==========================================================================================
Range of Original Loan-         Number of           Cut-off Date        Percent by Cut-
to-Value Ratios                 Mortgage          Principal Balance         off Date
                                Loans                                  Principal Balance
==========================================================================================
 0.01% -- 10.00%                                       $                             %
 10.01% -- 20.00%
 20.01% -- 30.00%
 30.01% -- 40.00%
 40.01% -- 50.00%
 50.01% -- 60.00%
 60.01% -- 70.00%
 70.01% -- 75.00%
 75.01% -- 80.00%
 80.01% -- 85.00%
 85.01% -- 90.00%
 90.01% -- 95.00%
 95.01% -- 100.00%
100.01% -- 125.00%
                                --------                --------               --------
Total                                                  $                        100.0%
                                ========                ========               ========

-------------------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination was approximately _____%.


                               Occupancy Status

======================================================================================================
                                     Number of              Cut-off Date      Percent by Cut-off Date
Status                             Mortgage Loans        Principal Balance       Principal Balance
======================================================================================================
Owner-Occupied  . . . . . . .                                  $                            %
Second Home . . . . . . . . .
Investment Property . . . . .
                                       --------                 --------             -------
 Total  . . . . . . . . . .                                    $                       100.0%
                                       ========                 ========             =======


                                 Loan Purpose


-----------------------------------------------------------------------------------------------------
                                     Number of              Cut-off Date      Percent by Cut-off Date
Loan Purpose                       Mortgage Loans         Principal Balance      Principal Balance
-----------------------------------------------------------------------------------------------------
Purchase  . . . . . . . . . .                                  $                             %
Cash-out Refinance(1) . . . .
Rate and term refinance . . .
                                      --------                  --------             --------
  Total  . . . . . . . . . .                                   $                        100.0%
                                      ========                  ========             ========

-------------------
(1) MLCC categorizes as cash-out refinance mortgage loans those loans in respect of which the cash taken out by the mortgagor exceeded the sum of
     (i) closing costs and points, (ii) funds applied to pay off a subordinate loan that was outstanding at least one year and (iii) an amount equal to 1% of the principal amount of such new loan.


                             Mortgaged Properties

-----------------------------------------------------------------------------------------------------
                                     Number of              Cut-off Date      Percent by Cut-off Date
Property Type                      Mortgage Loans         Principal Balance       Principal Balance
-----------------------------------------------------------------------------------------------------
Single family . . . . . . . .                               $                                %
De minimis Planned Unit
     Development  . . . . . .
Condominium . . . . . . . . .
Cooperative . . . . . . . . .
2-4 Family Residence  . . . .
Planned Unit Development
     Project  . . . . . . . .
                                      --------               --------                --------
   Total  . . . . . . . . . .                               $                           100.0%
                                      ========               ========                ========


                          Maximum Mortgage Rates(1)


----------------------------------------------------------------------------------------------------
                                                          Cut-off Date       Percent by Cut-off Date
                                Number of Mortgage         Principal                Principal
Maximum Mortgage Rates                 Loans                Balance                  Balance
----------------------------------------------------------------------------------------------------
12.000% -- 12.249%  . . . . .                               $                                %
12.250% -- 12.499%  . . . . .
12.500% -- 12.749%  . . . . .
12.750% -- 12.999%  . . . . .
13.000% -- 13.249%  . . . . .
13.250% -- 13.499%  . . . . .
13.500% -- 13.749%  . . . . .
13.750% -- 13.999%  . . . . .
14.000% -- 14.249%  . . . . .        --------                --------                --------
    Total . . . . . . . . . .                               $                          100.00%
                                     ========                ========                ========

-------------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate was ______%.


                      Range of Current Mortgage Rates(1)

---------------------------------------------------------------------------------------------------
                                                                                 Percent by Cut-off
Range of Current Mortgage       Number of Mortgage    Cut-off Date Principal            Date
Rates                                 Loans                   Balance             Principal Balance
---------------------------------------------------------------------------------------------------
5.750% -- 5.999%                                            $                                 %
6.000% -- 6.249%
6.250% -- 6.499%
6.500% -- 6.749%
6.750% -- 6.999%
7.000% -- 7.249%
7.250% -- 7.499%
7.500% -- 7.749%
7.750% -- 7.999%
8.000% -- 8.249%
8.250% -- 8.499%
8.500% -- 8.749%
8.750% -- 8.999%
9.000% -- 9.249%                     --------                --------                 --------
  Total                                                     $                           100.00%
                                     ========                ========                 ========

-------------------
(1) As of the Cut-off Date, the weighted average current Mortgage Rate was ______%.


                    Remaining Terms to Stated Maturity(1)

----------------------------------------------------------------------------------------------------
Remaining Terms to Stated                                                    Percent by Cut-off Date
Maturity in                     Number of Mortgage  Cut-off Date Principal          Principal
Months                                Loans                Balance                   Balance
----------------------------------------------------------------------------------------------------
295 . . . . . . . . . . . . .                               $                               %
296 . . . . . . . . . . . . .
297 . . . . . . . . . . . . .
298 . . . . . . . . . . . . .
299 . . . . . . . . . . . . .
300 . . . . . . . . . . . . .        --------               --------                 --------

  Total . . . . . . . . . . .                               $                         100.00%
                                     ========               ========                 ========

-------------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity was _____ months.

                    Next Interest Rate Adjustment Date(1)
                            for All Mortgage Loans

----------------------------------------------------------------------------------------------------
                                                                             Percent by Cut-off Date
                                Number of Mortgage  Cut-off Date Principal          Principal
Month of Next Adjustment Date         Loans                Balance                   Balance
----------------------------------------------------------------------------------------------------
September 1, 199_ . . . . . .                               $                               %
October 1, 199_ . . . . . . .
November 1, 199_  . . . . . .
December 1, 199_  . . . . . .
January 1, 199_ . . . . . . .
February 1, 199_  . . . . . .
March 1, 199_ . . . . . . . .        --------               --------                 --------
  Total . . . . . . . . . . .                               $                         100.00%
                                     ========               ========                 ========

-------------------
(1) As of the Cut-off Date, the weighted average number of months to the next Interest Adjustment Date was ____ months.


                    Next Interest Rate Adjustment Date(1)
                        for Prime Index Mortgage Loans
                         That Adjust Every Six Months

                                                                             Percent by Cut-off Date
                                Number of Mortgage  Cut-off Date Principal          Principal
Month of Next Adjustment Date         Loans                Balance                   Balance
January 1, 199_ . . . . . . .                                 $                                    %
February 1, 199_  . . . . . .

  Total . . . . . . . . . . .                                 $                                100.00%





-------------------

(1) As of the Cut-off Date, the weighted average number of months to the next Interest Adjustment Date was ____ months.


                    Next Interest Rate Adjustment Date(1)
                  for One-Year Treasury Index Mortgage Loans
                         That Adjust Every Six Months

                                                                             Percent by Cut-off Date
                                Number of Mortgage  Cut-off Date Principal          Principal
Month of Next Adjustment Date         Loans                Balance                   Balance
October 1, 199_ . . . . . . .                                 $                                   %
November 1, 199_  . . . . . .
December 1, 199_  . . . . . .
January 1, 199_ . . . . . . .
February 1, 199_  . . . . . .
  Total . . . . . . . . . . .                                 $                                 100.0%



-------------------
(1) As of the Cut-off Date, the weighted average number of months to the next Interest Adjustment Date was ____ months.


                    Next Interest Rate Adjustment Date(1)
                   for Six-Month LIBOR Index Mortgage Loans


                                                                             Percent by Cut-off Date
                                Number of Mortgage  Cut-off Date Principal          Principal
Month of Next Adjustment Date         Loans                Balance                   Balance
September 1, 199_ . . . . . .                                 $                                   %
October 1, 199_ . . . . . . .
November 1, 199_  . . . . . .
December 1, 199_  . . . . . .
January 1, 199_ . . . . . . .
February 1, 199_  . . . . . .
March 1, 199_ . . . . . . . .
  Total . . . . . . . . . . .                                 $                                100.00%




-------------------
(1) As of the Cut-off Date, the weighted average number of months to the next Interest Adjustment Date was _____ months.


                     Prime Index Mortgage Loan Margins(1)

                                                                                  Percent of Such
                                                                                   Mortgage Loans
                                                                                  by Cut-off Date
                                 Number of Mortgage   Cut-off Date Principal         Principal
Margin(1)                               Loans                 Balance                 Balance
-0.250% . . . . . . . . . . .                                    $                                   %
0.250%  . . . . . . . . . . .
0.750%  . . . . . . . . . . .
  Total . . . . . . . . . . .                                    $                             100.00%



-------------------
(1) As of the Cut-off Date, the weighted average current Margin was _____%.


                One-Month LIBOR Index Mortgage Loan Margins(1)


                                                                                  Percent of Such
                                                                                   Mortgage Loans
                                                                                  by Cut-off Date
                                 Number of Mortgage   Cut-off Date Principal         Principal
Margin(1)                               Loans                 Balance                 Balance
0.750%  . . . . . . . . . . .                                            $                       %
1.125%  . . . . . . . . . . .
1.250%  . . . . . . . . . . .
1.375%  . . . . . . . . . . .
1.500%  . . . . . . . . . . .
1.625%  . . . . . . . . . . .
1.750%  . . . . . . . . . . .
1.875%  . . . . . . . . . . .
2.000%  . . . . . . . . . . .
2.125%  . . . . . . . . . . .
2.250%  . . . . . . . . . . .
2.375%  . . . . . . . . . . .
2.500%  . . . . . . . . . . .
2.625%  . . . . . . . . . . .
  Total . . . . . . . . . . .                                    $                             100.00%




-------------------
(1) As of the Cut-off Date, the weighted average current Margin was _____%.


                Six-Month LIBOR Index Mortgage Loan Margins(1)


                                                                                  Percent of Such
                                                                                   Mortgage Loans
                                                                                  by Cut-off Date
                                 Number of Mortgage   Cut-off Date Principal         Principal
Margin(1)                               Loans                 Balance                 Balance
0.875%  . . . . . . . . . . .                                    $                              %
1.000%  . . . . . . . . . . .
1.125%  . . . . . . . . . . .
1.250%  . . . . . . . . . . .
1.375%  . . . . . . . . . . .
1.500%  . . . . . . . . . . .
1.625%  . . . . . . . . . . .
1.750%  . . . . . . . . . . .
1.875%  . . . . . . . . . . .
2.000%  . . . . . . . . . . .
2.125%  . . . . . . . . . . .
2.250%  . . . . . . . . . . .
2.375%  . . . . . . . . . . .
2.500%  . . . . . . . . . . .
2.625%  . . . . . . . . . . .
2.750%  . . . . . . . . . . .
3.000%  . . . . . . . . . . .
  Total . . . . . . . . . . .                                    $                             100.00%




-------------------
(1) As of the Cut-off Date, the weighted average current Margin was _____%.


               One-Year Treasury Index Mortgage Loan Margins(1)

                                                                                  Percent of Such
                                                                                 Mortgage Loans
                                                                               by Cut-off Date
                                 Number of Mortgage   Cut-off Date Principal         Principal
Margin                                  Loans                 Balance                 Balance
1.750%  . . . . . . . . . . .                                    $                               %
1.875%  . . . . . . . . . . .
2.375%  . . . . . . . . . . .
2.500%  . . . . . . . . . . .
2.625%  . . . . . . . . . . .
2.750%  . . . . . . . . . . .
3.000%  . . . . . . . . . . .
  Total . . . . . . . . . . .                                    $                             100.00%


-------------------
(1) As of the Cut-off Date, the weighted average current Margin was ____%.

                        MLCC AND ITS MORTGAGE PROGRAMS

     MLCC, a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc. ("ML & Co.") and the parent of the Company and an affiliate of the Underwriter, is a Delaware corporation qualified to do business in each state where its mortgage program is offered and such qualification is required. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender. It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA approved mortgagee; FNMA first and second mortgage one- to four-family seller/servicer; FHLMC first and second mortgage one- to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

     MLCC's offices are located in Jacksonville, Florida. MLCC generally does not establish local offices in the states where its loans are offered, but has, in the past, and where required, appointed employees of other Merrill Lynch companies which do have local offices as officers or agents of MLCC, and has used the other Merrill Lynch companies' local offices as MLCC's local offices for licensing purposes. MLCC also maintains an office in San Juan, Puerto Rico. On July 16, 1991, MLCC changed its name from Merrill Lynch Equity Management, Inc. to Merrill Lynch Credit Corporation.

     MLCC is in the business of originating, purchasing and servicing real estate secured by conforming and non-conforming fixed and adjustable rate mortgage loans (including its PrimeFirst(Registered Trademark) mortgages). MLCC also originates revolving lines of credit to individuals. These lines of credit are called "Equity Access(Registered Trademark) credit accounts" or "Equity Access(Registered Trademark) loans". MLCC currently originates and services loans in fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. PrimeFirst(Registered Trademark) loans are secured by first liens on one- to four-family residences, condominiums and cooperative apartments (New York State only), most of which are owner-occupied. Substantially all of the Mortgage Loans were originated under MLCC's PrimeFirst(Registered Trademark) mortgage program.

     MLCC's mortgage programs are marketed primarily through financial consultants employed by Merrill Lynch, Pierce, Fenner & Smith Incorporated and mortgage and credit specialists employed by MLCC, as well as through newspaper and other print advertising and direct mail campaigns.

     From time to time, MLCC may offer new loans to its borrowers, which may result in the refinancing of loans originated by it (including the Mortgage Loans). Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     MLCC underwriting guidelines are applied to evaluate an applicant's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Initially, an applicant is typically required to complete an application providing pertinent credit information and to pay an application fee (unless prohibited by applicable state law) to MLCC. As part of the description of the applicant's financial condition, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, as well as an authorization permitting MLCC to apply for a credit report summarizing the applicant's credit history.

     Upon receipt of the application package, which typically requires submission of the last two years' personal income tax returns and business tax returns for self-employed applicants, MLCC conducts its own review of the application package and obtains additional information concerning the prospective borrower prior to approving the loan. Along with obtaining a credit report, MLCC may solicit a written verification of the applicant's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If such lender does not respond in writing and the mortgage payment history is not reported on the borrower's credit report, verbal verification is attempted and the applicant generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history. In addition, a written employment verification may be requested from the applicant's employer or, in lieu thereof, verbal verification is obtained if the applicant has supplied a copy of a current pay stub along with signed personal tax returns. In certain limited circumstances, MLCC may utilize other methods to verify an applicant's income.

     In determining the adequacy of the property as collateral for the loan, a FNMA/FHLMC conforming appraisal of the property is performed by an independent appraiser selected by MLCC. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.

     The applicant has the option of directly obtaining a title report or may choose to have MLCC obtain the report. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the Mortgage Loans. Title insurance is required to be obtained for all Mortgage Loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

     Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. MLCC may also consider the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have a good credit history and a total debt service-to-income ratio (DTI) that generally does not exceed 50% (this ratio may be limited to 38% if certain disposable income thresholds are not met), and that the proposed loan have a Loan-to-Value (LTV) ratio that generally does not exceed 80%, but under certain circumstances may be up to or slightly in excess of 100%. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest-only payment on the proposed loan at an interest rate that is 2% to 2.50% higher than the original rate), divided by the borrower's total verified monthly income. MLCC's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan. In the case of a loan which is a purchase money mortgage, MLCC computes the loan's LTV as the original loan balance divided by the appraised value of the property or the contract sales price, whichever is lower. In certain limited cases, MLCC may accept verification of borrower assets and/or status of credit history in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present.

     Loans that have a LTV in excess of 80% are, in general, also either
(i) secured by a security interest in additional collateral (normally securities) owned by the borrower (such loans being referred to as "Mortgage 100SM Loans") or (ii) supported by a third party guarantee


(usually a parent of the borrower), which in turn is secured by a security interest in collateral (usually securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor (such loans being referred to as "Parent Power(Registered Trademark) Loans"). Such loans are also collectively referred to herein as "Additional Collateral Loans", and the collateral referred to in clauses (i) and (ii) is herein referred to as "Additional Collateral". The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the LTV for such Additional Collateral Loan is reduced to MLCC's applicable loan-to-value ratio limit for such loan by virtue of a reduction in the principal balance of such loan or an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Trustee but will not be part of the REMIC. To the extent the Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Trustee. MLCC will, in accordance with its normal servicing procedures, attempt to realize on any such security interest if the related Mortgage Loan is liquidated upon default. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. The Limited Purpose Surety Bond is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage Loan. The Limited Purpose Surety Bond will not cover any payments on the Class A Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

     The Mortgage Loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. Such loans are generally structured as follows: (i) the loan is to the individual and the entity which owns the real property, and is secured by a mortgage or deed of trust executed solely by the entity; or (ii) the loan is to the entity, secured by a mortgage from the entity and guaranteed by the individual applicant. In such cases, MLCC applies its standard underwriting criteria to the property and the individual applicant. Such loans are categorized as owner-occupied in this Prospectus Supplement if the individual applicant states in the application that, as of the closing of the related loan, he or she will occupy the property as his or her primary residence.

     Approximately ___% (by Cut-off Date Principal Balance) of the Mortgage Loans have been originated under the MLCC Non-Resident Alien Program (the "Non-Resident Alien Loans"). All of the Non-Resident Alien Loans represent loans to borrowers who are non-resident aliens in the United States and/or to foreign personal holding companies. In general, MLCC applies the same underwriting guidelines under its Non-Resident Alien Program as under its standard mortgage programs. MLCC may limit the LTV on Non-Resident Alien Loans if adequate income and credit information is not available. With respect to Non-Resident Alien Loans representing approximately ___% of the Mortgage Loans (by Cut-off Date Principal Balance), MLCC did not obtain verification of borrower income.

     The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.


     In 1992, MLCC began originating loans through mortgage brokers that are not affiliated with MLCC, under its Third Party Originator program. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of MLCC review such documentation and underwrite the loan in accordance with the above described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by MLCC. Such loans are closed in the name of, and funded by, MLCC.

     In 1995, MLCC began purchasing loans from mortgage banking related entities under its Correspondent Lending program. Under this program, MLCC-approved mortgage bankers process, close, and fund the mortgage loans. Personnel of MLCC underwrite the loans in accordance with MLCC's standard underwriting guidelines. Additionally, MLCC conducts a post-closing review on each loan prior to purchasing it from a correspondent lender.

     In 1995, MLCC began originating mortgage loans under its construction to permanent financing program. Such loans have the same terms as other loans under the PrimeFirst(Registered Trademark) mortgage program but include certain requirements for the completion of construction, at which time such loans become permanent loans. The Mortgage Loans may include such loans, all of which are permanent loans as to which construction is complete, as evidenced by a certificate of occupancy and/or appraiser's certification of completion.

     Upon the approval of a loan, the borrower obtains the loan by paying an origination fee (employees of ML & Co. and its affiliates generally pay a lower origination fee) and reimbursing MLCC for all out-of-pocket closing costs incurred by MLCC, all or part of which fees or costs may be waived by MLCC from time to time as part of MLCC's marketing efforts.

DESCRIPTION OF MLCC'S PRIMEFIRST(REGISTERED TRADEMARK) MORTGAGE PROGRAM

     During the first ten years of a PrimeFirst(Registered Trademark) loan, only interest on the outstanding loan balance is payable monthly along with any other fees that are due, including late charges. During the 11th through the 25th year, a PrimeFirst(Registered Trademark) loan is fully amortizing and, as a result, the borrower must pay a larger monthly payment than the interest only monthly payment. The borrower receives a monthly statement that reflects any change in the monthly payment. The borrower may prepay the principal balance of the PrimeFirst(Registered Trademark) loan at any time without penalty during the term of the loan.

     Approximately _____% of the Mortgage Loans were originated under MLCC's PrimeFirst(Registered Trademark) Self-DirectedSM mortgage program. Upon origination, borrowers under this program may choose from one of several different indices upon which to base their interest rate and have the option to purchase a 1% periodic rate cap through a higher margin on the loan. Borrowers under the PrimeFirst(Registered Trademark) Self-DirectedSM mortgage program also choose whether the interest rate on the loan will adjust monthly or every six months. A loan with a one-month adjustment frequency generally carries a lower interest rate and margin than a comparable loan with a six-month adjustment frequency. Loans originated under the PrimeFirst(Registered Trademark) Self-DirectedSM mortgage program are convertible to a different Index and the related Margin for a specified period during the life of the loan. Additionally, borrowers may choose to purchase a fixed rate conversion option by adding 0.25% to the applicable margin on the loan.

     Pricing For Six-Month Adjustment Frequency. The interest rate on a six-month adjustable PrimeFirst(Registered Trademark) loan is equal to either the Prime Index, the London interbank offered rate for six-month U.S. dollar deposits (the "Six-Month LIBOR Index") or the weekly average yield on the United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board in


Statistical Release H.15 (the "Treasury Index") (each, an "Index"), plus or minus the appropriate margin. The interest rate is adjusted every six months based upon the applicable index rate as of 45 days prior to the Interest Adjustment Date. The following margins are generally used in calculating the interest rate on a PrimeFirst(Registered Trademark) loan with a semi-annual adjustment period. The margins set forth below may be higher for borrowers who elect not to pay origination fees and/or closing costs. Conversely, the margins may be lower for borrowers who opt to pay additional points to buy down their margin.


                                                                     Index
               Loan Amount                      Prime            6-Month LIBOR          Treasury
Less than $199,999  . . . . . . . . . .             0.250%              +2.250%              +2.500%
$200,000 to $299,999  . . . . . . . . .             0.000               +2.000               +2.375
$300,000 to $599,999  . . . . . . . . .            -0.250               +1.750               +2.125
$600,000 to $999,999  . . . . . . . . .            -0.375               +1.625               +2.000
$1,000,000 or more  . . . . . . . . . .            -0.500               +1.500               +1.875



     Pricing For One-Month Adjustment Frequency. The interest rate on a one-month adjustable PrimeFirst(Registered Trademark) loan is equal to either the Prime Index, the London interbank offered rate for one-month U.S. dollar deposits (the "One-Month LIBOR Index") or the Treasury Index, plus or minus the appropriate margin. The interest rate is adjusted every month based upon the applicable index rate as of 25 days prior to the Interest Adjustment Date. The following margins are generally used in calculating the interest rate on a PrimeFirst(Registered Trademark) loan with a monthly adjustment period. These margins may be higher or lower as described in the last two sentences of the preceding paragraph.



                                                                     Index
               Loan Amount                      Prime            6-Month LIBOR          Treasury
Less than $199,999  . . . . . . . . . .              0.000               +2.125              +2.250
$200,000 to $299,999  . . . . . . . . .             -0.250               +1.875              +2.125
$300,000 to $599,999  . . . . . . . . .             -0.500               +1.625              +1.875
$600,000 to $999,999  . . . . . . . . .             -0.625               +1.500              +1.750
$1,000,000 or more  . . . . . . . . . .             -0.750               +1.375              +1.625



     Loans purchased by MLCC in the Correspondent Lending program may have slightly higher margins than those shown above.

     Periodic and Lifetime Rate Caps. PrimeFirst(Registered Trademark) loans may be originated with a periodic rate cap of 1% (i.e., the interest rate cannot be increased by more than 1% from one interest period to the next). The Margin for such a loan is generally 0.50% greater than it would be without this feature. The periodic cap is only available with six-month adjustable loans. Each loan originated under the PrimeFirst(Registered Trademark) Self-DirectedSM program has a lifetime rate cap equal to the greater of (i) its initial interest rate plus 5% or (ii) 12%. None of the Mortgage Loans carry a periodic rate cap.

     Fixed Rate Conversion Option and Index Conversion Option. Borrowers under the PrimeFirst(Registered Trademark) Self-DirectedSM mortgage program may purchase a fixed rate conversion option by adding 0.25% to the margin on the loan. The fixed rate conversion option gives the borrower the option to convert the interest rate on the loan from an adjustable rate to a fixed rate. The exercise period for such option begins in the month in which the 12th scheduled monthly payment is due and ends on the fifth day of the month in which the 60th scheduled monthly payment is due. The fixed rate becomes effective on the first day of the month after the conversion notice is given. The new fixed rate is equal to the Federal National Mortgage Association net required yield for 30-year fixed rate mortgages subject to a 60-day mandatory delivery requirement (as published in The Wall Street Journal) plus 0.875%, rounded to the nearest 0.125%. Upon a fixed rate conversion, the new scheduled monthly payment is adjusted to the amount that is sufficient to fully amortize the loan in substantially equal installments on the original maturity date.

     Generally, all loans originated under the PrimeFirst(Registered Trademark) Self-DirectedSM mortgage program allow the borrower to convert the loan to a new Index and Margin, provided that such Index has the same frequency of adjustment. The option is exercisable in respect of a six-month adjustable PrimeFirst(Registered Trademark) loan from its second change date to its tenth change date, and in respect of a one-month adjustable PrimeFirst(Registered Trademark) loan, from its twelfth change date to its sixtieth change date, within a certain 21-day period commencing on the 45th day prior to each such change date. If the loan also carries the fixed rate conversion option, such option may be exercised whether or not an Index conversion has occurred. A borrower may not convert the frequency with which the interest rate adjusts on a PrimeFirst(Registered Trademark) loan and may not add a periodic rate cap to a loan that did not carry such periodic rate cap upon origination. The Indices and Margins to which a borrower may convert a PrimeFirst(Registered Trademark) loan are the same as those described above for PrimeFirst(Registered Trademark) loans for the applicable adjustment frequency.

     The exercise of either option is subject to the satisfaction of the following conditions: (i) the borrower must be the owner and occupant of the mortgaged property, (ii) the borrower has not been late on any of the 12 scheduled monthly payments immediately preceding the date on which the conversion notice is given, (iii) the borrower has not been more than 30 days late on any scheduled monthly payment, (iv) the borrower is not in default under the mortgage note and (v) the borrower must pay a $500 conversion fee.

DELINQUENCY AND LOAN LOSS EXPERIENCE

     The next two tables set forth information relating to the delinquency and loan loss experience on the loans originated in MLCC's PrimeFirst(Registered Trademark) mortgage program as of and for each of the five years in the period ended December 31, 1995, respectively, and the six-month period ending June 30, 1996. The delinquency and loan loss experience represents the historical experience of MLCC, and there can be no assurance that the future experience on the Mortgage Loans in the Trust Fund will be the same as, or more favorable than, that of the PrimeFirst(Registered Trademark) loans originated by MLCC, which loans, because they were first originated in the first quarter of 1990, have not yet exhibited a loss and delinquency experience that is representative of the losses and delinquencies that may be experienced over a longer period of time.

              Prime First Registered Trademark Loan Delinquency Experience

                                   1991                                1992                                1993

                          Number of           Amount         Number of        PrimeFirst       Number of        Principal
                          PrimeFirst                         Principal         Copyright        Loans            Amount
              		    Loans                              Loans             Amount

                                                          (Dollars in thousands)


Prime First
Copyright
Loans
Outstanding                 921                $522,425        3,265           $1,504,940       4,959            $2,264,421
Delinquency
Period
30-59 days                    6                   4,261           23               15,446          69                48,509
60-89 days                    0                       0            2                6,300           6                 3,361
90 days or more*              2                   1,350            2                1,635          13                 8,565
Total Delinquency             8                   5,611           27               23,381          88               460,435

Delinquencies
as a percent of
number of
PrimeFirst
Copyright loans
and principal amount
outstanding                  0.87%                1.07%           0.83%              1.55%         1.77%              2.67%
Foreclosures                   4                $12,902             7              13,592            9               7,899
Foreclosures as a
percent of number of
PrimeFirst loans
and principal
outstanding                  0.43%                2.47%           0.21%              0.90%         0.18%              0.35%


            Prime First Registered Trademark Delinquency Experience

                                  1994                                1995                       As of June 30, 1996
                          Number of         Principal        Number of        Principal       Number of        Principal
                          PrimeFirst          Amount         PrimeFirst        Amount         PrimeFirst        Amount
              		  Copyright                           Copyright                        Copyright
                             Loans                              Loans                           Loans


Prime First
Copyright
Loans
Outstanding                7,615            $3,351,328        8,272            $3,536,761       9,273            $3,852,739
Delinquency
Period
30-59 days                   121                86,279          127                56,370         159                76,487
60-89 days                    20                18,152           13                 7,917          22                19,095
90 days or more*              17                19,257           44                45,749          31                27,530
Total Delinquency            158              $123,688          184              $110,036         212               123,112

Delinquencies
as a percent of
number of
PrimeFirst
Copyright loans
and principal amount
outstanding                  2.07%              3.69%            2.22%            3.11%           2.29%               3.20%
Foreclosures                   18              $15,637            28             $38,209            30               $33,527
Foreclosures as a
percent of number of
PrimeFirst loans
and principal
outstanding                  0.24%              0.47%            0.34%            1.11%           0.32%               0.87%


---------
* Does not include loans subject to bankruptcy proceedings and real estate owned.


            PrimeFirst(Registered Trademark) Loan Loss Experience


                                YEAR ENDED DECEMBER 31,                                         SIX MONTHS
                                                                                                ENDED
                               1991        1992         1993         1994         1995          JUNE 30, 1996
                                                      (Dollars in thousands)

Average principal balance of   $351,651    $1,008,493   $1,851,696   $2,807,875   $3,444,045     $3,694,750
PrimeFirst(Copyright) loan
portfolio . . . . . . . . .
Average number of                   569         2,036        4,091        6,287        7,944          8,773
PrimeFirst(Copyright) loans
outstanding during the
period  . . . . . . . . . .
Gross charge-offs . . . . .         $ 0          $ 0       $ 2,285        $ 457      $ 1,840        $ 2,775
Recoveries  . . . . . . . .         $ 0          $ 0         $ 171          $ 0          $ 0            $ 0
Net charge-offs  . . . . .          $ 0          $ 0       $ 2,114        $ 457      $ 1,840        $ 2,775
Net charge-offs as a percent      0.00%        0.00%         0.11%        0.02%        0.05%        0.08%(1)
of average principal balance
outstanding . . . . . . . .


---------
(1) Not annualized.

     Because of the short time during which the PrimeFirst(Registered Trademark) loans have been outstanding and the resulting lack of experience as to delinquencies and losses on PrimeFirst(Registered Trademark) loans, the following two tables, which relate to the delinquency and loan loss experience on home equity revolving credit line loans originated and serviced by MLCC, are presented instead. MLCC believes that the underwriting standards used by it in originating the revolving credit line loans are similar, but by no means identical, to its PrimeFirst(Registered Trademark) underwriting standards. The delinquency and loan loss experience represents the historical experience of MLCC on the revolving credit line loans, and there can be no assurance that the future experience on the Mortgage Loans in the Trust Fund will be the same as, or more favorable than, that of the revolving credit line mortgage loans in MLCC's servicing portfolio, which mortgage loans are not fully seasoned and the terms of which do not require the payment of principal until final maturity.


              Revolving Credit Line Loan Delinquency Experience

                                   YEAR ENDED DECEMBER 31,                                          SIX MONTHS
                                                                                                    ENDED
                                1991           1992         1993         1994        1995           JUNE 30, 1996
                                                      (Dollars in thousands)
Number of revolving credit         $15,913         15,084       13,839       15,598       25,056        27,081
line loans serviced
Aggregate loan balance of       $1,073,492     $1,062,930   $1,037,427   $1,079,693   $1,293,483    $1,318,904
revolving credit line loans
serviced
Loan balance of revolving           $2,250         $3,717       $5,161       $5,358       $8,447        $5,364
credit line loans 2 months
delinquent
Loan balance of revolving          $22,361        $18,751      $17,508      $22,989      $33,763       $43,610
credit line loans 3 months
or more delinquent
Total of 2 months or more            2.29%          2.11%        2.19%         2.63%       3.26%         3.71%
delinquent as a percentage
of aggregate loan balance
of revolving credit line
line loans


                  Revolving Credit Line Loan Loss Experience

                                YEAR ENDED DECEMBER 31,                                            SIX MONTHS
                                                                                                   ENDED
                              1991         1992         1993           1994         1995           JUNE 30, 1996
                                                      (Dollars in thousands)
Number of revolving credit       $15,913       15,084       13,839         15,598        25,056        27,081
line loans serviced
Aggregate loan balance of     $1,073,492   $1,062,930   $1,037,427     $1,079,693    $1,293,483    $1,318,904
revolving credit line loans
serviced
For the period:
   Gross charge-off dollars        $ 936      $ 1,447      $ 3,153        $ 1,118       $ 3,700       $ 1,040
   Percentages(1) . . . . .        0.09%        0.14%        0.30%          0.10%         0.29%       0.08%(2)


---------
(1) As a percentage of aggregate balance of revolving credit line loans serviced.
(2)  Not annualized.

     No assurance can be given that values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant. In certain regions of the country, including regions in which Mortgaged Properties are located, real estate values have recently declined. See "The Mortgage Pool" for a listing of the geographic distribution of the Mortgaged Properties as of the Cut-off Date. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans equal or exceed the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool. To the extent that such losses are not covered by the subordination feature described under "Description of the Certificates -- Subordinated Certificates", subject to the effect of the Certificate Insurance Policy as described under "Description of the Certificates -- Distributions on the Certificates", they will be borne by holders of the related Class A Certificates.

                     PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on such Certificates and the yields to maturity of such Certificates are related to and affected by the rate and timing of payments of principal on the underlying Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or prepayments or liquidation proceeds due to default, casualty, condemnation and the like. Any such payments will result in distributions to the Certificateholders of amounts attributable to principal which would otherwise be distributed over the remaining term of the Mortgage Loans. In addition, because the Class A Certificates will be entitled to receive, at least during the early years of their life, all or a disproportionate percentage of unscheduled principal payments on the Mortgage Loans (including liquidations due to default) on each Distribution Date until the Class A Principal Balance is reduced to zero, rather than the portion thereof proportionate to their interest in the Mortgage Loans, the rate of principal payments on the Mortgage Loans will, unless offset by cash flow insufficiencies due to delinquencies and liquidation losses, have a greater effect on the rate of principal payments and the amount of interest payments on, and the yields to maturity of, the Class A Certificates than if the Class A Certificates were entitled only to their proportionate interest in the Formula Principal Distribution Amounts for the Mortgage Loans. See "Description of the Certificates -- Distributions on the Certificates". In general, the prepayment rate may be influenced by a number of factors, including general economic conditions, homeowner mobility and the level of mortgage market interest rates. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. If a Mortgagor makes a partial prepayment of a Mortgage Loan, MLCC will adjust the monthly payment of such Mortgage Loan in the following month to reflect the reduced loan amount. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans by the Master Servicer or the Certificate Insurer as described herein. See "The Mortgage Pool" and "Description of the Certificates -- Optional Termination". In such event, the repurchase price will be passed through to the Class A Certificateholders as a prepayment of principal in the month following the month of such repurchase.



     All of the Mortgage Loans are adjustable rate loans for which only interest is due during the first ten years of their terms. Approximately _____% of the Mortgage Loans (by Cut-off Date Principal Balance) are Convertible Mortgage Loans, in respect of which the Mortgagor, during the related conversion period, may convert the adjustable rate to a fixed rate and may convert to a different Index (and may thereafter convert to a fixed rate). Approximately _____% of the Mortgage Loans (by Cut-off Date Principal Balance) are Index Convertible Mortgage Loans, in respect of which the Mortgagor, during the related conversion period, may convert to a different Index. The Company is not aware of any publicly available statistics that set forth principal prepayment or conversion experience or prepayment or conversion forecasts of adjustable rate mortgage loans over an extended period of time, and the experience of MLCC is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the Mortgage Loans. The rate of principal prepayments and conversions with respect to adjustable rate mortgage loans has fluctuated in recent years. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments and conversions in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate loans, or convert them to a fixed rate or other adjustable rate, to "lock in" a lower adjustable or fixed interest rate. The fixed rate conversion option may also be exercised in a rising interest rate environment as Mortgagors avoid the risk of higher rates. No prediction can be made as to the rate of prepayments or conversions on the Mortgage Loans in stable or changing interest rate environments. If a substantial number of Mortgagors exercise their conversion option with respect to the Convertible Mortgage Loans to convert to a fixed rate, and the Master Servicer purchases such Converting Mortgage Loans, the Mortgage Loans will, in effect, experience substantial prepayments of principal. If the Master Servicer fails to purchase Converting Mortgage Loans that are converting to a fixed rate, then the Mortgage Loans will include fixed rate Mortgage Loans, which will have the effect of limiting the extent to which the related Net Mortgage Rates can increase (or decrease) in accordance with changes in the Indices and accordingly may limit the Class A Pass-Through Rate on the Class A Certificates to the related Weighted Average Net Mortgage Rate rather than the applicable Class A Pass-Through Rate calculated on the basis of the LIBOR formula. The Master Servicer will not purchase Convertible Mortgage Loans or Index Convertible Mortgage Loans upon their conversion to a different Index. Consequently, the Mortgage Loans will include any such Mortgage Loans with the different Index, which may have an adverse effect on the level of the Class A Pass-Through Rate. See "Yield and Prepayment Considerations" in the Prospectus.

     To the extent that amounts paid to the holders of the Class A Certificates on any Distribution Date are less than the amount due to the holders of the Class A Certificates on such date, the weighted average life of the Class A Certificates will be longer than if shortfalls had not occurred.

     In the case of any Class A Certificates purchased at a discount to their original principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of Class A Certificates purchased at a premium to their original principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

     In the event of the acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration as described under "Description of the Certificates -- Servicing and Insurance", the level of prepayments on the


Mortgage Loans will be affected, thereby shortening the weighted average life of the Class A Certificates. The Master Servicer is not obligated to exercise a due-on-sale clause. See "Yield and Prepayment Considerations" in the Prospectus.

     If a Mortgage Loan is prepaid in full, interest thereon will cease to accrue on the date of the prepayment. Consequently, the timing of prepayments in full on Mortgage Loans will affect the amount of the Available Distribution Amount available to make distributions of interest on the Certificates and will therefore affect the ability of the Trust Fund to make a full distribution of interest on the Class A Certificates and the Class A Formula Principal Distribution Amount. The Master Servicer's Servicing Fee in respect of the month of prepayment will be applied to make up for any reduced amount of interest collections on account of the timing of the receipt of principal prepayments, but no assurance can be given that the amount of the Servicing Fee will be sufficient for such purpose. Net Interest Shortfalls will be borne by the Class A Certificateholders as described under "Description of the Certificates -- Distributions on the Certificates" and will result in a lower than anticipated yield.

     No prediction can be made as to future levels of LIBOR, the One-Month LIBOR Index, the Six-Month LIBOR Index, the Prime Index or the Treasury Index or as to the timing of any changes therein, each of which will directly affect the yields of the Class A Certificates. In addition, the holders of the Class A Certificates will absorb the yield risk associated with a possible narrowing of the spread between the Class A Pass-Through Rate (which rate, except as otherwise provided, is based on LIBOR) and the Weighted Average Net Mortgage Rate. The Mortgage Rates reset at different times and are subject to lifetime interest rate caps. The conversions of Convertible Mortgage Loans to a fixed rate may, if the Master Servicer fails to purchase such Converting Mortgage Loans, have the effect of narrowing the spread between the Class A Pass-Through Rate calculated on the basis of LIBOR and the Weighted Average Net Mortgage Rate. If such spread disappears (i.e., if LIBOR plus 0.38% exceeds the related Weighted Average Net Mortgage Rate), then the Class A Pass-Through Rate for such Distribution Date will be limited to such lower Weighted Average Net Mortgage Rate. In addition, interest accrues on the Class A and Class B Certificates on the basis of the actual number of days in the related Accrual Period (which could be more than 30) divided by 360. Consequently, if the Pass-Through Rates equaled the related Weighted Average Net Mortgage Rate, the amount of such accrued interest might, in certain circumstances, be greater than the amount of interest that would be due on the Mortgage Loans, on which interest accrues on the basis of a year consisting of twelve 30-day months. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses". Any such differential in accrued interest would be covered, as to the Class A Certificates, by the Certificate Insurance Policy to the extent such differential results in a Distribution Account Shortfall.

     The Maximum Mortgage Rates range from _____% to _____% per annum and the weighted average Maximum Mortgage Rate for the Mortgage Loans (by Cut-off Date Principal Balance) is equal to _____%.

None of the Mortgage Loans are subject to periodic interest rate caps.

WEIGHTED AVERAGE LIFE OF THE CLASS A CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the weighted average life of the Class A Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be affected by the rate at which principal on the Mortgage Loans is paid. Principal payments on Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of Mortgage Loans). Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "__%", "__%", "__%" and "__%" assume that prepayments on the Mortgage Loans are made at CPRs of "__%", "__%", "__%" and "__%", respectively. THE CPR DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

     There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the CPRs shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their mortgage loans. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment and obligors' net equity in their homes.

     The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Mortgage Loans are received in a timely manner and prepayments are made at the indicated CPRs; (ii) principal prepayments on the Mortgage Loans will be received on the last day of each month commencing in __________ 199__ at the respective constant percentages of CPR set forth in such table and there are no Prepayment Interest Shortfalls; (iii) except as indicated with respect to the weighted average lives, neither the Master Servicer nor the Certificate Insurer exercises its right of optional termination described above; (iv) each Mortgage Loan will pay interest only for the first ten years from origination and will fully amortize during the following fifteen years; (v) each Mortgage Loan will, as of the Cut-off Date, have the applicable original term to maturity and the applicable remaining term to maturity specified below;
(vi) each Mortgage Loan bears interest at the applicable current Mortgage Rate specified in the table below until the next applicable Interest Adjustment Date and thereafter bears interest at the sum of the applicable Index and Margin specified in the table below; (vii) there are no losses or delinquencies on the Mortgage Loans and no Index Convertible Mortgage Loan is converted into a new Index; (viii) the Class A Certificates are issued on ___________, 199_; (ix) the Distribution Date is the 15th day of each month commencing in ______________ 199_; and (x) no Convertible Mortgage Loans are converted to fixed rate Mortgage Loans or to different Indices. No representation is made that the actual losses and delinquencies on the Mortgage Loans will be experienced at the assumed rate or at any other rate. In addition, the Mortgage Loans are assumed to have the following characteristics:

                                                                                 Remaining Term
Index and        Cut-off Date Current     Months to    Level of     Margin       (Months)    Orig. Term
Frequency of     Principal    Mortgage    Next         Index
Adjustment       Balance      Rate        Interest     After
                                          Adjustment   Current
                                          Date         Mortgage
                                                       Rate
Six-Month
LIBOR --
Six Months       $______      _____%                   _____%       _____%
Prime -- Six
Months           $______      _____%                   _____%       _____%
Treasury --
Six Months       $______      _____%                   _____%       _____%
One-Month
LIBOR --
Monthly          $______      _____%                   _____%       _____%
Treasury --
Monthly          $______      _____%                   _____%       _____%


     Since the table was prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the Original Class A Principal Balance outstanding and the weighted average lives of the Class A Certificates set forth in the tables. In particular, the Mortgage Rates are adjustable and will most likely vary from the assumed interest rates, which may have a significant effect on the percentages of the Original Class A Principal Balance outstanding and the weighted average life. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

     It is not likely that the Mortgage Loans will prepay at any constant CPR to maturity or that all Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower distributions of principal than as indicated in the related tables at the various CPRs specified even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed above.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Class A Certificates and sets forth the percentage of the Original Class A Principal Balance that would be outstanding after each of the dates shown at the indicated CPR.

    PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A CERTIFICATES OUTSTANDING FOR:



                                                               Class A Certificate at the
                                                               Following Percentages of CPR
Distribution Date                                 0%           10%          15%         20%          30%
Initial Percentage  . . . . . . . . .           100%          100%         100%        100%         100%
_______ 15, 199_  . . . . . . . . . .
_______ 15, 199_  . . . . . . . . . .
_______ 15, 199_  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
_______ 15, 20__  . . . . . . . . . .
Weighted Average Life without exercise
of optional termination (years)(1) . .
Weighted Average Life with exercise of
optional termination (years) (1)(2)  .


---------
(1)  The weighted average life of a Class A Certificate is determined by
(i) multiplying the amount of each principal distribution by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal balance of such Certificate.
(2) The right of the Master Servicer and the Certificate Insurer to purchase the Mortgage Loans when the Pool Scheduled Principal Balance is less than 10% of the original Pool Scheduled Principal Balance is described under "Description of the Certificates -- Optional Termination". The weighted average lives that assume the exercise of such option assume that the option is exercised when it first becomes exercisable.

                       DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement among the Company, the Master Servicer and the Trustee. A copy of the Agreement (exclusive of the list of Mortgage Loans) will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the date of delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     Exclusive of the interest of the Class R Certificate, the Class A Certificates will initially evidence in the aggregate a beneficial interest of approximately _____% in the pool of Mortgage Loans, and the Class B Certificates will initially evidence the remaining approximate _____%. The Class R Certificate does not have a principal balance.

     The Class A Certificates will be issued in fully registered form only, in denominations of $___,000 and integral multiples of $1,000 in excess thereof. The Percentage Interest of a Class A Certificate is the percentage obtained from dividing its denomination by the Original Class A Principal Balance. Definitive Class A Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department in California or, if it so elects, at the office of an agent in New York City. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Distributions of principal and interest on the Class A Certificates will be made on the ___th day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Distribution Date") beginning in ____________ 199_, to the persons in whose names the Class A Certificates are registered at the close of business on the last business day preceding the immediately preceding Distribution Date or on the date of the initial issuance of the Certificates in the case of the first Distribution Date (the "Record Date"). The Class A Certificates will initially be represented by certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). See "Registration of Class A Certificates" below. If definitive Class A Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a Certificateholder who holds Class A Certificates with original denominations aggregating at least $____ million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least ten business days prior to the Record Date. The final distribution in retirement of Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or agency of the Trustee specified in the final distribution notice to Class A Certificateholders.

     The Certificate Account will be established in the name of the Master Servicer as Master Servicer for the Trustee.

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions of interest and principal to each holder of a Class A Certificate will be made on each Distribution Date, commencing in ___________ 199_, in an amount equal to each such holder's respective Percentage Interest multiplied by the amount distributed in respect of Class A Certificates. Certain calculations with respect to the Certificates will be made by the Master Servicer as of the _____ day of the month (or if such fifth day is not a business day, then on the next preceding business day) (the "Determination Date"). Distributions on the Class A Certificates will be applied first to interest and then to principal. All calculations of interest on the Certificates will be made on the basis of the actual number of days in the Accrual Period divided by
360. Interest will accrue with respect to each Distribution Date during the one-month period beginning on the 15th day of the month preceding the month of such Distribution Date and ending on the 14th day of the month of such Distribution Date (or, in the case of the first Distribution Date, the period beginning on the Closing Date and ending on ___________ __, 199_) (each, an "Accrual Period").

     With respect to each Distribution Date, the Available Distribution Amount will be the amount received in respect of the Mortgage Loans that is on deposit in the Certificate Account as of the close of business on the related Determination Date plus the Advances deposited in the Distribution Account (described below) for such Distribution Date, less the following amounts:

          (a) amounts received on the Mortgage Loans as late payments or other recoveries of interest or principal (including Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the Master Servicer previously made an unreimbursed Advance of such amounts;

          (b) amounts representing the reimbursement for Nonrecoverable Advances and other amounts (including the Servicing Fee) permitted to be withdrawn by the Master Servicer from, or not required to be deposited in, the Certificate Account;

          (c) amounts representing all or part of a Monthly Payment due after the immediately preceding Due Date;

          (d) all Repurchase Proceeds, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation awards with respect to Mortgage Loans received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the related Due Date; and

          (e) all income from Eligible Investments held in the Certificate Account for the account of the Master Servicer.

     On the business day prior to each Distribution Date the Available Distribution Amount will be deposited into the Distribution Account. In addition, on or before each Distribution Date, the Trustee will deposit into the Distribution Account (i) the payments, if any, it has received under the Certificate Insurance Policy and the Limited Purpose Surety Bond and (ii) any Reserve Fund draw amounts, in each case for distribution on such Distribution Date.

     On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and order of priority:

          (i) to the Class A Certificateholders, interest for the related Accrual Period at the Class A Pass-Through Rate on the Class A Principal Balance, together with any previously undistributed shortfalls in required distributions of interest on the Class A Certificates (the "Class A Unpaid Interest Shortfall"). Interest distributions are subject to reduction on account of Net Interest Shortfalls as described below;

          (ii) to the Class A Certificateholders, on account of principal, the Class A Formula Principal Distribution Amount until the Class A Principal Balance is reduced to zero;

          (iii) to the Certificate Insurer, the monthly premium due on the Certificate Insurance Policy;

          (iv) to the Certificate Insurer, an amount equal to any previously unreimbursed payments made under the Certificate Insurance Policy and any fees and expenses owed to it under the related insurance agreement, together with interest thereon (collectively, the "Unreimbursed Insurer Amounts");

          (v) to the Reserve Fund, the amount (but not in excess of the Formula Excess Interest Amount) required to be deposited in the Reserve Fund;

          (vi) to the Class B Certificateholders, interest for the related Accrual Period at the Class B Pass-Through Rate on the Class B Principal Balance, together with any previously undistributed shortfalls in required distributions of interest on the Class B Certificates. Interest distributions are subject to reduction on account of Net Interest Shortfalls as described below;

          (vii) to the Class A Certificateholders, on account of principal, the Unrecovered Principal Amounts, if any, for the Mortgage Loans for such Distribution Date and all prior Distribution Dates that have not previously been distributed pursuant to this clause until the Class A Principal Balance is reduced to zero;

          (viii) to the Class B Certificateholders, on account of principal, the Class B Formula Principal Distribution Amount until the Class B Principal Balance is reduced to zero;

          (ix) to the Class B Certificateholders, the Class B Loss Amounts not previously distributed to them pursuant to this clause; and

          (x)  to the Class R Certificateholders, any remaining balance.

     Notwithstanding the foregoing, until the Class A Principal Balance is reduced to zero, distributions on account of principal otherwise allocable to the Class B Certificateholders in accordance with the above priorities will instead be made to the Class A Certificateholders to the extent, if any, that such distribution would, if made to the Class B Certificateholders, reduce the Class B Principal Balance to less than _____% of the Original Pool Scheduled Principal Balance or if the Class B Principal Balance is less than that amount.

     As to any Distribution Date, the "Formula Principal Distribution Amount" is the sum of:

          (a) the principal portion of all Monthly Payments, whether or not received, which were due on the related Due Date on Outstanding Mortgage Loans as of the related Due Date;

          (b)  with respect to each Mortgage Loan, all Principal
Prepayments made by the Mortgagor during the month (the "Principal Prepayment Period") preceding the month of such Distribution Date;

          (c) with respect to each Mortgage Loan not described in (e) below, all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Certificate Account pursuant to the Agreement, which are allocable to principal and were received during the related Principal Prepayment Period, net of related unreimbursed Servicing Advances and net of any portion thereof that, as to such Mortgage Loan, constitutes late collections with respect thereto;

          (d) with respect to each Mortgage Loan that has been repurchased pursuant to Section 11.01 of the Agreement during the related Principal Prepayment Period, an amount equal to the Principal Balance of the Mortgage Loan as of the date of repurchase;

          (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Principal Prepayment Period, the amount allocable to the principal of such Liquidated Mortgage Loan that was recovered out of the net liquidation proceeds in respect of such Liquidated Mortgage Loan in such Principal Prepayment Period; and

          (f) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period by the Master Servicer on account of a breach of a representation or warranty that materially adversely affects the interests of the Certificateholders or the Certificate Insurer or the Surety Bond Provider, or on account of its conversion to a fixed rate Mortgage Loan or otherwise, an amount equal to the principal portion of the Purchase Price, as defined in the Agreement (exclusive of any portion thereof included in clause (a) above).

     The "Scheduled Formula Principal Distribution Amount" for a
Distribution Date is the amount specified in clause (a) of this paragraph for such Distribution Date. The "Unscheduled Formula Principal
Distribution Amount" for a Distribution Date is the sum of the amounts in clauses (b), (c), (d), (e) and (f) of this paragraph for such Distribution Date.

     The "Unrecovered Principal Amount" in respect of a Liquidated Mortgage Loan is the portion, if any, of the principal of such Liquidated Mortgage Loan that was not recovered upon its liquidation. An Unrecovered Principal Amount in respect of a Distribution Date is one that was incurred in the immediately preceding Principal Prepayment Period.

     An "Outstanding Mortgage Loan" in respect of a Due Date is a Mortgage Loan which was not the subject of a Principal Prepayment in full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not repurchased pursuant to the Agreement on account of certain breaches of a representation or warranty or conversion or otherwise prior to such Due Date.

     A "Liquidated Mortgage Loan" is, generally, a defaulted Mortgage Loan as to which all amounts that the Master Servicer believes can be recovered with respect to such Mortgage Loan or the property acquired in respect thereof have been recovered.

     The "Principal Balance" of a Mortgage Loan is its principal balance remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid, but without deducting Monthly Payments due after the Cut-off Date and received on or before the Cut-off Date) reduced by all amounts (including Advances, if any) distributed to Certificateholders relating to principal of such Mortgage Loan.

     The interest entitlement above for the Class A and Class B Certificates with respect to each Distribution Date will be reduced by the amount of Net Interest Shortfall allocable to each such Class. The Net Interest Shortfall on any Distribution Date will be allocated pro rata among the Class A and Class B Certificates based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date.

     The "Net Interest Shortfall" in respect of a Distribution Date is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Net Prepayment Interest Shortfall. The "Net Prepayment Interest Shortfall" in respect of a Distribution Date is the aggregate of the Prepayment Interest Shortfalls incurred on the Mortgage Loans in the preceding Principal Prepayment Period that were not made up by the application of the Servicing Fees collected by the Master Servicer in respect of such Principal Prepayment Period. A "Relief Act Reduction" is a reduction in the amount of monthly interest on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     In no event will the aggregate distributions of principal to the holders of the Class A or Class B Certificates (whether out of Available Distribution Amounts, Reserve Fund draw amounts, payments under the Certificate Insurance Policy or payments under the Limited Purpose Surety
Bond) exceed the Original Principal Balance of such Class.

     The "Formula Excess Interest Amount" in respect of a Distribution Date is the amount, if any, by which (i) one month's interest at the Weighted Average Net Mortgage Rate on the aggregate Principal Balance of the Mortgage Loans as of the Due Date in the preceding month (after giving effect to the scheduled principal payments due on such Due Date and unscheduled principal payments received prior to such Due Date) exceeds
(ii) interest for the related Accrual Period at the weighted average of the Class A and Class B Pass-Through Rates for such Distribution Date on the aggregate Principal Balance of such Certificates.

     The Class A Principal Balance is the Original Class A Principal Balance less all prior distributions to Class A Certificateholders on account of principal.

     The Class B Principal Balance, which shall not be less than zero, is the Original Class B Principal Balance less the sum of (i) all prior distributions to the Class B Certificateholders on account of principal and (ii) the sum of all Class B Loss Amounts for prior Distribution Dates. A "Class B Loss Amount" for a Distribution Date is the amount, if any, by which (a) the sum of (x) the Formula Principal Distribution Amount and (y) the aggregate of the Unrecovered Principal Amounts, if any, for such Distribution Date exceeds (b) the amount distributed on account of principal to the holders of the Certificates on such Distribution Date. Class B Loss Amounts will not bear interest.

     The term "Principal Balance", when used in respect of a Class or Classes of Certificates, refers to the principal balance thereof as calculated in the preceding two paragraphs.

     The "Class A Formula Principal Distribution Amount" for a
Distribution Date is equal to the sum of (i) the Class A Percentage of the Scheduled Formula Principal Distribution Amount and (ii) the Class A Prepayment Percentage of the Unscheduled Formula Principal Distribution Amount.

     The "Class A Percentage" for a Distribution Date is equal to the percentage (which shall in no event be greater than 100%) derived from dividing the Class A Principal Balance by the Pool Scheduled Principal Balance (before giving effect to the Formula Principal Distribution Amount for such Distribution Date). The "Class A Prepayment Percentage" for a Distribution Date on or before the Distribution Date in ________ 20__ will be 100%. The "Class A Prepayment Percentage" for a Distribution Date after the Distribution Date in ________ 20__ will be as follows: for any Distribution Date subsequent to ________ 20__ to and including the Distribution Date in ________ 20__, the Class A Percentage for such Distribution Date plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to ________ 20__ to and including the Distribution Date in ________ 20__, the Class A Percentage for such Distribution Date plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to ________ 20__ to and including the Distribution Date in ________ 20__, the Class A Percentage for such Distribution Date plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to ________ 20__ to and including the Distribution Date in ________ 20__, the Class A Percentage for such Distribution Date plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, in which case the Class A Prepayment Percentage for such Distribution Date will once again be 100%). Reduction of the Class A Prepayment Percentage in accordance with the preceding sentence is subject to the satisfaction of certain criteria (including the criteria set forth in clause (ii) of the next paragraph (applied, for purposes of this paragraph, by starting the application of clause (a) thereof with any Distribution Date after ________ 20__ to and including the Distribution Date in ________ 20__ and similarly moving back the application of clauses
(b), (c) and (d) thereof) and the criteria set forth in clause (iii) of the next paragraph) regarding delinquency and loss experience of the Mortgage Loans.

     Notwithstanding the foregoing, if on any Distribution Date (i) the Current Subordination Level equals at least twice the Original Subordination Level, (ii) cumulative Unrecovered Principal Amounts with respect to the Mortgage Loans have not exceeded (a) if such Distribution Date is on or before the fifth anniversary of the first Distribution Date, 35% of the initial Class B Principal Balance, (b) if such Distribution Date is after the fifth but on or before the sixth anniversary of the first Distribution Date, 40% of the initial Class B Principal Balance, (c) if such Distribution Date is after the sixth but on or before the seventh anniversary date of the first Distribution Date, 45% of the initial Class B Principal Balance and (d) if such Distribution Date is after the seventh anniversary date of the first Distribution Date, 50% of the initial Class B Principal Balance, and (iii) over the prior three months, the average aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgage Property has been acquired by the Trust Fund) has not exceeded 3.00% of the average aggregate outstanding principal balance of all Mortgage Loans for such period, then the Class A Prepayment Percentage for such Distribution Date will be as follows: (A) as to any Distribution Date prior to the third anniversary of the first Distribution Date, the Class A Percentage for such Distribution Date plus 50% of the Subordinated Percentage for such Distribution Date; and (B) as to any Distribution Date thereafter, the Class A Percentage for such Distribution Date.

     The "Current Subordination Level" in respect of a Distribution Date is the percentage derived from dividing (i) the Class B Principal Balance (before giving effect to the distributions and the allocation of the Unrecovered Principal Amounts for such Distribution Date) by (ii) the Pool Scheduled Principal Balance (before giving effect to the Formula Principal Distribution Amount for such Distribution Date). The "Original Subordination Level" is the percentage derived from dividing (i) the Original Class B Principal Balance by (ii) the Original Pool Scheduled Principal Balance, which percentage is _____%.

     The "Class B Formula Principal Distribution Amount" for a Distribution Date is the sum of (i) the Subordinated Percentage of the Scheduled Formula Principal Distribution Amount and (ii) the Subordinated Prepayment Percentage of the Unscheduled Formula Principal Distribution Amount. The Subordinated Percentage is equal to 100% less the Class A Percentage. The Subordinated Prepayment Percentage is equal to 100% less the Class A Prepayment Percentage.

     With respect to any Distribution Date, a "Distribution Account Shortfall" is the sum of (a) the amount, if any, by which (x) the aggregate of the full amounts due to be distributed to the Class A Certificateholders pursuant to clauses (i) and (ii) in the fourth paragraph under "Distributions on the Certificates" above exceeds (y) the amount of funds (exclusive of funds representing the Insured Payment in respect of such Distribution Date) that will be on deposit in the Distribution Account in respect of such Distribution Date and available to be distributed on the Class A Certificates, after taking into account all deposits to be made to the Distribution Account on or prior to such Distribution Date, including without limitation all Advances, all funds to be transferred from the Reserve Fund and payments under the Limited Purpose Surety Bond and (b) on the third Distribution Date that follows the month in which there occurs the latest original scheduled maturity date of any Mortgage Loan that was an Outstanding Mortgage Loan at any time during such month, the amount necessary to reduce the Class A Principal Balance to zero (after giving effect to all other distributions of principal to be made on such Distribution Date in respect of the Class A Certificates).

     Subject to the terms and conditions of the Certificate Insurance Policy, the Insured Amount for a Distribution Date will include the Distribution Account Shortfall, if any, for such Distribution Date. Insured Payments, if any, will be distributed to the Class A Certificateholders on the related Distribution Date. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     The Class A Pass-Through Rate for a Distribution Date will be equal to the lesser of (i) LIBOR (as described below) plus _____% and (ii) the Weighted Average Net Mortgage Rate for the Mortgage Loans as of the Due Date in the preceding month (determined on the basis of the Principal Balances of the Mortgage Loans after giving effect to the Monthly Payments due on or prior to such Due Date and unscheduled principal payments received prior to such Due Date). The Class B Pass-Through Rate will be similarly calculated, except that the rate corresponding to clause (i) of the preceding sentence will equal LIBOR plus _____%. The "Net Mortgage Rate" of a Mortgage Loan is its Mortgage Rate less the sum of (i) the Servicing Fee Rate of _____% and (ii) the Certificate Insurance Policy annual premium rate (which, together with the Servicing Fee Rate, will not exceed _____%). The "Weighted Average Net Mortgage Rate" is the weighted average of the Net Mortgage Rates for the Mortgage Loans. Notwithstanding the foregoing, the _____% margin added to the applicable LIBOR formula for the calculation of the Class A Pass-Through Rate will instead be _____% for each Distribution Date occurring at least 120 days after the first Distribution Date in respect of which the option to purchase the Mortgage Loans, described under "Description of the Certificates -- Optional Termination", may first be exercised by the Master Servicer. The Class A Pass-Through Rate thus calculated will still be subject to the limitation of the Weighted Average Net Mortgage Rate as described above in this paragraph. See also "Servicing Compensation and Payment of Expenses".

     Calculation of LIBOR. LIBOR with respect to any Distribution Date shall be established by the Trustee and shall equal the arithmetic mean (rounded, if necessary, to the nearest one-sixteenth of a percent, with a one thirty-second being rounded upwards) of the offered rates for United States dollar deposits for one month which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding Distribution Date (but as of ________ __, 199_ in the case of the Distribution Date on ________ __, 199_), provided that at least two such offered rates appear on the Reuters Screen LIBO Page on such date. If fewer than two offered rates appear, LIBOR will be determined on such date as described in the paragraph below. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "LIBOR Business Day", for purposes of the Agreement, is a day which is both a Business Day (as defined in the Agreement) and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     If on such date fewer than two offered rates appear on the Reuters Screen LIBO Page, the Trustee will request the principal London office of each of the Reference Banks (which shall be major banks specified in, or determined by the Master Servicer under, the Agreement that are engaged in transactions in the London interbank market) to provide the Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two Reference Banks provide the Trustee with such offered quotations, LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one-sixteenth of a percent, with a one thirty-second being rounded upwards) of all such quotations. If on such date fewer than two of the Reference Banks provide the Trustee with such an offered quotation, LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one-sixteenth of a percent, with a one thirty-second being rounded upwards) of the offered per annum rates which one or more leading banks in The City of New York specified in or determined by the Agreement are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be the LIBOR applicable to the immediately preceding Distribution Date.

RESERVE FUND

     The Reserve Fund will be an account established with the Trustee and will initially be funded up to $________ (the "Initial Amount") from the application in the aggregate of the Available Distribution Amount pursuant to clause (v) in the fourth paragraph under " -- Distributions on the Certificates" above. On each Distribution Date, funds, if any, in the Reserve Fund will be applied to make any required Advance that the Master Servicer fails to make. Collections of late Monthly Payments covered by any Advance from the Reserve Fund will be applied to reinstate the amount in the Reserve Fund up to the Initial Amount. Similarly, the application of the Available Distribution Amount pursuant to clause (v) in the fourth paragraph under " -- Distributions on the Certificates" above may reinstate the amount in the Reserve Fund up to the Initial Amount.

SUBORDINATED CERTIFICATES

     The rights of the Class B Certificateholders and the Class R
Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of Class A Certificates to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of Class A Certificates of the full amount of monthly distributions due them and to protect the holders of Class A Certificates against losses.

     The protection afforded to the holders of the Class A Certificates by means of the subordination, to the extent provided herein, of the Class B and Class R Certificates as described above will be accomplished (i) by the application of the Available Distribution Amount in the order specified under "Distributions on the Certificates" above and (ii) if the Available Distribution Amount on such Distribution Date is not sufficient to permit the distribution of the entire Class A Formula Principal Distribution Amount and all previously undistributed Unrecovered Principal Amounts to the holders of Class A Certificates, by the right of the holders of such Class A Certificates to receive any such shortfall out of future distributions of Available Distribution Amounts that would otherwise have been payable to the holders of the related Class B Certificates and the Class R Certificate, as applicable. This subordination feature is effected for the Class A Certificates by allocating principal among the Certificates on a shifting-interest payment basis as described herein.

     As described above, the distribution of principal to the holders of Class A Certificates is intended to include the Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Principal Prepayment Period. A "Liquidated Mortgage Loan" is, generally, a defaulted Mortgage Loan as to which all amounts that the Master Servicer believes can be recovered with respect to such Mortgage Loan or the property acquired in respect thereof have been recovered. If the Liquidation Proceeds, net of related Liquidation Expenses and any Advances in respect thereof, allocable to principal from such Liquidated Mortgage Loan are less than the principal balance of such Liquidated Mortgage Loan, the deficiency may, in effect, be absorbed by the holders of the Class B Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the Mortgage Loans, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the holders of the Class A Certificates or to the Certificate Insurer or the Surety Bond Provider. No assurance can be given that the Class A Certificates will not experience any losses.

     If, due to losses and delinquencies, the Available Distribution Amount for any Distribution Date is not sufficient to cover, in addition to interest distributable to the holders of the Class A and Class B Certificates, the entire Formula Principal Distribution Amount and any Unrecovered Principal Amounts distributable to the holders of such Class A Certificates on such Distribution Date, then the aggregate of the Pool Scheduled Principal Balance will have become less than the outstanding Principal Balance of the Certificates. Such disproportionate reduction of the Pool Scheduled Principal Balance reduces the protection afforded by the subordination of the Class B Certificates. But for the effect of the Certificate Insurance Policy, the holders of Class A Certificates will bear all losses and delinquencies on the Mortgage Loans, and could incur losses on their investment, if the Pool Scheduled Principal Balance becomes equal to or less than the aggregate outstanding Principal Balance of such Class A Certificates.

CERTIFICATE INSURANCE POLICY

     The Company will obtain the Certificate Insurance Policy, which will be issued by the Certificate Insurer in favor of the Trustee and will provide for payment of Insured Amounts (as defined herein) in accordance with the terms of the Certificate Insurance Policy solely for the benefit of the holders of the Class A Certificates. The Certificate Insurance Policy is non-cancelable. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     The Certificate Insurer is required to pay Insured Amounts to the Trustee as paying agent on the later of the applicable Distribution Date or the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment (as defined herein) in accordance with and subject to the terms of the Certificate Insurance Policy. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee.

     The Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). In addition, the Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments and does not protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment (as defined herein) due to holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates. The Certificate Insurer has the right to terminate the Trust Fund, causing the transfer of amounts in certain accounts and the acceleration of the Class A Certificates, under certain circumstances if the Pool Scheduled Principal Balance becomes less than 10% of the Pool Scheduled Principal Balance as of the Cut-off Date.

ASSIGNMENT OF MORTGAGE LOANS

     The Company will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest collected on or with respect to the Mortgage Loans due after the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule specifies, among other things, with respect to each Mortgage Loan, the original principal amount and the unpaid principal balance as of the Cut-off Date; the Monthly Payment as of the Cut-off Date; the months remaining to maturity of the Mortgage Loan; the Margin; and the Mortgage Rate as of the Cut-off Date.

     The Mortgage Notes and Mortgages and certain other documents (the "Mortgage Files") will be delivered by the Master Servicer to the Trustee or a custodian of the Trustee within _____ days after the date of the initial issuance of the Certificates, and at least _____% of the Mortgage Notes will have been delivered by such issuance date. The Trustee, or its custodian, will review each Mortgage File (or copies thereof) and if any document required to be included in any Mortgage File is found to be defective in any material respect and such defect is not cured within 60 days (or such longer period as may be agreed to by the Trustee or its custodian) following notification thereof to the Master Servicer by the Trustee, the Master Servicer will repurchase or substitute for such Mortgage Loan in the manner set forth under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets -- Assignment of the Mortgage Loans" in the Prospectus and as set forth in the Agreement.

     The assignments of the Mortgages to the Trustee will not be recorded. However, if ML & Co.'s long-term unsecured debt is rated below A - by _____________________ or A3 by ______________________, the Master Servicer
will be obligated to cause the assignments of the Mortgages to be recorded in the appropriate public records unless there shall have been delivered an opinion of counsel satisfactory to the Company, the Certificate Insurer and the Trustee that such recording is not required to protect the Trustee's interest in the Mortgage Loans. Any Mortgage Loans for which assignments are required to be recorded but are not recorded within the time required under the Agreement shall be repurchased as described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets -- Assignment of the Mortgage Loans" in the Prospectus and as set forth in the Agreement.

AMENDMENTS TO MORTGAGE LOAN DOCUMENTS

     In connection with the servicing of the Mortgage Loans, the Master Servicer may at the request of a borrower or at its own initiative agree to modify the Mortgage Note or Mortgage relating to a Mortgage Loan or waive compliance by the borrower with any provision of the Mortgage Note or Mortgage, provided that any such modification or waiver (i) does not extend the scheduled maturity date of, modify the interest rate payable under (except as required by law or as contemplated by the Mortgage Note), or constitute a cancellation or discharge of the outstanding principal balance under such Mortgage Loan, (ii) is not inconsistent with the Master Servicer's then current practice respecting comparable mortgage loans held in its own portfolio, or (iii) does not materially and adversely affect the security afforded by the Mortgaged Property; provided, however, that the Master Servicer may agree to changes to the terms of a Mortgage Note or Mortgage which would otherwise be violative of clauses (i) and (iii) above if (a) the Master Servicer has determined that such changes are necessary to avoid prepayment of the related Mortgage Loan or to accommodate the request of a borrower to extend the scheduled maturity date of the related Mortgage Loan and such changes are consistent with prudent business practice, (b) the Master Servicer repurchases the related Mortgage Loan for the Purchase Price on the business day preceding the Distribution Date immediately following the Principal Prepayment Period during which such changes were made and (c) such changes and subsequent repurchase will not affect the status of the Trust Fund as a REMIC as evidenced by an opinion of counsel. Any such repurchase will be accomplished in the manner described under "Description of the Certificates -- Assignment of Mortgage Loans" herein.

SERVICING AND INSURANCE

     The Mortgage Loans will be serviced in accordance with procedures as described generally in the Prospectus under "The Pooling and Servicing Agreement" and as set forth in the Agreement.

     Except as described below, when any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer may, but is not obligated to, enforce any due-on-sale clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the Class A Certificates. See "Yield and Prepayment Considerations" in the Prospectus and "Prepayment and Yield Considerations" herein. If the Master Servicer elects not to enforce any due-on-sale clause or is prevented from enforcing such due-on-sale clause under applicable law, the Master Servicer is authorized to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan.

     The Master Servicer will be obligated to maintain a Standard Hazard Insurance Policy with respect to each Mortgage Loan in an amount equal to the replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance of such Mortgage Loan, whichever is less. See "The Pooling and Servicing Agreement -- Hazard Insurance" in the Prospectus. No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan included in the Mortgage Pool be subject to FHA Insurance or VA Guaranty or, except for _____% of the Mortgage Loans (by Cut-off Date Principal Balance), be covered by a Primary Mortgage Insurance Policy.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly Servicing Fee (including any sub-servicing compensation) with respect to each Mortgage Loan in an amount equal to approximately one-twelfth of _____% of the principal balance of each Mortgage Loan (the "Servicing Fee Rate"). The Master Servicer will not receive excess interest or excess proceeds as additional servicing compensation. See "Certain Federal Income Tax Consequences" herein and in the Prospectus. The Master Servicer will receive any net investment earnings on the Certificate Account.

     The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

     The Servicing Fee in respect of a month will be applied to make up any Prepayment Interest Shortfall experienced on any prepayment of a Mortgage Loan in such month in respect of which less than one month's interest is collected in respect of such month. A "Prepayment Interest Shortfall" in respect of a Mortgage Loan is the amount by which interest paid by the Mortgagor in connection with a principal prepayment of such Mortgage Loan is less than one month's interest at the related Mortgage Rate on the amount prepaid. See "Prepayment and Yield Considerations". No assurance can be given that the amount of the Servicing Fee will be sufficient for such purpose.

     In addition, after giving effect to the preceding paragraph, the balance of the Servicing Fee in respect of a month will be applied to make up the amount, if any, by which (i) the interest accrued on the Certificates (calculated on the assumption that the sum of the Class A Principal Balance and the Class B Principal Balance is equal to the Pool Scheduled Principal Balance) at the weighted-average of the applicable Class A Pass-Through Rate and the Class B Pass-Through Rate for the related Accrual Period exceeds (ii) the interest due on the Mortgage Loans on the Due Date in such Accrual Period (calculated on the assumption that there were no prepayments of the Mortgage Loans during the month preceding such Due Date). If the Class A and Class B Pass-Through Rates for an Accrual Period are equal to the related Weighted Average Net Mortgage Rate, the amount in clause (i) could in certain circumstances be greater than the amount in clause (ii) because interest will accrue on the Mortgage Loans on the basis of a year consisting of twelve 30-day months and interest on the Class A and Class B Certificates will accrue on the basis of the actual number of days in the Accrual Period (which could be more than 30) divided by 360. No assurance can be given that the Servicing Fee will be sufficient to cover any such differential. However, the Certificate Insurance Policy would, in effect, cover such differential to the extent, if any, that it causes a Distribution Account Shortfall after giving effect to the application of the Servicing Fee as described in this paragraph. See "The Certificate Insurance Policy and the Certificate Insurer".

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The Master Servicer may, in its sole discretion, purchase from the Trust Fund any Mortgage Loan as to which a Monthly Payment is 90 or more days delinquent. Any such purchase will be at a price equal to 100% of the Principal Balance of such Mortgage Loan, plus any unreimbursed Advances in respect thereof, together with accrued interest thereon at the Mortgage Rate from the date through which interest was last paid by the related borrower or advanced by the Master Servicer to the end of the Principal Prepayment Period preceding the Distribution Date on which the proceeds of such purchase are required to be distributed.

ADVANCES

     The Master Servicer is obligated to make Advances of cash each month, which will be part of the Available Distribution Amount and therefore also available to the Class B Certificateholders, equal to the amount of the delinquent Monthly Payments due on the immediately preceding Due Date and not paid. The Master Servicer is under no obligation to make an Advance with respect to any Mortgage Loan if the Master Servicer determines, in its sole discretion, that such Advance will not be recoverable from future payments and collections on such Mortgage Loans based upon its general experience in servicing mortgage loans, its assessment of the likelihood of ultimate payment by the related Mortgagors and its estimate of Liquidation Proceeds. The Master Servicer will be reimbursed for Advances out of the related late collections and Liquidation Proceeds. The Master Servicer will be reimbursed for Advances that it determines will not be recoverable out of related late collections and Liquidation Proceeds ("Nonrecoverable Advances") from funds in the Certificate Account. Advances are intended to maintain a regular flow of scheduled interest payments to the Class A Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Master Servicer out of amounts received on Mortgage Loans. Advances are required to be deposited in the Certificate Account by the second Business Day prior to the related Distribution Date. The Master Servicer may make an Advance (i) out of its own funds, (ii) out of funds in the Certificate Account that are not part of the Available Distribution Amount for the related Distribution Date or (iii) by any combination of clauses (i) and
(ii). Advances made pursuant to clause (ii) must be restored from the Master Servicer's funds when such amounts are required to be distributed as part of an Available Distribution Amount.

OPTIONAL TERMINATION

     The Master Servicer may, at its option, and, in the absence of the exercise thereof by the Master Servicer, the Certificate Insurer may, at its option, repurchase from the Mortgage Pool all Mortgage Loans remaining outstanding on any Distribution Date when the Pool Scheduled Principal Balance is less than 10% of the Pool Scheduled Principal Balance as of the Cut-off Date. The repurchase price to be distributed to Certificateholders will equal the greatest of (i) the aggregate Principal Balances of the Mortgage Loans plus accrued interest thereon at the related Net Mortgage Rate, plus the appraised value of any property acquired in respect of a Mortgage Loan, less, if the Master Servicer is the purchaser, any unreimbursed advances previously made by the Master Servicer with respect to an acquired property, (ii) the fair market value of the Mortgage Loans and any property acquired in respect of a Mortgage Loan (as determined by the Master Servicer) less, if the Master Servicer is the purchaser, any unreimbursed advances previously made by the Master Servicer with respect to an acquired property and (iii) the sum of (a) the aggregate of the Class A Principal Balance together with one month's interest at the Class A Pass-Through Rate and any Class A Unpaid Interest Shortfall and (b) the sum of the Class B Principal Balance together with one month's interest at the Class B Pass-Through Rate and any previously undistributed shortfall in interest due on the Class B Certificates on prior Distribution Dates. The repurchase price will be distributed to Certificateholders in the month following the month of repurchase, first to the Class A Certificateholders to the extent of the amount in clause (iii)(a) and then in accordance with the Agreement.

MISCELLANEOUS

     In determining the percentage of the Trust Fund evidenced by a Certificate for purposes of determining the consent of Certificateholders or other action by Certificateholders as discussed under "The Pooling and Servicing Agreement -- Amendment" in the Prospectus, such percentage shall be based upon the relative outstanding Principal Balances of the Certificates. Amendments to the Agreement requiring the consent of Certificateholders shall require only the consent of the holders of Certificates of each Class affected thereby, evidencing, as to such Class, Percentage Interests aggregating at least 66%. Amendments to the Agreement may be made only with the prior written consent of the Certificate Insurer and the Surety Bond Provider. Certain other actions under the Agreement also require the prior written consent of the Certificate Insurer and the Surety Bond Provider. The Certificate Insurer and the Surety Bond Provider may direct the Trustee to waive any default by the Master Servicer under the Agreement, except that a default in making any required distribution on any Certificate may only be waived by the affected Certificateholder. Upon an Event of Default, the Trustee may terminate the rights of the Master Servicer only with the consent of the Certificate Insurer and the Surety Bond Provider, and shall terminate the Master Servicer at the direction of the Certificate Insurer and the Surety Bond Provider.

     A successor Master Servicer, if any, will become obligated to purchase Convertible Mortgage Loans that convert to a fixed rate after such successor becomes the Master Servicer only if such successor Master Servicer, at its discretion, elects to obligate itself to make such purchases. A terminated Master Servicer (including the initial Master Servicer) will not be obligated to make such purchases after its termination as Master Servicer.

REGISTRATION OF CLASS A CERTIFICATES

     The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (each as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants (each as defined below), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Class A Certificates may do so only through Participants (unless and until Definitive Class A Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below.

     Unless and until Definitive Class A Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Unless and until Definitive Class A Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants by instructing such Participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     Class A Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Class A Certificates"), only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Company or the Trustee is unable to locate a qualified successor, (ii) the Company, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Class A Certificates together, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Class A Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Company and the Trustee that, unless and until Definitive Class A Certificates are issued, DTC will take any action permitted to be taken by a holder of Class A Certificates under the Agreement only at the direction of one or more Participants to whose DTC account the Class A Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Class A Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificate Owner under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Company would seek an alternative depositary (if available) or cause the issuance of Definitive Class A Certificates to Certificate Owners or their nominees in the manner described above.

     Issuance of the Class A Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

THE TRUSTEE

     ______________________________________, a national banking association, will act as Trustee of the Trust Fund. The mailing address of the Trustee's corporate trust office is _______________________, _________________________ and its telephone number is (_____) ____-_______.

     The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Master Servicer will be obligated to appoint a successor Trustee. If a downgrading in the credit rating of the Trustee would materially adversely affect the rating of the Class A Certificates, the Master Servicer, under certain circumstances, may remove the Trustee and appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment of the successor Trustee.

         THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

     (The following information has been supplied by the AMBAC Indemnity Corporation ("AMBAC") for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, unconditionally and irrevocably guarantees that an amount equal to each full and complete Insured Amount will be received by the Trustee for distribution to holders of the Class A Certificates in accordance with the terms of the Agreement (as defined below). The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Amount shall be finally and completely discharged to the extent funds equal to the applicable Insured Amount are received from the Certificate Insurer by the Trustee. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee. Insured Amounts shall be paid only at the time set forth in the Certificate Insurance Policy.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments nor protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment due to holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates.

     In the event the Trustee has notice that any payment of principal or interest which has been made to a holder of the Class A Certificates by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, the Certificate Insurer will make payment to the Trustee in respect thereof.

     The Certificate Insurer will pay any amount payable under the Certificate Insurance Policy from its own funds on the later of (a) the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment or (b) the applicable Distribution Date. Such payments shall be made only upon presentation of an instrument in form and substance satisfactory to the Certificate Insurer who shall be subrogated to all rights of the holders of the Class A Certificates to payment on the Class A Certificates to the extent of the Insured Payments so made. Once payments of the Insured Amounts have been made to the Trustee, the Certificate Insurer shall have no further obligation in respect of such Insured Amounts.

     As used in the Certificate Insurance Policy, the following terms have the following meanings:

          "Agreement" means the Pooling and Servicing Agreement dated as of __________ 1, 199_, by and among the Company, the Master Servicer and the Trustee without regard to any amendment or supplement thereto without the prior consent of the Certificate Insurer.

          "Business Day" means any day other than a Saturday, Sunday or any day on which national banks in the States of New York, California or Florida are authorized or obligated by law or executive order to close.

          "Insured Amount" and "Nonpayment" mean with respect to any Distribution Date the sum of (i) the Distribution Account Shortfall for such Distribution Date and (ii) any Preference Amount.

          "Insured Payment" means with respect to any Distribution Date the Insured Amount for such Distribution Date paid to the Trustee by the Certificate Insurer.

          "Preference Amount" means any payment of principal or interest which has been made to a holder of the Class A Certificates by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of California, without giving effect to the conflict of laws principles thereof.

     In the event that AMBAC Indemnity Corporation were to become insolvent, any claims arising under the policy would be excluded from coverage by the California Insurance Guaranty Association established pursuant to the laws of the State of California.

     The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

     The Certificate Insurance Policy is not cancelable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

     AMBAC is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, and Guam. AMBAC primarily insures newly issued municipal bonds. AMBAC is a wholly owned subsidiary of AMBAC Inc., a 100% publicly held company. Moody's, Standard & Poor's and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to AMBAC.

     AMBAC has entered into pro rata reinsurance agreements under which a percentage of the insurance underwritten pursuant to certain of AMBAC's municipal bond insurance programs has been and will be assumed by a number of foreign and domestic unaffiliated reinsurers.

     The following table sets forth AMBAC's capitalization as of December 31, 1993, December 31, 1994, December 31, 1995 and June 30, 1996,
respectively, on the basis of generally accepted accounting principles.

                         AMBAC INDEMNITY CORPORATION
                             CAPITALIZATION TABLE

                           December 31, 1993       December 31, 1994       December 31, 1995          June 30, 1996
                                                                                                      (Unaudited)
                                                   (Dollars in millions)
Unearned premiums . . .    $   785                 $  840                  $  906                     $  937
Other liabilities . . .        192                    136                     295                        286
Stockholder's equity:
  Common stock . . .       $    82                 $   82                  $   82                     $   82
  Additional paid-in
    capital . . .              444                    444                     481                        514
  Unrealized gain (loss)
    on bonds; net of tax        68                   (46)                      87                         34
     Retained earnings         668                    782                     907                        912
Total stockholder's
     equity . . . . . .     $1,262                 $1,262                  $1,557                     $1,542
Total liabilities and
stockholder's equity  .     $2,239                 $2,238                  $2,758                     $2,765


* The financial information presented has been adjusted to reflect the effects of Statement of Financial Accounting Standards No. 113 "Accounting and Reporting for Reinsurance of Short Duration and Long Duration Contracts" which AMBAC adopted during 1993.
                             -------------------

     For additional financial information concerning AMBAC, see the audited financial statements of AMBAC included as Appendix A of this Prospectus Supplement and the unaudited financial statements of AMBAC included as Appendix B of this Prospectus Supplement.

     Effective December 31, 1993, AMBAC adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities" ("Statement 115") with all investments designated as available-for-sale. As required under Statement 115, prior years' financial statements have not been restated. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase AMBAC's stockholder's equity $63.6 million, net of tax. The adoption of Statement 115 had no effect on earnings.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under this heading "The Certificate Insurance Policy and the Certificate Insurer" and, the information provided in Appendix A and Appendix B.)

     (The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Certificate Insurance Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate
Insurance Policy does not cover Net Interest Shortfalls.

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Remittance Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

     As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

     "Agreement" means the Pooling and Servicing Agreement dated as of
        , 19    among the Seller, the Servicer and the Trustee without
regard to any amendment or supplement thereto.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

     "Deficiency Amount" means, with respect to any Remittance Date, the Distribution Account Shortfall for such Remittance Date.

     "Insured Payment" means (i) with respect to any Remittance Date, the Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

     "Owner" means each holder (as defined in the Agreement) who, on the applicable Remittance Date, is entitled under the terms of the applicable Certificates to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

     The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Certificates.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Insurer and its subsidiaries for the six months ended June 30, 1996 and for the periods ending June 30, 1996 and June 30, 1995 included in the Quarterly Report on Form 10-Q of MBIA, Inc. for the period ending June 30, 1996, are hereby incorporated by reference into this Prospectus and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                                                   SAP

                                                        December 31, 1995        June 30, 1996
                                                        (Audited)                (Unaudited)
                                                                     (In millions)
Admitted Assets . . . . . . . . . . . . . . . . .       $3,814                   $4,179
Liabilities . . . . . . . . . . . . . . . . . . .        2,540                    2,804
Capital and Surplus . . . . . . . . . . . . . . .        1,274                    1,375


                                                                     GAAP
                                                        December 31, 1995        June 30, 1996
                                                        (Audited)                (Unaudited)
                                                                     (In millions)
Assets  . . . . . . . . . . . . . . . . . . . . .       $4,463                   $4,691
Liabilities . . . . . . . . . . . . . . . . . . .        1,937                    2,088
Shareholder's Equity  . . . . . . . . . . . . . .        2,526                    2,602


     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and the Certificate Insurer set forth under the heading "THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER."

     Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer "AAA."

     Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.)

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the assets of the Trust Fund (exclusive of the rights in respect of the Additional Collateral) as a REMIC for federal income tax purposes. The Class A Certificates and the Class B Certificates will be regular interests in the Trust Fund (exclusive of the rights in respect of the Additional Collateral) and the Class R Certificate will be the residual interest in the Trust Fund (exclusive of the rights in respect of the Additional Collateral).

     The Class A Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of 15%. No representation is made that the Mortgage Loans will, in fact, prepay at this or any other rate.

     See "Certain Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") an administrative exemption (Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, Fed. Reg. 21459 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption apply to mortgage loans such as the Mortgage Loans in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

          (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  The rights and interests evidenced by the Class A
Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Class A Certificates to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed twenty-five (25) percent of all of the Class A Certificates outstanding at the time of the acquisition and
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Company believes that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates sold by the Underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Mortgage Loans included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code, of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

                               USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be applied by the Company to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                                 UNDERWRITING

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sole underwriter, has agreed, on the terms and conditions of the Underwriting Agreement and a Terms Agreement (together, the "Underwriting Agreement") relating to the Class A Certificates, to purchase the entire principal amount of the Class A Certificates offered hereby.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered hereby if any Class A Certificates are purchased.

     The distribution of the Class A Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriter may be required to make in respect thereof.

     All of the Mortgage Loans evidenced by the Certificates will have been acquired by the Company in a privately negotiated transaction with MLCC.

     The Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Class A Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

                                   EXPERTS

     (The consolidated balance sheets of AMBAC Indemnity Corporation, at December 31, 1994 and 1995 and the consolidated statements of operations, stockholder's equity and cash flows of AMBAC Indemnity Corporation for each of the years in the three year period ended December 31, 1995, appearing in Appendix A and Appendix B of this Prospectus Supplement have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP covering the consolidated financial statements referred to above of AMBAC Indemnity Corporation refers to the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Accounting for Postemployment Benefits," in 1993.)

     (The consolidated financial statements of the Certificate Insurer, MBIA Insurance Corporation, as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement have been audited by Coopers & Lybrand, independent accountants, as set forth in their report thereon appearing elsewhere herein. Such consolidated financial statements are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.)

                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Company and the Underwriter by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Brown & Wood LLP.

                              CERTIFICATE RATING

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated _____ by ________________________ and _____ by
____________________.   (Standard & Poor's assigns the additional symbol
of ____ to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an ___ symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.)

     The ratings of ________________________ and __________________ do not
represent any assessment of the ability of the Master Servicer to purchase any Converting Mortgage Loan. If the Master Servicer fails to purchase a Converting Mortgage Loan that it is obligated to purchase, investors in the Class A Certificates might experience a lower than anticipated yield. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. The ratings assigned to the Class A Certificates address the likelihood of the receipt of distributions due on the Class A Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Mortgage Loans, the structural and legal aspects associated with the Class A Certificates, and the claims-paying ability of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Class A Certificates. The ratings assigned to the Class A Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the holders of the Class A Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Class A Certificates, or if it does, what rating it will assign to the Class A Certificates.

                           INDEX OF PRINCIPAL TERMS
                                                                         Page

Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-48
Additional Collateral . . . . . . . . . . . . . . . . . . . . . . . S-9, S-35
Additional Collateral Loans . . . . . . . . . . . . . . . . . . . . S-9, S-35
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-20
AMBAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . .  S-11
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18, S-47
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Certificate Insurance Policy  . . . . . . . . . . . . . . . . . . . . . Cover
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-18
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Class A Formula Principal Distribution Amount . . . . . . . . . . . . .  S-51
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Class A Prepayment Percentage . . . . . . . . . . . . . . . . . . . . .  S-51
Class A Unpaid Interest Shortfall . . . . . . . . . . . . . . . .  S-12, S-48
Class B Formula Principal Distribution Amount . . . . . . . . . . . . .  S-52
Class B Loss Amount . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Co-op Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Constructive Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . .  S-10
Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-8
Convertible Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . S-2
Converting Mortgage Loan  . . . . . . . . . . . . . . . . . . . . .  S-2, S-7
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Current Subordination Level . . . . . . . . . . . . . . . . . . . . . .  S-52
Definitive Class A Certificates . . . . . . . . . . . . . . . . . . . .  S-59
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Distribution Account Shortfall  . . . . . . . . . . . . . . . . . . . .  S-52
Distribution Date . . . . . . . . . . . . . . . . . . . . . . S-2, S-11, S-47
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18, S-47
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Equity Access(Registered Trademark) credit accounts . . . . . . . . . .  S-34
Equity Access(Registered Trademark) loans . . . . . . . . . . . . . . .  S-34
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17, S-65
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Euroclear Cooperative . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Formula Excess Interest Amount  . . . . . . . . . . . . . . . . . . . .  S-50
Formula Principal Distribution Amount . . . . . . . . . . . . . . . . .  S-49
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
Global Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Index Convertible Mortgage Loans  . . . . . . . . . . . . . . . . .  S-2, S-8
Initial Amount  . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-53
Insured Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Insured Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Interest Adjustment Date  . . . . . . . . . . . . . . . . . . . . . . . . S-6
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Limited Purpose Surety Bond . . . . . . . . . . . . . . . . . . . . . . . S-9
Liquidated Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . .  S-50
LTV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . Cover, S-20
Maximum Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
MBIA Insurance Corporation  . . . . . . . . . . . . . . . . . . . . . .  S-63
ML & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
MLCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Monthly Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Mortgage Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . Cover, S-11, S-20
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Mortgage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Net Interest Shortfall  . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Non-Resident Alien Loans  . . . . . . . . . . . . . . . . . . . . . . .  S-36
Nonpayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Nonrecoverable Advances . . . . . . . . . . . . . . . . . . . . . . . .  S-57
One-Month LIBOR Index . . . . . . . . . . . . . . . . . . . . . . . S-6, S-37
Original Subordination Level  . . . . . . . . . . . . . . . . . . . . .  S-52
Outstanding Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  S-50
Parent Power(Registered Trademark) Loans  . . . . . . . . . . . . . . .  S-35
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Pool Scheduled Principal Balance  . . . . . . . . . . . . . . . . . . .  S-13
Preference Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . .  S-56
Prime Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Principal Prepayment Period . . . . . . . . . . . . . . . . . . . . . .  S-49
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Relief Act Reduction  . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . .  S-52
SAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
Scheduled Formula Principal Distribution Amount . . . . . . . . . . . .  S-50
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Six-Month LIBOR Index . . . . . . . . . . . . . . . . . . . . . . . S-6, S-37
Standard & Poor's . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Statement 115 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Sub-servicers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Subordinated Certificates . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Subordinated Percentage . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Subordinated Prepayment Percentage  . . . . . . . . . . . . . . . . . .  S-52
Surety Bond Provider  . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Treasury Index  . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-37
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover, S-11
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-20
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-3
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-4, S-65
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-66
Unrecovered Principal Amount  . . . . . . . . . . . . . . . . . . . . .  S-50
Unreimbursed Insurer Amounts  . . . . . . . . . . . . . . . . . .  S-12, S-48
Unscheduled Formula Principal Distribution Amount . . . . . . . . . . .  S-50
Weighted Average Net Mortgage Rate  . . . . . . . . . . . . . . . . . . . S-5

                                                                      ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered MLCC Mortgage Investors, Inc. Mortgage Loan Asset Backed Pass-Through Certificates, Series 199_-, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8
(Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                  AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
                   (a wholly owned subsidiary of AMBAC Inc.)

                       Consolidated Financial Statements

                           December 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)





                          Independent Auditors' Report

The Board of Directors
AMBAC Indemnity Corporation:

     We have audited the accompanying consolidated balance sheets of AMBAC Indemnity Corporation and subsidiaries (a wholly owned subsidiary of AMBAC Inc.) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of AMBAC Indemnity Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMBAC Indemnity Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, AMBAC Indemnity Corporation has adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No. 112, "Employers' Accounting for Postemployment Benefits," in 1993.

KPMG Peat Marwick LLP
New York, New York
January 31, 1996



                  AMBAC Indemnity Corporation and Subsidiaries

                          Consolidated Balance Sheets
                    (Dollars In Thousands Except Share Data)



                                                                     December 31,

                                                                 -------------------------

                                                                 1995               1994
                                                               ----------         ----------

Assets
Investments:
  Bonds held in available-for-sale account, at fair value
     (amortized cost of $2,090,101 in 1995 and $1,865,350
     in 1994)..............................................      $2,224,528         $1,795,958
  Short-term investments, at cost (approximates fair
     value)................................................         163,953             85,202
                                                                  ----------         ----------

     Total investments.....................................       2,388,481          1,881,160
Cash.......................................................           6,912              2,117
Securities purchased under agreements to resell............           4,120              8,011
Receivable for securities..................................           8,136             21,508
Investment income due and accrued..........................          38,319             34,902
Investment in affiliate....................................          25,827             24,976
Deferred acquisition costs.................................          82,620             71,774
Deferred income taxes......................................            --                1,778
Current income taxes.......................................           2,171             10,544
Prepaid reinsurance........................................         153,372            139,855
Other assets...............................................          48,472             41,677
                                                                   --------            ---------

     Total assets..........................................      $2,758,430          $2,238,302
                                                                 ==========           ==========
Liabilities and Stockholder's Equity
Liabilities:
  Unearned premiums........................................      $  906,136          $  839,775
  Losses and loss adjustment expenses......................          65,996              65,662
  Ceded reinsurance balances payable.......................          14,654                 908
  Deferred income taxes....................................          85,008                 --
  Accounts payable and other liabilities...................          43,625              43,519
  Payable for securities...................................          86,304              26,696
                                                                  ----------         ----------
     Total liabilities.....................................       1,201,723             976,560
                                                                  ----------         ----------
Stockholder's equity:
  Preferred stock, par value $1,000.00 per share.
     Authorized shares -- 285,000; issued and outstanding
     shares -- none........................................          --                     --
  Common stock, par value $2.50 per share. Authorized
     shares -- 40,000,000; issued and outstanding
     shares -- 32,800,000 at December 31, 1995 and 1994....           82,000              82,000
  Additional paid-in capital...............................          481,059             444,258
  Unrealized gains (losses) on investments, net of tax.....           87,112             (46,087)
  Retained earnings........................................          906,536             781,571
                                                                   ----------          ----------
     Total stockholder's equity............................        1,556,707           1,261,742
                                                                   ----------          ----------
     Total liabilities and stockholder's equity............       $2,758,430           $2,238,302
                                                                   ==========          ==========


          See accompanying Notes to Consolidated Financial Statements.







                  AMBAC Indemnity Corporation and Subsidiaries

                     Consolidated Statements of Operations
                             (Dollars In Thousands)


                                                          Years Ended December 31,
                                                    ------------------------------
                                                      1995         1994         1993
                                                     --------     --------    --------

Revenues:
  Gross premiums written...........................  $195,033     $192,598    $321,490
  Ceded premiums written...........................   (28,606)       2,815     (35,810)
                                                     --------     --------    --------
     Net premiums written..........................   166,427      195,413     285,680
  Increase in unearned premiums, net...............   (52,844)     (76,077)   (132,862)
                                                     --------     --------    --------

     Net premiums earned...........................   113,583      119,336     152,818
  Net investment income............................   131,496      119,737     104,609
  Net realized gains (losses)......................       177      (13,386)     30,145
  Other income.....................................     6,777        6,887       1,516
                                                     --------     --------    --------
     Total revenues................................   252,033      232,574     289,088
                                                     --------     --------    --------

Expenses:
  Losses and loss adjustment expenses..............     3,377        2,593     (1,849)
  Underwriting and operating expenses..............    38,722       35,946      34,746
  Interest expense.................................     1,590        1,428         163
                                                     --------     --------    --------
     Total expenses................................    43,689       39,967      33,060
                                                     --------     --------    --------
     Income before income taxes....................   208,344      192,607     256,028
                                                     --------     --------    --------
Income tax expense:
  Current taxes....................................    29,085       26,286      66,386
  Deferred taxes...................................    14,461       16,277       4,090
                                                     --------     --------    --------
     Total income taxes............................    43,546       42,563      70,476
                                                     --------     --------    --------
  Income before cumulative effect of changes in
     accounting principles.........................   164,798      150,044     185,552
  Cumulative effect of changes in accounting
     principles....................................        --           --         (98)
                                                     --------     --------    --------
     Net income....................................  $164,798     $150,044    $185,454
                                                     =========    =========  =========


          See accompanying Notes to Consolidated Financial Statements.





                  AMBAC Indemnity Corporation and Subsidiaries

                Consolidated Statements of Stockholder's Equity
                             (Dollars In Thousands)


                                                         Years Ended December 31,

                                                     ---------------------------------
                                                     1995          1994         1993
                                                   ---------     ---------    --------

Preferred Stock:
  Balance at January 1 and December 31...........  $  --         $   --         $     --
                                                   ==========    ==========      =========
Common Stock:
  Balance at January 1 and December 31...........  $  82,000     $  82,000       $ 82,000
                                                   ==========    ==========      =========
Additional Paid-in Capital:
  Balance at January 1...........................  $ 444,258     $ 444,143        $397,570
  Capital contributions..........................     35,000            --          40,000
  Cumulative effect of changes in accounting
     principles..................................         --            --           4,708
  Other paid-in capital..........................      1,801           115           1,865
                                                   ---------     ---------        --------
  Balance at December 31.........................  $ 481,059     $ 444,258         $444,143
                                                   ==========    ==========       =========
Unrealized Gains (Losses) on Investments, Net of
  Tax:
  Balance at January 1...........................  $ (46,087)    $  68,091         $  5,285


  Unrealized gain from change in accounting
     principle...................................         --            --           63,568

  Change in unrealized gain (loss)...............    133,199      (114,178)            (762)
                                                   ---------     ---------          --------
  Balance at December 31.........................  $  87,112     ($ 46,087)         $ 68,091
                                                   ==========    ==========        =========
Retained Earnings:
  Balance at January 1...........................  $ 781,571     $ 667,527          $515,073
  Net income.....................................    164,798       150,044           185,454
  Dividends declared-common stock................    (40,000)      (36,000)          (33,000)
  Other..........................................        167            --              --
                                                   ---------     ---------           --------
  Balance at December 31.........................  $ 906,536     $ 781,571           $667,527
                                                   ==========    ==========          =========



          See accompanying Notes to Consolidated Financial Statements.






                  AMBAC Indemnity Corporation and Subsidiaries

                     Consolidated Statements of Cash Flows
                             (Dollars In Thousands)


                                                        Years Ended December 31,

                                               -------------------------------------------
                                                1995            1994           1993
                                             -----------     -----------    -----------

Cash flows from operating activities:
  Net income...............................  $   164,798     $   150,044    $   185,454
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
  Depreciation and amortization............        1,605           1,106          1,080
  Amortization of bond premium and
     discount..............................         (831)         (1,097)          (507)
  Current income taxes payable.............        8,373          (6,069)       (20,844)
  Deferred income taxes payable............       14,462          16,277         (2,463)
  Deferred acquisition costs...............      (10,846)        (20,757)        (7,059)
  Unearned premiums........................       52,844          76,077         132,862
  Losses and loss adjustment expenses......          334           1,625           (718)
  Ceded reinsurance balances payable.......       13,746          (2,963)        (5,147)
  (Gain) loss on sales of investments......         (177)         13,386        (30,145)
  Proceeds from sales of bonds in trading
     account...............................           --              --      2,091,143
  Proceeds from maturities of bonds in
     trading account.......................           --              --         34,409
  Purchases of bonds for trading account...           --              --     (2,181,198)

  Accounts payable and other liabilities...          106          20,497          9,591
  Other, net...............................      (11,273)          7,179         (1,622)
                                             -----------     -----------     -----------
     Net cash provided by operating
        activities.........................      233,141         255,305        204,836
                                             -----------     -----------    -----------
Cash flows from investing activities:
  Proceeds from sales of bonds at amortized
     cost..................................    1,882,485       1,305,011         18,912
  Proceeds from maturities of bonds at
     amortized cost........................      163,031          39,126         60,131
  Purchases of bonds at amortized cost.....   (2,192,824)     (1,559,982)      (258,832)
  Investment in preferred stock of
     affiliate.............................           --              --         (3,000)
  Change in short-term investments.........      (78,751)          9,005        (25,252)
  Securities purchased under agreements to
     resell................................        3,891          (8,011)            --
  Other, net...............................       (1,178)         (3,786)        (2,370)
                                             -----------     -----------    -----------
     Net cash used in investing
        activities.........................     (223,346)       (218,637)      (210,411)
                                             -----------     -----------    -----------
Cash flows from financing activities:
  Dividends paid...........................      (40,000)        (36,000)       (33,000)
  Capital contribution.....................       35,000              --         40,000
                                             -----------     -----------    -----------
     Net cash (used in) provided by
        financing activities...............       (5,000)        (36,000)         7,000
                                             -----------     -----------    -----------
     Net cash flow.........................        4,795             668          1,425


Cash at beginning of year..................        2,117           1,449             24
                                             -----------     -----------    -----------
Cash at December 31........................  $     6,912     $     2,117    $     1,449
                                             ===========     ===========    ===========
Supplemental disclosure of cash flow
  information:
  Cash paid during the year for:
     Income taxes..........................  $    19,500     $    32,153    $    86,781
                                             ===========     ===========    ===========


          See accompanying Notes to Consolidated Financial Statements.





                  AMBAC Indemnity Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements
                         (Dollar Amounts in Thousands)

1  BACKGROUND

     AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured bond, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of December 31, 1995, AMBAC Indemnity's net insurance in force (principal and interest) was $199,078,000. AMBAC Indemnity is a wholly owned subsidiary of AMBAC Inc. (NYSE: ABK), a holding company that provides financial guarantee insurance and financial services to both public and private clients through its subsidiaries.

     As of December 31, 1995, AMBAC Indemnity owned approximately 26.5% of the outstanding common stock of an affiliate, HCIA Inc. (NASDAQ: HCIA) ("HCIA"), a leading health care information content company. AMBAC Inc. owns approximately 19.9% of the outstanding common stock of HCIA. Prior to 1995, AMBAC Inc. and AMBAC Indemnity combined owned approximately 96% of HCIA. During 1995, HCIA offered approximately 3.5 million shares of its common stock for sale in two separate public offerings. In addition, in conjunction with the second public offering by HCIA, AMBAC Inc. sold approximately 1.1 million shares of HCIA common stock. As a result of these public offerings, as of December 31, 1995, AMBAC Indemnity and AMBAC Inc. combined owned 46.4% of the common stock of HCIA.

     AMBAC Indemnity, as the sole limited partner, owns a limited partnership interest representing 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

     AMBAC Indemnity has one wholly owned subsidiary, American Municipal Bond Holding Company ("AMBH"), which is a holding company for certain real estate interests.

2  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies of AMBAC Indemnity and its subsidiaries are as described below:

CONSOLIDATION:

     The consolidated financial statements include the accounts of AMBAC Indemnity, AFS and AMBH (sometimes collectively referred to as "AMBAC Indemnity"). All significant intercompany balances have been eliminated.



                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

INVESTMENTS:

     AMBAC Indemnity's investment portfolio is accounted for on a trade-date basis and consists entirely of investments in debt securities which are considered available-for-sale and are carried at fair value. Fair value is based on quotes obtained by AMBAC Indemnity from independent market sources. Short-term investments are carried at cost, which approximates their fair value. Unrealized gains and losses, net of deferred income taxes, are included as a separate component of stockholder's equity and are computed using amortized cost as the basis. For purposes of computing amortized cost, premiums and discounts are accounted for using the interest method. For bonds purchased at a price below par value, discounts are accreted over the remaining term of the securities. For bonds purchased at a price above par value which have call features, premiums are amortized to the most likely call dates as determined by management. For premium bonds which do not have call features, such premiums are amortized over the remaining term of the securities. Premiums and discounts on mortgage-backed securities are adjusted for the effects of actual and anticipated prepayments.
Realized gains and losses on the sale of investments are determined on the basis of specific identification.

     Effective December 31, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"). Pursuant to Statement 115, AMBAC Indemnity has designated all investments as "available-for-sale" and reports them at fair value. Unrealized gains and losses are excluded from earnings and reported as a separate component of stockholder's equity, net of tax. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase AMBAC Indemnity's stockholder's equity by $63,568, net of tax. The adoption of Statement 115 had no effect on earnings.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL:

     Securities purchased under agreements to resell are collateralized financing transactions, and are recorded at their contracted resale amounts, plus accrued interest. AMBAC Indemnity takes possession of the collateral underlying those agreements and monitors its market value on a daily basis and, when necessary, requires prompt transfer of additional collateral to reflect current market value.

PREMIUM REVENUE RECOGNITION:

     Premiums for municipal new issue and secondary market policies are: (i) generally computed as a percentage of principal and interest insured; (ii) typically collected in a single payment at policy inception date; and (iii) are earned pro rata over the period of risk. Premiums for structured finance policies can be computed as a percentage of either principal or principal and interest insured. The timing of the collection of structured finance premiums varies among individual transactions. For policies where premiums are collected in a single payment at policy inception date, premiums are earned pro rata over the period of risk. For policies with premiums that are collected periodically (i.e., monthly, quarterly or annually), premiums are reflected in income pro rata over the period covered by the premium payment.

     When an AMBAC Indemnity-insured new or secondary market issue has been refunded or called, the remaining unearned premium is generally earned at that time, as the risk to AMBAC Indemnity is considered to have been eliminated.




                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

LOSSES AND LOSS ADJUSTMENT EXPENSES:

     The liability for losses and loss adjustment expenses consists of the Active Credit Reserve ("ACR") and case basis loss reserves. The development of the ACR is based upon estimates of the ultimate aggregate losses inherent in the obligations insured and reflects the net result of contributions related to the portion of earnings required to cover those losses, less reductions of ACR no longer deemed necessary by management. When losses occur (actual monetary defaults or defaults which are imminent on insured obligations), case basis loss reserves are established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. All or part of case basis loss reserves are allocated from any ACR available for such insured obligation.

     AMBAC Indemnity's management believes that the reserves for losses and loss adjustment expenses are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates and there can be no assurance that the ultimate liability will not exceed such estimates.

DEFERRED ACQUISITION COSTS:

     Certain costs incurred which vary with, and are primarily related to, the production of business have been deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are being amortized over the periods in which the related premiums are earned, and such amortization amounted to $10,183, $9,348 and $12,120 for 1995, 1994 and 1993, respectively. Deferred acquisition costs, net of such amortization, amounted to $10,845, $20,757 and $7,059 for 1995, 1994 and 1993, respectively.

DEPRECIATION AND AMORTIZATION:

     Depreciation of furniture and fixtures and electronic data processing equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Amortization of leasehold improvements and intangibles, including certain computer software licenses, is provided over the estimated useful lives of the respective assets using the straight-line method.

INTEREST RATE CONTRACTS:

     Interest Rate Contracts Held for Purposes Other Than Trading:

     AMBAC Indemnity uses interest rate contracts for hedging purposes as part of its overall interest rate risk management. Gains and losses on interest rate futures and options contracts that qualify as accounting hedges of existing assets or liabilities are included in the carrying amounts and amortized over the remaining lives of the assets and liabilities as an adjustment to interest income. When the hedged asset is sold, the unamortized gain or loss on the related hedge is recognized in income. Gains and losses on interest rate contracts that do not qualify as accounting hedges are recognized in current period income.

     AMBAC Indemnity accounts for its interest rate futures contracts in accordance with the provisions of Statement of Financial Accounting Standards No. 80, "Accounting For Futures Contracts" ("Statement 80"). Statement 80 permits hedge accounting for interest rate futures contracts when the item to be hedged exposes the Company to price or interest rate risk, and the futures contract effectively reduces that exposure and is designated as a hedge. Interest rate futures contracts held for purposes other than trading are used primarily to hedge interest sensitive assets, and are designated at inception as a hedge to specific assets.




                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Interest rate swaps that are linked with existing liabilities are accounted for like a hedge of those liabilities, using the accrual method as an adjustment to interest expense. Interest rate swaps that are linked with existing assets classified as available-for-sale are accounted for like hedges of those assets, using the accrual method as an adjustment to interest income, with unrealized gains and losses included in stockholder's equity, net of tax.

     Interest Rate Contracts Held for Trading Purposes:

     AMBAC Indemnity, in connection with its market making activities as a provider of interest rate swaps, primarily to states, municipalities, municipal authorities and other entities in connection with their financings, uses interest rate contracts which are classified as held for trading purposes. Interest rate contracts are recorded on trade date at fair value. Changes in fair value are recorded as a component of other income. The fair value of interest rate swaps is determined through the use of valuation models. The portion of the interest rate swap's initial fair value that reflects credit considerations, on-going servicing and transaction hedging costs is recognized over the life of the interest rate swap, as an adjustment to other income. Interest rate swaps are recorded on a gross basis; assets and liabilities are netted by customer only when a legal right of set-off exists.

INCOME TAXES:

     AMBAC Inc., as common parent, files a consolidated Federal income tax return with its subsidiaries. Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     The cumulative effect of this change in accounting for income taxes resulted in an increase to net income for 1993 of $1,162 and an increase to additional paid-in capital of $4,708. The adjustment to additional paid-in capital reflects Statement 109 adjustments for prior business combinations.

     The Internal Revenue Code permits municipal bond insurance companies to deduct from taxable income, subject to certain limitations, the amounts added to the statutory mandatory contingency reserve during the year. The deduction taken is allowed only to the extent that U.S. Treasury noninterest-bearing tax and loss bonds are purchased at their par value prior to the original due date of AMBAC Inc.'s consolidated Federal tax return and held in an amount equal to the tax benefit attributable to such deductions. The amounts deducted must be included in taxable income when the contingency reserve is released, at which time AMBAC Indemnity may redeem the tax and loss bonds to satisfy the additional tax liability. The purchases of tax and loss bonds are recorded as payments of Federal income taxes and are not reflected in AMBAC Indemnity's current tax provision.

POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS:

     AMBAC Inc., through its subsidiaries, provides various postretirement and postemployment benefits, including pension, and health and life benefits covering substantially all employees who meet certain age and service requirements. AMBAC Indemnity accounts for these benefits under the accrual method of accounting. Amounts related to the defined benefit pension plan and postretirement health benefits are charged based on actuarial determinations.





                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("Statement 106"). Statement 106 requires that the expected cost of postretirement benefits, other than pensions, be charged to expense during the period that the employee renders service. AMBAC Indemnity elected to recognize the transition obligation immediately and recorded a charge of $465, after reduction of $240 for income tax benefits, as a cumulative effect of a change in accounting principle as of the date of adoption.

     Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("Statement 112"), which, similar to Statement
106, requires accrual of a liability representing the cost of certain benefits earned by employees over their employment period. Statement 112 applies to vested benefits provided to former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement. In adopting Statement 112, AMBAC Indemnity recorded a charge of $801, after reduction for income tax benefits of $429, as a cumulative effect of a change in accounting principle as of the date of adoption.

STOCK COMPENSATION PLANS:

     In 1991, AMBAC Inc. adopted the AMBAC Inc. 1991 Stock Incentive Plan. Under this plan awards are granted to eligible employees of AMBAC Indemnity in the form of incentive stock options or other stock-based awards. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement 123") which must be adopted no later than 1996. Statement 123 applies to all stock-based employee compensation plans (except employee stock ownership plans) in which an employer grants shares of its stock or other equity instruments to employees. Statement 123 permits a company to choose either the fair value based method of accounting as defined in the statement or the intrinsic value based method of accounting as prescribed by APB
Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for its stock-based compensation plans. Companies electing the accounting requirements under APB 25 must also make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. AMBAC Indemnity currently accounts for its plans under APB 25 and intends to continue to do so after adopting Statement 123 in 1996. The adoption of Statement 123 is expected to have no effect on AMBAC Indemnity's results of operations.

RECLASSIFICATIONS:

     Certain reclassifications have been made to prior years' amounts to conform to the current year's presentation.






                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

3  INVESTMENTS

     The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 and 1994 were as follows:



                                                      Gross                          Gross

                                            Unrealized     Estimated      Amortized      Unrealized

                                             Losses       Fair Value          Cost          Gains
                                            ----------    -----------     ----------     ----------


1995
Municipal obligations........................  $1,558,754      $  98,090     $  2,428      $1,654,416
Corporate securities.........................     261,492         30,785        3,263         289,014
U.S. Government obligations..................     214,224          8,796          621         222,399
Mortgage-backed securities (including
  GNMA)......................................      55,631          3,362          294          58,699
Other........................................     163,953             --           --         163,953
                                               ----------     ----------    ----------     ----------
                                               $2,254,054      $ 141,033     $  6,606      $2,388,481
                                                =========       ========     ========       =========


                                                        Gross                          Gross

                                                Amortized      Unrealized    Unrealized      Estimated

                                                  Cost          Gains         Losses       Fair Value
                                               ----------     ----------    ----------     ----------


1994
Municipal obligations........................  $1,505,501      $  23,009     $ 80,935      $1,447,575
Corporate securities.........................     228,992          2,336       11,501         219,827
U.S. Government obligations..................      61,906            311        1,797          60,420
Mortgage-backed securities (including
  GNMA)......................................      70,251          1,325        2,140          69,436
Other........................................      83,902             --          --           83,902
                                               ----------     ----------    ----------     ----------
                                               $1,950,552      $  26,981     $ 96,373      $1,881,160
                                                =========       ========     ========       =========

     The amortized cost and estimated fair value of debt securities at December 31, 1995, by contractual maturity, were as follows:

                                                    Amortized   Estimated
                                                      Cost      Fair Value
                                                  ----------     ------------
    1995
    Due in one year or less....................    $  223,069    $  223,949
    Due after one year through five years........     168,417       181,772
    Due after five years through ten years.......     302,601       315,385
    Due after ten years..........................   1,504,336     1,608,676
                                                   ----------    ----------
                                                   2,198,423      2,329,782

    Mortgage-backed securities..................      55,631         58,699
                                                  ----------    ----------
                                                  $2,254,054    $2,388,481
                                                  =========     =========


     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Net investment income comprised the following:

                                      1995         1994        1993
                                     ------       ------      ------

Bonds..............................  $127,865     $118,685    $102,020
Short-term investments.............     6,116        3,512       4,278
                                     --------     --------    --------
Total investment income............   133,981      122,197     106,298
Investment expense.................    (2,485)      (2,460)     (1,689)
                                     --------     --------    --------
Net investment income..............  $131,496     $119,737    $104,609
                                     ========     ========    ========


     Gross realized gains were $27,786, $26,514 and $42,217 for 1995, 1994 and 1993, respectively, and gross realized losses were $27,609, $39,900 and $12,072 for 1995, 1994 and 1993, respectively.

     As of December 31, 1995, AMBAC Indemnity did not have any investment concentrated in any single repayment source (excluding obligations of the U.S. Government and its agencies) with a fair value greater than 2.0% of its stockholder's equity.

     As of December 31, 1995 and 1994, AMBAC Indemnity held securities subject to agreements to resell for $4,120 and $8,011, respectively. Such securities were held as collateral by AMBAC Indemnity. The agreements had terms of less than 30 days.

     As of December 31, 1995 and 1994, investment securities with a fair value of $4,583 and $3,948, respectively, were pledged to futures brokers for required margin.

4  REINSURANCE

     In the ordinary course of business, AMBAC Indemnity cedes exposures under various reinsurance contracts primarily designed to minimize losses from large risks and to protect capital and surplus. The effect of reinsurance on premiums written and earned was as follows:

                                                    Year Ended December 31,
                            -------------------------------------------------------------------------
                            1995                      1994                      1993
                            ---------------------     ---------------------     ---------------------
                            Written     Earned        Written     Earned        Written     Earned
                            --------    -------       --------    -------       --------    -------

Direct..............        $192,277    $127,322      $188,057    $136,632      $321,179    $181,320
Assumed.............           2,756       1,349         4,541       1,325           311         311
Ceded...............         (28,606)    (15,088)        2,815     (18,621)      (35,810)    (28,813)
                            ---------   ---------     --------     --------     ---------    --------
Net premiums........        $166,427    $113,583      $195,413     $119,336      $285,680    $152,818
                             =======     =======      ========     ========       =======     =======

     The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. In the event that all or any of the reinsurers are unable to meet their obligations to AMBAC Indemnity under the existing reinsurance agreements, AMBAC Indemnity would be liable for such defaulted amounts. To minimize its exposure to significant losses from reinsurer insolvencies, AMBAC Indemnity evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. There were no reinsurance receivables as of December 31, 1995 and 1994. As of December 31, 1995, prepaid reinsurance of approximately $48,120 was associated with a single reinsurer. As of December 31, 1995, AMBAC Indemnity held letters of credit and collateral amounting to approximately $90,643 from its reinsurers to cover liabilities ceded under the aforementioned reinsurance contracts.

     AMBAC Indemnity terminated reinsurance contracts, resulting in return premiums to AMBAC Indemnity of $18,141, $30,482 and $36,461 of which $15,700, $25,891 and $31,010 were recorded as an increase to the unearned premium reserve in 1995, 1994 and 1993, respectively, with the remainder recognized as revenue.

5  LOSSES AND LOSS ADJUSTMENT EXPENSES

     AMBAC Indemnity's liability for losses and loss adjustment expenses includes case basis loss reserves and the ACR. Following is a summary of the activity in the case basis loss and active credit reserve accounts and the components of the liability for losses and loss adjustment expenses:

                                                    1995        1994       1993
                                                    ------      ------     ------
Case basis loss reserves:
Balance at January 1.........................       $38,892     $35,155    $28,321
                                                    -------     -------    --------
Incurred related to:
    Current year...............................         750       8,073      6,630
    Prior years................................       2,650      (3,368)      (926)
                                                    -------     -------    --------
Total incurred..........................              3,400       4,705      5,704
                                                    -------     -------    --------
Paid related to:
   Current year...............................          150         275        315
   Prior years................................        2,893         693     (1,445)
                                                    -------     -------    --------
         Total paid..............................     3,043         968     (1,130)
                                                    -------     -------    --------
    Balance at December 31.......................    39,249      38,892     35,155
                                                    -------     -------    --------
    Active credit reserve:

    Balance at January 1.........................    26,770      28,882     36,434
    Net provision for losses.....................     4,097       4,422      6,709
    ACR transfers to case reserves...............    (4,120)     (6,534)   (14,261)
                                                    -------     -------    --------
    Balance at December 31.......................    26,747      26,770     28,882
                                                    -------     -------    --------
         Total...................................   $65,996     $65,662    $64,037
                                                    =======     =======    ========

     The terms "current year" and "prior years" in the foregoing table refer to the year in which case basis loss reserves were established.

6  COMMITMENTS AND CONTINGENCIES

     AMBAC Indemnity is responsible for leases on the rental of office space, principally in New York City. The lease agreements which expire periodically through September 2014, contain provisions for scheduled periodic rent increases and are accounted for as operating leases. An estimate of future net minimum lease payments in each of the next five years ending
December 31, and the periods thereafter, is as follows:

Year                               Amount
----                               ______
1996.........................      $ 3,042
1997.........................        3,073
1998.........................        3,359
1999.........................        3,650
2000.........................        3,650
All later years..............       53,880
                                   -------
                                   $70,654
                                   =======

     Rent expense for the aforementioned leases amounted to $2,924, $2,719 and $2,778 for the years ended December 31, 1995, 1994 and 1993, respectively.

7  INSURANCE REGULATORY RESTRICTIONS

     AMBAC Indemnity is subject to insurance regulatory requirements of the States of Wisconsin, New York and the other jurisdictions in which it is licensed to conduct business.

     AMBAC Indemnity's ability to pay dividends is generally restricted by law and subject to approval by the Office of the Commissioner of Insurance of The State of Wisconsin (the "Wisconsin Commissioner"). Wisconsin insurance law restricts the payment of dividends in any 12-month period without regulatory approval to the lesser of (a) 10% of policyholders' surplus as of the preceding December 31 and (b) the greater of (i) statutory net income for the calendar year preceding the date of dividend, minus realized capital gains for that calendar year and (ii) the aggregate of statutory net income for three calendar years preceding the date of the dividend, minus realized capital gains for those calendar years and minus dividends paid or credited within the first two of the three preceding calendar years. AMBAC Indemnity paid dividends of $40,000, $36,000 and $33,000 on its common stock in 1995, 1994 and 1993, respectively. Based upon these restrictions, at December 31, 1995, the maximum amount that will be available during 1996 for payment of dividends by AMBAC Indemnity without prior approval is approximately $86,000.

     However, as discussed in Note 15, AMBAC Indemnity, upon consummation of the proposed PRIDES offering will deliver to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The Wisconsin Commissioner has approved such dividend. The fair value of such dividend will be determined based on the price per share of HCIA common stock used to price the PRIDES. As a result, any dividends paid by AMBAC Indemnity to AMBAC Inc. for the twelve months following the extraordinary dividend will require pre-approval from the Wisconsin Commissioner. The Wisconsin Commissioner has stated to AMBAC Indemnity management that it does not foresee any reason such pre-approval would not be given.

     The New York Financial Guarantee Insurance Law establishes single risk limits applicable to all obligations issued by a single entity and backed by a single revenue source. Under the limit applicable to municipal bonds, the insured average annual debt service for a single risk, net of reinsurance and collateral, may not exceed 10% of the sum of the insurer's policyholders' surplus and contingency reserves. In addition, insured principal of municipal bonds attributable to any single risk, net of reinsurance and collateral, is limited to 75% of the insurer's policyholders' surplus and contingency reserves. Additional single risk limits, which generally are more restrictive than the municipal bond single risk limit, are also specified for several other categories of insured obligations.

     Statutory capital and surplus was $862,976 and $781,772 at December 31, 1995 and 1994, respectively. Qualified statutory capital (statutory surplus plus contingency reserve) was $1,358,769 and $1,218,204 at December 31, 1995 and 1994, respectively. Statutory net income was $142,541, $116,238 and $166,157 for 1995, 1994 and 1993, respectively. Statutory capital and surplus differs from stockholder's equity determined under GAAP principally due to statutory accounting rules that treat loss reserves, premiums earned, policy acquisition costs and deferred income taxes differently.

8  INCOME TAXES

     The total effect of income taxes on income and stockholder's equity for the years ended December 31, 1995 and 1994 was as follows:

                                                  1995        1994
                                                  -----       -----
Total income taxes charged to income..........    $43,546     $42,563
                                                  --------    --------
 Income taxes charged (credited) to stockholder's
    equity:
    Unrealized gain (loss) on bonds.............    71,722    (61,480)
    Unrealized gain on investment in affiliate..       602       --
      Other.....................................      (682)      (116)
                                                    --------   --------
      Total charged (credited) to stockholder's
       equity...................................     71,642    (61,596)
                                                    --------   --------
Total effect of income taxes....................   $115,188   $(19,033)
                                                   ========    ========


     The tax provisions in the accompanying consolidated statements of operations reflect effective tax rates differing from prevailing Federal corporate income tax rates. The following is a reconciliation of these differences:

                                   1995        %          1994        %        1993       %
                                   --------    -----      --------    ----    --------    ----

Computed expected tax at
  statutory rate...............    $ 72,920    35.0%      $ 67,412    35.0%    $ 89,610   35.0%
Increases (reductions) in
  expected tax resulting from:
     Tax-exempt interest........    (28,274)  (13.6)       (26,336)  (13.7)     (21,043)  (8.2)
     Adjustment to deferred tax
        assets and liabilities
        for enacted changes in
        tax laws and rates......       --        --           --        --          754    0.3
     Other, net.................     (1,100)   (0.5)         1,487     0.8        1,155    0.4
                                    -------   -----        -------     ----     -------   ----
Income tax expense on income from
  continuing operations..........  $ 43,546    20.9%      $ 42,563    22.1%    $ 70,476   27.5%
                                    =======   =====        =======    ====      =======   ====






                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities and deferred tax assets at December 31, 1995 and 1994 are presented below:




                                                               1995       1994
                                                             --------    -------

    Deferred tax liabilities:
      Unrealized gains on bonds............................  $ 46,906    $   --
      Deferred acquisition costs...........................    28,917     25,121
      Unearned premiums....................................    22,079     14,522
      Unrealized gain on investment in affiliate...........       602        --
      Investments..........................................     2,911       796
      Other................................................     1,996     1,613
                                                              -------    -------
               Total deferred tax liabilities..............   103,411    42,052
                                                              -------    -------
    Deferred tax assets:
      Unrealized loss on bonds.............................        --    24,816
      Loss reserves........................................     9,631    9,733
      Insurance in force...................................     2,870    3,205
      Compensation.........................................     2,418    2,812
      Other................................................     3,484    3,264
                                                               -------   -------
               Sub-total deferred tax assets...............    18,403    43,830
      Valuation allowance..................................        --       --
                                                              -------    -------
               Total deferred tax assets...................    18,403    43,830
                                                              -------    -------
               Net deferred tax (liabilities) assets.......  $(85,008)   $1,778
                                                              =======    =======


     AMBAC Indemnity believes that no valuation allowance is necessary in connection with the deferred tax assets.

9  EMPLOYEE BENEFITS

     Pensions:

     AMBAC Inc. has a defined benefit pension plan covering substantially all employees of AMBAC Indemnity and AFS. The benefits are based on years of service and the employee's compensation during the last five years of employment. AMBAC Indemnity's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service-to-date but also for those expected to be earned in the future.

     The actuarial present value of the benefit obligations shown in the table below sets forth the plan's funded status and amounts recognized by AMBAC Inc. as of December 31, 1995 and 1994.




                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Actuarial present value of the benefit obligations:


                                                                        1995       1994
                                                                        -------    -------

    Accumulated benefit obligation, including vested benefits of
      $6,049 and $4,300, respectively................................   $(6,788)    $(5,000)
                                                                         =======     =======
    Projected benefit obligation for service rendered to date........    (7,800)     (5,500)
    Plan assets at fair value, primarily listed stocks, commingled
      funds and fixed income securities..............................     7,054       4,898

-------     -------
    Unfunded projected benefit.......................................      (746)       (602)
    Unrecognized prior service cost..................................    (1,784)     (1,950)
    Unrecognized net loss............................................     1,906       1,412
    Unrecognized net transition asset................................       (12)        (15)
                                                                          -------     -------
    Pension liability -- entire plan.................................  $    (636)    $(1,155)
                                                                          =======     =======


     Net pension costs for 1995, 1994 and 1993 included the following components:


                                                               1995        1994        1993
                                                               -------     -----       -----

    Service cost.............................................  $   541     $ 558       $ 447
    Interest cost on expected benefit obligation.............      456       386         297
    Actual return on plan assets.............................   (1,333)       30        (390)
    Net amortization and deferral............................      760      (547)       (149)
                                                               -------      -----       -----
    Net periodic pension cost................................  $   424      $427       $ 205
                                                               =======      =====       =====



     The weighted-average discount rate used in the determination of the actuarial present value for the projected benefit obligation was 7.25% and 8.0% for 1995 and 1994, respectively. The expected long-term rate of return on assets was 9.25% for both 1995 and 1994. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.0% in both 1995 and 1994.

     Substantially all employees of AMBAC Indemnity and AFS are covered by a defined contribution plan (the "Savings Incentive Plan") for which contributions and costs are determined as 6% of each covered employee's base salary, plus a matching company contribution of 50% on contributions up to 6% of base salary made by eligible employees to the plan. The total cost of the Savings Incentive Plan to AMBAC Indemnity was $1,435, $1,292 and $1,243 in 1995, 1994 and 1993, respectively.

     Annual Incentive Plan:

     AMBAC Indemnity has an annual incentive plan which provides for awards to key officers and employees based upon predetermined criteria. The cost of the plan to AMBAC Indemnity for the years ended December 31, 1995, 1994 and 1993 was $7,669, $8,531 and $6,165, respectively.

     Postretirement Health Care and Other Benefits:

     AMBAC Indemnity provides certain medical and life insurance benefits for retired employees and eligible dependents. All plans are contributory. None of the plans is currently funded.




                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Postretirement benefits expense was $168, $176 and $500 in 1995, 1994 and 1993, respectively. The unfunded accumulated postretirement benefit obligation was $1,309 and the accrued postretirement liability was $1,368 as of December 31, 1995.

     The assumed weighted average health care cost trend rates range from 13.5% in 1995, decreasing ratably to 5.5% in 2001, and remaining at that level thereafter. Increasing the assumed health care cost trend rate by one percentage point in each future year would increase the accumulated postretirement benefit obligation at December 31, 1995 by $174 and the 1995 benefit expense by $28. The weighted average discount rate used to measure the accumulated postretirement benefit obligation and 1995 expense was 7.25%.

10  INSURANCE IN FORCE

     The par amount of bonds insured by AMBAC Indemnity, net of reinsurance, was $110,997,000 and $93,305,000 at December 31, 1995 and 1994, respectively.
As of December 31, 1995, AMBAC Indemnity's insured portfolio was diversified by type of insured bond as shown in the following table:

                                                            Net Par Amount
                                                             Outstanding
                                                         --------------------
            (Dollars in Millions) As of December 31        1995        1994
                                                         --------     -------


        Municipal finance:
          General obligation...........................  $ 30,546     $26,674
          Utility revenue..............................    21,053      19,597
          Tax-backed revenue...........................    18,780      16,279
          Health care revenue..........................    12,553      10,922
          Transportation revenue.......................     6,293       5,397
          Investor Owned Utilities.....................     4,497       3,500
          Higher education.............................     3,973       3,447
          Student loan.................................     3,769       2,709
          Housing revenue..............................     3,577       2,567
          Other........................................       483         403
                                                         --------     -------
             Total Municipal finance...................   105,524      91,495
                                                         --------     -------
        Structured finance:
          Domestic.....................................     3,238         902
          International................................     2,235         908
                                                         --------     -------
             Total Structured finance..................     5,473       1,810
                                                         --------     -------
                                                         $110,997     $93,305
                                                         =========    =======


     As of December 31, 1995, California was the state with the highest aggregate net par amount inforce, accounting for 14.3% of the total, and the highest single insured risk represented 0.6% of aggregate net par amount insured. AMBAC Indemnity's direct insurance in force (principal and interest) was $235,118,000 and $205,810,000, at December 31, 1995 and 1994,
respectively. Net insurance in force (after giving effect to reinsurance) was $199,078,000 and $171,678,000 as of December 31, 1995 and 1994, respectively.





                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

11  FINANCIAL INSTRUMENTS HELD FOR PURPOSES OTHER THAN TRADING

     Financial instruments with off-balance-sheet risk:

     In the normal course of business, AMBAC Indemnity becomes a party to various financial transactions to reduce its exposure to fluctuations in interest rates. These financial instruments include an interest rate swap agreement and exchange traded interest rate futures contracts. The notional amounts of AMBAC Indemnity's off-balance-sheet financial instruments which are held for purposes other than trading were as follows:

                                                          As of December 31,
                                                         --------------------
                                                          1995         1994
                                                         -------     --------

        Interest rate futures contracts................  $44,500     $164,200
        Interest rate swap.............................   20,000       20,000


     Notional principal amounts are often used to express the volume of these transactions and do not reflect the extent to which positions may offset one another. These amounts do not represent the much smaller amounts potentially subject to risk.

     Interest rate futures contracts are sold to hedge interest rate risk inherent in fixed rate investment securities. At December 31, 1995, interest rate futures contracts with an outstanding notional amount of $44,500 were designated as hedges of fixed rate investment securities.

     The interest rate swap held for purposes other than trading is used to manage interest rate risk by synthetically changing the nature of certain floating rate investments.

     Fair values of financial instruments held for purposes other than trading:

     The following fair value amounts were determined by AMBAC Indemnity using independent market information when available, and appropriate valuation methodologies when market quotes were not available. In cases where specific market quotes are unavailable, interpreting market data and estimating market values necessarily require considerable judgment by management. Accordingly, the estimates presented are not necessarily indicative of the amount AMBAC Indemnity could realize in a current market exchange.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Investments: The fair values of bonds are based on quoted market prices or dealer quotes.

     Short-term investments and cash: The fair values of short-term investments and cash are assumed to equal amortized cost.

     Securities purchased under agreements to resell: The fair value of securities purchased under agreements to resell is assumed to approximate carrying value.

     Investment in affiliate: As of December 31, 1995, the fair value of AMBAC Indemnity's investment in HCIA is based on the quoted market price of HCIA common stock. As of December 31, 1994, the fair value of AMBAC Indemnity's investment in HCIA was assumed to equal carrying value.

     Interest rate contracts: Fair values of off-balance-sheet interest rate contracts (futures and swap) are based on quoted market and dealer prices, current settlement values, or pricing models.



                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Liability for net financial guarantees written: The fair value of the liability for those financial guarantees written related to new issue and secondary market exposures is based on the estimated cost to reinsure those exposures at current market rates, which amount consists of the current unearned premium reserve, less an estimated ceding commission thereon.

     Certain other financial guarantee insurance policies have been written on an installment basis, where the future premiums to be received by AMBAC Indemnity are determined based on the outstanding exposure at the time the premiums are due. The fair value of AMBAC Indemnity's liability under its installment premium policies is measured using the present value of estimated future installment premiums, less an assumed ceding commission. The estimate of the amounts and timing of the future installment premiums is based on contractual premium rates, debt service schedules and expected run-off scenarios. This measure is used as an estimate of the cost to reinsure AMBAC Indemnity's liability under these policies. The carrying amount and estimated fair value of these financial instruments are presented below:


                                                         As of December 31,

                                         ---------------------------------------------------
                                                  1995                    1994
                                         -----------------------    -------------------------
                                         Carrying     Estimated      Carrying     Estimated
     (Dollars in Millions)                Amount      Fair Value      Amount      Amount
                                         --------     ----------     --------     -----------

    Financial assets:
    Investments........................   $2,225        $2,225        $1,796       $1,796
    Short-term investments.............      164           164            85           85
    Securities purchased under
      agreements to resell.............        4             4            8             8
    Investment in affiliate............       26           111            25           25
    Cash...............................        7             7            2             2
    Unrecognized financial instruments:
    Interest rate swap.................       --            --            --           (1)
    Interest rate futures contracts....       --            --            --           --
    Liability for net financial
      guarantees
      Direct...........................       --           655            --          609
      Net of reinsurance...............       --           543            --          507
      Net installment premiums.........       --            80            --           51



12  FINANCIAL INSTRUMENTS HELD FOR TRADING PURPOSES

     AMBAC Indemnity, through its affiliate AFS, is a provider of interest rate swaps to states, municipalities, municipal authorities and other entities, including its affiliate, AMBAC Capital Management, Inc. ("ACMI"), in connection with their financings. AMBAC Indemnity manages its interest rate swap business with the goal of being market neutral to changes in overall interest rates, while retaining "basis risk", the relationship between changes in floating rate tax-exempt and floating rate taxable interest rates. If actual or projected floating rate tax-exempt interest rates rise in relation to floating rate taxable rates, AMBAC Indemnity will experience an unrealized mark-to-market loss. Conversely, if actual or projected floating rate tax-exempt interest rates decline in relation to floating rate taxable interest rates, AMBAC Indemnity will experience an unrealized mark-to-market gain.


                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     In the ordinary course of business, AMBAC Indemnity manages a variety of risks -- principally credit, market, liquidity, operational and legal. These risks are identified, measured and monitored through a variety of control mechanisms, which are in place at different levels throughout the organization.

     Credit risk relates to the ability of counterparties to perform according to the terms of their contractual commitments. Various procedures and controls are in place to monitor the credit risk of interest rate swaps. These include the initial credit approval process, the establishment of credit limits, management approvals and a process that ensures the continuous monitoring of credit exposure.

     Market risk relates to the impact of price changes on future earnings. This risk is a consequence of AMBAC Indemnity's market-making activities in the municipal interest rate swap market. The principal market risk is basis risk, the relationship between changes in floating rate tax-exempt and floating rate taxable interest rates. Since the third quarter of 1995, all municipal interest rate swaps transacted contain provisions which are designed to protect AMBAC Indemnity against certain forms of tax reform, thus mitigating its basis risk. An independent risk management group monitors trading risk limits and, together with senior management, is involved in the application of risk measurement methodologies.

     The estimation of potential losses arising from adverse changes in market relationships, known as "value at risk," is a key element in managing market risk. AMBAC Indemnity has developed a value at risk methodology to estimate potential losses over a specified holding period and based on certain probabilistic assessments. AMBAC Indemnity estimates value at risk utilizing historical short and long term interest rate volatilities and the relationship between changes in tax-exempt and taxable interest rates calculated on a consistent daily basis. For the year ended December 31, 1995, AMBAC Indemnity's value at risk averaged approximately $1,358, calculated at a ninety-nine percent confidence level. Since no single measure can capture all dimensions of market risk, AMBAC Indemnity bolsters its value at risk methodology by performing daily analyses of parallel and nonparallel shifts in yield curves and stress test scenarios which measure the potential impact of market conditions, however improbable, which might cause abnormal volatility swings or disruptions of market relationships.

     Liquidity risk relates to the possible inability to satisfy contractual obligations when due. This risk is present in interest rate swap agreements and in futures contracts used to hedge those agreements. AMBAC Indemnity manages liquidity risk by maintaining cash and cash equivalents, closely matching the dates swap payments are made and received and limiting the amount of risk hedged by futures contracts.

     Operational risk relates to the potential for loss caused by a breakdown in information, communication and settlement systems. AMBAC Indemnity mitigates operational risk by maintaining a comprehensive system of internal controls. This includes the establishment of systems and procedures to monitor transactions and positions, documentation and confirmation of transactions, ensuring compliance with regulations and periodic reviews by auditors.

     Legal risk relates to the uncertainty of the enforceability, through legal or judicial processes, of the obligations of AMBAC Indemnity's counterparties, including contractual provisions intended to reduce credit exposure by providing for the offsetting or netting of mutual obligations. AMBAC Indemnity seeks to remove or minimize such uncertainties through continuous consultation with internal and external legal advisers to analyze and understand the nature of legal risk, to improve documentation and to strengthen transaction structure.


                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     The following table summarizes information about AMBAC Indemnity's financial instruments held for trading purposes as of December 31, 1995 and 1994:



                             Net           Net         Average Net Fair Value
                           Carrying     Estimated     -----------------------       Notional
                            Amount      Fair Value     Assets     Liabilities       Amount
                           --------     ----------     -------    -----------      ----------

    1995:
      Interest rate
         swaps............   $5,207      $5,207          $17,714   $16,667          $2,152,400
      Interest rate
         futures
         contracts........     --          --              --          --              569,800
    1994:
      Interest rate
         swaps............   $1,681      $1,681           $ 4,441   $ 3,560          $ 771,900
      Interest rate
         futures
         contracts........     --           --            --           --              443,000


     The aggregate amount of net trading income recognized from interest rate financial instruments held for trading purposes was $2,602 and $3,051 for 1995 and 1994, respectively. Average net fair values were calculated based on average daily net fair values. For 1994, average net fair values began from the commencement of operations in September 1994.

     Notional principal amounts are often used to express the volume of these transactions and do not reflect the extent to which positions may offset one another. These amounts do not represent the much smaller amounts potentially subject to risk.

13  LINES OF CREDIT

     AMBAC Inc. and AMBAC Indemnity maintain a three-year revolving credit facility with two major international banks, as co-agents, for $100,000. As of December 31, 1995, no amounts were outstanding under this credit facility, which expires in July 1998. This facility amended a one-year revolving credit facility for $75,000. As of December 31, 1994, no amounts were outstanding under this credit facility.

     AMBAC Indemnity has an agreement with another major international bank, as agent, for a $300,000 credit facility, expiring in 2002. This facility is a seven-year stand-by irrevocable limited recourse line of credit, which was increased from $225,000 to $300,000 and extended for an additional year in December 1995. The line will provide liquidity to AMBAC Indemnity in the event claims from municipal obligations exceed specified levels. Repayment of any amounts drawn under the line will be limited primarily to the amount of any recoveries of losses related to policy obligations. As of December 31, 1995 and 1994, no amounts were outstanding under this line.

14  RELATED PARTY TRANSACTIONS

     During 1995 and 1994, AMBAC Indemnity guaranteed the timely payment of principal and interest on obligations under municipal investment contracts and municipal investment repurchase agreements issued by its affiliate, ACMI. As of December 31, 1995 and 1994, the aggregate amount of municipal investment contracts and municipal investment repurchase contracts insured was $2,240,959 and $2,042,230, respectively, including accrued interest. These insurance policies are collateralized by ACMI's investment securities, accrued interest, securities purchased under agreements to resell and cash and cash equivalents, which as of December 31, 1995 and 1994 had a fair value of $2,299,687 and $1,964,830, respectively, in the aggregate.





                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

During 1995 and 1994, AMBAC Indemnity recorded gross premiums written of $1,707 and $2,692, and net premiums earned of $1,764 and $1,872, respectively, related to these contracts.

     During 1995 and 1994, several interest rate swap transactions were executed between AFS and ACMI. As of December 31, 1995 and 1994, these contracts had an outstanding notional amount of approximately $359,000 and $478,000, respectively. As of December 31, 1995 and 1994, AFS recorded a positive fair value of $6,539 and a negative fair value of $5,492, respectively, related to these transactions.

15  SUBSEQUENT EVENTS

     On January 19, 1996, AMBAC Inc. filed with the Securities and Exchange Commission a registration statement related to a proposed offering of 3,781,369 PRIDES(SM) (Provisionally Redeemable Income Debt Exchangeable for Stock). The PRIDES, which constitute senior debt of AMBAC Inc., will mature in 2001 and will be mandatorily exchanged at maturity into shares of HCIA common stock (or, at AMBAC Inc.'s option, cash with an equal value) determined in accordance with an exchange rate formula. AMBAC Inc. may redeem the PRIDES, in whole or in part, after three years. AMBAC Inc. has also granted the underwriters an option to purchase up to 378,136 PRIDES to cover any over-allotments.

     AMBAC Indemnity, upon consummation of the PRIDES offering, will deliver to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The fair value of such dividend will be determined based on the price per share of HCIA common stock used to price the PRIDES.







                 AMBAC Indemnity Corporation and Subsidiaries
                  (a wholly-owned subsidiary of AMBAC Inc.)
		  Consolidated Unaudited Financial Statements
                   as of June 30, 1996 and December 31, 1995
              and for the periods ended June 30, 1996 and 1995

                 AMBAC Indemnity Corporation and Subsidiaries
                          Consolidated Balance Sheets
                      June 30, 1996 and December 31, 1995
                   (Dollars in Thousands Except Share Data)

                                                                   June 30, 1996   December 31, 1995
                                                                   -------------   -----------------
                                                                    (unaudited)
Assets
------

Investments:
  Bonds held in available for sale account, at fair value
    (amortized cost of $2,162,449 in 1996 and $2,090,101 in 1995)    $2,214,817           $2,224,528
  Short-term investments, at cost (approximates fair value)             133,629              163,953
                                                                     ----------           ----------
    Total investments                                                 2,348,446            2,388,481

Cash                                                                      3,888                6,912
Securities purchased under agreements to resell                           3,992                4,120
Receivable for securities                                                64,288                8,136
Investment income due and accrued                                        40,207               38,319
Investment in affiliate                                                     -                 25,827
Deferred acquisition costs                                               88,107               82,620
Current income taxes                                                        -                  2,171
Prepaid reinsurance                                                     162,166              153,372
Other assets                                                             54,378               48,472
                                                                     ----------           ----------
    Total assets                                                     $2,765,472           $2,758,430
                                                                     ==========           ==========

Liabilities and Stockholder's Equity

Liabilities:
  Unearned premiums                                                    $936,870             $906,136
  Losses and loss adjustment expenses                                    59,429               65,996
  Ceded reinsurance balances payable                                      6,765               14,654
  Deferred income taxes                                                  57,190               85,008
  Current income taxes                                                    3,116                  -
  Accounts payable and other liabilities                                 47,035               43,625
  Payable for securities                                                112,413               86,304
                                                                     ----------           ----------
    Total liabilities                                                 1,222,818            1,201,723
                                                                     ----------           ----------

Stockholder's equity:
  Preferred stock, par value $1,000.00 per share; authorized
    shares - 285,000; issued and outstanding shares - none                  -                    -
  Common stock, par value $2.50 per share; authorized shares
    - 40,000,000; issued and outstanding shares - 32,800,000
    at June 30, 1996 and December 31, 1995                               82,000               82,000
  Additional paid-in capital                                            514,305              481,059
  Unrealized gains (losses) on investments, net of tax                   34,039               87,112
  Retained earnings                                                     912,310              906,536
                                                                     ----------           ----------
    Total stockholder's equity                                        1,542,654            1,556,707
                                                                     ----------           ----------
    Total liabilities and stockholder's equity                       $2,765,472           $2,758,430
                                                                     ==========           ==========

See accompanying Notes to Consolidated Financial Statements.

                 AMBAC Indemnity Corporation and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)
                 For The Periods Ended June 30, 1996 and 1995
                            (Dollars in Thousands)

                                            Three Months Ended              Six Months Ended
                                                 June 30,                        June 30,
                                          -----------------------        ------------------------
                                            1996            1995           1996             1995
                                          -------         -------        --------         -------
Revenues:

    Gross premiums written                $58,768         $36,893        $110,060         $77,465
    Ceded premiums written                 (9,836)          6,514         (19,448)          3,055
                                          -------         -------        --------         -------
          Net premiums written             48,932          43,407          90,612          80,520

    Increase in unearned premiums          (8,870)        (15,126)        (21,940)        (27,563)
                                          -------         -------        --------         -------
          Net premiums earned              40,062          28,281          68,672          52,957

    Net investment income                  35,584          32,419          70,489          64,293
    Net realized gains (losses)            67,580          (2,202)         69,936          (6,876)
    Other income                            4,753            (393)         10,805           1,985
                                          -------         -------        --------         -------
         Total revenues                   147,979          58,105         219,902         112,359
                                          -------         -------        --------         -------


Expenses:

    Losses and loss adjustment expenses     1,700             341           2,510           1,369
    Underwriting and operating expenses    11,583           9,916          21,666          19,246
    Interest expense                          514             306           1,028             637
                                          -------         -------        --------         -------
         Total expenses                    13,797          10,563          25,204          21,252
                                          -------         -------        --------         -------

         Income before income taxes       134,182          47,542         194,698          91,107
                                          -------         -------        --------         -------

Income tax expense:

    Current taxes                          38,665           6,696          52,313          13,543
    Deferred taxes                            806           2,458             760           3,666
                                          -------         -------        --------         -------

         Total income taxes                39,471           9,154          53,073          17,209
                                          -------         -------        --------         -------

         Net income                        94,711          38,388         141,625          73,898
                                          =======         =======        ========         =======

See accompanying Notes to Consolidated Unaudited Financial Statements

                  AMBAC Indemnity Corporation and Subsidiaries
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                 For The Periods Ended June 30, 1996 and 1995
                            (Dollars in Thousands)

                                                                Six Months Ended
                                                                     June 30,
                                                           --------------------------
                                                             1996            1995
                                                           --------       -----------
Cash flows from operating activities:
  Net income                                               $141,625           $73,898
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation and amortization                                 950               678
  Amortization of bond premium and discount                    (811)             (440)
  Current income taxes payable                                5,287               574
  Deferred income taxes payable                                 760             3,666
  Deferred acquisition costs                                 (5,487)           (9,366)
  Unearned premiums                                          21,940            27,563
  Losses and loss adjustment expenses                        (6,567)               45
  Ceded reinsurance balances payable                         (7,889)             (422)
  (Gain) loss on sales of investments                       (69,936)            6,876
  Other, net                                                 (8,685)           (6,538)
                                                           --------       -----------
    Net cash provided by operating activities                71,187            96,534
                                                           --------       -----------

Cash flows from investing activities:
  Proceeds from sales of bonds at amortized cost            742,407           837,619
  Proceeds from maturities of bonds at amortized cost        43,165            70,281
  Purchases of bonds at amortized cost                     (901,331)       (1,001,767)
  Change in short-term investments                           30,324            19,183
  Proceeds from sale of affiliate                           115,865                -
  Securities purchased under agreements to resell               128              (392)
  Other, net                                                 (1,404)             (223)
                                                           --------       -----------
    Net cash provided by (used in) investing activities      29,154           (75,299)
                                                           --------       -----------

Cash flows from financing activities:
  Dividends paid                                           (135,865)          (20,000)
  Capital contribution                                       32,500                -
                                                           --------       -----------
    Net cash used in financing activities                  (103,365)          (20,000)
                                                           --------       -----------

    Net cash flow                                            (3,024)            1,235
Cash at beginning of year                                     6,912             2,117
                                                           --------       -----------
Cash at June 30                                              $3,888            $3,352
                                                           ========       ===========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Income taxes                                            $13,300           $12,700
                                                           ========       ===========

See accompanying Notes to Consolidated Financial Statements.

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


(1)  BASIS OF PRESENTATION

     AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured obligation, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of June 30, 1996, AMBAC Indemnity's net insurance in force (principal and interest) was $209.3 billion. AMBAC Indemnity is a wholly-owned subsidiary of AMBAC Inc., which is a holding company that provides through its affiliates financial guarantee insurance and financial services to both public and private clients.

     AMBAC Indemnity has one wholly-owned subsidiary, American Municipal Bond Holding Company ("AMBH"), which is a holding company for certain real estate interests.

     On May 6, 1996, AMBAC Inc. sold its 4,159,505 shares of common stock of its affiliate, HCIA Inc. (NASDAQ:HCIA) ("HCIA") in a secondary public offering. Prior to consummation of the secondary public offering, AMBAC Indemnity delivered to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The fair value of the HCIA shares was $115.9 million, based on the offering price per share of HCIA common stock in the secondary public offering. The carrying value of AMBAC Indemnity's HCIA shares was $26.2 million, and the resulting gain to AMBAC Indemnity from the disposition of the shares was $89.7 million. As a result of the secondary public offering, neither AMBAC Indemnity, nor AMBAC Inc. owned any shares of HCIA.

     AMBAC Indemnity, as the sole limited partner, owns 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly-owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

     AMBAC Indemnity's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of AMBAC Indemnity Corporation and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


(2)  INCOME TAXES

     The tax provisions in the accompanying financial statements reflect effective tax rates differing from prevailing federal corporate income tax rates, primarily as a result of tax-exempt interest income.









Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                   SUBJECT TO COMPLETION, DATED NOVEMBER 15, 1996

PROSPECTUS SUPPLEMENT
---------- ----------
(To Prospectus dated _______ __, 1996)
                        $_______________ (APPROXIMATE)
                    MLCC MORTGAGE INVESTORS, INC., SELLER
    ML REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199_-_
        PRINCIPAL AND INTEREST PAYABLE ON THE __TH DAY OF EACH MONTH,
                          BEGINNING IN ________ 199_
                  MERRILL LYNCH CREDIT CORPORATION, SERVICER
                               _______________

  The ML Revolving Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Certificates") will represent undivided interests in the ML Revolving Home Equity Loan Trust 199_-_ (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Agreement") among MLCC Mortgage Investors, Inc. (the "Seller"), Merrill Lynch Credit Corporation (referred to as "MLCC" or the "Servicer"), an affiliate of the Seller, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). The property of the Trust (the "Trust Fund") will consist primarily of a pool (the "Mortgage Pool") of home equity revolving credit line loans (the "Mortgage Loans"), to the extent of their Trust Balances, made under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by mortgages on one- to four-family residential properties. As of _________, 1996 (the "Cut-off Date"), approximately _____% of the Mortgage Loans by principal balance are first mortgages and substantially all of the remainder are second mortgages. The Mortgage Loans were originated by MLCC in the ordinary course of its lending business. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated ______ __, 1996 attached hereto (the "Prospectus").

  The aggregate undivided interest in the Trust Fund represented by the Certificates will, as of the Closing Date, represent approximately __% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the "Seller Interest") will be initially equal to approximately $_________, which as of the Closing Date is approximately _% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

                                    (LOGO)

  On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Certificate Account, distributions with respect to interest and principal calculated as set forth herein. The Certificates will not be insured or guaranteed by the Seller, the Servicer, the Trustee or any affiliate thereof. However, on or before the issuance of the Certificates, the Seller will obtain from (AMBAC Indemnity Corporation) (MBIA Insurance Corporation) (the "Certificate Insurer") a certificate guaranty insurance policy (the "Certificate Insurance Policy"), relating to the Certificates, in favor of the Trustee. The Certificate Insurance Policy will protect holders of the Certificates against certain shortfalls in amounts due to be distributed at the times and to the extent described herein. See "The Certificate Insurance Policy and the Certificate Insurer" herein.
                                               (Cover continued on next page)
                               _______________

  THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST FUND
ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER, THE TRUSTEE OR ANY AFFILIATE THEREOF. THE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY ANY OTHER PERSON OR ENTITY (OTHER THAN THE CERTIFICATE INSURER), INCLUDING THE SELLER, THE SERVICER, THE TRUSTEE OR ANY AFFILIATE THEREOF. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES.

  FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE CERTIFICATES, SEE "SPECIAL CONSIDERATIONS AND RISK FACTORS" ON PAGE S-20 HEREIN.
                               _______________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE ATTORNEY GENERAL OF THE STATE OF NEW YORK
          HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
               ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                               _______________

  The Certificates are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.


  The aggregate proceeds to the Seller from the sale of the Certificates will be approximately $___________, before deducting expenses payable by the Seller, estimated to be $________ in the aggregate. The Underwriter will reimburse the Seller for approximately $______ of such expenses.

  The Underwriter expects to enter into market making transactions in the Certificates and may act as principal or agent in any such transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This Prospectus
Supplement and the Prospectus may be used by the Underwriter in connection with such transactions.

  The Certificates offered hereby are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank S.A. and Euroclear on or about ______, 199_ (the "Closing Date").
                               _______________

                             MERRILL LYNCH & CO.
                               _______________

      The date of this Prospectus Supplement is _____________ __, 199__.


(Cover continued from previous page)

  Interest on the Certificates will accrue from the Closing Date. Distributions of principal and interest on the Certificates will be made on the ___th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), beginning in ____ 199__. On each Distribution Date, distributions with respect to interest will be payable on the aggregate outstanding principal balance of the Certificates at the Certificate Rate described herein which will adjust monthly, beginning with the first Distribution Date, to a rate per annum ____% in excess of the London interbank offered rate for one-month
U.S. dollar deposits ("LIBOR"), calculated and subject to the maximum rate described herein.

  The Seller Interest will be subordinated to the rights of the Certificateholders to the limited extent of the Seller Subordinated Amount as described herein.

  The interests of the owners of the Certificates (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company ("DTC") and participating members thereof. See "Description of the Certificates--Registration of the Certificates" herein.

  Merrill Lynch, Pierce, Fenner & Smith Incorporated (the
"Underwriter"), an affiliate of the Seller and the Servicer, intends to make a secondary market in the Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will provide holders of the Certificates with liquidity of investment at any particular time or for the life of the Certificates. The Certificates will not be listed on any securities exchange.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                      REPORTS TO THE CERTIFICATE HOLDERS

       Unless and until Definitive Certificates are issued, unaudited monthly and annual reports, containing information concerning the Trust Fund and prepared by the Servicer, will be sent on behalf of the Trust to the Trustee and Cede & Co., as registered holder of the Certificates and the nominee of DTC. Such reports may be made available to Certificate Owners in accordance with the rules, regulations and procedures creating and affecting DTC. See "Description of the Certificates--Reports to Holders of the Certificates" and "--Registration of the Certificates" herein. The Trust does not intend to provide any financial information to the holders of the Certificates which has been examined and reported upon, with an opinion expressed by, an independent public accountant.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents filed by the Seller pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates made by this Prospectus Supplement are incorporated herein by reference. The Seller hereby undertakes to provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Secretary of MLCC Mortgage Investors, Inc., in writing at 4802 Deer Lake Drive East, Jacksonville, Florida 32246, or by telephone at
(904) 928-6000.


  THE CERTIFICATES OFFERED HEREBY ARE BEING OFFERED BY THE SELLER FROM TIME TO TIME PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT MODIFY STATEMENTS CONTAINED IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

                               _______________

  UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                     SUMMARY OF TERMS OF THE CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned them in the Prospectus or elsewhere in this Prospectus Supplement.


Securities Offered......ML Revolving Home Equity Loan Asset Backed
                          Certificates, Series 199_-_ (the "Certificates").

Issuer..................ML Revolving Home Equity Loan Trust 199_-_ (the
                          "Trust") is the issuer of the Certificates.

Seller..................MLCC Mortgage Investors, Inc., a wholly-owned, limited purpose subsidiary of the Servicer and an affiliate of the Underwriter, will transfer and assign the Mortgage Loans to the Trust Fund in exchange for the Certificates and the Seller Interest. The Mortgage Loans will be acquired by the Seller from MLCC.

Servicer................Merrill Lynch Credit Corporation, an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co.") and an affiliate of the Seller and the Underwriter, will service the Mortgage Loans.

Agreement...............The Certificates will be issued pursuant to a
                          Pooling and Servicing Agreement (the "Agreement") dated as of ______, 199_ (the "Cut-off Date") among the Seller, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

Description of the
     Certificates.......The Certificates represent an undivided interest in the Trust Fund. Each Certificate represents the right to receive monthly payments of interest at the variable rate described below (the "Certificate Rate") and payments of principal at such times and to the extent provided below. Distributions on Certificates will be made on the __th day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing in _____ 199_, to holders of record of the Certificates in an amount equal to such holder's respective Percentage Interest multiplied by the amount distributed in respect of the Certificates on such Distribution Date.

                        The initial principal balance of the Certificates
                          will be $__________ (the "Original Certificate Principal Balance") (approximate). The Certificate Principal Balance as of any date is equal to the Original Certificate Principal Balance minus the aggregate amounts actually distributed as principal to Certificateholders. See "Description of the
                         Certificates" herein and in the Prospectus.

                        The aggregate undivided interest in the Trust Fund
                          represented by the Certificates as of the date of issuance of the Certificates
                          (the "Closing Date") will equal $__________ (the "Original Invested Amount"), which represents approximately ___% of the Cut-off Date Pool Balance. Following the Closing Date, the "Invested Amount" with respect to any date will be an amount equal to the Original Invested Amount minus the sum of (i) the total of Principal Collections previously distributed to Certificateholders and (ii) the total of the amount for each Distribution Date equal to the product of the Floating Allocation Percentage and the Liquidation Loss Amount (other than any losses that have been reallocated to the Seller Interest as described under "--Limited Subordination of the Seller Interest" below). The Seller will hold the remaining undivided interest (the "Seller Interest") in the Trust Balances of the Mortgage Loans, which interest is equal to the Pool Balance minus the Invested Amount and initially will equal approximately _% of the Cut-off Date Pool Balance.

                        With respect to any Distribution Date, the "Floating
                          Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount by the Pool Balance as of the beginning of the related Collection Period.

Certificate Rate........As to any Distribution Date, the per annum rate equal to
                          LIBOR on the second to the last business day prior to the preceding Distribution Date (or as of ________, 199_, in the case of the first Distribution Date) plus _____%, subject to a maximum rate described under "Description of the Certificates--Distributions on the Certificates" herein.

Denominations...........The Certificates will be issuable in minimum denominations of $_______ and integral multiples of $1,000 in excess thereof. The interest in the Trust Fund evidenced by a Certificate (the "Percentage Interest") will be equal to the percentage derived by dividing the denomination of such Certificate by the Original Certificate Principal Balance.

The Trust Fund..........The property of the Trust (the "Trust Fund") will include: a pool of home equity revolving credit line loans (the "Mortgage Loans"), to the extent of their Trust Balances, made under certain home equity revolving credit line loan agreements (the "Credit Line Agreements") and secured by mortgages on one-to four-family residential properties (the "Mortgaged Properties") of which approximately ______% by Cut-off Date Pool Balance are first mortgages and substantially all of the remainder are second mortgages; collections in respect of the Trust's interest in the Mortgage Loans received on or after the Cut-off Date; the Trust's interest in property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise; the Certificate Insurance Policy; the Trust's interest in rights under certain hazard insurance policies covering the Mortgaged Properties, and certain other property relating to the Mortgage Loans, as described more fully herein.

                        The Trust Fund will include all or a portion of
                          the unpaid principal balance of each Mortgage Loan as of the Cut-off Date (the "Cut-off Date Trust Balance") plus any additions thereto as a result of advances made pursuant to the applicable Credit Line Agreement (the "Additional Balance") during the Managed Amortization Period. In the case of any Common Mortgage Loan, the Cut-off Date Trust Balance of such Mortgage Loan excludes the portion thereof owned by one or more Prior Trusts. The aggregate of the Cut-off Date Trust Balances of the Mortgage Loans (the "Cut-off Date Pool Balance") is $____________. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Trust Balances of the Mortgage Loans as of such date.

Trust Balance...........The "Trust Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan, which has a Trust Balance of zero) on any day is equal to its Cut-off Date Trust Balance, plus the Additional Balances, if any, in respect of such Mortgage
                          Loan assigned to the Trust each month, minus all collections credited against the principal balance of such Mortgage Loan (excluding, in the case of any Common Mortgage Loan, any such principal collections applied to reduce the principal balance thereof owned by one or more Prior Trusts) in accordance with the related Credit Line Agreement prior to such day. In certain cases the Cut-off Date Trust Balance of a Mortgage Loan is zero. The "Loan Balance" of a Mortgage Loan on any day is equal to the sum of the Trust Balance and, in the case of a Common Mortgage Loan, the portion of the principal balance of such Mortgage Loan owned by one or more Prior Trusts.

Additional Balances.....During the Managed Amortization Period, all Additional
                          Balances will be transferred to and become property of the Trust Fund. The Additional Balances initially will be funded by MLCC. The Pool Balance will generally fluctuate during a Collection Period because the amount of draws by borrowers representing Additional Balances and the amount of principal payments by borrowers will usually differ from day to day. Because the Seller Interest represents the interest in the Trust Fund not represented by the Certificates, the amount of the Seller Interest will generally fluctuate during a Collection Period as draws are made and as principal is paid under the Mortgage Loans.

Common Mortgage Loans...Certain balances outstanding on ________________, 19__
                          with respect to certain of the Mortgage Loans were sold by Merrill Lynch Home Equity Acceptance, Inc. ("MLHEA"), an affiliate of the Seller, the Servicer and the Underwriter, to ML Home Equity Loan Trust
                          ____ ("Trust 1989"); certain balances outstanding on
                          ___________ with respect to certain of the Mortgage Loans were sold by MLHEA to ML Home Equity Loan Trust _______ ("Trust 1991"); certain balances outstanding on ___________ with respect to certain of the Mortgage Loans were sold by MLHEA to ML Home Equity Loan Trust _____ ("Trust 1993"); certain balances outstanding on
                          ____________ with respect to certain of the Mortgage Loans were sold by MLHEA to ML Home Equity Loan Trust _______ ("Trust 1994-1"); certain balances outstanding on __________, 1994 with respect to certain of the Mortgage Loans were sold by the Seller to ML Home Equity Loan Trust ______ ("Trust 1994-2"); certain balances outstanding on _________ with respect to certain of the Mortgage Loans were sold by the Seller to ML Home Equity Loan Trust ______ ("Trust 1995-1"); and certain balances outstanding on ________ with respect to certain of the Mortgage Loans were sold by the Seller to ML Home Equity Loan Trust ______ ("Trust 1995-2" and, together with Trust 1989, Trust 1991, Trust 1993, Trust 1994-1, Trust 1994-2 and Trust 1995-1, the "Prior Trusts"). Mortgage Loans with balances sold to one or more of the Prior Trusts are referred to as "Common Mortgage Loans". The Certificates will not represent an interest in the portion of a Common Mortgage Loan owned by one or more of the Prior Trusts.

                        The Trust Fund includes _______ Common Mortgage Loans
                          having $__________ in aggregate Trust Balances which represent ______% of all the Trust Balances sold and assigned to the Trust Fund. See the table captioned "Data on Common Mortgage Loans" under "The Mortgage Loan Pool" herein. MLCC, which will act as Servicer of the Trust Fund, also acts as servicer for each of the Prior Trusts. Bankers Trust Company of Californi, N.A., which will act as Trustee, also acts as the trustee for each of the Prior Trusts.

The Mortgage Loans......The Mortgage Loans are home equity revolving credit line loans secured by mortgages (of which approximately _____% by Cut-off Date Pool Balance are first mortgages and substantially all of the remainder are second mortgages) on residential one- to four-family properties. The Mortgage Loans were originated by MLCC in the ordinary course of its lending business. See "The Mortgage Loan Pool" herein for a description of the Mortgage Loans.

                        Each Mortgage Loan bears interest at a variable rate
                          which may change daily or monthly subject to a maximum per annum interest rate. The combined loan-to-value ratio (the "Combined Loan-to-Value Ratio") (computed at its maximum permitted principal amount or "Credit Limit" plus the principal balance of any related senior mortgage loan) of each Mortgage Loan, except with respect to ____% of the Mortgage Loans by Cut-off Date Pool Balance, which had Combined Loan-to-Value Ratios in excess of 85%, did not exceed 85% at the time of execution of the Credit Line Agreement, based upon an appraisal of the Mortgaged Property obtained by MLCC in the course of processing the loan application. The term to maturity of each Mortgage Loan at origination was ten years. Interest on each Mortgage Loan is payable on the fifteenth day of each month and is computed daily on its outstanding Loan Balance at a floating rate per annum (the "Loan Rate") equal, at any time, to the extent not limited by its applicable interest rate cap, to a specified margin (the "Margin") over the "prime rate" at the time in effect, for such day, as published in The Wall Street Journal. Interest is billed monthly in arrears based on the daily outstanding balance during the related Collection Period. Principal may be drawn down (up to the Credit Limit) or repaid under each Mortgage Loan from time to time. There are no required payments of principal prior to the final maturity of each Mortgage Loan. The entire outstanding principal balance of each Mortgage Loan is due at maturity. See "The Mortgage Loan Pool" herein.

                        The Trust Balances of the Mortgage Loans at the Cut-off
                          Date ranged from $0 to $________ and averaged $_______ for those Mortgage Loans with a Cut-off Date Trust Balance greater than $0. Credit Limits ranged from $______ to $_________ and averaged $________. The weighted average credit limit utilization rate (computed by dividing the Loan Balance as of the Cut-off Date by the related Credit Limit) was _______%. The weighted average remaining term to stated maturity at the Cut-off Date was _____ months and the latest scheduled maturity of any Mortgage Loan is ______, 20__. The weighted average second mortgage ratio for Mortgage Loans in a junior lien position was ______%. The "Second Mortgage Ratio" of a Mortgage Loan is the ratio computed (i) in the case of a Common Mortgage Loan, by dividing the difference between
                          (a) its Credit Limit and (b) the total Prior Trust balance as of the Cut-off Date of such Common Mortgage Loan, by the sum of its Credit Limit and the outstanding balances of any senior mortgages as of the date of the origination of such Common Mortgage Loan, and (ii) in the case of any other Mortgage Loan, by dividing its Credit Limit by the sum of its Credit Limit and the outstanding balances of any senior mortgages as of the date of the origination of such Mortgage Loan.

                        The borrowers obligated on approximately ______% of the
                          Mortgage Loans by Cut-off Date Pool Balance are employees or independent contractors of ML & Co. or subsidiaries thereof. See "MLCC and Its Equity Access(R) Program" herein.

                        The Mortgage Loans are covered by standard hazard
                          insurance policies insuring against losses due to fire and various other causes. See "Description of the Certificates--Servicing and Hazard Insurance" herein.



                           SUMMARY OF MORTGAGE LOAN
                    CHARACTERISTICS AS OF THE CUT-OFF DATE
                                (APPROXIMATE)

Pool Balance......................................................    $
Number of Mortgage Loans..........................................
Number of Mortgage Loans with a $0 Cut-off Date Trust Balance.....
Weighted Average Loan Rate........................................            %
Weighted Average Maximum Loan Rate(1).............................            %
Weighted Average Margin...........................................            %
Range of Margins..................................................      % to  %
Weighted Average Combined Loan-to-Value Ratio at Origination......             %
Weighted Average Remaining Term to Stated Maturity................        months
Range of Remaining Terms to Stated Maturity.......................    to  months
Range of Trust Balances.......................................$   to $
Average Trust Balance(2)..........................................             $
Latest Maturity Date..............................................        , 20
Weighted Average Credit Limit Utilization Rate....................             %
Weighted Average Second Mortgage Ratio............................             %

__________
(1) For those Mortgage Loans subject to specified lifetime interest rate caps.
(2) For those Mortgage Loans with a Cut-off Date Trust Balance greater than $0.


Removal of Certain
Mortgage Loans..........The Seller may, but shall not be obligated to, remove from the Trust Fund on the last business day of any Collection Period (a "Removal Date") during the Managed Amortization Period, the entire Trust Balance of certain Mortgage Loans without notice to the Certificateholders. The Seller is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including:

                          (i) the Seller Interest as of the Removal Date (after giving effect to such removal) exceeds the Minimum Seller Interest;

                          (ii) the Seller shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust Fund after such removal;

                          (iii) the Seller shall represent and warrant that no selection procedures which are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Seller in selecting such Mortgage Loans;

                          (iv) in connection with the first such removal of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Removal Date shall not have notified the Seller in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Certificate Insurance Policy; and

                          (v) the Seller shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (iii) above.

                        The "Minimum Seller Interest" as of any date is an
                          amount equal to the lesser of (i) _% of the Pool Balance on such date and (ii) the Seller Interest as of the Closing Date.

Collections.............Collections on the Mortgage Loans will be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal.

                        As to any Distribution Date, "Interest Collections" on
                          the Mortgage Loans will be equal to the aggregate amount collected on the Mortgage Loans during the related Collection Period that is allocated to interest pursuant to the terms of the Credit Line Agreements, including Net Liquidation Proceeds so allocated, reduced by the aggregate Servicing Fee for such Collection Period. As to any Distribution Date, "Trust Interest Collections" will be equal to the total amount of the Trust's share of Interest Collections. The Trust's share of Interest Collections for each Mortgage Loan will be the portion of the amount allocated to interest on such Mortgage Loan equal to interest accrued at the Net Loan Rate on the Trust Balance during the related Interest Period. "Interest Period" means the monthly period during which interest accrues on the Mortgage Loans. The first Interest Period will be ______ 1996. As to any
                          Distribution Date, the "Collection Period" is generally the calendar month preceding such Distribution Date. The "Net Loan Rate" is the Loan Rate minus the Servicing Fee Rate.

                        As to any Distribution Date, "Principal Collections"
                          will be equal to the aggregate amount collected on the Mortgage Loans during the related Collection Period that is allocated to principal pursuant to the terms of the Credit Line Agreements. Principal Collections on a Common Mortgage Loan will be applied first to reduce to zero the applicable portion thereof owned by one or more Prior Trusts before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan. As to any Distribution Date, "Trust Principal Collections" will be equal to the total amount of the Trust's share of Principal Collections. The Trust's share of Principal Collections on each Mortgage Loan will equal the sum of (i) the amount allocated to principal that was received from the borrower in the related Collection Period (excluding, in the case of a Common Mortgage Loan, principal allocated to reduce the portion of such Common Mortgage Loan owned by one or more Prior Trusts in accordance with the second preceding sentence), (ii) the principal portion of Net Trust Liquidation Proceeds and Trust Insurance Proceeds and (iii) the principal portion of the Transfer Deposit Amount of a retransferred Mortgage Loan.

                        "Net Trust Liquidation Proceeds" with respect to a
                          Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including insurance proceeds, reduced by related expenses, plus accrued and unpaid interest thereon through the date of liquidation, but not including the portion, if any, of such amount that exceeds the Trust Balance of such Mortgage Loan at the end of the preceding Collection Period.

                        "Trust Insurance Proceeds" with respect to a Mortgage
                          Loan and Collection Period are the Trust's share of insurance proceeds paid to the Servicer during such Collection Period pursuant to any insurance policy covering such Mortgage Loan, reduced by related expenses, which (i) are not liquidation proceeds,
                          (ii) are not applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the normal servicing procedures of the Servicer and (iii) will be applied by the Servicer in reduction of the Loan Balance of such Mortgage Loan, but not including the portion, if any, of such amount that exceeds the Trust Balance of such Mortgage Loan at the end of such Collection Period.

                        "Transfer Deposit Amount" with respect to any
                          Distribution Date is the amount of cash required to be deposited in the Certificate Account by the Servicer to maintain the Minimum Seller Interest with respect to a repurchased Defective Mortgage Loan after taking into account any transfer of an Eligible Substitute Mortgage Loan to the Trust with respect to such Defective Mortgage Loan.

Application of
  Certificate
  Interest
  Collections..........As to any Distribution Date, interest allocable to the
                         Certificates ("Certificate Interest Collections") will equal the product of Trust Interest Collections and the Floating Allocation Percentage. The remaining amount of Trust Interest Collections will be allocated to the Seller Interest as more fully described herein.

                        On each Distribution Date, the Certificate Interest
                          Collections will be applied in the following order of priority:

                          (i) to pay the premium for the Certificate Insurance Policy;

                          (ii) as payment for the accrued interest due and any overdue accrued interest at the applicable Certificate Rate on the Certificate Principal Balance for the related Accrual Period;

                          (iii) to pay Certificateholders the "Investor Loss Amount" equal to the product of the Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date;

                          (iv) as payment for any Investor Loss Amount that was not previously (a) paid from Certificate Interest Collections, (b) paid from Trust Interest Collections and Trust Principal Collections allocable to the Seller Interest or reallocated to reduce the Seller Interest up to the Seller Subordinated Amount as described under "--Limited Subordination of the Seller Interest" below, (c) covered by overcollateralization as described under "--Overcollateralization" below or (d) funded by draws on the Certificate Insurance Policy;

                          (v) to reimburse prior draws from the Certificate Insurance Policy, together with interest thereon, and to pay any fees and expenses owed to the Certificate Insurer pursuant to the Insurance Agreement, together with interest thereon;

                          (vi) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the amount, if any, equal to (x) the Required Amount minus (y) the Seller Subordinated Amount (such payment is referred to as the "Accelerated Principal Distribution Amount"); and

                          (vii)  to the Seller.

                        Payments to Certificateholders pursuant to clause (ii)
                          will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
                          (iii) and (iv) will be principal payments on the Certificates and will reduce the Certificate
                          Principal Balance. Although payments of the Accelerated Principal Distribution Amount, if any, to Certificateholders pursuant to clause (vi) will reduce the Certificate Principal Balance, such payments will not reduce the Invested Amount. Payments to Certificateholders of Trust Interest Collections and Trust Principal Collections allocable to the Seller Interest as described under "--Limited Subordination of the Seller Interest" below will also reduce the Certificate Principal Balance. Payments of the Accelerated Principal Distribution Amount are neither guaranteed by the Certificate Insurance Policy nor supported by the Seller Subordinated Amount.

                        An "Accrual Period" for any Distribution Date is the
                          period beginning on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day preceding such Distribution Date.

                        For each Distribution Date occurring on or prior to the
                            __th Distribution Date, the "Required Amount" will be ___% of the Cut-off Date Pool Balance. For each Distribution Date thereafter, the Required Amount will be the lesser of (i) _% of the Cut-off Date Pool Balance and (ii) _% of the outstanding Pool Balance; provided that in no event will the Required Amount be less than a floor amount equal to the greater of (x) _% of the Cut-off Date Pool Balance and (y) __% of the aggregate Trust Balances of all Mortgage Loans delinquent 91 days or more as of the end of the related Collection Period. Notwithstanding the foregoing, for each Distribution Date, if the cumulative principal losses on the Trust Balances of the Mortgage Loans as of the end of the related Collection Period exceed ___% of the Cut-off Date Pool Balance, then the Required Amount will be ____% of the Cut-off Date Pool Balance.

                        A "Liquidation Loss Amount" with respect to any
                          Liquidated Mortgage Loan and Distribution Date will be the unrecovered Trust Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the principal portion of Net Trust Liquidation Proceeds in connection therewith.

Principal Payments
from Principal
Collections.............For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ____ 20_ (the "Managed Amortization Period"), the amount of Trust Principal Collections payable to Certificateholders on each Distribution Date will equal, to the extent funds are available therefor from Trust Principal Collections, the Scheduled Principal Collections Payment for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Payment" will equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment.

                        For the period beginning with the first Distribution
                          Date following the end of the Managed Amortization Period (the "Rapid Amortization Period"), the amount of Trust Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

                        With respect to any Distribution Date, the "Maximum
                          Principal Payment" will equal the product of the Trust Principal Collections and the Fixed Allocation Percentage. With respect to any Distribution Date, the "Alternative Principal Payment" is equal to the amount, but not less than zero, of Trust Principal Collections minus the aggregate of Additional Balances created during the related Collection Period.

                        With respect to any date of determination, the "Fixed
                          Allocation Percentage" will equal the greater of (i) ___% and (ii) the percentage equivalent (but not in excess of 100%) of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance as of the end of such day. The Fixed Allocation Percentage initially will be __%.

                        On the Distribution Date in ____ 20__ (the "Stated
                          Maturity Date"), to the extent funds are available therefor, Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance. To the extent funds are not otherwise available for such payment, a draw on the Certificate Insurance Policy for such insufficiency will be made on the Stated Maturity Date.

                        Distributions of Trust Principal Collections based upon
                          the Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Floating Allocation Percentage were used to determine the percentage of Trust Principal Collections distributed in respect of the Invested Amount.

                        The aggregate distributions of principal to
                          Certificateholders will not exceed the Original Certificate Principal Balance.

                        The Seller will be entitled to receive the portion of
                          the Trust Principal Collections on each Distribution Date that is not distributable on the Certificates; provided that such distribution will not reduce the Seller Interest below the Minimum Seller Interest as of such related Distribution Date.

Certificate
Insurance Policy........On or before the Closing Date, the Certificate
                          Insurance Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement"), among the Seller, the Servicer and the Certificate Insurer.

                        The Certificate Insurance Policy will unconditionally
                          and irrevocably guarantee principal and interest payments on the Certificates at the times and in the amounts described below. On each Distribution Date, other than any Dissolution Distribution Date, a draw will be made on the Certificate Insurance Policy equal to (i) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance exceeds all amounts on deposit in the Certificate Account available to be distributed therefor plus (ii) after the Seller Subordinated Amount has been reduced to zero, the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates).

                        In addition, the Certificate Insurance Policy will
                          guarantee the payment of the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates).

                        In the absence of payments under the Certificate
                          Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

                        The Certificate Insurance Policy does not guarantee to
                          Certificateholders, and does not protect against any adverse consequences caused by, any specified rate of prepayments of the Mortgage Loans.

Certificate Insurer.....(AMBAC Indemnity Corporation) (MBIA Insurance
                          Corporation).

Limited Subordination of the
  Seller Interest.......If Certificate Interest Collections on any Distribution
                          Date are insufficient to pay the sum of (i) the premium for the Certificate Insurance Policy, (ii) accrued interest due and any overdue accrued interest on the Certificates, and (iii) the Investor Loss Amount on such Distribution Date (such insufficiency is referred to as the "Deficiency Amount"), Trust Interest Collections and Trust Principal Collections allocable to the Seller Interest (but not in excess of the then current Seller Subordinated Amount, determined as described below) will be applied to cover the Deficiency Amount. The portion of the Deficiency Amount in respect of clause (iii) above not covered by such collections (up to the remaining Seller Subordinated Amount and not in excess of the Investor Loss Amount) will be reallocated to, and will reduce, the Seller Interest. If such Certificate Interest Collections plus the amount of collections allocable to the Seller Interest which have been so applied to cover the Deficiency Amount are together insufficient to pay the amount set forth in item (ii) of the definition of Deficiency Amount, then a draw will be made on the Certificate Insurance Policy to cover such shortfall. After the Seller Subordinated Amount has been reduced to zero, the Deficiency Amount will no longer be covered by the Seller Interest as described above.

                        With respect to any Distribution Date, the "Seller
                          Subordinated Amount" equals the least of (i) __% of the Cut-off Date Pool Balance minus the sum of (a) the aggregate amount of principal collections allocable to the Seller Interest that have previously been distributed to Certificateholders to cover a Deficiency Amount as described above and (b) the aggregate amount of Investor Loss Amounts that have previously been reallocated in reduction of the Seller Interest as described above; or (ii) the Seller Subordinated Amount on the previous Distribution Date; or (iii) the Required Amount.

                        The Seller Subordinated Amount at any time may also be
                          further reduced if such reduction is consented to by both of the Rating Agencies and the Certificate Insurer and upon satisfaction of certain other conditions specified in the Agreement.

Overcollateralization...The payment of Accelerated Principal Distribution
                          Amounts, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. On any Distribution Date, such overcollateralization, if any, will be available to absorb any Investor Loss Amount that is not covered either by (i) Certificate Interest Collections remaining after the payment of the premium for the Certificate Insurance Policy and the distribution of interest on the Certificates or (ii) the limited subordination of the Seller Interest as described above. Any Investor Loss Amounts not covered by Certificate Interest Collections, the limited subordination of the Seller Interest or such overcollateralization will be covered by draws on the Certificate Insurance Policy to the extent provided therein.

                        Overcollateralization will be created only by the
                          payments, if any, of Accelerated Principal
                          Distribution Amounts. As of the Closing Date, the Invested Amount will be equal to the Original Certificate Principal Balance and, accordingly, there will not be any initial overcollateralization. Payment of the Accelerated Principal Distribution Amount on a Distribution Date is made in an amount equal to the excess, if any, of the Required Amount over the Seller Subordinated Amount. As of the Closing Date, the Required Amount is equal to the Seller Subordinated Amount. Thus, no Accelerated Principal Distribution Amount is expected to be paid, and no overcollateralization will be created, on the first Distribution Date. Any payments of Trust Principal Collections allocable to the Seller's Interest that decrease the Seller Subordinated Amount would be expected to result in a payment of the Accelerated Principal Distribution Amount and the creation of, or increase in, overcollateralization if the Required Amount is in excess of the Seller Subordinated Amount on a Distribution Date and there are sufficient Trust Interest Collections. If the Seller Subordinated Amount is reduced to zero, then payments of the Accelerated Principal Distribution Amount from Trust Interest Collections may be made in an amount up to the Required Amount. Any such payments would result in increases in the level of overcollateralization.

Advances................The Servicer will be obligated to make advances of cash, which will be part of the Trust Interest Collections and Trust Principal Collections, in an amount equal to all amounts of interest and principal, if any, at the time known by the Servicer to be delinquent on the Trust Balance of each Mortgage Loan and not previously advanced, but only to the extent that the Servicer believes that such amounts will be recoverable by it.

                        Any advance made by the Servicer with respect to the
                          Trust Balance of each Mortgage Loan will be reimbursable to it. The Servicer will be entitled to reimburse itself in respect of otherwise non-recoverable advances from funds otherwise distributable to Certificateholders. See "Description of the Certificates--Advances" herein.

Servicing Fee...........The Servicer will receive a fee (the "Servicing Fee")
                          computed daily at an annual rate equal to 0.__% (the "Servicing Fee Rate") on the aggregate Loan Balance of the Mortgage Loans outstanding during a Collection Period and, for any Distribution Date, the Servicing Fee will be deducted from collections allocable to payments of interest received during the related Collection Period. See "Description of the Certificates--Servicing and Other Compensation and Payment of Expenses" herein.

Substitution or
  Repurchase
  of Mortgage Loans.....The Servicer has the option either to substitute the balance of one or more new Mortgage Loans or to repurchase the Trust Balance of a Mortgage Loan that was actually retransferred to the Servicer immediately prior to a Distribution Date on account of (i) a breach of a representation or warranty regarding such Mortgage Loan that materially and adversely affects the interests of the Certificateholders, (ii) a material defect in the related loan documentation,
                          (iii) a loss resulting from retention by the Servicer of the related loan documentation (each Mortgage Loan described in (i) through (iii) above is a "Defective Mortgage Loan"), or (iv) the occurrence of certain circumstances specified in the Agreement for which the Servicer is either required or permitted to repurchase, or substitute for, the Trust Balance of a Mortgage Loan. Any Mortgage Loan so substituted (an "Eligible Substitute Mortgage
                          Loan") must, among other things, have a Trust Balance (or if the new Mortgage Loan is a Common Mortgage Loan, a balance conveyed to the Trust Fund) not substantially greater or less than the Trust Balance of the Mortgage Loan for which it is being substituted, and a Loan Rate of not less then the current Loan Rate of the Defective Mortgage Loan it replaces and not more than __% in excess thereof.

Termination;
  Retirement of
  the Certificates......The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in ______ 20__.

                        At their option at any time when the outstanding
                          Certificate Principal Balance is less than 10% of the Original Certificate Principal Balance, the Servicer, or in the absence of the exercise thereof by the Servicer, the Certificate Insurer, may purchase from the Trust Fund all remaining Mortgage Loans and other property held by the Trust Fund. The purchase price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. See "Description of the Certificates--Termination; Retirement of the Certificates" herein.

                        In addition, the Trust may be liquidated as a result of
                          certain events of insolvency, receivership or conservatorship relating to the Seller. See "Description of the Certificates--Rapid Amortization Events" herein.

Certain Federal Income
  Tax Considerations....In the opinion of tax counsel to the Seller, the
                          Certificates will be properly characterized as indebtedness for federal income tax purposes. Under the Agreement, the Seller and the Certificateholders will agree to treat the Certificates as indebtedness for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations....A fiduciary of a pension or other employee benefit plan
                          (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), contemplating the purchase of Certificates should consult with its counsel before making a purchase and the fiduciary and such legal advisors should consider the possible application of Prohibited Transaction Exemption 90-29 and certain other exemptions described herein. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
  Considerations........The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because, among other reasons, most of the mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates. See "Legal Investment Considerations" herein.

Use of Proceeds.........Substantially all of the net proceeds from the sale of the Certificates will be applied by the Seller to the purchase price of the Trust Balances of the

                                     S-18

                          Mortgage Loans and to pay expenses connected with pooling the Mortgage Loans and issuing the Certificates.

Certificate Rating......It is a condition to the issuance of the Certificates that they be rated _____ by
                          ____________________________________ ("___") and
                          _____ by _____________________________ ("______" and
                          together with ___, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance that the ratings assigned to the Certificates on the date the Certificates are initially issued will not be lowered or withdrawn at any time by such Rating Agencies. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See "Certificate Rating" herein.

Registration of the
  Certificates..........The Certificates initially will be issued in book-entry form. Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificate interests through The Depository Trust Company ("DTC"), in the United States, or through Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC, or one of the relevant depositaries (collectively, the "European Depositaries"). The Certificates will initially be registered in the name of Cede. The interests of Certificateholders will be represented by book entries on the records of DTC and participating members thereof. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected within DTC through Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of Certificate Owners only as such rights may be exercised through DTC and participating members thereof for so long as such Certificates are held by DTC. See "Special Considerations and Risk Factors -- Book-Entry Certificates", "Description of the Certificates -- Registration of the Certificates" herein and "Annex
                          I" hereto.

                                     S-19

<PAGE.

                   SPECIAL CONSIDERATIONS AND RISK FACTORS

  Limited Liquidity. There is currently no market for the Certificates. While the Underwriter currently intends to make a market in the Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Certificates with liquidity of investment or that it will continue for the life of the Certificates. The Certificates will not be listed on any securities exchange.

  Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates --
Registration of Certificates" herein.

  Nature of Security; Subordinate Mortgage Loans. The Mortgage Loans are revolving credit line loans and a majority of the Mortgage Loans are secured by second mortgages on residential properties. In the case of liquidations, Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related first mortgage loan has been satisfied in full (including any related foreclosure costs). In the event that such proceeds are insufficient to satisfy both loans in the aggregate, the Trust Fund and, accordingly, the Certificateholders, as the holders of the second mortgage loan, bear (i) the risk of loss unless a deficiency judgment is obtained and realized upon and (ii) even if there is full realization upon a deficiency judgment, the risk of delay in distributions pending such realization. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

  Since no payments in reduction of the entire outstanding principal balances of the Mortgage Loans are required prior to their maturity, the remaining principal balance of a Mortgage Loan will be due in a balloon payment at maturity. The ability of a borrower to make such payment may be dependent on the ability to obtain refinancing of the balance due on the Mortgage Loan. In addition, an increase in interest rates over the Loan Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to pay the required monthly interest payment. Such an increase in interest rates may also reduce the borrower's ability to obtain refinancing and to pay the balance of the Mortgage Loan at its maturity.

  Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, required payments under the Certificate Insurance Policy were not made, and the protection provided by the limited subordination of the Seller Interest and the availability of overcollateralization have been exhausted, Certificateholders could experience a loss on their investments.

  Local Real Estate Markets. An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the outstanding Loan Balances, together with the outstanding balances of any senior lien thereon, equal or exceed the values of the Mortgaged Properties. Such declines would adversely affect the position of a second mortgagee before having such an effect on that of the related first mortgagee and could extinguish the interest of the holder of a second mortgage on the Mortgaged Property. Residential real estate markets in many states have softened in recent years. There is no reliable information available to the Seller with respect to the rate at which real estate values have declined in such states. The Seller can neither quantify the impact of such declines in property values nor predict how long such decline may continue or when such declines will end. During a period of such declines, the rates of delinquencies, foreclosures and losses on the Mortgage Loans would be expected to be higher than those experienced in the mortgage lending industry in general.

  Moreover, in many cases home equity revolving credit line borrowers have primary residences with above average values, and those properties may experience greater relative declines in value than other properties with lower values. A rise in interest rates over a period of time and the general condition of the Mortgaged Property as well as other factors may have the effect of reducing the value of the Mortgaged Property from the appraised value at the time the Mortgage
Loan was originated. If there is a reduction in value of the Mortgaged Property, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan after satisfaction of any senior liens. In addition, if the borrower has an adjustable rate first mortgage loan, any increase in the interest rate thereon may adversely affect such borrower's ability to make payments on the related Mortgage Loan.

  Cash Flow Considerations. The rights of the holder of the Seller Interest to receive Certificate Interest Collections remaining after the payment of accrued interest due and any overdue accrued interest on the Certificates, along with certain other expenses, and to receive Trust Interest Collections and Trust Principal Collections allocable to the Seller Interest (but not in excess of the then current Seller Subordinated Amount) are subordinated to certain rights of holders of the Certificates in order to enhance the likelihood of receipt by holders of the Certificates of the full amount of their scheduled distributions of interest on each Distribution Date and the ultimate receipt by such holders of principal equal to the Original Certificate Principal Balance. This subordination feature must absorb the risks associated with a possible narrowing of the spread between the prime rate (which is the index for determining the Loan Rate for each Mortgage Loan) and the Certificate Rate (which is based upon LIBOR plus a specified margin). If this spread disappears (i.e., the Certificate Rate derived from the LIBOR formula exceeds the weighted average of the Loan Rates (net of the Servicing Fee Rate of the Mortgage Loans and the monthly premium due on the Certificate Insurance Policy)), the Certificate Rate for the related Distribution Date will be the weighted average of such net Loan Rates of the Mortgage Loans during the prior Collection Period. As described more fully herein, the percentage amount added to the prime rate to produce the Loan Rate applicable at any time to certain of the Mortgage Loans may decrease as additional amounts are borrowed thereunder. The Certificate Rate could also be limited if all or a significant portion of the Loan Rates were prevented by their lifetime interest rate caps from increasing in accordance with increases in the prime rate as described herein.

  General credit risk may also be greater to Certificateholders than to holders of certificates representing interests in level payment first mortgage loans since no payment of principal is required until final maturity. Borrowers under the Mortgage Loans are under no obligation to pay down all or part of their outstanding principal balances prior to maturity and, in the event such balances have not been substantially paid down prior to maturity, some borrowers may find themselves unable to make the required final payment. Even assuming that the Mortgaged Properties provide adequate security for such Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related liquidation proceeds by Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, required payments under the Certificate Insurance Policy were not made, and the protection provided by the limited subordination of the Seller Interest and the availability of overcollateralization have been exhausted, Certificateholders could experience a loss on their investments.

  Maturity and Prepayment Considerations. The Mortgage Loans may be prepaid in whole or in part at any time without penalty. There is limited data available on the rate of prepayment of home equity loans such as the Mortgage Loans. Generally, home equity loans are not viewed by mortgagors as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. On the other hand, it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. Borrowers who treat the amounts borrowed as a long-term loan are more likely to allow their Mortgage Loans to remain outstanding until maturity. The presence or absence of these two types of Mortgage Loans in the Trust Fund may have a significant impact on the rate and timing of principal payments (including prepayments) on the Mortgage Loans and, as a result, the weighted average lives of the Certificates. In addition, any future limitations on the right of borrowers to deduct interest payments on the Mortgage Loans for federal income tax purposes may result in a higher rate of prepayments of the Mortgage Loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions. The Servicer is under no obligation to enforce such provisions and will refrain therefrom if such exercise will impair or threaten to impair any recovery under any related insurance policy, is not permitted by applicable law, or in other circumstances deemed appropriate by MLCC.

  The rate of acceleration of amortization of the Certificate Principal Balance will be affected by the inclusion in the Trust Fund of Common Mortgage Loans and Mortgage Loans with a Cut-off Date Trust Balance of $0. Common Mortgage Loans, whose Trust Balances account for ____% by Cut-off Date principal amount of the balances to be transferred to the Trust Fund, are those Mortgage Loans which generated prior balances that were transferred to one or more of the Prior Trusts. See table captioned "Data on Common Mortgage Loans" under "The Mortgage Loan Pool" herein. Payments of principal (including prepayments) on a Common Mortgage Loan will be applied first to reduce to zero the principal balance of such Common Mortgage Loan assigned to the applicable Prior Trusts before any such payments are applied to reduce the Trust Balance of such Common Mortgage Loan. Partial prepayments of Common Mortgage Loans therefore would result in distributions on the Certificates at a slower rate than partial prepayments of other Mortgage Loans.

  In the event a large number of Mortgage Loans are prepaid, the weighted average life of the Certificates will be substantially shorter than the weighted average life calculated on the assumption that all payments on the Mortgage Loans are made only as scheduled. The weighted average life of the Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may fluctuate significantly from time to time. See "Prepayment and Yield Considerations" herein.

  No assurance can be given as to the level of prepayments that the Trust Fund will experience. Under the Agreement, the Servicer will be obligated to purchase Defective Mortgage Loans and Mortgage Loans as to which the Servicer consented to increases in the related Credit Limits resulting in Combined Loan-to-Value Ratios in excess of 85%. This will require the Servicer to deposit in the Certificate Account the full amount of the Trust Balance of the related Mortgage Loan, together with accrued interest thereon at the Net Loan Rate. Amounts so deposited will be distributed to Certificateholders as a prepayment in full of such Trust Balance, further accelerating payments on the Certificates.

  Realization Upon Defaulted Mortgage Loans; Delays and Expenses Associated with Legal Actions. An action to foreclose a Mortgage Loan is regulated by statutes and rules and is subject to a court's equitable powers. A foreclosure action is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment also is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions, among others, may impede the ability of the Servicer to foreclose on or to sell the Mortgaged Property or to obtain a deficiency judgment in connection therewith. If required payments under the Certificate Insurance Policy were not made and the protection afforded the Certificateholders by the limited subordination of the Seller Interest and the availability of overcollateralization have been exhausted, such restrictions may delay distributions to the Certificateholders and may ultimately limit the amounts distributed with respect to such defaulted Mortgage Loans and result in a loss to the Certificateholders on their investments. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

  Difficulty in Pledging. Since transactions in Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL, or Euroclear system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates -- Registration of the Certificates" herein.

  Potential Delays in Receipt of Distributions. Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates -- Registration of The Certificates" herein.

  Certificate Ratings. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the underlying
Mortgage Loans, the Certificate Insurance Policy, the amount of overcollateralization and the limited subordination afforded by the Seller Interest. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the Rating Agencies. The ratings of the Certificates do not address the possibility of the imposition of United
States withholding tax with respect to non-U.S. persons.

  Certificate Insurance Policy. Credit enhancement with respect to the Certificates will be provided by the Certificate Insurance Policy. See "Description of the Certificates -- Certificate Insurance Policy" herein. If required payments under the Certificate Insurance Policy were not made, the Certificateholders will be at greater risk with respect to losses on the Mortgage Loans.

  Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, and require certain disclosures. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

  The Mortgage Loans are also subject to federal laws, including:

    (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

    (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

    (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

  Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may subject the Servicer to damages and administrative enforcement and in addition could be raised by borrowers as a recoupment or setoff in a collection or foreclosure action. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

  Under the terms of the Agreement, so long as ML & Co.'s long-term unsecured debt is rated at least A- by __________________________________
and A3 by _______________________, the Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreement or other evidence of indebtedness signed by the borrower. Failure to deliver such documents to the Trustee will have the result of making the sale of the Cut-off Date Trust Balances, any Additional Balances and such documents potentially ineffective against creditors of the Servicer or, in the event the Servicer fraudulently or inadvertently resells a Mortgage Loan to a purchaser who had no notice of the prior sale thereof and takes possession of the related Credit Line Agreement or other evidence of indebtedness, against such a purchaser. The Agreement provides that if any loss is suffered in respect of a Mortgage Loan as a result of the Servicer's retention of the documentation relating to such Mortgage Loan, the Servicer will purchase such Mortgage Loan from the Trust Fund. In the event ML & Co.'s long-term unsecured debt rating does not satisfy the above referenced standards, the documentation relating to each Mortgage Loan will be delivered to and maintained by the Trustee.

  The Servicer and the Seller will treat the transfer of the Trust Balances of the Mortgage Loans by the Servicer to the Seller as a sale for accounting purposes. The Seller and the Trust Fund will treat the transfer of the Trust Balances of the Mortgage Loans from the Seller to the Trust Fund as a sale for accounting purposes. As a sale of the Trust Balances of the Mortgage Loans by the Servicer to the Seller, the Mortgage Loans would not be part of the Servicer's bankruptcy estate and would not be available to the Servicer's creditors. However, in the event of the insolvency of the Servicer, it is

                                     S-23

<PAGE.

possible that the bankruptcy trustee or a creditor of the Servicer or the Servicer as debtor in possession may attempt to recharacterize the sale of the Trust Balances of the Mortgage Loans as a borrowing by the Servicer, secured by a pledge of the Mortgage Loans. This position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Certificates and result in a reduction of payments due on the Certificates. Furthermore, so long as the Servicer retains the documentation relating to the Mortgage Loans in its possession, if such recharacterization were to occur, the Certificateholders may be treated as unsecured creditors of the Servicer. The Seller will warrant in the Agreement that the transfer of the Trust Balances of the Mortgage Loans by it to the Trust is either a valid transfer and assignment of the Trust Balances of the Mortgage Loans to the Trust or the grant to the Trust of a security interest therein. In addition, cash collections may be commingled with the Servicer's own funds prior to each Distribution Date. In the event of the insolvency of the Servicer, the Trust Fund will likely not have a perfected interest in such collections since they would not have been deposited in a segregated account within 10 days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Servicer may result in delays in payment and failure to pay amounts due on the Certificates.

  If a conservator, receiver or trustee were appointed for the Seller, or if certain other events relating to the bankruptcy or insolvency of the Seller were to occur, Additional Balances would not be sold to the Trust. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the outstanding Certificate Principal Balance of the Certificates not held by the Seller instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Certificate Insurance Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders. The Certificate Insurance Policy will not cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.

  In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Servicer.



                            THE MORTGAGE LOAN POOL

THE MORTGAGE LOANS

  The Mortgage Loans are evidenced by loan agreements (each, a "Credit Line Agreement") secured by mortgages or deeds of trust (of which approximately ______% by Cut-off Date Pool Balance are first liens and substantially all of the remainder are second liens) on Mortgaged Properties located in ___ states, the Virgin Islands and the District of Columbia. In the case of Mortgage Loans which are third or fourth liens, MLCC is generally acting as the servicer of the related second and third, as the case may be, mortgage or deed of trust. The term to maturity of each Mortgage Loan at origination was ___ years.

  Each Mortgage Loan was selected by MLCC for inclusion in the Trust Fund from among those that met the following criteria as of the Cut-off Date:
(i) no payment was more than one month past due and (ii) not less than three months to contractual maturity. The Mortgage Loans were selected from the mortgage loans in MLCC's servicing portfolio that met the above criteria using a selection process believed by the Seller and the Servicer not to be adverse to Certificateholders. The loan application for each Mortgage Loan was initially approved between _______ and _______ in the ordinary course of MLCC's home equity revolving credit line loan program. As of the Cut-off Date, the average Trust Balance was approximately $_______ for those Mortgage Loans with a Trust Balance greater than $0. As of the Cut-off Date, the weighted average Margin was approximately ______% and the weighted average Loan Rate was approximately _____%. The weighted average Combined Loan-to-Value Ratio at origination was approximately ______%. As of the Cut-off Date, the weighted average credit limit utilization rate (computed by dividing the Loan Balance for each Mortgage Loan by the related Credit Limit) was approximately _______%. The weighted average remaining term to stated maturity at the Cut-off Date was ___ months and the latest scheduled maturity of any Mortgage Loan is _______, 20__.

  As of the Cut-off Date, Mortgage Loans representing approximately _____% by Cut-off Date Pool Balance have a weighted average lifetime interest rate cap of _____% and lifetime interest rate caps ranging from ____% to ______%. The remaining Mortgage Loans have no interest rate caps but are generally subject to applicable state usury ceilings. None of the Mortgage Loans have interest rate floors.

  As of the Cut-off Date, the Loan Rates for approximately _____% of the Mortgage Loans by Pool Balance were calculated on the basis of a zero Margin. As of the Cut-off Date, borrowers obligated on approximately _____% of the Mortgage Loans by Pool Balance were employees or independent contractors of ML & Co. or subsidiaries thereof.

  Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date.

  The sum of the percentages in each table below may not equal the total of 100% due to rounding.

              Geographical Distribution of Mortgaged Properties
             -------------------------------------------------


-------------------------------------------------------------------------------
                                                                     PERCENT OF
                                  NUMBER OF                           CUT-OFF
             STATE OR             MORTGAGE       CUT-OFF DATE        DATE POOL
             TERRITORY             LOANS        TRUST BALANCES        BALANCE
-------------------------------------------------------------------------------

California...................                   $                    %
Connecticut..................
Florida......................
Michigan.....................
New Jersey...................
New York.....................
Other(1).....................
                                  ---------     --------------       -----------
       Total.................                   $                      100.00%
                                  =========     ==============       ===========

__________
(1) Other includes 43 other states, the Virgin Islands and the District of Columbia with under 3% concentrations individually.



                               CREDIT LIMITS(1)
                               ----------------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
                                  NUMBER OF                            CUT-OFF
               RANGE OF           MORTGAGE      CUT-OFF DATE         DATE POOL
             CREDIT LIMITS         LOANS        TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
$       0.00--$  24,999.99                      $                           %
    25,000.00--  49,999.99
    50,000.00--  74,999.99
    75,000.00--  99,999.99
   100,000.00-- 124,999.99
   125,000.00-- 149,999.99
   150,000.00-- 199,999.99
   200,000.00-- 249,999.99
   250,000.00-- 299,999.99
   300,000.00-- 349,999.99
   350,000.00-- 399,999.99
   400,000.00-- 449,999.99
   450,000.00-- 499,999.99
   500,000.00-- 749,999.99
   750,000.00-- 999,999.99
1,000,000.00--1,249,999.99
1,250,000.00--1,499,999.99
1,500,000.00--1,749,999.99
1,750,000.00--1,999,999.99
2,000,000.00--2,249,999.99
2,750,000.00--2,999,999.99
3,000,000.00--3,249,999.99
3,250,000.00--3,499,999.99
5,000,000.00--5,249,999.99
                                  ---------     --------------       ----------
     Total                                      $                      100.00%
                                  =========     ==============       ===========
_________
(1) As of the Cut-off Date, the weighted average Credit Limit was approximately $___________.




                               OCCUPANCY STATUS
                               ----------------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
                                  NUMBER OF                           CUT-OFF
                                  MORTGAGE      CUT-OFF DATE         DATE POOL
STATUS                              LOANS       TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
Owner-occupied...............                   $                             %
Second home..................
Investment property..........
                                  --------      -------------        -----------
     Total...................                   $                       100.00%
                                  ========      =============        ===========



                             TRUST BALANCES(1)(2)
                             --------------------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
                                  NUMBER OF                           CUT-OFF
                RANGE OF          MORTGAGE      CUT-OFF DATE         DATE POOL
             TRUST BALANCES         LOANS       TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
$       0.00--$  24,999.99                      $                             %
   25,000.00--   49,999.99
   50,000.00--   74,999.99
   75,000.00--   99,999.99
  100,000.00--  124,999.99
  125,000.00--  149,999.99
  150,000.00--  199,999.99
  200,000.00--  249,999.99
  250,000.00--  299,999.99
  300,000.00--  349,999.99
  350,000.00--  399,999.99
  400,000.00--  449,999.99
  450,000.00--  499,999.99
  500,000.00--  749,999.99
  750,000.00--  999,999.99
1,000,000.00--1,249,999.99
1,500,000.00--1,749,999.99
2,000,000.00--2,249,999.99
3,000,000.00--3,249,999.99
                                  ---------     -------------        -----------
     Total                                      $                       100.00%
                                  =========     =============        ===========

__________
(1) As of the Cut-off Date, the average Trust Balance was approximately $________ for those Mortgage Loans with a Cut-off Date Trust Balance greater than $0.

(2)    There are _______ Mortgage Loans with a $0 Cut-off Date Trust Balance.



                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)
                  -----------------------------------------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
           RANGE OF               NUMBER OF                            CUT-OFF
      ORIGINAL COMBINED           MORTGAGE      CUT-OFF DATE         DATE POOL
     LOAN-TO-VALUE RATIOS           LOANS       TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
 0.01% -- 10.00%.............                   $                             %
 10.01 -- 20.00..............
 20.01 -- 30.00..............
 30.01 -- 40.00..............
 40.01 -- 50.00..............
 50.01 -- 60.00..............
 60.01 -- 70.00..............
 70.01 -- 75.00..............
 75.01 -- 80.00..............
 80.01 -- 85.00..............
 85.01 -- 90.00..............
 90.01 -- 95.00..............
 95.01 --100.00..............
100.01 --115.00..............
                                  ---------     -------------        -----------
     Total...................                   $                       100.00%
                                  =========     =============       ============

__________
(1) As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio at origination was approximately ________%.



                      CREDIT LIMIT UTILIZATION RATES(1)
                      ---------------------------------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
         RANGE OF                 NUMBER OF                           CUT-OFF
       CREDIT LIMIT               MORTGAGE      CUT-OFF DATE         DATE POOL
     UTILIZATION RATES              LOANS       TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
  0.00%-- 9.99%..............     $                                           %
 10.00 --19.99...............
 20.00 --29.99...............
 30.00 --39.99...............
 40.00 --49.99...............
 50.00 --59.99...............
 60.00 --69.99...............
 70.00 --74.99...............
 75.00 --79.99...............
 80.00 --84.99...............
 85.00 --89.99...............
 90.00 --94.99...............
 95.00 --99.99...............
100.00.......................
                                  ---------     -------------        -----------
     Total...................                   $                        100.0%
                                  ---------     -------------        -----------

________
(1) As of the Cut-off Date, the weighted average credit limit utilization rate was _____%.


                                  MARGINS(1)
                                  ----------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
                                  NUMBER OF                           CUT-OFF
                                  MORTGAGE      CUT-OFF DATE         DATE POOL
             MARGINS                LOANS       TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
0.00%........................                   $                             %
0.75.........................
1.00.........................
1.25.........................
1.50.........................
1.75.........................
2.00.........................
                                  ---------     -------------        -----------
     Total...................                   $                        100.0%
                                  =========     =============        ===========
__________
(1)  As of the Cut-Off Date, the weighted average Margin was _______%.



                     REMAINING TERM TO STATED MATURITY(1)
                     ------------------------------------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
   RANGE OF REMAINING TERMS       NUMBER OF                           CUT-OFF
       TO STATED MATURITY         MORTGAGE      CUT-OFF DATE         DATE POOL
            (MONTHS)                LOANS       TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
  1-- 12.....................                   $                             %
 13-- 24.....................
 25-- 36.....................
 37-- 48.....................
 49-- 60.....................
 61-- 72.....................
 73-- 84.....................
 85-- 96.....................
 97--108.....................
109--120.....................
                                  ---------     -------------        -----------
     Total...................                   $                       100.00%
                                  =========     =============        ===========

_________
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity was ___ months.



                         SECOND MORTGAGE RATIOS(1)(2)
                         ----------------------------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
                                  NUMBER OF                           CUT-OFF
          RANGE OF                MORTGAGE      CUT-OFF DATE         DATE POOL
   SECOND MORTGAGE RATIOS          LOANS        TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
 0.00%-- 9.99%...............                   $                             %
10.00 --19.99................
20.00 --29.99................
30.00 --39.99................
40.00 --49.99................
50.00 --59.99................
60.00 --69.99................
70.00 --74.99................
75.00 --79.99................
80.00 --84.99................
85.00 --89.99................
90.00 --94.99................
95.00 --99.99................
                                  ---------     ------------         -----------
     Total...................                   $                        100.0%
                                  =========     ============         ===========

__________
(1) The Second Mortgage Ratio of a Mortgage Loan is the ratio (expressed as a percentage) computed (i) in the case of a Common Mortgage Loan, by dividing the difference between (a) its Credit Limit and (b) the total Prior Trust balance as of the Cut-off Date of such Common Mortgage Loan, by the sum of its Credit Limit and the outstanding balances of any senior mortgages as of the date of the origination of such Common Mortgage Loan, and (ii) in the case of any other Mortgage Loan, by dividing its Credit Limit by the sum of its Credit Limit and the outstanding balances of any senior mortgages as of the date of the origination of such Mortgage Loan. The Second Mortgage Ratio is calculated only with respect to those Mortgage Loans in a junior lien position.

(2) As of the Cut-off Date, the weighted average Second Mortgage Ratio was ______%.



                        LIFETIME INTEREST RATE CAPS(1)
                        ------------------------------

--------------------------------------------------------------------------------
                                                                     PERCENT OF
                                  NUMBER OF                           CUT-OFF
    RANGE OF LIFETIME             MORTGAGE      CUT-OFF DATE         DATE POOL
    INTEREST RATE CAPS             LOANS        TRUST BALANCE         BALANCE
--------------------------------------------------------------------------------
No Lifetime Interest Rate                       $                             %
  Cap(2).....................
  13.01%--13.50%.............
  13.51 --14.00..............
  14.01 --14.50..............
  14.51 --15.00..............
  15.01 --15.50..............
  15.51 --16.00..............
  16.01 --16.50..............
  16.51 --17.00..............
  17.01 --17.50..............
  17.51 --18.00..............
  18.01 --18.50..............
  18.51 --19.00..............
  19.01 --19.50..............
                                  ---------     -------------        -----------
     Total...................                   $                        100.0%
                                  ---------     -------------        -----------

__________
(1) As of the Cut-off Date, the weighted average lifetime interest rate cap of the Mortgage Loans subject to specified caps was _____%.

(2) Mortgage Loans originated prior to December 1987 generally did not have specified lifetime interest rate caps, but were subject to applicable state usury limits, if any.

         Set forth below is a description of certain characteristics of the Common Mortgage Loans:




                      DATA ON COMMON MORTGAGE LOANS(1)
                      --------------------------------

  Type of   Number of  Cut-off  Percent of     Cut-off      Cut-off  Mortgage
  Mortgage  Mortgage    Date     Cut-off         Date        Date      Loan
   Loan      Loans      Trust      Date       Balances in    Loan     Credit
                       Balance  Pool Balance  Prior Trusts  Balance   Limits
Common
 Mortgage
 Loan in
 Trust
1989  ...              $                   %   $            $         $
1991  ...
1993  ...
1994-1 ..
1994-2 ..
1995-1 ..
1995-2 ..
Other(2)
    Total              $              100.0%   $            $         $

__________
(1)  Common Mortgage Loans are those Mortgage Loans which had balances that were previously transferred to Trust 1989, Trust 1991, Trust 1993, Trust
1994-1, Trust 1994-2, Trust 1995-1 and/or Trust 1995-2 balance. Principal collections on a Common Mortgage Loan will be applied first to reduce the
Trust 1989, Trust 1991, Trust 1993, Trust 1994-1, Trust 1994-2,
Trust 1995-1 and/or Trust 1995-2 balance, as applicable, of such Common
Mortgage Loan to zero before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan. See "Special
Considerations and Risk Factors-- Maturity and Prepayment Considerations"
herein.

(2) Other Mortgage Loans are those that do not have a Prior Trust balance.


  MLCC will transfer and assign to the Seller all of its right, title and interest in the Cut-off Date Pool Balance and the Seller in turn will assign such aggregate balances to the Trustee for the benefit of the holders of the Certificates. The Servicer will continue to service the Mortgage Loans, pursuant to the Agreement, and will receive the monthly
Servicing Fee for such services. See "Description of the Certificates--
Assignment of Trust Balances of the Mortgage Loans" and "--Servicing and
Other Compensation and Payment of Expenses" herein.

  MLCC will make certain representations and warranties regarding the Mortgage Loans, but its transfer and assignment of the Cut-off Date Pool
Balance to the Seller will be without recourse. See "Description of the Certificates--Assignment of Trust Balances of the Mortgage Loans" herein.
The Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described under "Description of the Certificates--Advances" herein.

                    MLCC AND ITS EQUITY ACCESS(R) PROGRAM

  MLCC, a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc.
("ML & Co.") and an affiliate of the Seller and the Underwriter, is a Delaware corporation qualified to do business in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender. It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA approved mortgagee; FNMA first and second mortgage one- to four-family seller/servicer; FHLMC first and second mortgage one- to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

  MLCC's offices are located in Jacksonville, Florida. MLCC generally does not establish local offices in the states where its loans are offered, but has, in the past, and where required, appointed employees of other Merrill
Lynch companies which do have local offices as officers or agents of MLCC, and has used the other Merrill Lynch companies' local offices as MLCC's local offices for licensing purposes. MLCC also maintains an office in San
Juan, Puerto Rico. On July 16, 1991, MLCC changed its name from Merrill
Lynch Equity Management, Inc. to Merrill Lynch Credit Corporation.

  MLCC is in the business of making real estate secured, revolving credit line loans ("Home Equity Loans" or "HELs") available to borrowers as well as making real estate secured, first mortgage loans. These lines of credit are called "Equity Access(R) credit accounts," or "Equity Access(R) loans." The first mortgage loans are originated by MLCC through its various mortgage programs.

  In most states, a minimum Credit Limit is imposed with respect to Equity
Access(R) loans. A maximum Credit Limit of $2,000,000 is applied for all states, but exceptions are made on occasion permitting credit lines in excess of $2,000,000. The average Credit Limit amount as of __________ 1, 199_ for all Equity Access(R) loans was approximately $__________. In most instances, these lines of credit are secured by second mortgages on the borrowers' owner-occupied primary or vacation houses. However, they may be secured by either purchase money or nonpurchase money first mortgages on such properties, and they may be secured by first or second mortgages on one- to four-family rental properties or by first liens on shares issued by private cooperative apartment housing corporations.

  In certain cases, MLCC may originate its Equity Access(R) loans in conjunction with the origination of a first mortgage on the subject property. The underwriting guidelines applied to such Equity Access(R) loans are substantially the same as those described below for MLCC's stand-alone Equity Access(R) program.

  The Equity Access(R) program is marketed through stockbrokers (referred to as "financial consultants") employed by Merrill Lynch, Pierce, Fenner &
Smith Incorporated, mortgage and credit specialists employed by MLCC, newspaper and other print advertising, as well as through direct mail campaigns.

  MLCC underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Initially, the borrower is required to fill out a detailed application providing pertinent credit and property information. As part of the description of the borrower's financial condition, the borrower is required to provide information concerning assets, liabilities, income and expenses, as well as an authorization permitting MLCC to apply for a credit report summarizing the borrower's credit history with merchants and lenders and any record of recent bankruptcy. In addition, an employment verification is obtained which must report the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is generally required to submit copies of signed tax returns.

  In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each home considered for financing. Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

  Once sufficient employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations consisting of first mortgage payments, property taxes and hazard insurance premiums, other monthly credit obligations, and the payment of interest on the credit line to be extended by MLCC. These determinations are made in a manner similar to the underwriting methods employed by FNMA and FHLMC, except that MLCC uses a single debt-to-income ratio ("DTI") requirement that generally does not exceed 50%, (this ratio may be limited to 38% in cases where certain disposable income thresholds are not met). The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest only payment on the proposed loan assuming a fully utilized credit line and an interest rate that is 4% higher than the original rate) divided by the borrower's total verified monthly income. In certain limited cases, MLCC may accept verification of borrower assets in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present.

  The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. MLCC's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

  In 1992, MLCC began originating loans through mortgage brokers that are not affiliated with MLCC. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of MLCC review such documentation and underwrite the loan in accordance with the above described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by MLCC. Such loans are closed in the name of, and funded by, MLCC.

  The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.

  If an application is approved, the applicant obtains his line of credit by signing loan documents, including a loan agreement and second mortgage or deed of trust (or a first mortgage or deed of trust, where appropriate) encumbering the subject property and securing the credit line. The loan agreement provides for obligatory advances up to the Credit Limit, and contains payment obligations similar to those found in a traditional note.
A separate note is not currently used, although separate notes were used for some of the Mortgage Loans. The loan agreement and mortgage or deed of trust (generally in a second position) are in the full amount of the Credit Limit. For Mortgage Loans that closed prior to May 24, 1994 and that have a Margin greater than 0%, customary closing costs and a fee of approximately $300 were paid by the borrower. For Mortgage Loans that closed after such date and that have a Margin greater than 0%, the only closing costs incurred by the borrower was a fee generally ranging from $0 to $250, and mortgage recording taxes in certain states. Borrowers obtaining certain Mortgage Loans with credit limits of $200,000 or more and a Margin equal to 0% were required to pay an origination fee in addition to customary closing costs (this program is called the "Equity
Access Prime(R) Program"). There is an annual service charge (the maximum charge of which is $50) for maintaining a borrower's credit line, where such charge is legally permitted.

  The customer may draw funds (up to the amount of his Credit Limit) by writing checks or by using a special VISA card issued by a New Jersey state bank that is a subsidiary of ML & Co. Monthly, the customer is required to pay only interest on his outstanding balance and any fees due
(such as late charges and the annual service charge mentioned above). The customer may prepay the principal of the funds advanced to him at any time during the term of the credit line, without penalty. The amount of funds available to the customer is increased by the amount of principal which the customer repays. For example, if a customer has a $50,000 Credit
Limit, and draws down $30,000 of that line without repaying any of the principal, he would be entitled to borrow a maximum of $20,000 more.
However, if that customer is current in his interest payments and repays
$20,000 of principal (reducing his outstanding balance from $30,000 to $10,000), the customer could borrow up to $40,000 more (the difference between the amount of his Credit Limit and his outstanding principal balance). There are no required payments of principal, but the customer must repay his entire outstanding principal balance ten years from the date that he opens his credit line.

  MLCC generally does not require title insurance on Equity Access(R) loans except in certain instances deemed appropriate by MLCC. These instances include, but are not limited to, cases where the Equity
Access(R) loan amount will equal or exceed $1,000,000 and where the Equity
Access(R) loan is being extended as part of a purchase money first mortgage transaction. However, MLCC obtains a property report showing the results of a title search on the subject property in those cases in which it does not require title insurance.

  The home equity revolving line of credit bears interest at a variable rate which may change daily or monthly subject to a maximum interest rate specified in the Credit Line Agreement. The daily periodic rate (the "Loan
Rate") is 1/365th of the sum of the Index Rate (as defined below) plus a Margin. The Margin on an Equity Access(R) loan is generally 1.50% for borrowers who are existing clients of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, and 1.75% for non-clients. Borrowers establishing lines of credit over $200,000 may elect to pay a 1% origination fee in exchange for a Margin of 0%. Mortgage Loans originated prior to June 1994 generally carry a variable Margin, which ranges between 1.50% and 2.00%, and decreases as the outstanding principal balance of the account increases. Equity Access(R) loans made to employees or affiliates of ML &
Co. or its subsidiaries generally carry a Margin of 0.75%. Upon the termination of employment or affiliation between such borrower and ML &
Co. or an affiliate thereof, the Margin used for such borrower's Mortgage
Loan is increased to the applicable percentage described above. Interest on the home equity revolving lines of credit is payable at the Loan Rate.
Interest is billed monthly in arrears based on the daily outstanding principal balance and the applicable daily rate.

  For most Mortgage Loans the "Index Rate" for each day is the "prime rate" published for that day in The Wall Street Journal. If a prime rate range is published, then the highest rate of that range will usually be used. The documentation for some Mortgage Loans provides that the midpoint of any prime rate range published in The Wall Street Journal will be used.
For other Mortgage Loans, the documentation provides that the "Index Rate" for any day is the highest "prime rate" (or equivalent rate) quoted for that day by three specified banks. Furthermore, each Credit Line Agreement provides for a variety of additional alternatives for the Index Rate if the provisions described above fail to produce an Index Rate. The Credit
Line Agreements generally provide that the Loan Rate will change when the Index Rate changes, meaning that an increase or decrease in the Loan Rate will take effect on the date the Index Rate changes. However, in the states of New Jersey and Washington, the Loan Rate for a given month generally is established on the first business day of that month.

  The Servicer has the right to require the borrower to make immediate payment of the entire balance plus all other accrued but unpaid charges and to cancel his credit privileges under the Credit Line Agreement if, among other things, the borrower fails to make payment under the Credit
Line Agreement within thirty days (or any longer time period required by state law) after notice from the Servicer that such payment is past due or if the borrower transfers any interest in the property securing the Credit
Line Agreement.

  In the event of a default on a first mortgage that is senior to a Mortgage Loan, the Servicer has the right in many states to satisfy the defaulted senior mortgage in full, or to cure such default and make the defaulted senior mortgage current as to payment, in either event adding any amounts expended in connection with such satisfaction or cure to the then current Loan Balance for such Mortgage Loan. In such event of default, the Servicer will either take the actions described above, take other appropriate actions or refrain from taking any action based upon the Servicer's practice in connection with servicing loans for itself and others. See "Certain Legal Aspects of the Mortgage Loans --
Foreclosure/Repossession" in the Prospectus.

DELINQUENCY AND LOAN LOSS EXPERIENCE

  The following tables set forth information relating to the delinquency and loan loss experience on the home equity revolving credit line mortgage loans originated by MLCC for its own account or for the account of MLCC affiliates and included in MLCC's servicing portfolio as of and for each of the five years in the period ended December 31, 1995, respectively and the six-month period ending June 30, 1996. The delinquency and loan loss experience set forth in the following tables represents the historical experience of MLCC for the dates and period given, and there can be no assurance that the future experience on the Mortgage Loans in the Trust
Fund will be the same as, or more favorable than, that of the total mortgage loans in MLCC's servicing portfolio, which mortgage loans are not fully seasoned and the terms of which do not require the payment of principal until final maturity.

                     MORTGAGE LOAN DELINQUENCY EXPERIENCE


                                         As of December 31,
                        1991       1992        1993        1994        1995
                                        (Dollars in Thousands)
Number of
 revolving credit
 line loans
 serviced               15,913      15,084      13,839      15,598      25,056

Aggregate loan
 balance of
 revolving credit
 line loans
 serviced           $1,073,492  $1,062,930  $1,037,427  $1,079,693  $1,293,483

Loan balance of
 revolving credit
 line loans
 2 months
 delinquent              2,250       3,717       5,161       5,358       8,447

Loan balance of
 revolving credit
 line loans
 3 months or
 more delinquent        22,361      18,751      17,508      22,989      33,763

Total of 2 months
 or more
 delinquent as a
 percentage of
 aggregate loan
 balance of
 revolving credit
 line loans             2.29%      2.11%       2.19%       2.63%        3.26%


                            MORTGAGE LOAN LOSS EXPERIENCE

                                         As of December 31,
                        1991       1992        1993        1994        1995
                                        (Dollars in Thousands)
Number of
 revolving credit
 line loans
 serviced               15,913      15,084      13,839      15,598      25,056

Aggregate loan
 balance of
 revolving credit
 line loans
 serviced           $1,073,492  $1,062,930  $1,037,427  $1,079,693  $1,293,483
                                                                                  S OF DECEMBER 31,
For the period:
 Gross charge-
  offs dollars             936       1,447       3,153       1,118       3,700
 Percentage(1)           0.09%       0.14%       0.30%       0.10%       0.29%

__________

(1) As a percentage of aggregate balance of revolving credit line loans serviced.

(2) Not annualized.

  No assurance can be given that values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant. If residential real estate markets experience a further decline in property values such that the outstanding balances of the Mortgage Loans, together with any primary financing on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. To the extent that the Mortgaged Properties are concentrated in areas which experience declining residential real estate values, the delinquencies, foreclosures and losses with respect to the Mortgage Pool may be particularly effected. See "The Mortgage Loan Pool" herein. The likelihood that borrowers will become delinquent in the payment of the Mortgage Loans, the rate of any subsequent foreclosures, and the severity of any losses, also may be affected by a number of factors related to each borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed borrowers relying on commission income, fluctuations in income) and marital separation. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans. To the extent that such losses are not covered by required payments under the Certificate Insurance Policy that were not made by the Certificate Insurer or through the availability of the limited subordination of the Seller Interest and overcollateralization, they will be borne, at least in part, by holders of the Certificates. Management of MLCC believes that the principal reason for the increase in delinquencies over the last several years is the occurrence of a recession followed by an expansion that did not result in significant increases in employment. In many cases the expansion has been accompanied by an increase in unemployment among persons with above average incomes, who are the typical borrowers under the Mortgage Loans. Any further continuation or deepening of these trends, particularly as they may affect affluent persons, would be expected to have a continuing adverse effect on the delinquency and loan loss experience of home equity loans in MLCC's servicing portfolio, including the Mortgage Loans. In addition, home equity revolving credit line borrowers generally have primary residences with above average values, and those properties may experience greater declines in value during adverse economic conditions than other properties with lower values.

                   ALLOCATIONS OF PAYMENTS ON THE MORTGAGE
                 LOANS BETWEEN THE TRUST AND THE PRIOR TRUSTS

  Balances outstanding on November 1, 1989, September 1, 1991, February 1, 1993, April 1, 1994, September 1, 1994, March 1, 1995 and October 1, 1995
with respect to the Common Mortgage Loans were sold to Trust 1989, Trust 1991, Trust 1993, Trust 1994-1, Trust 1994-2, Trust 1995-1 and Trust 1995-2,
respectively. The Cut-off Date Trust Balances of the Mortgage Loans and all Additional Balances thereon are being sold and assigned to the Trust Fund. Future payments on the Common Mortgage Loans will be allocated between the Trust Fund and the owners of the balances sold and assigned to the Prior Trusts, in the following manner:

    (a) The Servicing Fee for any Distribution Date will be deducted from payments of interest received on the Mortgage Loans during the related Collection Period. Following the deduction for the Servicing Fee, each borrower payment of interest will be applied first to interest on the Mortgage Loan at the then-current Net Loan Rate. Assuming full payment of interest by the borrower, such payment will be allocated on a pro rata basis between the Trust Balance thereof and the balance owned by one or more Prior Trusts in proportion to the interest owed on each balance.

    (b) Any remaining portion of a borrower's payment will be applied to principal on the Mortgage Loan. Such collections of principal on the Mortgage Loan during any Collection Period will be applied first to reduce the Trust 1989 balance thereof, if any, to zero, then to reduce the Trust 1991 balance thereof, if any, to zero, then to reduce the Trust 1993 balance thereof, if any, to zero, then to reduce the Trust 1994-1 balance thereof, if any, to zero, then to reduce the Trust 1994-2 balance thereof, if any, to zero, then to reduce the Trust 1995-1 balance thereof, if any, to zero, then to reduce the Trust 1995-2 balance thereof, if any, to zero, before such payment is applied as a principal payment in reduction of the Trust Balance of such Common Mortgage Loan.

    (c) Net Liquidation Proceeds received on a defaulted Mortgage Loan and any Insurance Proceeds which are not liquidation proceeds and are applied in reduction of a Loan Balance will be allocated first to unpaid interest in the manner described above. Any remaining proceeds will be allocated first to reduce the Trust 1989 balance thereof, the Trust 1991 balance thereof, the Trust 1993 balance thereof, the Trust 1994-1 balance thereof, the Trust 1994-2 balance thereof, the Trust 1995-1 balance thereof and the Trust 1995-2 balance thereof in the manner described above. Any excess remaining after such allocation to one or more of the Prior Trusts will be applied in reduction of the Trust Balance of such Common Mortgage Loan.

                     PREPAYMENT AND YIELD CONSIDERATIONS

  All of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in the Trust Fund will affect the life of the Certificates.

  There is limited data available on the rate of prepayment of home equity loans such as the Mortgage Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. On the other hand, because the Mortgage Loans are non-amortizing, in the absence of significant voluntary borrower prepayments they would experience slower rates of principal payment than traditional fully amortizing first mortgages. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing, borrower cash flow, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans.

  The rate of amortization of the Certificate Principal Balance will be affected by the inclusion of the Trust Balances of Common Mortgage Loans in the Trust Fund. Common Mortgage Loans, which account for ______% by Cut-off Date Pool Balance, are those Mortgage Loans which generated prior balances that were transferred to one or more of the Prior Trusts. See table captioned "Data on Common Mortgage Loans" under "The Mortgage Loan Pool" herein. Payments of principal (including prepayments) on a Common Mortgage Loan will be applied first to reduce to zero the principal balance of the applicable Prior Trusts before any such payments are applied to reduce the Trust Balance of such Common Mortgage Loan. Partial prepayments of Common Mortgage Loans therefore would result in distributions on the Certificates at a slower rate than partial prepayments of other Mortgage Loans.

  Because principal payments on the Mortgage Loans will be distributed to Certificateholders as they are collected, the rate of principal payments and the aggregate amount of each interest payment on the Certificates and the yields to maturity of the Certificates will vary in relation to the rate and timing of losses sustained by the Certificateholders resulting from the liquidation of Mortgage Loans or otherwise. Principal prepayments on the Mortgage Loans may be in the form of prepayments, payments under the Certificate Insurance Policy, repurchases by the Servicer and liquidations due to default, casualty, condemnation and the like. The weighted average life of the Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may fluctuate significantly from time to time.

  If the actual amount of losses in respect of the Mortgage Loans experienced by the Trust Fund exceeds the amount of losses assumed by investors in the Certificates, subject to the protection provided by the Certificate Insurance Policy and the availability of the limited subordination of the Seller Interest and overcollateralization, such investors may experience a loss on their investments.

  The Trust Fund's prepayment experience will be affected by any repurchases of Mortgage Loans by the Servicer pursuant to the Agreement. Although substantially all of the Mortgage Loans contain due-on-sale provisions, the Servicer is under no obligation to enforce such provisions and will refrain therefrom if such exercise is not permitted by applicable law or will impair or threaten to impair any recovery under any related insurance policy. However, transfers of Mortgaged Properties resulting in the voluntary prepayment of the full amount due under the related Credit Line Agreements will affect the level of prepayments on the Mortgage Loans. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Agreement referred to below that may affect the prepayment experience on the Mortgage Loans.

  The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

  Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month (other than the month in which the Mortgage Loan matures) as low as the interest payment for such month or as high as the entire outstanding balance plus accrued interest thereon. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

  Although the Servicer is restricted under the Agreement from increasing the Credit Limit under a Credit Line Agreement above a certain level without repurchasing the related Mortgage Loan, it is not prohibited from entering into a new loan agreement with the borrower providing for the increased credit limit and simultaneously prepaying the Loan Balance on behalf of the borrower from amounts advanced under such new loan agreement. Any such prepayments would be passed through to holders of the Certificates and may affect the weighted average life of the Certificates.

  No assurance can be given as to the level of prepayments that the Trust Fund will experience and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree.

  During the Managed Amortization Period, Certificateholders will receive, to the extent of the availability thereof, amounts from Trust Principal Collections either based upon the Fixed Allocation Percentage of principal received or the principal received less amounts drawn under the Credit Line Agreements, whichever is less. Upon the commencement of the Rapid Amortization Period, Certificateholders will receive amounts from Trust Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Trust Principal Collections to Certificateholders serve to reduce the Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Trust Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Floating Allocation Percentage were used to determine the percentage of Trust Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive the Maximum Principal Payment and not a lesser amount. In addition, Certificate Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Furthermore, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from (i) Certificate Interest Collections, (ii) Trust Interest Collections and Trust Principal Collections otherwise allocable to the Seller Interest up to the Seller Subordinated Amount or (iii), in some instances, draws under the Certificate Insurance Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

  To the extent borrowers make more draws than principal payments, the Seller Interest may grow. Because during the Rapid Amortization Period the Certificateholder's share of Trust Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Seller Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Seller, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust during the Managed Amortization Period, so long as the Seller Interest (after giving effect to such removal) is not less than the Minimum Seller Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Trust Principal Collections. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Seller."

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the weighted average lives of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Certificates will be affected by the rate at which principal on the Mortgage Loans supporting such Class of Certificates is paid. Principal payments on Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of Mortgage Loans). Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "___%", "___%" and "___%" assume that prepayments on the Mortgage Loans are made at CPRs of "___%", "___%" and "___%", respectively. THE CPR DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

  There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the CPRs shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their mortgage loans. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment and obligors' net equity in their homes.

  The following tables set forth below are based on a conditional prepayment rate and constant draw rate (which for purposes of these assumptions is the amount of Additional Balances on the Mortgage Loans drawn each month expressed as an annualized percentage of the total principal of the pool of Mortgage Loans outstanding at the beginning of such month) indicated in the tables below.

  The tables below set forth the characteristics of three aggregate pools that have been assumed for the tables on the following pages. The weighted average remaining months to balloon payment/maturity represent the number of months remaining until the final balloon payment. The weighted average loan rate is based on a prime rate of 8.25% and such rate does not vary.


                                 Weighted
                                  Average                        Weighted
           Cut-off               Remaining                        Average
            Date      Prior      Months to        Weighted      Credit Limit
            Trust     Trust       Balloon          Average      Utilization
Pool       Balance   Balance   Payment/Maturity   Loan Rate        Rate

1          $         $                                    %               %
2
3


  In addition, such tables assume that (i) the distributions are made in accordance with the description set forth under "Description of the Certificates--Distributions on the Certificates" herein, (ii) the Certificate Rate is ____% and such rate does not vary, (iii) the Servicing Fee Rate, together with the premium rate on the Certificate Insurance Policy, is assumed to be ____% per annum, the Servicing Fee is calculated monthly on the Pool Balance at the beginning of any Collection Period and the premium on the Certificate Insurance Policy is calculated monthly on the Certificate Principal Balance at the beginning of any Collection Period, (iv) distributions of principal and interest on the Certificates will be made on the ____th day of each calendar month regardless of the day on which the Distribution Date actually occurs, commencing _______ 199_, (v) monthly draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (vi) no extension past the scheduled maturity date of a Mortgage Loan is made,
(vii) no delinquencies occur, (viii) all prepayments are prepayments in full and include thirty days' interest thereon, (ix) Mortgage Loans are removed from the Trust Fund so that the Seller Interest on each Removal Date equals or exceeds the Minimum Seller Interest, (x) the scheduled due date for each of the Mortgage Loans is the first day of each month, (xi) the Closing Date is ______, 199_, (xii) no losses on the Mortgage Loans will be realized and (xiii) the Original Certificate Principal Balance is $_________.

  Since the tables were prepared on the basis of the assumptions in the preceding paragraphs, there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Certificate Principal Balance outstanding and the weighted average lives of the Certificates set forth in the tables. In particular, the Loan Rates are adjustable and will most likely vary from the assumed constant interest rates, which may have a significant effect on the percentages of the Original Certificate Principal Balance outstanding and the weighted average lives. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

  It is not likely that the Mortgage Loans will prepay at any constant CPR to maturity or that all Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower distributions of principal than as indicated in the related tables at the various CPRs specified even if the weighted average remaining months to balloon payment/maturity of the Mortgage Loans are as assumed above.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Certificates and sets forth the percentage of the Original Certificate Principal Balance that would be outstanding after each of the dates shown at the indicated CPR.

      PERCENTAGE OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE--AMORTIZATION
                                 SCHEDULE (1)


Payment Date            _%               %                %               %
Closing Date               %                %                %              %
_____ 25, 199_             %                %                %              %
_____ 25, 199_             %                %                %              %
_____ 25, 199_             %                %                %              %
_____ 25, 200_             %                %                %              %
_____ 25, 200_             %                %                %              %
_____ 25, 200_             %                %                %              %
_____ 25, 200_             %                %                %              %
_____ 25, 200_             %                %                %              %
_____ 25, 200_             %                %                %              %
_____ 25, 200_             %                %                %              %
Weighted Average Life (years)(2)


__________

(1) Assumes (i) that an optional termination is exercised when the outstanding Certificate Principal Balance is less than or equal to __% of the Original Certificate Principal Balance and (ii) a constant draw rate of __%. Pool 2 has a monthly draw rate of __% for the first seven months and then has a monthly draw rate equal to the terminal constant draw rate.

(2) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Original Certificate Principal Balance.


         WEIGHTED AVERAGE LIFE(1) AND FINAL SCHEDULED PAYMENT DATE(2)
            SENSITIVITY OF THE CERTIFICATES TO PAYMENTS AND DRAWS

                             Conditional Prepayment Rate (% CPR)(3)
              0%             ___%             ___%             ___%
   Terminal
   Constant
     Draw
    Rate(4)  WAL     Date    WAL      Date    WAL     Date     WAL    Date

 %                __/25/20_       __/25/2005       __/25/20__       __/25/20__
%                 __/25/20_       __/25/2003       __/25/20__       __/25/20__
%                 __/25/20_       __/25/2003       __/25/20__       __/25/20__
%                 __/25/20_       __/25/2003       __/25/20__       __/25/20__



                             Conditional Prepayment Rate (% CPR)(5)
              0%             ___%             ___%             ___%
   Terminal
   Constant
     Draw
    Rate(4)  WAL     Date    WAL      Date    WAL     Date     WAL    Date

 %                __/25/20_       __/25/2005       __/25/20__       __/25/20__
%                 __/25/20_       __/25/2003       __/25/20__       __/25/20__
%                 __/25/20_       __/25/2003       __/25/20__       __/25/20__
%                 __/25/20_       __/25/2003       __/25/20__       __/25/20__


__________

(1) The weighted average life of the Certificate is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Original Certificate Principal Balance.

(2) The final scheduled payment date of the Certificates is the date on which the Certificate Principal Balance is reduced to zero.

(3) Assumes that an optional termination is exercised when the outstanding Certificate Principal Balance is less than or equal to 10% of the Original Certificate Principal Balance.

(4) Assumes that each Mortgage Loan has a monthly draw rate equal to the terminal constant draw rate except for pool 2, which has a monthly draw rate of ___% for the first seven months and then has a monthly draw rate equal to the terminal constant draw rate.

(5) Assumes no optional termination is exercised.

  The Servicer, or if the Servicer fails to exercise its option, the Certificate Insurer, has the option of purchasing all of the assets of the Trust Fund at such time as the outstanding Certificate Principal Balance is less than 10% of the Original Certificate Principal Balance. Under these circumstances, distributions allocable to principal will be made to Certificateholders in advance and possibly significantly in advance of the time that the aggregate amount of such distributions would otherwise have been made to Certificateholders. See "Description of Certificates-- Termination; Retirement of the Certificates" herein.

  See "Special Considerations and Risk Factors--Maturity and Prepayment Considerations" herein for certain additional prepayment considerations.


                       DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Agreement among the Seller, the Servicer and the Trustee. A copy of the Agreement (exclusive of the list of Mortgage Loans) will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the date of delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

  The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

  The Certificates will be available for purchase in denominations of $_______ and integral multiples of $1,000 in excess thereof and will evidence specified beneficial ownership interests in the Trust Fund. The Trust Fund consists of (i) a pool of home equity revolving credit line loans (the "Mortgage Loans"), to the extent of their Trust Balances, made under certain Credit Line Agreements; (ii) collections in respect of the Trust's interest in the Mortgage Loans received on or after the Cut-off Date; (iii) the Trust's interest in property that secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise; (iv) the Certificate Insurance Policy; (v) the Trust's interest in rights under certain hazard insurance policies covering the Mortgaged Properties, (vi) and certain other property relating to the Mortgage Loans as described herein. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, acting as Certificate Registrar. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

  The initial principal balance of the Certificates will be $______________ (the "Original Certificate Principal Balance") (approximate). The Certificate Principal Balance as of any date is equal to the Original Certificate Principal Balance minus the aggregate amounts actually distributed as principal to Certificateholders. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

  The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date will equal $____________ (the "Original Invested Amount"), which represents approximately __% of the Cut-off Date Pool Balance. Following the Closing Date, the "Invested Amount" with respect to any date will be an amount equal to the Original Invested Amount minus the sum of (i) the total of Principal Collections previously distributed to Certificateholders and (ii) the total of the amount for each Distribution Date equal to the product of the Floating Allocation Percentage and the Liquidation Loss Amount (other than any Investor Loss Amount that has been reallocated to the Seller Interest on such Distribution Date).

  The Seller will hold the remaining undivided interest (the "Seller Interest") in the Trust Balances of the Mortgage Loans, which interest is equal to the Pool Balance minus the Invested Amount and initially will equal approximately __% of the Cut-off Date Pool Balance. In general, the Pool Balance will vary during a Collection Period as principal is paid on the Mortgage Loans, liquidation losses are incurred and Additional Balances are drawn down by borrowers.

  The Seller has the right to sell or pledge the Seller Interest at any time, provided (i) the Rating Agencies have notified the Seller and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

  The Certificate Account will be established by the Servicer in the name of and on behalf of the Trustee. Not later than 1:00 p.m. New York time on the Business Day prior to each Distribution Date, the Servicer is obligated under the Agreement to remit to the Trustee for deposit in the Certificate Account an amount in same day funds equal to the aggregate of the amounts described below. The Servicer shall include with such deposit any Monthly Advance for such Distribution Date.

  On each Distribution Date upon which there is a Monthly Advance Reimbursement Amount, the Servicer shall require the Trustee to withdraw from the Certificate Account an amount, as determined by the Servicer, equal to the lesser of (i) such Monthly Advance Reimbursement Amount and
(ii) the amount of Trust Interest Collections and Trust Principal Collections on deposit in the Certificate Account less the required distribution of interest and principal on the Certificates, the monthly premium due on the Certificate Insurance Policy and all unreimbursed amounts owed to the Certificate Insurer. A "Monthly Advance Reimbursement Amount" means, as to any Distribution Date, all Monthly Advances which have not been previously reimbursed to the Servicer either from the Certificate Account or from debits to the mortgage loan payment record maintained by the Servicer.

ALLOCATIONS AND COLLECTIONS

  All collections on the Mortgage Loans will be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal.

  As to any Distribution Date, "Interest Collections" on the Mortgage Loans will be equal to the aggregate amount collected on the Mortgage Loans during the related Collection Period that is allocated to interest pursuant to the terms of the Credit Line Agreements, including Net Liquidation Proceeds so allocated, reduced by the aggregate Servicing Fee for such Collection Period. As to any Distribution Date, "Trust Interest Collections" will be equal to the total amount of the Trust's share of Interest Collections. The Trust's share of Interest Collections for each Mortgage Loan will be the portion of the amount allocated to interest on such Mortgage Loan equal to interest accrued at the Net Loan Rate on the Trust Balance during the related Interest Period. "Interest Period" means the monthly period during which interest accrues on the Mortgage Loans. The first Interest Period will be ________ 1996. As to any Distribution Date, the "Collection Period" is generally the calendar month preceding such Distribution Date.

  As to any Distribution Date, "Principal Collections" will be equal to the aggregate amount collected on the Mortgage Loans during the related Collection Period that is allocated to principal pursuant to the terms of the Credit Line Agreements. Principal Collections on a Common Mortgage Loan will be applied first to reduce to zero the applicable portion thereof owned by one or more Prior Trusts before any such collections are applied in reduction of the Trust Balance of such Common Mortgage Loan. As to any Distribution Date, "Trust Principal Collections" will be equal to the total amount of the Trust's share of Principal Collections. The Trust's share of Principal Collections on each Mortgage Loan will equal the sum of (i) the amount allocated to principal that was received from the borrower in the related Collection Period (excluding, in the case of a Common Mortgage Loan, principal allocated to reduce the portion of such Common Mortgage Loan owned by one or more Prior Trusts in accordance with the second preceding sentence), (ii) the principal portion of Net Trust Liquidation Proceeds and Trust Insurance Proceeds and (iii) the principal portion of the Transfer Deposit Amount of a retransferred Mortgage Loan.

  "Net Trust Liquidation Proceeds" with respect to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including insurance proceeds, reduced by related expenses, plus accrued and unpaid interest thereon through the date of liquidation, but not including the portion, if any, of such amount that exceeds the Trust Balance of such Mortgage Loan at the end of the preceding Collection Period.

  "Trust Insurance Proceeds" with respect to a Mortgage Loan and Collection Period are the Trust's share of insurance proceeds paid to the Servicer during such Collection Period pursuant to any insurance policy covering such Mortgage Loan, reduced by related expenses, which (i) are not liquidation proceeds, (ii) are not applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the normal servicing procedures of the Servicer and (iii) will be applied by the Servicer in reduction of the Loan Balance of such Mortgage Loan, but not including the portion, if any, of such amount that exceeds the Trust Balance of such Mortgage Loan at the end of such Collection Period.

  "Transfer Deposit Amount" with respect to any Distribution Date is the amount of cash required to be deposited to the Certificate Account by the Servicer to maintain the Minimum Seller Interest with respect to a repurchased Defective Mortgage Loan after taking into account any transfer of an Eligible Substitute Mortgage Loan to the Trust with respect to such Defective Mortgage Loan.

  As to any Distribution Date, interest allocable to the Certificates ("Certificate Interest Collections") will equal the product of Trust Interest Collections for such Distribution Date and the Floating Allocation Percentage. The remaining amount of Interest Collections will be allocated to the Seller Interest. With respect to any Distribution Date, the "Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount by the Pool Balance as of the beginning of the related Collection Period.

  The Trustee will deposit any amounts drawn under the Certificate Insurance Policy into the Certificate Account.

  With respect to any date, the "Pool Balance" will be equal to the aggregate of the Trust Balances of the Mortgage Loans as of such date. The "Trust Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan, which shall have a Trust Balance of zero) on any day is equal to its Cut-off Date Trust Balance, plus the Additional Balances, if any, in respect of such Mortgage Loan assigned to the Trust each month, minus all collections credited against the principal balance of such Mortgage Loan (excluding in the case of any Common Mortgage Loan, any such principal collections applied to reduce the principal balance thereof owned by one or more Prior Trusts) in accordance with the related Credit Line Agreement prior to such day. In certain cases the Cut-off Date Trust Balance of a Mortgage Loan is zero. In the case of any Common Mortgage Loan, the Cut-off Date Trust Balance of such Mortgage Loan excludes the portion of the Loan Balance owned by one or more Prior Trusts.

  The "Loan Balance" of a Mortgage Loan on any day is equal to the sum of the Trust Balance and, in the case of a Common Mortgage Loan, the portion of the outstanding principal balance of such Mortgage Loan owned by one or more Prior Trusts.

DISTRIBUTIONS ON THE CERTIFICATES

  Beginning with the month after the month in which the Cut-off Date for the Certificates occurs, distributions of principal and interest on Certificates will be made by the Trustee on each Distribution Date (i.e., the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day) to the persons in whose names such Certificates are registered on the last Business Day of the month prior to the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, on the date of issuance of the Certificates) (the "Record Date"), except that the final distribution in respect of any Certificate will only be made upon presentation and surrender of such Certificate at the office or agency designated by the Trustee for that purpose in New York, New York.

  Distributions to Certificateholders will be made in an amount equal to each holder's respective Percentage Interest multiplied by the amount distributed in respect of the Certificates on each Distribution Date. The undivided percentage interest (the "Percentage Interest") evidenced by any Certificate will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the Original Certificate Principal Balance.

  Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with the provisions of the Certificates. For purposes of the Agreement a "Business Day" is defined as any day other than (i) a Saturday or a Sunday or (ii) a day on which banks in the states of New York, Florida or California are required or authorized by law to be closed.

  The Certificate Principal Balance as of any date is equal to the Original Certificate Principal Balance minus the aggregate amounts actually distributed as principal to Certificateholders.

Application of Interest Collections

  On each Distribution Date, the Certificate Interest Collections will be applied in the following order of priority:

  (i)   to pay the premium for the Certificate Insurance Policy;

  (ii) as payment for the accrued interest due and any overdue accrued interest at the applicable Certificate Rate on the Certificate Principal Balance for the related Accrual Period;

  (iii) to pay Certificateholders the "Investor Loss Amount" equal to the product of the Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date;

  (iv) as payment for any Investor Loss Amount that was not previously
(a) paid from Certificate Interest Collections, (b) paid from Trust Interest Collections and Trust Principal Collections allocable to the Seller Interest or reallocated to reduce the Seller Interest up to the Seller Subordinated Amount as described under "--Limited Subordination of the Seller Interest" below, (c) covered by overcollateralization as described under "-- Overcollateralization" below or (d) funded by draws on the Certificate Insurance Policy;

  (v) to reimburse prior draws from the Certificate Insurance Policy, together with interest thereon, and to pay any fees and expenses owed to the Certificate Insurer pursuant to the Insurance Agreement, together with interest thereon;

  (vi) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the amount, if any, equal to (x) the Required Amount minus (y) the Seller Subordinated Amount (such payment is referred to as the "Accelerated Principal Distribution Amount"); and

  (vii) to the Seller.

  Payments to Certificateholders pursuant to clause (ii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iii) and (iv) will be principal payments on the Certificates and will reduce the Certificate Principal Balance. Although payments of the Accelerated Principal Distribution Amount, if any, to Certificateholders pursuant to clause (vi) will reduce the Certificate Principal Balance, such payments will not reduce the Invested Amount. Payments to Certificateholders of Trust Interest Collections and Trust Principal Collections allocable to the Seller Interest will reduce the Certificate Principal Balance. Payments of the Accelerated Principal Distribution Amount are neither guaranteed by the Certificate Insurance Policy nor supported by the Seller Subordinated Amount.

  An "Accrual Period" for any Distribution Date is the period beginning on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day preceding such Distribution Date.

  For each Distribution Date occurring on or prior to the _____ Distribution Date, the "Required Amount" will be __% of the Cut-off Date Pool Balance. For each Distribution Date thereafter, the Required Amount will be the lesser of (i) __% of the Cut-off Date Pool Balance and (ii) __% of the outstanding Pool Balance; provided that in no event will the Required Amount be less than a floor amount equal to the greater of (x) _% of the Cut-off Date Pool Balance and (y) __% of the aggregate Trust Balances of all Mortgage Loans delinquent 91 days or more (including for this purpose any Mortgage Loans in foreclosure and any Mortgage Loans with respect to which the related Mortgaged Properties have been acquired by the Trust Fund) as of the end of the related Collection Period. Notwithstanding the foregoing, for each Distribution Date, if the cumulative principal losses on the Trust Balances of the Mortgage Loans (i.e., the excess of (a) the aggregate Trust Balances of Mortgage Loans liquidated during all Collection Periods subsequent to the Cut-off Date over (b) the aggregate Net Trust Liquidation Proceeds received during such Collection Periods) as of the end of the related Collection Period exceed ____% of the Cut-off Date Pool Balance, then the Required Amount will be
____% of the Cut-off Date Pool Balance.

  A "Liquidation Loss Amount" with respect to any Liquidated Mortgage Loan and Distribution Date will be the unrecovered Trust Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the principal portion of Net Trust Liquidation Proceeds in connection therewith.

Certificate Rate

  On each Distribution Date, the "Certificate Rate" will be equal to LIBOR (as described below) on the second LIBOR Business Day prior to the preceding Distribution Date (or as of _______, 199_ in the case of the first Distribution Date) plus ____%.

  In the event that the Certificate Rate for any such Distribution Date is greater than the weighted average of the "Net Loan Rates" (the Loan Rate less the Servicing Fee Rate) applicable to the related Collection Period minus a per annum rate representing the monthly premium due on the Certificate Insurance Policy (which monthly premium rate, together with the Servicing Fee Rate, shall not exceed ____% per annum) the Certificate Rate for any such Distribution Date will be equal to such weighted average rate minus such premium rate (the "Alternate Certificate Rate").

Calculation of LIBOR

  LIBOR with respect to any Distribution Date following the initial Distribution Date will be determined by the Trustee and will equal the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent, with one thirty-second of a percent rounded upwards) of the offered rates for United States dollar deposits for one month which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding Distribution Date (as of ______, 199_ in the case of the first Distribution Date); provided that at least two such offered rates appear on the Reuters Screen LIBO Page on such date. If fewer than two offered rates appear, LIBOR will be determined on such date as described in the paragraph below. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "LIBOR Business Day," for purposes of the Agreement, is a Business Day and a day on which banking institutions in the city of London, England are not required or authorized by law to be closed.

  If on such date fewer than two offered rates appear on the Reuters Screen LIBO Page as described above, the Trustee will request the principal London office of each of the reference banks (which shall be four major banks specified in the Agreement that are engaged in transactions in the London interbank market) ("Reference Banks") to provide the Trustee with such bank's offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two Reference Banks provide the Trustee with such offered quotations, then LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent with one thirty-second of a percent rounded upwards) of all such quotations. If on such date fewer than two of the Reference Banks provide the Trustee with such an offered quotation, LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest one sixteenth of a percent with one thirty-second of a percent rounded upwards) of the offered per annum rates which one or more leading banks in The City of New York selected by the Trustee (after consultation with the Servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month, provided, however, that if such banks are not quoting as described above, LIBOR will be the LIBOR applicable to the immediately preceding Distribution Date.

Seller Collections

  Collections allocable to the Seller Interest that are not distributed to Certificateholders will be distributed to the Seller only to the extent that such distribution will not reduce the amount of the Seller Interest as of the related Distribution Date below the Minimum Seller Interest. Amounts not distributed to the Seller because of such limitations will be retained in the Certificate Account until the Seller Interest exceeds the Minimum Seller Interest, at which time such excess shall be released to the Seller. If any such amounts are still retained in the Certificate Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

Principal Payments from Principal Collections

  For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ____ 20__ (the "Managed Amortization Period"), the amount of Trust Principal Collections payable to Certificateholders on each Distribution Date will equal, to the extent funds are available therefor from Trust Principal Collections, the Scheduled Principal Collections Payment for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Payment" will equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment.

  For the period beginning with the first Distribution Date following the end of the Managed Amortization Period (the "Rapid Amortization Period"), the amount of Trust Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

  With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Trust Principal Collections and the Fixed Allocation Percentage. With respect to any Distribution Date, the "Alternative Principal Payment" is equal to the amount, but not less than zero, of Trust Principal Collections minus the aggregate of Additional Balances created during the related Collection Period.

  With respect to any date of determination, the "Fixed Allocation Percentage" will equal the greater of (i) __% and (ii) the percentage equivalent (but not in excess of ___%) of a fraction, the numerator of which is the Invested Amount and the denominator of which is the Pool Balance as of the end of such day. The Fixed Allocation Percentage initially will be __%.

  On the Distribution Date in ____ 20__ (the "Stated Maturity Date"), to the extent funds are available therefor, Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance. To the extent funds are not otherwise available for such payment, a draw on the Certificate Insurance Policy for such insufficiency will be made on the Stated Maturity Date.

  The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

  The Seller will be entitled to receive the portion of the Trust
Principal Collections on each Distribution Date that is not distributable on the Certificates; provided that such distribution will not reduce the Seller Interest below the Minimum Seller Interest as of such Distribution Date.

RAPID AMORTIZATION EVENTS

  As described above, the Managed Amortization Period will continue through the Distribution Date in _____ 20__, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. "Rapid Amortization Event" refers to any of the following events:

    (a) failure on the part of the Servicer (i) to make a payment or deposit required under the Agreement within five Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice;

    (b) any representation or warranty made by the Servicer in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Servicer has purchased or made a substitution for the related Mortgage
Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

    (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Servicer;

    (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

    (e) the aggregate of all draws under the Certificate Insurance Policy exceeds 1% of the Cut-off Date Pool Balance.

  In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Certificate Insurance Policy), by written notice to the Seller and the Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

  In addition to the consequences of a Rapid Amortization Event discussed above, if the Seller files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Seller, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust Fund, the Seller will immediately cease to transfer Additional Balances to the Trust and the Seller will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will furnish by mail to Certificateholders a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Trust Balances of the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing Percentage Interests aggregating more than 51% of the Certificate Principal Balance of the Certificates not held by the Seller, the Trustee will sell, dispose of or otherwise liquidate the Trust Balances of the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Trust Balances of the Mortgage Loans will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Certificate Insurance Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. Any remaining amounts will be treated as collections and the portion thereof allocated to the Certificateholders will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. The Certificate Insurance Policy will not be available to cover any such loss.

  Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Servicer and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Servicer, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of the Trust Balances of the Mortgage Loans described above.

CERTIFICATE INSURANCE POLICY

  On or before the Closing Date, the Seller will obtain the Certificate Insurance Policy, which will be issued by the Certificate Insurer in favor of the Trustee and will provide for payment of Insured Amounts in accordance with the terms of the Certificate Insurance Policy solely for the benefit of the Certificateholders. The Certificate Insurance Policy is non-cancelable. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

  The Certificate Insurance Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement"), among the Seller, the Servicer and the Certificate Insurer. The Certificate Insurance Policy will unconditionally and irrevocably guarantee principal and interest payments on the Certificates at the times and in the amounts described below. On each Distribution Date other than any Dissolution Distribution Date, a draw will be made on the Certificate Insurance Policy equal to (i) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance during the preceding Accrual Period exceeds all amounts on deposit in the Certificate Account available to be distributed therefor plus (ii) after the Seller Subordinated Amount has been reduced to zero, the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date).

  In addition, the Certificate Insurance Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates).

  In the absence of payments under the Certificate Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

  The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments (including any prepayments resulting from payments of Accelerated Principal Distribution Amounts). The Certificate Insurer has the right to terminate the Trust Fund, causing the transfer of amounts in certain accounts and the acceleration of the Certificates, under certain circumstances if the outstanding Certificate Principal Balance becomes less than 10% of the Original Certificate Principal Balance.

LIMITED SUBORDINATION OF THE SELLER INTEREST

  If Certificate Interest Collections on any Distribution Date are insufficient to pay the sum of (i) the premium for the Certificate Insurance Policy, (ii) accrued interest due and any overdue accrued interest on the Certificates, and (iii) the Investor Loss Amount on such Distribution Date (such insufficiency, the "Deficiency Amount"), Trust Interest Collections and Trust Principal Collections allocable to the Seller Interest (but not in excess of the then current Seller Subordinated Amount, determined as described below) will be applied to cover the Deficiency Amount. The portion of the Deficiency Amount in respect of clause (iii) above not covered by such collections (up to the remaining Seller Subordinated Amount and not in excess of the Investor Loss Amount) will be reallocated to, and will reduce, the Seller Interest. If such Certificate Interest Collections plus the amount of collections allocable to the Seller Interest which have been so applied to cover the Deficiency Amount are together insufficient to pay the amount set forth in item (ii) of the definition of Deficiency Amount, then a draw will be made on the Certificate Insurance Policy to cover such shortfall. After the Seller Subordinated Amount has been reduced to zero, the Deficiency Amount will no longer be covered by the Seller Interest as described above.

  With respect to any Distribution Date, the "Seller Subordinated Amount" equals the least of

    (i) __% of the Cut-off Date Pool Balance minus the sum of (a) the aggregate amount of principal collections allocable to the Seller Interest that have previously been distributed to Certificateholders to cover a Deficiency Amount as described above and (b) the aggregate amount of the Investor Loss Amounts that have previously been reallocated in reduction of the Seller Interest as described above; or

    (ii) the Seller Subordinated Amount on the previous Distribution
Date; or

    (iii) the Required Amount.

  The Seller Subordinated Amount at any time may also be further reduced if such reduction is consented to by both of the Rating Agencies and the Certificate Insurer and upon satisfaction of certain other conditions specified in the Agreement.

OVERCOLLATERALIZATION

  The payment of Accelerated Principal Distribution Amounts, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. On any Distribution Date, such overcollateralization, if any, will be available to absorb any Investor Loss Amount that is not covered either by
(i) Certificate Interest Collections remaining after the payment of the premium for the Certificate Insurance Policy and the distribution of interest on the Certificates or (ii) the limited subordination of the Seller Interest as described above. Any Investor Loss Amounts not covered by Certificate Interest Collections, the limited subordination of the Seller Interest or such overcollateralization will be covered by draws on the Certificate Insurance Policy to the extent provided therein.

  Overcollateralization will be created only by the payments, if any, of Accelerated Principal Distribution Amounts. As of the Closing Date, the Invested Amount will be equal to the Original Certificate Principal Balance and, accordingly, there will not be any initial overcollateralization. Payment of the Accelerated Principal Distribution Amount on a Distribution Date is made in an amount equal to the excess, if any, of the Required Amount over the Seller Subordinated Amount. As of the Closing Date, the Required Amount is equal to the Seller Subordinated Amount. Thus, no Accelerated Principal Distribution Amount is expected to be paid, and no overcollateralization will be created, on the first Distribution Date. Any payments of Trust Principal Collections allocable to the Seller's Interest that decrease the Seller Subordinated Amount would be expected to result in a payment of the Accelerated Principal Distribution Amount and the creation of, or increase in, overcollateralization if the Required Amount is in excess of the Seller Subordinated Amount on a Distribution Date and there are sufficient Trust Interest Collections. If the Seller Subordinated Amount is reduced to zero, then payments of the Accelerated Principal Distribution Amount from Trust Interest Collections may be made in an amount up to the Required Amount. Any such payments would result in increases in the level of overcollateralization.

ADVANCES

  Under the Agreement, the Servicer will be obligated to advance an amount (a "Monthly Advance") of cash, which will be part of Trust Interest Collections and Trust Principal Collections, equal to the aggregate of all installments of interest at the related Net Loan Rate and principal, if any, which (a) were known by the Servicer to be delinquent on the Trust Balance of each Mortgage Loan as of the end of the related Collection Period, (b) were not previously the subject of a Servicer advance and (c) would, in the judgment of the Servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

  In making advances, the Servicer will endeavor to maintain a regular flow of scheduled interest payments to holders of the Certificates, rather than to guarantee or insure against losses. Any Servicer funds advanced as described in the preceding paragraph will be reimbursable to the Servicer either out of recoveries on the specific Mortgage Loans in respect of which such advances were made (e.g., late payment made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by MLCC under the circumstances described above) or out of amounts otherwise distributable to holders of the Certificates. In addition to the foregoing, such advances by the Servicer will be reimbursable to the Servicer from cash otherwise distributable to the holders of Certificates to the extent that the Servicer determines that any such advances previously made are not ultimately recoverable as described above.

REPORTS TO HOLDERS OF THE CERTIFICATES

  Not later than the second Business Day prior to each Distribution Date the Servicer will deliver to the Trustee for mailing to each holder of a Certificate (which will be Cede as nominee of DTC, unless and until Definitive Certificates are issued) a statement setting forth among other items:

    (i) the amount being distributed to Certificateholders;

    (ii) the amount of interest included in such distribution and the related Certificate Rate;

    (iii) the amount, if any, of overdue accrued interest included in such distribution;

    (iv) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

    (v) the amount, if any, of principal included in such distribution;

    (vi) the amount, if any, of the reimbursement of previous Investor Loss Amounts included in such distribution;

    (vii) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts after giving effect to such distribution;

    (viii) the Floating Allocation Percentage for the preceding
Collection Period;

    (ix) the Invested Amount, the Certificate Principal Balance and the "Factor" (the outstanding Certificate Principal Balance divided by the Original Certificate Principal Balance), each after giving effect to such distribution;

    (x) the Required Amount for such Distribution Date;

    (xi) the Seller Subordinated Amount after giving effect to such distribution;

    (xii) the Pool Balance as of the end of the preceding Collection
Period;

    (xiii) the amount of any overcollateralization;

    (xiv) the Servicing Fee for such Distribution Date;

    (xv) the amount of any Monthly Advance by the Servicer;

    (xvi) the number and aggregate Loan Balance of Mortgage Loans delinquent (a) 31 to 60 days, (b) 61 to 90 days and (c) 91 days or more, respectively, as of the end of the related Collection Period;

    (xvii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

    (xviii) the amount of any draws on the Certificate Insurance
Policy; and

    (xix) the number and aggregate Trust Balance of Mortgage Loans that will be retransferred from the Trust Fund on the related Removal Date and the cumulative number and aggregate Trust Balance of all Mortgage Loans that have been retransferred on all prior Removal Dates.

  In the case of information furnished pursuant to clauses (ii), (iii),
(iv), (v), (vi) and (vii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

  Within 90 days after the end of each calendar year, the Servicer will deliver to the Trustee for mailing to each Person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in clauses (ii) and (v) above aggregated for such calendar year or, in the case of each Person who was a Certificateholder for a portion of such calendar year, setting forth such information for each month thereof.

ASSIGNMENT OF TRUST BALANCES OF THE MORTGAGE LOANS

  At the time of issuance of the Certificates, the Seller will transfer and assign all of its right, title and interest in and to the Trust Balances of each Mortgage Loan (including any Additional Balances arising during the Managed Amortization Period, related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (other than payments of principal and interest allocable to payment of the Servicing Fee), together with all its right, title and interest in and to the Trust Fund's allocable portion of the proceeds of any related insurance policies received on and after the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans and the Seller Interest. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the Cut-off Date Trust Balance of each Mortgage Loan, as well as information respecting the Margin and the maturity of the Mortgage Loan.

  Under the terms of the Agreement, so long as ML & Co.'s long-term unsecured debt is rated at least A- by _______________ and A3 by _______________, the Servicer shall be entitled to maintain possession of certain documents relating to the Mortgage Loans (the "Mortgage Files") and will not be required to deliver any of them to the Trustee. In the event that ML & Co.'s long-term unsecured debt rating does not satisfy the above referenced standards, the documentation relating to each Mortgage Loan will be delivered to and maintained by the Trustee.

  At such time, if any, as the Mortgage Files are delivered to the Trustee, the Trustee will review each Mortgage File (or copies thereof) and if any document required to be included in any Mortgage File is found to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Servicer by the Trustee, the Servicer will repurchase such Mortgage Loan in the manner set forth below.

  The Servicer will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan in the Trust Fund (e.g., original Combined Loan-to-Value Ratio, principal balance as of the Cut-off Date, Margin and maturity). In addition, the Servicer will make certain other representations and warranties customary to sales of Mortgage Loans and will also represent and warrant that, as of the Cut-off Date, no Mortgage Loan was more than one month past due.

  If any loss is suffered by the Trust Fund, on behalf of the Certificateholders, in respect of any Mortgage Loan as a result of (a) a defective document in any Mortgage File, (b) the Servicer's retention of such Mortgage File or (c) a breach of any representation made by the Servicer in the Agreement as to a Mortgage Loan, which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan, the Servicer will be obligated to accept the retransfer of such Mortgage Loan from the Trust. Upon such transfer, the Trust Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Seller Interest. If the deduction would cause the Seller Interest to become less than the Minimum Seller Interest at such time, the Servicer will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Certificate Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Seller Interest would be reduced to less than the Minimum Seller Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Certificate Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Servicer to accept a retransfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders; provided, however, that the Trustee as successor servicer shall have no obligation to repurchase any of the Mortgage Loans.

  An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Servicer for a Defective Mortgage Loan which must, on the date of such substitution, (i) have a Trust Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Trust Balance), not substantially greater or less than the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than ___% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan;
(v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than six months earlier and not more than six months later than the remaining term to maturity of the Defective Mortgage Loan and in no case later than _______ 1, 20___; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Trust Balance of an Eligible Substitute Mortgage Loan is less than the Trust Balance of the related Defective Mortgage Loan and to the extent that the Seller Interest would be reduced below the Minimum Seller Interest, the Servicer will be required to make a deposit to the Certificate Account equal to such difference.

  Mortgage Loans required to be transferred to the Servicer as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

AMENDMENTS TO CREDIT LINE AGREEMENTS

  In connection with the servicing of the Mortgage Loans, the Servicer may at the request of a borrower or at its own initiative agree to modify the Credit Line Agreement relating to a Mortgage Loan or waive compliance by the borrower with any provision of the Credit Line Agreement, provided that any such modification or waiver (i) does not extend the scheduled maturity date of, modify the interest rate payable under (except as required by law or as contemplated by the Credit Line Agreement), or constitute a cancellation or discharge of the outstanding Loan Balance under such Mortgage Loan, (ii) is not inconsistent with the Servicer's then current practice respecting comparable mortgage loans held in its own portfolio, or (iii) does not materially and adversely affect the security afforded by the Mortgaged Property; provided, however, that the Servicer may agree to changes to the terms of a Credit Line Agreement which would otherwise be violative of clauses (i) and (iii) above if (a) the Servicer has determined that such changes are necessary to avoid prepayment of the related Mortgage Loan as a result of refinancing provided by another lender or to accommodate the request of a borrower to extend the scheduled maturity date of the related Mortgage Loan and such changes are consistent with prudent business practice and (b) the Servicer repurchases the related Mortgage Loan on the Business Day preceding the Distribution Date immediately following the Collection Period during which such changes were made. Any such retransfer will be accomplished in the manner described under "Description of the Certificates--Assignment of Trust Balances of the Mortgage Loans" herein.

CONSENT TO SENIOR LIENS AND INCREASE IN CREDIT LIMITS

  The Servicer, acting as agent for the Trust Fund and to the extent consistent with its then current practice respecting comparable mortgage loans held in its own portfolio, may permit the placement of a subsequent senior mortgage on any Mortgaged Property so long as either (i) the Combined Loan-to-Value Ratio of the related Mortgage Loan immediately following such placement does not exceed the Combined Loan-to-Value Ratio at origination of such Mortgage Loan or (ii) the placement of such senior mortgage is in connection with the refinancing of a prior senior mortgage and results in a reduction of the interest rate applicable to such senior mortgage and generally does not result in an increase in the then outstanding principal balance of such senior mortgage. The Servicer may also permit an increase of the Credit Limit applicable to a Mortgage Loan so long as the Combined Loan-to-Value Ratio at such Mortgage Loan immediately following such increase does not exceed 85%.

OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE SELLER

  Subject to the conditions specified in the Agreement, on any Distribution Date during the Managed Amortization Period the Seller may, but shall not be obligated to, remove from the Trust Fund on such Distribution Date (the "Removal Date"), certain Mortgage Loans without notice to the Certificateholders. The Seller is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including: (i) the Seller Interest as of such Removal Date (after giving effect to such removal) exceeds the Minimum Seller Interest;
(ii) the Seller shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Seller shall represent and warrant that no selection procedures which the Seller reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Seller in selecting such Mortgage Loans; (iv) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Removal Date shall not have notified the Seller in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Certificate Insurance Policy; and (v) the Seller shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses
(i) through (iii) above.

  As of any date of determination, the "Minimum Seller Interest" is an amount equal to the lesser of (a) __% of the Pool Balance on such date and
(b) the Seller Interest as of the Closing Date.

SERVICING AND HAZARD INSURANCE

  The Mortgage Loans will be serviced in accordance with procedures as described generally in the Prospectus under "The Pooling and Servicing Agreement" and as set forth in the Agreement.

  In any case in which the Servicer becomes aware that a Mortgaged Property has been conveyed by a borrower (except to, or for the benefit of, the borrower, a co-borrower or a relative of the borrower), the Servicer will take reasonable steps to freeze the borrower's Credit Limit at the level of the current outstanding Loan Balance. The Servicer is not obligated to enforce any due-on-sale clause in a Credit Line Agreement. If the Servicer elects not to enforce any due-on-sale clause or is prevented from enforcing such due-on-sale clause under applicable law, the Servicer is authorized to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Credit Line Agreement and, to the extent permitted by applicable law, the borrower remains liable thereon. If the Servicer elects to enforce such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties, the acceleration of the Mortgage Loans as a result of such enforcement will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the Certificates. See "Yield and Prepayment Considerations" in the Prospectus and "Prepayment and Yield Considerations" herein.

  Under the terms of the Mortgage Loans, each borrower is required to maintain for the corresponding Mortgaged Property a hazard insurance policy which contains a standard mortgagee's clause and which insures against loss by fire and by hazards included within the term "extended coverage," and by such other hazards for which the Servicer requires coverage. The hazard insurance must be in the amounts and for the periods of time required by the Servicer. The Servicer will maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in a similar amount. All amounts collected by the Servicer under any hazard policy, to the extent they constitute Net Trust Liquidation Proceeds or Trust Insurance Proceeds, will ultimately be deposited in the Certificate Account. The Agreement provides that as protection against coverage lapses in the individual hazard insurance policies, the Servicer, or an affiliate thereof, will obtain and maintain a "mortgagee interest policy" issued by an insurer acceptable to the Rating Agencies insuring against hazard losses on all of the Mortgaged Properties in an amount equal to the aggregate Loan Balances outstanding from time to time under the Mortgage Loans. See "The Pooling and Servicing Agreement--Hazard Insurance" in the Prospectus. No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan included in the Mortgage Pool be subject to FHA Insurance or VA Guaranty or be covered by a Primary Mortgage Insurance Policy.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

  In the event that title to any Mortgaged Property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Servicer, or to the Trustee or its nominee on behalf of the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and such Mortgage Loan is liquidated.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

  The Servicer may, in its sole discretion, purchase defaulted Mortgage Loans from the Trust Fund. Any such purchase will be at a price equal to 100% of the Trust Balance of each such Mortgage Loan together with accrued interest thereon at the Net Loan Rate from the date through which interest was last paid by the related borrower or advanced by the Servicer to the end of the Collection Period preceding the Distribution Date on which the proceeds of such purchase are required to be distributed.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The principal servicing compensation to be paid to the Servicer in respect of its servicing activities relating to the Certificates (the "Servicing Fee") will be retained by it from collections of interest on the Mortgage Loans in the Trust Fund at the time such collections are required to be deposited into the Certificate Account and will be equal to ___% (the "Servicing Fee Rate") per annum of the outstanding Loan Balance of each such Mortgage Loan. In addition, the Servicer will receive any net investment income from the investment of funds in the Certificate Account. All assumption fees and late payment charges, to the extent collected from borrowers shall be retained by the Servicer.

  The Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any paying agent. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Trust Insurance Proceeds or Net Trust Liquidation Proceeds.

TERMINATION; RETIREMENT OF THE CERTIFICATES

  The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund,
(iii) the optional transfer to the Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in _________.

  The Mortgage Loans and all property acquired in respect of any Mortgage Loan held in the Trust Fund will be subject to optional transfer to the Servicer, or in the absence of the exercise thereof by the Servicer, the Certificate Insurer, on any Distribution Date after the outstanding Certificate Principal Balance is less than or equal to 10% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Certificate Insurance Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The purchase price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust created by the Agreement continue in perpetuity. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. Under certain circumstances, the Certificate Insurer may exercise the Servicer's right of repurchase. See "Description of the Certificates -- Certificate Insurance Policy" herein.

  In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Servicer. See "-- Rapid Amortization Events" herein.

MISCELLANEOUS

  In determining the percentage of the Trust Fund evidenced by a Certificate for purposes of determining the consent of Certificateholders or other action by Certificateholders as discussed under "The Pooling and Servicing Agreement--Amendment" in the Prospectus, such percentage shall be based upon the relative outstanding principal balances of the Certificates. Amendments to the Agreement requiring the consent of Certificateholders shall require only the consent of the holders of Certificates affected thereby, evidencing Percentage Interests aggregating at least 66%. Amendments to the Agreement may be made only with the prior written consent of the Certificate Insurer. Certain other actions under the Agreement also require the prior written consent of the Certificate Insurer. The Certificate Insurer may direct the Trustee to waive any default by the Servicer under the Agreement, except that a default in making any required distribution on any Certificate may only be waived by the affected Certificateholder. Upon an Event of Default, the Trustee may terminate the rights of the Servicer only with the consent of the Certificate Insurer, and shall terminate the Servicer at the direction of the Certificate Insurer.

REGISTRATION OF THE CERTIFICATES

  The Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (each as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants (each as defined below), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected within DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of the Certificates only through Participants by instructing such Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

  The Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Certificates"), only if (i) DTC or the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Seller or the Trustee is unable to locate a qualified successor, (ii) the Seller, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Certificates together, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Seller and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder of the Certificates under the Agreement only at the direction of one or more Participants to whose DTC account the Certificates are credited. DTC has advised the Seller that DTC will take such action with respect to any Percentage Interests of the Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, net the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to the Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificate Owner under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Seller would seek an alternative depositary (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described above.

  Issuance of the Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

THE TRUSTEE

  _______________________________________, a national banking association, will act as Trustee of the Trust Fund. The mailing address of the Trustee's corporate trust office is _________________, ___________________
and its telephone number is (___) ________.

  The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee. If a downgrading in the credit rating of the Trustee would materially adversely affect the rating of the Certificates, the Servicer, under certain circumstances, may remove the Trustee and appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTAIN ACTIVITIES

  The Trust Fund has not and will not: (i) issue senior securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or
(viii) repurchase or otherwise reacquire its securities. The Agreement does not provide for meetings of Certificateholders, and neither the Seller nor the Servicer contemplate holding such meetings.

         THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

  (The following information has been supplied by AMBAC Indemnity
Corporation ("AMBAC") for inclusion in this Prospectus Supplement.

  The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, unconditionally and irrevocably guarantees that an amount equal to each full and complete Insured Amount will be received by the Trustee for distribution to holders of the Certificates in accordance with the terms of the Agreement. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Amount shall be finally and completely discharged to the extent funds equal to the applicable Insured Amount are received from the Certificate Insurer by the Trustee. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee. Insured Amounts shall be paid only at the time set forth in the Certificate Insurance Policy.

  Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee any specified rate of, prepayments (including prepayments resulting from payments of Accelerated Principal Distribution Amounts) and does not protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment due to holders of the Certificates.

  In the event the Trustee has notice that any payment of principal or interest which has been made to a holder of the Certificates by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, the Certificate Insurer will make payment to the Trustee in respect thereof.

  The Certificate Insurer will pay any Insured Amount payable under the Certificate Insurance Policy from its own funds on the later of (a) one Business Day next following the Business Day on which the Certificate Insurer receives notice of Nonpayment and (b) the applicable Distribution Date. Such payments shall be made only upon presentation of an instrument in form and substance satisfactory to the Certificate Insurer, who shall be subrogated to all rights of the holders of the Certificates to payment on the related Certificates to the extent of the Insured Payments so made. Once the Insured Payments have been made to the Trustee, the Certificate Insurer shall have no further obligation in respect of the related Insured Amounts.

  As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

    "Agreement" means the Pooling and Servicing Agreement dated as of ______, 199_ by and among the Seller, the Servicer, and the Trustee without regard to any amendment or supplement thereto without the prior consent of the Certificate Insurer.

    "Business Day" means any day other than a Saturday, Sunday or any day on which national banks in the States of New York, Florida or California are authorized or obligated by law or executive order to close.

    "Insured Amount" and "Nonpayment" mean with respect to any Distribution Date other than any Dissolution Distribution Date, the sum of
(a)(i) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance during the preceding Accrual Period exceeds all amounts on deposit in the Certificate Account available to be distributed therefor plus (ii) after the Seller Subordinated Amount has been reduced to zero, the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates); provided, that the Certificate Insurance Policy will not cover any such amounts on any Dissolution Distribution Date, plus (iii) the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates, and (b) any Preference Amount that has not been paid to the Trustee by the Certificate Insurer prior to such Distribution Date.

    "Insured Payment" means with respect to any Distribution Date the Insured Amount for such Distribution Date paid to the Trustee by the Certificate Insurer.

    "Preference Amount" means any payment of principal or interest which has been made to a holder of the Certificates by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

  The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of California (without giving effect to conflict of laws principles thereof).

  The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

  The Certificate Insurance Policy is not cancelable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Certificates.

  AMBAC is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, and Guam. AMBAC primarily insures newly issued municipal bonds. AMBAC is a wholly owned subsidiary of AMBAC Inc., a 100% publicly held company. Moody's, S&P and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to AMBAC.

  AMBAC has entered into pro rata reinsurance agreements under which a percentage of the insurance underwritten pursuant to certain of AMBAC's municipal bond and structured finance insurance policies have been and will be assumed by a number of foreign and domestic unaffiliated reinsurers.

  The following table sets forth AMBAC's capitalization as of December 31, 1993, December 31, 1994, December 31, 1995 and June 30, 1996,
respectively, in conformity with generally accepted accounting principles.

                         AMBAC INDEMNITY CORPORATION
                             CAPITALIZATION TABLE

                       December       December        December        June
                          31,            31,             31,           30,
                         1993           1994            1995          1996
                                                                   (Unaudited)
                                       (Dollars in millions)

Unearned premiums       $  785         $ 840          $    906        $  937
Other liabilities          192           136               295           286
Stockholder's equity:
  Common stock          $   82         $  82           $    82        $   82
  Additional
    paid-in capital        444           444               481           514
  Unrealized gain
    (loss) on bonds;
    net of tax              68           (46)               87            34
  Retained earnings        668           782               907           912
      Total
        stockholder's
        equity          $1,262        $1,262            $1,557        $1,542

      Total
        liabilities
        and stock-
        holder's
        equity          $2,239        $2,238            $2,758        $2,765


__________
  For additional financial information concerning AMBAC, see the audited financial statements of AMBAC included as Appendix A of this Prospectus Supplement and the unaudited financial statements of AMBAC as Appendix B of this Prospectus Supplement.

  Effective December 31, 1993, AMBAC adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities" ("Statement 115") with all investments designated as available-for-sale. As required under Statement 115, prior years' financial statements have not been restated. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase AMBAC's stockholder's equity $63.6 million, net of tax. The adoption of Statement 115 had no effect on earnings.

  The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under this heading "The Certificate Insurance Policy and the Certificate Insurer" and, the information provided in Appendix A and Appendix B.)

  (The following information has been supplied by MBIA Insurance
Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

  The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Certificate Insurance Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

  Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

  The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

  The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

  Insured Payments due under the Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

  The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.




  As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

  "Agreement" means the Pooling and Servicing Agreement dated as of _________, 19__ among the Seller, the Servicer and the Trustee without regard to any amendment or supplement thereto without the prior consent of the Certificate Insurer.

  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer and national banks in the States of New York, Florida or California are authorized or obligated by law or executive order to close.

  "Deficiency Amount" means, (i) with respect to any Distribution Date other than the Dissolution Distribution Date, the sum of (a) the amount by which interest accrued at the Certificate Rate on the outstanding Certificate Principal Balance during the preceding Accrual Period exceeds all amounts on deposit in the Certificate Account available to be distributed therefor and (b) after the Seller Subordinated Amount has been reduced to zero, the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount on such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates); provided, that the Certificate Insurance Policy will not cover any such amounts on any Dissolution Distribution Date and (ii) the outstanding Certificate Principal Balance on the Stated Maturity Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates.

  "Insured Payment" means (i) with respect to any Distribution Date, the Deficiency Amount and (ii) any Preference Amount.

  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

  "Owner" means each holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Certificates to payment thereunder.

  "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

  Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

  Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

  The notice address of the Fiscal Agent is 15th Floor, 61 Broadway,
New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

  The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

  The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Certificates.

  The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

  The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Insurer and its subsidiaries for the six months ended June 30, 1996 and for the periods ending June 30, 1996 and June 30, 1995 included in the Quarterly Report on Form 10-Q of MBIA, Inc. for the period ending June 30, 1996, are hereby incorporated by reference into this Prospectus and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                     SAP
                           December 31, 1995                    June 30, 1996
                                (Audited)                        (Unaudited)
                                                 (In millions)
Admitted Assets                 $3,814                             $4,179
Liabilities                      2,540                              2,804
Capital and Surplus              1,274                              1,375




                                                     SAP
                           December 31, 1995                    June 30, 1996
                                (Audited)                        (Unaudited)
                                                 (In millions)
Assets                          $4,463                             $4,691
Liabilities                      1,937                              2,088
Shareholder's Equity             2,526                              2,602


  Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

  The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and the Certificate Insurer set forth under the heading "THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER."

  Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa."

  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer "AAA."

  Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

  Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

  The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.)


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.


CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

  Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Seller ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. See "Certain Federal Income Tax Consequences" in the Prospectus.

  The Seller and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Seller and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Seller intends to treat this transaction as a sale of an interest in the Trust Balance of the Mortgage Loans for financial accounting and certain regulatory purposes.

  In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Seller and has not been transferred to the Certificate Owners.

  In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

  Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Certain Federal Income Tax Consequences -- Single Class of Senior Certificates -- Original Issue Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.


POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR
ASSOCIATION TAXABLE AS A CORPORATION

  The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Seller and the Certificate Owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Seller will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

  If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

  If the transaction were treated as creating a partnership between the Certificate Owners and the Seller, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Seller and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

  In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

  Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

  The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.


FOREIGN INVESTORS

  In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Certain Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.

  If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

  If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

  Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding.

  The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


                                 STATE TAXES

  The Seller makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.


                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

PROHIBITED TRANSACTIONS

General

  Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code (or, in some cases, Section 502(i) of ERISA) imposes certain excise taxes on parties in interest which engage in non-exempt prohibited transactions.

  The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

  Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Seller, the Servicer, the Trustee and other persons, in providing services with respect to the Mortgage Loans, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the Mortgage Loans unless such transactions are subject to a statutory or administrative exemption.

AVAILABILITY OF CLASS EXEMPTION FOR CERTIFICATES

  The U.S. Department of Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") an administrative exemption (Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The definition of "receivables" covered by the Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Certificates are the following:

    (1) The acquisition of the Certificates by a Plan is on terms
(including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Rating Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

    (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Certificates to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Certificates in connection with the initial issuance, at least fifty (50) percent of the Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Certificates does not exceed twenty-five (25) percent of all of the Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

  The Seller believes that the Exemption will apply to the acquisition and holding by Plans of Certificates sold by the Underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Mortgage Loans included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

REVIEW BY PLAN FIDUCIARIES

  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Plan fiduciary who proposes to cause a Plan to purchase Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Certificates. Assets of a Plan or individual retirement account should not be invested in the Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

                               USE OF PROCEEDS

  Substantially all of the net proceeds to be received from the sale of the Certificates will be applied by the Seller to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates.


                       LEGAL INVESTMENT CONSIDERATIONS

  The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because, among other things, most of the mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans (i.e. "mortgage related securities" under SMMEA) may not be legally authorized to invest in the Certificates. No representation is made as to whether the Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Certificates as legal investments for such purchasers prior to investing in the Certificates.


                                 UNDERWRITING

  Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sole underwriter (the "Underwriter"), has agreed, on the terms and conditions of the Underwriting Agreement and a Terms Agreement (together, the "Underwriting Agreement") relating to the Certificates, to purchase the entire principal amount of the Certificates offered hereby.

  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any Certificates are purchased.

  The distribution of the Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

  The Seller and the Servicer have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver to such investor a paper copy of the Prospectus Supplement and Prospectus.


                                   EXPERTS

  (The consolidated balance sheets of AMBAC Indemnity Corporation, at December 31, 1994 and 1995 and the consolidated statements of operations, stockholder's equity and cash flows of AMBAC Indemnity Corporation for each of the years in the three year period ended December 31, 1995, appearing in Appendix A and Appendix B of this Prospectus Supplement have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

  The report of KPMG Peat Marwick LLP covering the consolidated financial statements referred to above of AMBAC Indemnity Corporation refers to the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Accounting for Postemployment Benefits," in 1993.)

  (The consolidated financial statements of the Certificate Insurer, MBIA Insurance Corporation, as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement have been audited by Coopers & Lybrand, independent accountants, as set forth in their report thereon appearing elsewhere herein. Such consolidated financial statements are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.)


                                LEGAL MATTERS

  Certain legal matters will be passed upon for the Seller and the Underwriter by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Seller by Brown & Wood LLP.

                              CERTIFICATE RATING

  It is a condition to the issuance of the Certificates that they be rated _____ by ________, and _____ by ______ (together with ___, the "Rating
Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings assigned to the Certificates address the likelihood of the receipt of distributions due on the Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Mortgage Loans, the structural and legal aspects associated with the Certificates, and the claims-paying ability of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Certificates affected by such change. The ratings assigned to the Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the holders of the Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Certificates, or if it does, what rating it will assign to the Certificates.

                           INDEX OF PRINCIPAL TERMS

Accelerated Principal Distribution Amount . . . . . . . . . . . .  S-13, S-49
Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-49
Additional Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5, S-65
Alternate Certificate Rate  . . . . . . . . . . . . . . . . . . . . . .  S-50
Alternative Principal Payment . . . . . . . . . . . . . . . . . .  S-14, S-51
AMBAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Brokerage firm  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49, S-65
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19, S-62
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Certificate Insurance Policy  . . . . . . . . . . . . . . . . . . . . . Cover
Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificate Interest Collections  . . . . . . . . . . . . . . . .  S-12, S-48
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-19
Certificate Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Certificateholder(s)  . . . . . . . . . . . . . . . . . . .  S-19, S-61, S-73
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5
Clearing agency . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-6
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
Collection Period . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-47
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . . . . S-8
Common Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
Credit Limit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Credit Line Agreement(s)  . . . . . . . . . . . . . . . . . . . . . S-6, S-25
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5
Cut-off Date Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . S-7
Cut-off Date Trust Balance  . . . . . . . . . . . . . . . . . . . . . . . S-7
Defective Mortgage Loan(s)  . . . . . . . . . . . . . . . . . . .  S-17, S-57
Deficiency Amount . . . . . . . . . . . . . . . . . . . . . . . .  S-16, S-53
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Dissolution Distribution Date . . . . . . . . . . . . . . . . . . . . .  S-53
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-5
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-19
Eligible Substitute Mortgage Loan . . . . . . . . . . . . . . . .  S-18, S-57
Equity Access Prime(R) Program  . . . . . . . . . . . . . . . . . . . .  S-36
Equity Access(R) credit accounts  . . . . . . . . . . . . . . . . . . .  S-35
Equity Access(R) loans  . . . . . . . . . . . . . . . . . . . . . . . .  S-35
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18, S-73
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19, S-63
Euroclear Cooperative . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . .  S-62
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-74
Extended coverage . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Financial consultants . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Fixed Allocation Percentage . . . . . . . . . . . . . . . . . . .  S-14, S-51
Floating Allocation Percentage  . . . . . . . . . . . . . . . . . . S-6, S-48
Global Securites  . . . . . . . . . . . . . . . . . . . . . . . . . . . Annex
HELs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Home Equity Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Index Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Indirect participating firm . . . . . . . . . . . . . . . . . . . . . .  S-49
Insurance Agreement . . . . . . . . . . . . . . . . . . . . . . .  S-15, S-53
Insured Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Insured Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Interest Collections  . . . . . . . . . . . . . . . . . . . . . .  S-11, S-47
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-47
Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-46
Investor Loss Amount  . . . . . . . . . . . . . . . . . . . . . .  S-13, S-49
LIBO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Liquidation Loss Amount . . . . . . . . . . . . . . . . . . . . .  S-14, S-50
Loan Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-48
Loan Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-37
Managed Amortization Period . . . . . . . . . . . . . . . . . . .  S-14, S-51
Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Maximum Principal Payment . . . . . . . . . . . . . . . . . . . .  S-14, S-51
MBIA Insurance Corporation  . . . . . . . . . . . . . . . . . . . . . .  S-66
Minimum Seller Interest . . . . . . . . . . . . . . . . . . . . .  S-11, S-58
ML & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-35
MLCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
MLHEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Monthly Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Monthly Advance Reimbursement Amount  . . . . . . . . . . . . . . . . .  S-47
Mortgage Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . . .  S-11, S-58
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . .  Cover, S-6, S-46
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Mortgage related securities . . . . . . . . . . . . . . . . . . .  S-18, S-73
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Mortgagee interest policy . . . . . . . . . . . . . . . . . . . . . . .  S-59
Net Loan Rate(s)  . . . . . . . . . . . . . . . . . . . . . . . .  S-12, S-50
Net Trust Liquidation Proceeds  . . . . . . . . . . . . . . . . .  S-12, S-47
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
Original Certificate Principal Balance  . . . . . . . . . . . . . . S-5, S-46
Original Invested Amount  . . . . . . . . . . . . . . . . . . . . . S-6, S-46
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-48
Plan(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18, S-73
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-48
Preference Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
Principal Collections . . . . . . . . . . . . . . . . . . . . . .  S-12, S-47
Prior Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Rapid Amortization Event  . . . . . . . . . . . . . . . . . . . . . . .  S-52
Rapid Amortization Period . . . . . . . . . . . . . . . . . . . .  S-14, S-51
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . .  S-19, S-77
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Reference Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Removal Date  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-58
Required Amount . . . . . . . . . . . . . . . . . . . . . . . . .  S-14, S-50
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . .  S-50
Scheduled Principal Collections Payment . . . . . . . . . . . . .  S-14, S-51
Second Mortgage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Seller Interest . . . . . . . . . . . . . . . . . . . . . .  Cover, S-6, S-46
Seller Subordinated Amount  . . . . . . . . . . . . . . . . . . .  S-16, S-54
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17, S-59
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . .  S-17, S-59
Stated Maturity Date  . . . . . . . . . . . . . . . . . . . . . .  S-14, S-51
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Taxable mortgage pool . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Transfer Deposit Amount . . . . . . . . . . . . . . . . . .  S-12, S-48, S-57
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5
Trust 1989  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Trust 1991  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Trust 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Trust 1994-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Trust 1994-2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Trust 1995-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Trust 1995-2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Trust Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-48
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-6
Trust Insurance Proceeds  . . . . . . . . . . . . . . . . . . . .  S-12, S-48
Trust Interest Collections  . . . . . . . . . . . . . . . . . . .  S-11, S-47
Trust Principal Collections . . . . . . . . . . . . . . . . . . .  S-12, S-47
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3, S-76
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-76


                                                                      ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered MLCC Mortgage Investors, Inc. ML Revolving Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global
Securities to the respective Depositary for the benefit of CEDEL
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC
Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income
(Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                  AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
                   (a wholly owned subsidiary of AMBAC Inc.)

                       Consolidated Financial Statements

                           December 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)





                          Independent Auditors' Report

The Board of Directors
AMBAC Indemnity Corporation:

     We have audited the accompanying consolidated balance sheets of AMBAC Indemnity Corporation and subsidiaries (a wholly owned subsidiary of AMBAC Inc.) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of AMBAC Indemnity Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMBAC Indemnity Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, AMBAC Indemnity Corporation has adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No. 112, "Employers' Accounting for Postemployment Benefits," in 1993.

KPMG Peat Marwick LLP
New York, New York
January 31, 1996



                  AMBAC Indemnity Corporation and Subsidiaries

                          Consolidated Balance Sheets
                    (Dollars In Thousands Except Share Data)



                                                                     December 31,

                                                                 -------------------------

                                                                 1995               1994
                                                               ----------         ----------

Assets
Investments:
  Bonds held in available-for-sale account, at fair value
     (amortized cost of $2,090,101 in 1995 and $1,865,350
     in 1994)..............................................      $2,224,528         $1,795,958
  Short-term investments, at cost (approximates fair
     value)................................................         163,953             85,202
                                                                  ----------         ----------

     Total investments.....................................       2,388,481          1,881,160
Cash.......................................................           6,912              2,117
Securities purchased under agreements to resell............           4,120              8,011
Receivable for securities..................................           8,136             21,508
Investment income due and accrued..........................          38,319             34,902
Investment in affiliate....................................          25,827             24,976
Deferred acquisition costs.................................          82,620             71,774
Deferred income taxes......................................            --                1,778
Current income taxes.......................................           2,171             10,544
Prepaid reinsurance........................................         153,372            139,855
Other assets...............................................          48,472             41,677
                                                                   --------            ---------

     Total assets..........................................      $2,758,430          $2,238,302
                                                                 ==========           ==========
Liabilities and Stockholder's Equity
Liabilities:
  Unearned premiums........................................      $  906,136          $  839,775
  Losses and loss adjustment expenses......................          65,996              65,662
  Ceded reinsurance balances payable.......................          14,654                 908
  Deferred income taxes....................................          85,008                 --
  Accounts payable and other liabilities...................          43,625              43,519
  Payable for securities...................................          86,304              26,696
                                                                  ----------         ----------
     Total liabilities.....................................       1,201,723             976,560
                                                                  ----------         ----------
Stockholder's equity:
  Preferred stock, par value $1,000.00 per share.
     Authorized shares -- 285,000; issued and outstanding
     shares -- none........................................          --                     --
  Common stock, par value $2.50 per share. Authorized
     shares -- 40,000,000; issued and outstanding
     shares -- 32,800,000 at December 31, 1995 and 1994....           82,000              82,000
  Additional paid-in capital...............................          481,059             444,258
  Unrealized gains (losses) on investments, net of tax.....           87,112             (46,087)
  Retained earnings........................................          906,536             781,571
                                                                   ----------          ----------
     Total stockholder's equity............................        1,556,707           1,261,742
                                                                   ----------          ----------
     Total liabilities and stockholder's equity............       $2,758,430           $2,238,302
                                                                   ==========          ==========


          See accompanying Notes to Consolidated Financial Statements.







                  AMBAC Indemnity Corporation and Subsidiaries

                     Consolidated Statements of Operations
                             (Dollars In Thousands)


                                                          Years Ended December 31,
                                                    ------------------------------
                                                      1995         1994         1993
                                                     --------     --------    --------

Revenues:
  Gross premiums written...........................  $195,033     $192,598    $321,490
  Ceded premiums written...........................   (28,606)       2,815     (35,810)
                                                     --------     --------    --------
     Net premiums written..........................   166,427      195,413     285,680
  Increase in unearned premiums, net...............   (52,844)     (76,077)   (132,862)
                                                     --------     --------    --------

     Net premiums earned...........................   113,583      119,336     152,818
  Net investment income............................   131,496      119,737     104,609
  Net realized gains (losses)......................       177      (13,386)     30,145
  Other income.....................................     6,777        6,887       1,516
                                                     --------     --------    --------
     Total revenues................................   252,033      232,574     289,088
                                                     --------     --------    --------

Expenses:
  Losses and loss adjustment expenses..............     3,377        2,593     (1,849)
  Underwriting and operating expenses..............    38,722       35,946      34,746
  Interest expense.................................     1,590        1,428         163
                                                     --------     --------    --------
     Total expenses................................    43,689       39,967      33,060
                                                     --------     --------    --------
     Income before income taxes....................   208,344      192,607     256,028
                                                     --------     --------    --------
Income tax expense:
  Current taxes....................................    29,085       26,286      66,386
  Deferred taxes...................................    14,461       16,277       4,090
                                                     --------     --------    --------
     Total income taxes............................    43,546       42,563      70,476
                                                     --------     --------    --------
  Income before cumulative effect of changes in
     accounting principles.........................   164,798      150,044     185,552
  Cumulative effect of changes in accounting
     principles....................................        --           --         (98)
                                                     --------     --------    --------
     Net income....................................  $164,798     $150,044    $185,454
                                                     =========    =========  =========


          See accompanying Notes to Consolidated Financial Statements.





                  AMBAC Indemnity Corporation and Subsidiaries

                Consolidated Statements of Stockholder's Equity
                             (Dollars In Thousands)


                                                         Years Ended December 31,

                                                     ---------------------------------
                                                     1995          1994         1993
                                                   ---------     ---------    --------

Preferred Stock:
  Balance at January 1 and December 31...........  $  --         $   --         $     --
                                                   ==========    ==========      =========
Common Stock:
  Balance at January 1 and December 31...........  $  82,000     $  82,000       $ 82,000
                                                   ==========    ==========      =========
Additional Paid-in Capital:
  Balance at January 1...........................  $ 444,258     $ 444,143        $397,570
  Capital contributions..........................     35,000            --          40,000
  Cumulative effect of changes in accounting
     principles..................................         --            --           4,708
  Other paid-in capital..........................      1,801           115           1,865
                                                   ---------     ---------        --------
  Balance at December 31.........................  $ 481,059     $ 444,258         $444,143
                                                   ==========    ==========       =========
Unrealized Gains (Losses) on Investments, Net of
  Tax:
  Balance at January 1...........................  $ (46,087)    $  68,091         $  5,285


  Unrealized gain from change in accounting
     principle...................................         --            --           63,568

  Change in unrealized gain (loss)...............    133,199      (114,178)            (762)
                                                   ---------     ---------          --------
  Balance at December 31.........................  $  87,112     ($ 46,087)         $ 68,091
                                                   ==========    ==========        =========
Retained Earnings:
  Balance at January 1...........................  $ 781,571     $ 667,527          $515,073
  Net income.....................................    164,798       150,044           185,454
  Dividends declared-common stock................    (40,000)      (36,000)          (33,000)
  Other..........................................        167            --              --
                                                   ---------     ---------           --------
  Balance at December 31.........................  $ 906,536     $ 781,571           $667,527
                                                   ==========    ==========          =========



          See accompanying Notes to Consolidated Financial Statements.






                  AMBAC Indemnity Corporation and Subsidiaries

                     Consolidated Statements of Cash Flows
                             (Dollars In Thousands)


                                                        Years Ended December 31,

                                               -------------------------------------------
                                                1995            1994           1993
                                             -----------     -----------    -----------

Cash flows from operating activities:
  Net income...............................  $   164,798     $   150,044    $   185,454
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
  Depreciation and amortization............        1,605           1,106          1,080
  Amortization of bond premium and
     discount..............................         (831)         (1,097)          (507)
  Current income taxes payable.............        8,373          (6,069)       (20,844)
  Deferred income taxes payable............       14,462          16,277         (2,463)
  Deferred acquisition costs...............      (10,846)        (20,757)        (7,059)
  Unearned premiums........................       52,844          76,077         132,862
  Losses and loss adjustment expenses......          334           1,625           (718)
  Ceded reinsurance balances payable.......       13,746          (2,963)        (5,147)
  (Gain) loss on sales of investments......         (177)         13,386        (30,145)
  Proceeds from sales of bonds in trading
     account...............................           --              --      2,091,143
  Proceeds from maturities of bonds in
     trading account.......................           --              --         34,409
  Purchases of bonds for trading account...           --              --     (2,181,198)

  Accounts payable and other liabilities...          106          20,497          9,591
  Other, net...............................      (11,273)          7,179         (1,622)
                                             -----------     -----------     -----------
     Net cash provided by operating
        activities.........................      233,141         255,305        204,836
                                             -----------     -----------    -----------
Cash flows from investing activities:
  Proceeds from sales of bonds at amortized
     cost..................................    1,882,485       1,305,011         18,912
  Proceeds from maturities of bonds at
     amortized cost........................      163,031          39,126         60,131
  Purchases of bonds at amortized cost.....   (2,192,824)     (1,559,982)      (258,832)
  Investment in preferred stock of
     affiliate.............................           --              --         (3,000)
  Change in short-term investments.........      (78,751)          9,005        (25,252)
  Securities purchased under agreements to
     resell................................        3,891          (8,011)            --
  Other, net...............................       (1,178)         (3,786)        (2,370)
                                             -----------     -----------    -----------
     Net cash used in investing
        activities.........................     (223,346)       (218,637)      (210,411)
                                             -----------     -----------    -----------
Cash flows from financing activities:
  Dividends paid...........................      (40,000)        (36,000)       (33,000)
  Capital contribution.....................       35,000              --         40,000
                                             -----------     -----------    -----------
     Net cash (used in) provided by
        financing activities...............       (5,000)        (36,000)         7,000
                                             -----------     -----------    -----------
     Net cash flow.........................        4,795             668          1,425


Cash at beginning of year..................        2,117           1,449             24
                                             -----------     -----------    -----------
Cash at December 31........................  $     6,912     $     2,117    $     1,449
                                             ===========     ===========    ===========
Supplemental disclosure of cash flow
  information:
  Cash paid during the year for:
     Income taxes..........................  $    19,500     $    32,153    $    86,781
                                             ===========     ===========    ===========


          See accompanying Notes to Consolidated Financial Statements.





                  AMBAC Indemnity Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements
                         (Dollar Amounts in Thousands)

1  BACKGROUND

     AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured bond, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of December 31, 1995, AMBAC Indemnity's net insurance in force (principal and interest) was $199,078,000. AMBAC Indemnity is a wholly owned subsidiary of AMBAC Inc. (NYSE: ABK), a holding company that provides financial guarantee insurance and financial services to both public and private clients through its subsidiaries.

     As of December 31, 1995, AMBAC Indemnity owned approximately 26.5% of the outstanding common stock of an affiliate, HCIA Inc. (NASDAQ: HCIA) ("HCIA"), a leading health care information content company. AMBAC Inc. owns approximately 19.9% of the outstanding common stock of HCIA. Prior to 1995, AMBAC Inc. and AMBAC Indemnity combined owned approximately 96% of HCIA. During 1995, HCIA offered approximately 3.5 million shares of its common stock for sale in two separate public offerings. In addition, in conjunction with the second public offering by HCIA, AMBAC Inc. sold approximately 1.1 million shares of HCIA common stock. As a result of these public offerings, as of December 31, 1995, AMBAC Indemnity and AMBAC Inc. combined owned 46.4% of the common stock of HCIA.

     AMBAC Indemnity, as the sole limited partner, owns a limited partnership interest representing 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

     AMBAC Indemnity has one wholly owned subsidiary, American Municipal Bond Holding Company ("AMBH"), which is a holding company for certain real estate interests.

2  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies of AMBAC Indemnity and its subsidiaries are as described below:

CONSOLIDATION:

     The consolidated financial statements include the accounts of AMBAC Indemnity, AFS and AMBH (sometimes collectively referred to as "AMBAC Indemnity"). All significant intercompany balances have been eliminated.



                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

INVESTMENTS:

     AMBAC Indemnity's investment portfolio is accounted for on a trade-date basis and consists entirely of investments in debt securities which are considered available-for-sale and are carried at fair value. Fair value is based on quotes obtained by AMBAC Indemnity from independent market sources. Short-term investments are carried at cost, which approximates their fair value. Unrealized gains and losses, net of deferred income taxes, are included as a separate component of stockholder's equity and are computed using amortized cost as the basis. For purposes of computing amortized cost, premiums and discounts are accounted for using the interest method. For bonds purchased at a price below par value, discounts are accreted over the remaining term of the securities. For bonds purchased at a price above par value which have call features, premiums are amortized to the most likely call dates as determined by management. For premium bonds which do not have call features, such premiums are amortized over the remaining term of the securities. Premiums and discounts on mortgage-backed securities are adjusted for the effects of actual and anticipated prepayments.
Realized gains and losses on the sale of investments are determined on the basis of specific identification.

     Effective December 31, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"). Pursuant to Statement 115, AMBAC Indemnity has designated all investments as "available-for-sale" and reports them at fair value. Unrealized gains and losses are excluded from earnings and reported as a separate component of stockholder's equity, net of tax. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase AMBAC Indemnity's stockholder's equity by $63,568, net of tax. The adoption of Statement 115 had no effect on earnings.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL:

     Securities purchased under agreements to resell are collateralized financing transactions, and are recorded at their contracted resale amounts, plus accrued interest. AMBAC Indemnity takes possession of the collateral underlying those agreements and monitors its market value on a daily basis and, when necessary, requires prompt transfer of additional collateral to reflect current market value.

PREMIUM REVENUE RECOGNITION:

     Premiums for municipal new issue and secondary market policies are: (i) generally computed as a percentage of principal and interest insured; (ii) typically collected in a single payment at policy inception date; and (iii) are earned pro rata over the period of risk. Premiums for structured finance policies can be computed as a percentage of either principal or principal and interest insured. The timing of the collection of structured finance premiums varies among individual transactions. For policies where premiums are collected in a single payment at policy inception date, premiums are earned pro rata over the period of risk. For policies with premiums that are collected periodically (i.e., monthly, quarterly or annually), premiums are reflected in income pro rata over the period covered by the premium payment.

     When an AMBAC Indemnity-insured new or secondary market issue has been refunded or called, the remaining unearned premium is generally earned at that time, as the risk to AMBAC Indemnity is considered to have been eliminated.




                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

LOSSES AND LOSS ADJUSTMENT EXPENSES:

     The liability for losses and loss adjustment expenses consists of the Active Credit Reserve ("ACR") and case basis loss reserves. The development of the ACR is based upon estimates of the ultimate aggregate losses inherent in the obligations insured and reflects the net result of contributions related to the portion of earnings required to cover those losses, less reductions of ACR no longer deemed necessary by management. When losses occur (actual monetary defaults or defaults which are imminent on insured obligations), case basis loss reserves are established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. All or part of case basis loss reserves are allocated from any ACR available for such insured obligation.

     AMBAC Indemnity's management believes that the reserves for losses and loss adjustment expenses are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates and there can be no assurance that the ultimate liability will not exceed such estimates.

DEFERRED ACQUISITION COSTS:

     Certain costs incurred which vary with, and are primarily related to, the production of business have been deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are being amortized over the periods in which the related premiums are earned, and such amortization amounted to $10,183, $9,348 and $12,120 for 1995, 1994 and 1993, respectively. Deferred acquisition costs, net of such amortization, amounted to $10,845, $20,757 and $7,059 for 1995, 1994 and 1993, respectively.

DEPRECIATION AND AMORTIZATION:

     Depreciation of furniture and fixtures and electronic data processing equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Amortization of leasehold improvements and intangibles, including certain computer software licenses, is provided over the estimated useful lives of the respective assets using the straight-line method.

INTEREST RATE CONTRACTS:

     Interest Rate Contracts Held for Purposes Other Than Trading:

     AMBAC Indemnity uses interest rate contracts for hedging purposes as part of its overall interest rate risk management. Gains and losses on interest rate futures and options contracts that qualify as accounting hedges of existing assets or liabilities are included in the carrying amounts and amortized over the remaining lives of the assets and liabilities as an adjustment to interest income. When the hedged asset is sold, the unamortized gain or loss on the related hedge is recognized in income. Gains and losses on interest rate contracts that do not qualify as accounting hedges are recognized in current period income.

     AMBAC Indemnity accounts for its interest rate futures contracts in accordance with the provisions of Statement of Financial Accounting Standards No. 80, "Accounting For Futures Contracts" ("Statement 80"). Statement 80 permits hedge accounting for interest rate futures contracts when the item to be hedged exposes the Company to price or interest rate risk, and the futures contract effectively reduces that exposure and is designated as a hedge. Interest rate futures contracts held for purposes other than trading are used primarily to hedge interest sensitive assets, and are designated at inception as a hedge to specific assets.




                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Interest rate swaps that are linked with existing liabilities are accounted for like a hedge of those liabilities, using the accrual method as an adjustment to interest expense. Interest rate swaps that are linked with existing assets classified as available-for-sale are accounted for like hedges of those assets, using the accrual method as an adjustment to interest income, with unrealized gains and losses included in stockholder's equity, net of tax.

     Interest Rate Contracts Held for Trading Purposes:

     AMBAC Indemnity, in connection with its market making activities as a provider of interest rate swaps, primarily to states, municipalities, municipal authorities and other entities in connection with their financings, uses interest rate contracts which are classified as held for trading purposes. Interest rate contracts are recorded on trade date at fair value. Changes in fair value are recorded as a component of other income. The fair value of interest rate swaps is determined through the use of valuation models. The portion of the interest rate swap's initial fair value that reflects credit considerations, on-going servicing and transaction hedging costs is recognized over the life of the interest rate swap, as an adjustment to other income. Interest rate swaps are recorded on a gross basis; assets and liabilities are netted by customer only when a legal right of set-off exists.

INCOME TAXES:

     AMBAC Inc., as common parent, files a consolidated Federal income tax return with its subsidiaries. Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     The cumulative effect of this change in accounting for income taxes resulted in an increase to net income for 1993 of $1,162 and an increase to additional paid-in capital of $4,708. The adjustment to additional paid-in capital reflects Statement 109 adjustments for prior business combinations.

     The Internal Revenue Code permits municipal bond insurance companies to deduct from taxable income, subject to certain limitations, the amounts added to the statutory mandatory contingency reserve during the year. The deduction taken is allowed only to the extent that U.S. Treasury noninterest-bearing tax and loss bonds are purchased at their par value prior to the original due date of AMBAC Inc.'s consolidated Federal tax return and held in an amount equal to the tax benefit attributable to such deductions. The amounts deducted must be included in taxable income when the contingency reserve is released, at which time AMBAC Indemnity may redeem the tax and loss bonds to satisfy the additional tax liability. The purchases of tax and loss bonds are recorded as payments of Federal income taxes and are not reflected in AMBAC Indemnity's current tax provision.

POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS:

     AMBAC Inc., through its subsidiaries, provides various postretirement and postemployment benefits, including pension, and health and life benefits covering substantially all employees who meet certain age and service requirements. AMBAC Indemnity accounts for these benefits under the accrual method of accounting. Amounts related to the defined benefit pension plan and postretirement health benefits are charged based on actuarial determinations.





                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("Statement 106"). Statement 106 requires that the expected cost of postretirement benefits, other than pensions, be charged to expense during the period that the employee renders service. AMBAC Indemnity elected to recognize the transition obligation immediately and recorded a charge of $465, after reduction of $240 for income tax benefits, as a cumulative effect of a change in accounting principle as of the date of adoption.

     Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("Statement 112"), which, similar to Statement
106, requires accrual of a liability representing the cost of certain benefits earned by employees over their employment period. Statement 112 applies to vested benefits provided to former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement. In adopting Statement 112, AMBAC Indemnity recorded a charge of $801, after reduction for income tax benefits of $429, as a cumulative effect of a change in accounting principle as of the date of adoption.

STOCK COMPENSATION PLANS:

     In 1991, AMBAC Inc. adopted the AMBAC Inc. 1991 Stock Incentive Plan. Under this plan awards are granted to eligible employees of AMBAC Indemnity in the form of incentive stock options or other stock-based awards. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement 123") which must be adopted no later than 1996. Statement 123 applies to all stock-based employee compensation plans (except employee stock ownership plans) in which an employer grants shares of its stock or other equity instruments to employees. Statement 123 permits a company to choose either the fair value based method of accounting as defined in the statement or the intrinsic value based method of accounting as prescribed by APB
Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for its stock-based compensation plans. Companies electing the accounting requirements under APB 25 must also make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. AMBAC Indemnity currently accounts for its plans under APB 25 and intends to continue to do so after adopting Statement 123 in 1996. The adoption of Statement 123 is expected to have no effect on AMBAC Indemnity's results of operations.

RECLASSIFICATIONS:

     Certain reclassifications have been made to prior years' amounts to conform to the current year's presentation.






                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

3  INVESTMENTS

     The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 and 1994 were as follows:



                                                      Gross                          Gross

                                            Unrealized     Estimated      Amortized      Unrealized

                                             Losses       Fair Value          Cost          Gains
                                            ----------    -----------     ----------     ----------


1995
Municipal obligations........................  $1,558,754      $  98,090     $  2,428      $1,654,416
Corporate securities.........................     261,492         30,785        3,263         289,014
U.S. Government obligations..................     214,224          8,796          621         222,399
Mortgage-backed securities (including
  GNMA)......................................      55,631          3,362          294          58,699
Other........................................     163,953             --           --         163,953
                                               ----------     ----------    ----------     ----------
                                               $2,254,054      $ 141,033     $  6,606      $2,388,481
                                                =========       ========     ========       =========


                                                        Gross                          Gross

                                                Amortized      Unrealized    Unrealized      Estimated

                                                  Cost          Gains         Losses       Fair Value
                                               ----------     ----------    ----------     ----------


1994
Municipal obligations........................  $1,505,501      $  23,009     $ 80,935      $1,447,575
Corporate securities.........................     228,992          2,336       11,501         219,827
U.S. Government obligations..................      61,906            311        1,797          60,420
Mortgage-backed securities (including
  GNMA)......................................      70,251          1,325        2,140          69,436
Other........................................      83,902             --          --           83,902
                                               ----------     ----------    ----------     ----------
                                               $1,950,552      $  26,981     $ 96,373      $1,881,160
                                                =========       ========     ========       =========

     The amortized cost and estimated fair value of debt securities at December 31, 1995, by contractual maturity, were as follows:

                                              Amortized       Estimated
                                                Cost          Fair Value
                                              ----------      ------------
    1995
    Due in one year or less..................  $  223,069    $  223,949
    Due after one year through five years...      168,417       181,772
    Due after five years through ten years...     302,601       315,385
    Due after ten years.......................  1,504,336     1,608,676
                                                ----------    ----------
                                                2,198,423      2,329,782

    Mortgage-backed securities. .............      55,631         58,699
                                                ----------    ----------
                                                $2,254,054    $2,388,481
                                                 =========     =========


     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Net investment income comprised the following:

                                      1995         1994        1993
                                     ------       ------      ------

Bonds..............................  $127,865     $118,685    $102,020
Short-term investments.............     6,116        3,512       4,278
                                     --------     --------    --------
Total investment income............   133,981      122,197     106,298
Investment expense.................    (2,485)      (2,460)     (1,689)
                                     --------     --------    --------
Net investment income..............  $131,496     $119,737    $104,609
                                     ========     ========    ========


     Gross realized gains were $27,786, $26,514 and $42,217 for 1995, 1994 and 1993, respectively, and gross realized losses were $27,609, $39,900 and $12,072 for 1995, 1994 and 1993, respectively.

     As of December 31, 1995, AMBAC Indemnity did not have any investment concentrated in any single repayment source (excluding obligations of the U.S. Government and its agencies) with a fair value greater than 2.0% of its stockholder's equity.

     As of December 31, 1995 and 1994, AMBAC Indemnity held securities subject to agreements to resell for $4,120 and $8,011, respectively. Such securities were held as collateral by AMBAC Indemnity. The agreements had terms of less than 30 days.

     As of December 31, 1995 and 1994, investment securities with a fair value of $4,583 and $3,948, respectively, were pledged to futures brokers for required margin.

4  REINSURANCE

     In the ordinary course of business, AMBAC Indemnity cedes exposures under various reinsurance contracts primarily designed to minimize losses from large risks and to protect capital and surplus. The effect of reinsurance on premiums written and earned was as follows:

                                                    Year Ended December 31,
                            -------------------------------------------------------------------------
                            1995                      1994                      1993
                            ---------------------     ---------------------     ---------------------
                            Written     Earned        Written     Earned        Written     Earned
                            --------    -------       --------    -------       --------    -------

Direct..............        $192,277    $127,322      $188,057    $136,632      $321,179    $181,320
Assumed.............           2,756       1,349         4,541       1,325           311         311
Ceded...............         (28,606)    (15,088)        2,815     (18,621)      (35,810)    (28,813)
                            ---------   ---------     --------     --------     ---------    --------
Net premiums........        $166,427    $113,583      $195,413     $119,336      $285,680    $152,818
                             =======     =======      ========     ========       =======     =======

     The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. In the event that all or any of the reinsurers are unable to meet their obligations to AMBAC Indemnity under the existing reinsurance agreements, AMBAC Indemnity would be liable for such defaulted amounts. To minimize its exposure to significant losses from reinsurer insolvencies, AMBAC Indemnity evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. There were no reinsurance receivables as of December 31, 1995 and 1994.
As of December 31, 1995, prepaid reinsurance of approximately $48,120 was associated with a single reinsurer. As of December 31, 1995, AMBAC Indemnity held letters of credit and collateral amounting to approximately $90,643 from its reinsurers to cover liabilities ceded under the aforementioned reinsurance contracts.

     AMBAC Indemnity terminated reinsurance contracts, resulting in return premiums to AMBAC Indemnity of $18,141, $30,482 and $36,461 of which $15,700, $25,891 and $31,010 were recorded as an increase to the unearned premium reserve in 1995, 1994 and 1993, respectively, with the remainder recognized as revenue.

5  LOSSES AND LOSS ADJUSTMENT EXPENSES

     AMBAC Indemnity's liability for losses and loss adjustment expenses includes case basis loss reserves and the ACR. Following is a summary of the activity in the case basis loss and active credit reserve accounts and the components of the liability for losses and loss adjustment expenses:

                                                    1995        1994       1993
                                                    ------      ------     ------
Case basis loss reserves:
Balance at January 1.........................       $38,892     $35,155    $28,321
                                                    -------     -------    --------
Incurred related to:
    Current year...............................         750       8,073      6,630
    Prior years................................       2,650      (3,368)      (926)
                                                    -------     -------    --------
Total incurred..........................              3,400       4,705      5,704
                                                    -------     -------    --------
Paid related to:
   Current year...............................          150         275        315
   Prior years................................        2,893         693     (1,445)
                                                    -------     -------    --------
         Total paid..............................     3,043         968     (1,130)
                                                    -------     -------    --------
    Balance at December 31.......................    39,249      38,892     35,155
                                                    -------     -------    --------
    Active credit reserve:

    Balance at January 1.........................    26,770      28,882     36,434
    Net provision for losses.....................     4,097       4,422      6,709
    ACR transfers to case reserves...............    (4,120)     (6,534)   (14,261)
                                                    -------     -------    --------
    Balance at December 31.......................    26,747      26,770     28,882
                                                    -------     -------    --------
         Total...................................   $65,996     $65,662    $64,037
                                                    =======     =======    ========

     The terms "current year" and "prior years" in the foregoing table refer to the year in which case basis loss reserves were established.

6  COMMITMENTS AND CONTINGENCIES

     AMBAC Indemnity is responsible for leases on the rental of office space, principally in New York City. The lease agreements which expire periodically through September 2014, contain provisions for scheduled periodic rent increases and are accounted for as operating leases. An estimate of future net minimum lease payments in each of the next five years ending December 31, and the periods thereafter, is as follows:

Year                               Amount
----                               ______
1996.........................      $ 3,042
1997.........................        3,073
1998.........................        3,359
1999.........................        3,650
2000.........................        3,650
All later years..............       53,880
                                   -------
                                   $70,654
                                   =======

     Rent expense for the aforementioned leases amounted to $2,924, $2,719 and $2,778 for the years ended December 31, 1995, 1994 and 1993, respectively.

7  INSURANCE REGULATORY RESTRICTIONS

     AMBAC Indemnity is subject to insurance regulatory requirements of the States of Wisconsin, New York and the other jurisdictions in which it is licensed to conduct business.

     AMBAC Indemnity's ability to pay dividends is generally restricted by law and subject to approval by the Office of the Commissioner of Insurance of The State of Wisconsin (the "Wisconsin Commissioner"). Wisconsin insurance law restricts the payment of dividends in any 12-month period without regulatory approval to the lesser of (a) 10% of policyholders' surplus as of the preceding December 31 and (b) the greater of (i) statutory net income for the calendar year preceding the date of dividend, minus realized capital gains for that calendar year and (ii) the aggregate of statutory net income for three calendar years preceding the date of the dividend, minus realized capital gains for those calendar years and minus dividends paid or credited within the first two of the three preceding calendar years. AMBAC Indemnity paid dividends of $40,000, $36,000 and $33,000 on its common stock in 1995, 1994 and 1993, respectively. Based upon these restrictions, at December 31, 1995, the maximum amount that will be available during 1996 for payment of dividends by AMBAC Indemnity without prior approval is approximately $86,000.

     However, as discussed in Note 15, AMBAC Indemnity, upon consummation of the proposed PRIDES offering will deliver to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The Wisconsin Commissioner has approved such dividend. The fair value of such dividend will be determined based on the price per share of HCIA common stock used to price the PRIDES. As a result, any dividends paid by AMBAC Indemnity to AMBAC Inc. for the twelve months following the extraordinary dividend will require pre-approval from the Wisconsin Commissioner. The Wisconsin Commissioner has stated to AMBAC Indemnity management that it does not foresee any reason such pre-approval would not be given.

     The New York Financial Guarantee Insurance Law establishes single risk limits applicable to all obligations issued by a single entity and backed by a single revenue source. Under the limit applicable to municipal bonds, the insured average annual debt service for a single risk, net of reinsurance and collateral, may not exceed 10% of the sum of the insurer's policyholders' surplus and contingency reserves. In addition, insured principal of municipal bonds attributable to any single risk, net of reinsurance and collateral, is limited to 75% of the insurer's policyholders' surplus and contingency reserves. Additional single risk limits, which generally are more restrictive than the municipal bond single risk limit, are also specified for several other categories of insured obligations.

     Statutory capital and surplus was $862,976 and $781,772 at December 31, 1995 and 1994, respectively. Qualified statutory capital (statutory surplus plus contingency reserve) was $1,358,769 and $1,218,204 at December 31, 1995 and 1994, respectively. Statutory net income was $142,541, $116,238 and $166,157 for 1995, 1994 and 1993, respectively. Statutory capital and surplus differs from stockholder's equity determined under GAAP principally due to statutory accounting rules that treat loss reserves, premiums earned, policy acquisition costs and deferred income taxes differently.

8  INCOME TAXES

     The total effect of income taxes on income and stockholder's equity for the years ended December 31, 1995 and 1994 was as follows:

                                                  1995        1994
                                                  -----       -----
Total income taxes charged to income..........    $43,546     $42,563
                                                  --------    --------
 Income taxes charged (credited) to stockholder's
    equity:
    Unrealized gain (loss) on bonds.............    71,722    (61,480)
    Unrealized gain on investment in affiliate..       602       --
      Other.....................................      (682)      (116)
                                                    --------   --------
      Total charged (credited) to stockholder's
       equity...................................     71,642    (61,596)
                                                    --------   --------
Total effect of income taxes....................   $115,188   $(19,033)
                                                   ========    ========


     The tax provisions in the accompanying consolidated statements of operations reflect effective tax rates differing from prevailing Federal corporate income tax rates. The following is a reconciliation of these differences:

                                   1995        %          1994        %        1993       %
                                   --------    -----      --------    ----    --------    ----

Computed expected tax at
  statutory rate...............    $ 72,920    35.0%      $ 67,412    35.0%    $ 89,610   35.0%
Increases (reductions) in
  expected tax resulting from:
     Tax-exempt interest........    (28,274)  (13.6)       (26,336)  (13.7)     (21,043)  (8.2)
     Adjustment to deferred tax
        assets and liabilities
        for enacted changes in
        tax laws and rates......       --        --           --        --          754    0.3
     Other, net.................     (1,100)   (0.5)         1,487     0.8        1,155    0.4
                                    -------   -----        -------     ----     -------   ----
Income tax expense on income from
  continuing operations..........  $ 43,546    20.9%      $ 42,563    22.1%    $ 70,476   27.5%
                                    =======   =====        =======    ====      =======   ====






                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities and deferred tax assets at December 31, 1995 and 1994 are presented below:




                                                               1995       1994
                                                             --------    -------

    Deferred tax liabilities:
      Unrealized gains on bonds............................  $ 46,906    $   --
      Deferred acquisition costs...........................    28,917     25,121
      Unearned premiums....................................    22,079     14,522
      Unrealized gain on investment in affiliate...........       602        --
      Investments..........................................     2,911       796
      Other................................................     1,996     1,613
                                                              -------    -------
               Total deferred tax liabilities..............   103,411    42,052
                                                              -------    -------
    Deferred tax assets:
      Unrealized loss on bonds.............................        --    24,816
      Loss reserves........................................     9,631    9,733
      Insurance in force...................................     2,870    3,205
      Compensation.........................................     2,418    2,812
      Other................................................     3,484    3,264
                                                               -------   -------
               Sub-total deferred tax assets...............    18,403    43,830
      Valuation allowance..................................        --       --
                                                              -------    -------
               Total deferred tax assets...................    18,403    43,830
                                                              -------    -------
               Net deferred tax (liabilities) assets.......  $(85,008)   $1,778
                                                              =======    =======


     AMBAC Indemnity believes that no valuation allowance is necessary in connection with the deferred tax assets.

9  EMPLOYEE BENEFITS

     Pensions:

     AMBAC Inc. has a defined benefit pension plan covering substantially all employees of AMBAC Indemnity and AFS. The benefits are based on years of service and the employee's compensation during the last five years of employment. AMBAC Indemnity's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service-to-date but also for those expected to be earned in the future.

     The actuarial present value of the benefit obligations shown in the table below sets forth the plan's funded status and amounts recognized by AMBAC Inc. as of December 31, 1995 and 1994.




                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Actuarial present value of the benefit obligations:


                                                                        1995       1994
                                                                        -------    -------

    Accumulated benefit obligation, including vested benefits of
      $6,049 and $4,300, respectively................................   $(6,788)    $(5,000)
                                                                         =======     =======
    Projected benefit obligation for service rendered to date........    (7,800)     (5,500)
    Plan assets at fair value, primarily listed stocks, commingled
      funds and fixed income securities..............................     7,054       4,898

-------     -------
    Unfunded projected benefit.......................................      (746)       (602)
    Unrecognized prior service cost..................................    (1,784)     (1,950)
    Unrecognized net loss............................................     1,906       1,412
    Unrecognized net transition asset................................       (12)        (15)
                                                                          -------     -------
    Pension liability -- entire plan.................................  $    (636)    $(1,155)
                                                                          =======     =======


     Net pension costs for 1995, 1994 and 1993 included the following components:


                                                               1995        1994        1993
                                                               -------     -----       -----

    Service cost.............................................  $   541     $ 558       $ 447
    Interest cost on expected benefit obligation.............      456       386         297
    Actual return on plan assets.............................   (1,333)       30        (390)
    Net amortization and deferral............................      760      (547)       (149)
                                                               -------      -----       -----
    Net periodic pension cost................................  $   424      $427       $ 205
                                                               =======      =====       =====



     The weighted-average discount rate used in the determination of the actuarial present value for the projected benefit obligation was 7.25% and 8.0% for 1995 and 1994, respectively. The expected long-term rate of return on assets was 9.25% for both 1995 and 1994. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.0% in both 1995 and 1994.

     Substantially all employees of AMBAC Indemnity and AFS are covered by a defined contribution plan (the "Savings Incentive Plan") for which contributions and costs are determined as 6% of each covered employee's base salary, plus a matching company contribution of 50% on contributions up to 6% of base salary made by eligible employees to the plan. The total cost of the Savings Incentive Plan to AMBAC Indemnity was $1,435, $1,292 and $1,243 in 1995, 1994 and 1993, respectively.

     Annual Incentive Plan:

     AMBAC Indemnity has an annual incentive plan which provides for awards to key officers and employees based upon predetermined criteria. The cost of the plan to AMBAC Indemnity for the years ended December 31, 1995, 1994 and 1993 was $7,669, $8,531 and $6,165, respectively.

     Postretirement Health Care and Other Benefits:

     AMBAC Indemnity provides certain medical and life insurance benefits for retired employees and eligible dependents. All plans are contributory. None of the plans is currently funded.




                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Postretirement benefits expense was $168, $176 and $500 in 1995, 1994 and 1993, respectively. The unfunded accumulated postretirement benefit obligation was $1,309 and the accrued postretirement liability was $1,368 as of December 31, 1995.

     The assumed weighted average health care cost trend rates range from 13.5% in 1995, decreasing ratably to 5.5% in 2001, and remaining at that level thereafter. Increasing the assumed health care cost trend rate by one percentage point in each future year would increase the accumulated postretirement benefit obligation at December 31, 1995 by $174 and the 1995 benefit expense by $28. The weighted average discount rate used to measure the accumulated postretirement benefit obligation and 1995 expense was 7.25%.

10  INSURANCE IN FORCE

     The par amount of bonds insured by AMBAC Indemnity, net of reinsurance, was $110,997,000 and $93,305,000 at December 31, 1995 and 1994, respectively.
As of December 31, 1995, AMBAC Indemnity's insured portfolio was diversified by type of insured bond as shown in the following table:

                                                            Net Par Amount
                                                             Outstanding
                                                         --------------------
            (Dollars in Millions) As of December 31        1995        1994
                                                         --------     -------


        Municipal finance:
          General obligation...........................  $ 30,546     $26,674
          Utility revenue..............................    21,053      19,597
          Tax-backed revenue...........................    18,780      16,279
          Health care revenue..........................    12,553      10,922
          Transportation revenue.......................     6,293       5,397
          Investor Owned Utilities.....................     4,497       3,500
          Higher education.............................     3,973       3,447
          Student loan.................................     3,769       2,709
          Housing revenue..............................     3,577       2,567
          Other........................................       483         403
                                                         --------     -------
             Total Municipal finance...................   105,524      91,495
                                                         --------     -------
        Structured finance:
          Domestic.....................................     3,238         902
          International................................     2,235         908
                                                         --------     -------
             Total Structured finance..................     5,473       1,810
                                                         --------     -------
                                                         $110,997     $93,305
                                                         =========    =======


     As of December 31, 1995, California was the state with the highest aggregate net par amount inforce, accounting for 14.3% of the total, and the highest single insured risk represented 0.6% of aggregate net par amount insured. AMBAC Indemnity's direct insurance in force (principal and interest) was $235,118,000 and $205,810,000, at December 31, 1995 and 1994,
respectively. Net insurance in force (after giving effect to reinsurance) was $199,078,000 and $171,678,000 as of December 31, 1995 and 1994, respectively.





                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

11  FINANCIAL INSTRUMENTS HELD FOR PURPOSES OTHER THAN TRADING

     Financial instruments with off-balance-sheet risk:

     In the normal course of business, AMBAC Indemnity becomes a party to various financial transactions to reduce its exposure to fluctuations in interest rates. These financial instruments include an interest rate swap agreement and exchange traded interest rate futures contracts. The notional amounts of AMBAC Indemnity's off-balance-sheet financial instruments which are held for purposes other than trading were as follows:

                                                          As of December 31,
                                                         --------------------
                                                          1995         1994
                                                         -------     --------

        Interest rate futures contracts................  $44,500     $164,200
        Interest rate swap.............................   20,000       20,000


     Notional principal amounts are often used to express the volume of these transactions and do not reflect the extent to which positions may offset one another. These amounts do not represent the much smaller amounts potentially subject to risk.

     Interest rate futures contracts are sold to hedge interest rate risk inherent in fixed rate investment securities. At December 31, 1995, interest rate futures contracts with an outstanding notional amount of $44,500 were designated as hedges of fixed rate investment securities.

     The interest rate swap held for purposes other than trading is used to manage interest rate risk by synthetically changing the nature of certain floating rate investments.

     Fair values of financial instruments held for purposes other than trading:

     The following fair value amounts were determined by AMBAC Indemnity using independent market information when available, and appropriate valuation methodologies when market quotes were not available. In cases where specific market quotes are unavailable, interpreting market data and estimating market values necessarily require considerable judgment by management. Accordingly, the estimates presented are not necessarily indicative of the amount AMBAC Indemnity could realize in a current market exchange.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Investments: The fair values of bonds are based on quoted market prices or dealer quotes.

     Short-term investments and cash: The fair values of short-term investments and cash are assumed to equal amortized cost.

     Securities purchased under agreements to resell: The fair value of securities purchased under agreements to resell is assumed to approximate carrying value.

     Investment in affiliate: As of December 31, 1995, the fair value of AMBAC Indemnity's investment in HCIA is based on the quoted market price of HCIA common stock. As of December 31, 1994, the fair value of AMBAC Indemnity's investment in HCIA was assumed to equal carrying value.

     Interest rate contracts: Fair values of off-balance-sheet interest rate contracts (futures and swap) are based on quoted market and dealer prices, current settlement values, or pricing models.



                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     Liability for net financial guarantees written: The fair value of the liability for those financial guarantees written related to new issue and secondary market exposures is based on the estimated cost to reinsure those exposures at current market rates, which amount consists of the current unearned premium reserve, less an estimated ceding commission thereon.

     Certain other financial guarantee insurance policies have been written on an installment basis, where the future premiums to be received by AMBAC Indemnity are determined based on the outstanding exposure at the time the premiums are due. The fair value of AMBAC Indemnity's liability under its installment premium policies is measured using the present value of estimated future installment premiums, less an assumed ceding commission. The estimate of the amounts and timing of the future installment premiums is based on contractual premium rates, debt service schedules and expected run-off scenarios. This measure is used as an estimate of the cost to reinsure AMBAC Indemnity's liability under these policies. The carrying amount and estimated fair value of these financial instruments are presented below:


                                                         As of December 31,

                                         ---------------------------------------------------
                                                  1995                    1994
                                         -----------------------    -------------------------
                                         Carrying     Estimated      Carrying     Estimated
     (Dollars in Millions)                Amount      Fair Value      Amount      Amount
                                         --------     ----------     --------     -----------

    Financial assets:
    Investments........................   $2,225        $2,225        $1,796       $1,796
    Short-term investments.............      164           164            85           85
    Securities purchased under
      agreements to resell.............        4             4            8             8
    Investment in affiliate............       26           111            25           25
    Cash...............................        7             7            2             2
    Unrecognized financial instruments:
    Interest rate swap.................       --            --            --           (1)
    Interest rate futures contracts....       --            --            --           --
    Liability for net financial
      guarantees
      Direct...........................       --           655            --          609
      Net of reinsurance...............       --           543            --          507
      Net installment premiums.........       --            80            --           51



12  FINANCIAL INSTRUMENTS HELD FOR TRADING PURPOSES

     AMBAC Indemnity, through its affiliate AFS, is a provider of interest rate swaps to states, municipalities, municipal authorities and other entities, including its affiliate, AMBAC Capital Management, Inc. ("ACMI"), in connection with their financings. AMBAC Indemnity manages its interest rate swap business with the goal of being market neutral to changes in overall interest rates, while retaining "basis risk", the relationship between changes in floating rate tax-exempt and floating rate taxable interest rates. If actual or projected floating rate tax-exempt interest rates rise in relation to floating rate taxable rates, AMBAC Indemnity will experience an unrealized mark-to-market loss. Conversely, if actual or projected floating rate tax-exempt interest rates decline in relation to floating rate taxable interest rates, AMBAC Indemnity will experience an unrealized mark-to-market gain.


                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     In the ordinary course of business, AMBAC Indemnity manages a variety of risks -- principally credit, market, liquidity, operational and legal. These risks are identified, measured and monitored through a variety of control mechanisms, which are in place at different levels throughout the organization.

     Credit risk relates to the ability of counterparties to perform according to the terms of their contractual commitments. Various procedures and controls are in place to monitor the credit risk of interest rate swaps. These include the initial credit approval process, the establishment of credit limits, management approvals and a process that ensures the continuous monitoring of credit exposure.

     Market risk relates to the impact of price changes on future earnings. This risk is a consequence of AMBAC Indemnity's market-making activities in the municipal interest rate swap market. The principal market risk is basis risk, the relationship between changes in floating rate tax-exempt and floating rate taxable interest rates. Since the third quarter of 1995, all municipal interest rate swaps transacted contain provisions which are designed to protect AMBAC Indemnity against certain forms of tax reform, thus mitigating its basis risk. An independent risk management group monitors trading risk limits and, together with senior management, is involved in the application of risk measurement methodologies.

     The estimation of potential losses arising from adverse changes in market relationships, known as "value at risk," is a key element in managing market risk. AMBAC Indemnity has developed a value at risk methodology to estimate potential losses over a specified holding period and based on certain probabilistic assessments. AMBAC Indemnity estimates value at risk utilizing historical short and long term interest rate volatilities and the relationship between changes in tax-exempt and taxable interest rates calculated on a consistent daily basis. For the year ended December 31, 1995, AMBAC Indemnity's value at risk averaged approximately $1,358, calculated at a ninety-nine percent confidence level. Since no single measure can capture all dimensions of market risk, AMBAC Indemnity bolsters its value at risk methodology by performing daily analyses of parallel and nonparallel shifts in yield curves and stress test scenarios which measure the potential impact of market conditions, however improbable, which might cause abnormal volatility swings or disruptions of market relationships.

     Liquidity risk relates to the possible inability to satisfy contractual obligations when due. This risk is present in interest rate swap agreements and in futures contracts used to hedge those agreements. AMBAC Indemnity manages liquidity risk by maintaining cash and cash equivalents, closely matching the dates swap payments are made and received and limiting the amount of risk hedged by futures contracts.

     Operational risk relates to the potential for loss caused by a breakdown in information, communication and settlement systems. AMBAC Indemnity mitigates operational risk by maintaining a comprehensive system of internal controls. This includes the establishment of systems and procedures to monitor transactions and positions, documentation and confirmation of transactions, ensuring compliance with regulations and periodic reviews by auditors.

     Legal risk relates to the uncertainty of the enforceability, through legal or judicial processes, of the obligations of AMBAC Indemnity's counterparties, including contractual provisions intended to reduce credit exposure by providing for the offsetting or netting of mutual obligations. AMBAC Indemnity seeks to remove or minimize such uncertainties through continuous consultation with internal and external legal advisers to analyze and understand the nature of legal risk, to improve documentation and to strengthen transaction structure.


                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

     The following table summarizes information about AMBAC Indemnity's financial instruments held for trading purposes as of December 31, 1995 and 1994:



                             Net           Net         Average Net Fair Value
                           Carrying     Estimated     -----------------------       Notional
                            Amount      Fair Value     Assets     Liabilities       Amount
                           --------     ----------     -------    -----------      ----------

    1995:
      Interest rate
         swaps............   $5,207      $5,207          $17,714   $16,667          $2,152,400
      Interest rate
         futures
         contracts........     --          --              --          --              569,800
    1994:
      Interest rate
         swaps............   $1,681      $1,681           $ 4,441   $ 3,560          $ 771,900
      Interest rate
         futures
         contracts........     --           --            --           --              443,000


     The aggregate amount of net trading income recognized from interest rate financial instruments held for trading purposes was $2,602 and $3,051 for 1995 and 1994, respectively. Average net fair values were calculated based on average daily net fair values. For 1994, average net fair values began from the commencement of operations in September 1994.

     Notional principal amounts are often used to express the volume of these transactions and do not reflect the extent to which positions may offset one another. These amounts do not represent the much smaller amounts potentially subject to risk.

13  LINES OF CREDIT

     AMBAC Inc. and AMBAC Indemnity maintain a three-year revolving credit facility with two major international banks, as co-agents, for $100,000. As of December 31, 1995, no amounts were outstanding under this credit facility, which expires in July 1998. This facility amended a one-year revolving credit facility for $75,000. As of December 31, 1994, no amounts were outstanding under this credit facility.

     AMBAC Indemnity has an agreement with another major international bank, as agent, for a $300,000 credit facility, expiring in 2002. This facility is a seven-year stand-by irrevocable limited recourse line of credit, which was increased from $225,000 to $300,000 and extended for an additional year in December 1995. The line will provide liquidity to AMBAC Indemnity in the event claims from municipal obligations exceed specified levels. Repayment of any amounts drawn under the line will be limited primarily to the amount of any recoveries of losses related to policy obligations. As of December 31, 1995 and 1994, no amounts were outstanding under this line.

14  RELATED PARTY TRANSACTIONS

     During 1995 and 1994, AMBAC Indemnity guaranteed the timely payment of principal and interest on obligations under municipal investment contracts and municipal investment repurchase agreements issued by its affiliate, ACMI. As of December 31, 1995 and 1994, the aggregate amount of municipal investment contracts and municipal investment repurchase contracts insured was $2,240,959 and $2,042,230, respectively, including accrued interest. These insurance policies are collateralized by ACMI's investment securities, accrued interest, securities purchased under agreements to resell and cash and cash equivalents, which as of December 31, 1995 and 1994 had a fair value of $2,299,687 and $1,964,830, respectively, in the aggregate.





                  AMBAC Indemnity Corporation and Subsidiaries

           Notes to Consolidated Financial Statements -- (Continued)
                         (Dollar Amounts in Thousands)

During 1995 and 1994, AMBAC Indemnity recorded gross premiums written of $1,707 and $2,692, and net premiums earned of $1,764 and $1,872, respectively, related to these contracts.

     During 1995 and 1994, several interest rate swap transactions were executed between AFS and ACMI. As of December 31, 1995 and 1994, these contracts had an outstanding notional amount of approximately $359,000 and $478,000, respectively. As of December 31, 1995 and 1994, AFS recorded a positive fair value of $6,539 and a negative fair value of $5,492, respectively, related to these transactions.

15  SUBSEQUENT EVENTS

     On January 19, 1996, AMBAC Inc. filed with the Securities and Exchange Commission a registration statement related to a proposed offering of 3,781,369 PRIDES(SM) (Provisionally Redeemable Income Debt Exchangeable for Stock). The PRIDES, which constitute senior debt of AMBAC Inc., will mature in 2001 and will be mandatorily exchanged at maturity into shares of HCIA common stock (or, at AMBAC Inc.'s option, cash with an equal value) determined in accordance with an exchange rate formula. AMBAC Inc. may redeem the PRIDES, in whole or in part, after three years. AMBAC Inc. has also granted the underwriters an option to purchase up to 378,136 PRIDES to cover any over-allotments.

     AMBAC Indemnity, upon consummation of the PRIDES offering, will deliver to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The fair value of such dividend will be determined based on the price per share of HCIA common stock used to price the PRIDES.









                 AMBAC Indemnity Corporation and Subsidiaries
                  (a wholly-owned subsidiary of AMBAC Inc.)
		  Consolidated Unaudited Financial Statements
                   as of June 30, 1996 and December 31, 1995
              and for the periods ended June 30, 1996 and 1995

                 AMBAC Indemnity Corporation and Subsidiaries
                          Consolidated Balance Sheets
                      June 30, 1996 and December 31, 1995
                   (Dollars in Thousands Except Share Data)

                                                                   June 30, 1996   December 31, 1995
                                                                   -------------   -----------------
                                                                    (unaudited)
Assets
------

Investments:
  Bonds held in available for sale account, at fair value
    (amortized cost of $2,162,449 in 1996 and $2,090,101 in 1995)    $2,214,817           $2,224,528
  Short-term investments, at cost (approximates fair value)             133,629              163,953
                                                                     ----------           ----------
    Total investments                                                 2,348,446            2,388,481

Cash                                                                      3,888                6,912
Securities purchased under agreements to resell                           3,992                4,120
Receivable for securities                                                64,288                8,136
Investment income due and accrued                                        40,207               38,319
Investment in affiliate                                                     -                 25,827
Deferred acquisition costs                                               88,107               82,620
Current income taxes                                                        -                  2,171
Prepaid reinsurance                                                     162,166              153,372
Other assets                                                             54,378               48,472
                                                                     ----------           ----------
    Total assets                                                     $2,765,472           $2,758,430
                                                                     ==========           ==========

Liabilities and Stockholder's Equity

Liabilities:
  Unearned premiums                                                    $936,870             $906,136
  Losses and loss adjustment expenses                                    59,429               65,996
  Ceded reinsurance balances payable                                      6,765               14,654
  Deferred income taxes                                                  57,190               85,008
  Current income taxes                                                    3,116                  -
  Accounts payable and other liabilities                                 47,035               43,625
  Payable for securities                                                112,413               86,304
                                                                     ----------           ----------
    Total liabilities                                                 1,222,818            1,201,723
                                                                     ----------           ----------

Stockholder's equity:
  Preferred stock, par value $1,000.00 per share; authorized
    shares - 285,000; issued and outstanding shares - none                  -                    -
  Common stock, par value $2.50 per share; authorized shares
    - 40,000,000; issued and outstanding shares - 32,800,000
    at June 30, 1996 and December 31, 1995                               82,000               82,000
  Additional paid-in capital                                            514,305              481,059
  Unrealized gains (losses) on investments, net of tax                   34,039               87,112
  Retained earnings                                                     912,310              906,536
                                                                     ----------           ----------
    Total stockholder's equity                                        1,542,654            1,556,707
                                                                     ----------           ----------
    Total liabilities and stockholder's equity                       $2,765,472           $2,758,430
                                                                     ==========           ==========

See accompanying Notes to Consolidated Financial Statements.

                 AMBAC Indemnity Corporation and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)
                 For The Periods Ended June 30, 1996 and 1995
                            (Dollars in Thousands)

                                            Three Months Ended              Six Months Ended
                                                 June 30,                        June 30,
                                          -----------------------        ------------------------
                                            1996            1995           1996             1995
                                          -------         -------        --------         -------
Revenues:

    Gross premiums written                $58,768         $36,893        $110,060         $77,465
    Ceded premiums written                 (9,836)          6,514         (19,448)          3,055
                                          -------         -------        --------         -------
          Net premiums written             48,932          43,407          90,612          80,520

    Increase in unearned premiums          (8,870)        (15,126)        (21,940)        (27,563)
                                          -------         -------        --------         -------
          Net premiums earned              40,062          28,281          68,672          52,957

    Net investment income                  35,584          32,419          70,489          64,293
    Net realized gains (losses)            67,580          (2,202)         69,936          (6,876)
    Other income                            4,753            (393)         10,805           1,985
                                          -------         -------        --------         -------
         Total revenues                   147,979          58,105         219,902         112,359
                                          -------         -------        --------         -------


Expenses:

    Losses and loss adjustment expenses     1,700             341           2,510           1,369
    Underwriting and operating expenses    11,583           9,916          21,666          19,246
    Interest expense                          514             306           1,028             637
                                          -------         -------        --------         -------
         Total expenses                    13,797          10,563          25,204          21,252
                                          -------         -------        --------         -------

         Income before income taxes       134,182          47,542         194,698          91,107
                                          -------         -------        --------         -------

Income tax expense:

    Current taxes                          38,665           6,696          52,313          13,543
    Deferred taxes                            806           2,458             760           3,666
                                          -------         -------        --------         -------

         Total income taxes                39,471           9,154          53,073          17,209
                                          -------         -------        --------         -------

         Net income                        94,711          38,388         141,625          73,898
                                          =======         =======        ========         =======

See accompanying Notes to Consolidated Unaudited Financial Statements

                  AMBAC Indemnity Corporation and Subsidiaries
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                 For The Periods Ended June 30, 1996 and 1995
                            (Dollars in Thousands)

                                                                Six Months Ended
                                                                     June 30,
                                                           --------------------------
                                                             1996            1995
                                                           --------       -----------
Cash flows from operating activities:
  Net income                                               $141,625           $73,898
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation and amortization                                 950               678
  Amortization of bond premium and discount                    (811)             (440)
  Current income taxes payable                                5,287               574
  Deferred income taxes payable                                 760             3,666
  Deferred acquisition costs                                 (5,487)           (9,366)
  Unearned premiums                                          21,940            27,563
  Losses and loss adjustment expenses                        (6,567)               45
  Ceded reinsurance balances payable                         (7,889)             (422)
  (Gain) loss on sales of investments                       (69,936)            6,876
  Other, net                                                 (8,685)           (6,538)
                                                           --------       -----------
    Net cash provided by operating activities                71,187            96,534
                                                           --------       -----------

Cash flows from investing activities:
  Proceeds from sales of bonds at amortized cost            742,407           837,619
  Proceeds from maturities of bonds at amortized cost        43,165            70,281
  Purchases of bonds at amortized cost                     (901,331)       (1,001,767)
  Change in short-term investments                           30,324            19,183
  Proceeds from sale of affiliate                           115,865                -
  Securities purchased under agreements to resell               128              (392)
  Other, net                                                 (1,404)             (223)
                                                           --------       -----------
    Net cash provided by (used in) investing activities      29,154           (75,299)
                                                           --------       -----------

Cash flows from financing activities:
  Dividends paid                                           (135,865)          (20,000)
  Capital contribution                                       32,500                -
                                                           --------       -----------
    Net cash used in financing activities                  (103,365)          (20,000)
                                                           --------       -----------

    Net cash flow                                            (3,024)            1,235
Cash at beginning of year                                     6,912             2,117
                                                           --------       -----------
Cash at June 30                                              $3,888            $3,352
                                                           ========       ===========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Income taxes                                            $13,300           $12,700
                                                           ========       ===========

See accompanying Notes to Consolidated Financial Statements.

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


(1)  BASIS OF PRESENTATION

     AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured obligation, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of June 30, 1996, AMBAC Indemnity's net insurance in force (principal and interest) was $209.3 billion. AMBAC Indemnity is a wholly-owned subsidiary of AMBAC Inc., which is a holding company that provides through its affiliates financial guarantee insurance and financial services to both public and private clients.

     AMBAC Indemnity has one wholly-owned subsidiary, American Municipal Bond Holding Company ("AMBH"), which is a holding company for certain real estate interests.

     On May 6, 1996, AMBAC Inc. sold its 4,159,505 shares of common stock of its affiliate, HCIA Inc. (NASDAQ:HCIA) ("HCIA") in a secondary public offering. Prior to consummation of the secondary public offering, AMBAC Indemnity delivered to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The fair value of the HCIA shares was $115.9 million, based on the offering price per share of HCIA common stock in the secondary public offering. The carrying value of AMBAC Indemnity's HCIA shares was $26.2 million, and the resulting gain to AMBAC Indemnity from the disposition of the shares was $89.7 million. As a result of the secondary public offering, neither AMBAC Indemnity, nor AMBAC Inc. owned any shares of HCIA.

     AMBAC Indemnity, as the sole limited partner, owns 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly-owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

     AMBAC Indemnity's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of AMBAC Indemnity Corporation and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


(2)  INCOME TAXES

     The tax provisions in the accompanying financial statements reflect effective tax rates differing from prevailing federal corporate income tax rates, primarily as a result of tax-exempt interest income.


<END>






Information contained herein is subject to completion or amendment. A registration statement to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the soliciation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitaion or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





                SUBJECT TO COMPLETION, DATED NOVEMBER 15, 1996


PROSPECTUS
----------
                        MLCC Mortgage Investors, Inc.
                                  Depositor
                          Asset Backed Certificates
                             (Issuable in Series)
                               _______________

  This Prospectus relates to Asset Backed Certificates (the "Certificates"), which may be sold from time to time in one or more Series (each, a "Series") by MLCC Mortgage Investors, Inc. (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in single family properties, including revolving home equity loans or certain balances thereof, or participations in any of the foregoing ("Mortgage Loans"), (ii) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or (iii) mortgage-backed securities that are not guaranteed by GNMA, FNMA or FHLMC ("Private Mortgage-Backed Securities"). Mortgage Loans with a Loan-to-Value Ratio at origination in excess of a certain level, in addition to being secured by real property, may be either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933 or were exempt from registration thereunder. The Mortgage Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund may include any additional balances advanced to the borrowers under Mortgage Loans which are revolving home equity loans or certain balances thereof. A Trust Fund also may include insurance policies, cash accounts, reserve funds, reinvestment income, guaranties, letters of credit or other forms of credit enhancement described herein and in the related Prospectus Supplement, or any combination thereof. In addition, if so specified in the related Prospectus Supplement, the property of the Trust Fund will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which will be used to purchase at a predetermined price additional Mortgage Assets (the "Subsequent Mortgage Assets") from the Depositor from time to time within three months after the issuance of the Certificates.
                                                     (Continued on next page)
                               _______________


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               _______________

  Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.


  Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All certificates will be distributed by, or sold by underwriters managed by:
                               _______________

                             MERRILL LYNCH & CO.
                               _______________

              The date of this Prospectus is __________ __, 1996.

                                               (Continued from previous page)

  Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement. Distributions among classes of Certificates in a Series may differ as to timing, sequential order and priority.

  Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

  The Certificates of any Series will not represent an obligation of or interest in the Depositor or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

  The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

  If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

  Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the related Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such class; (ii) the initial aggregate Certificate Balance of each class of Certificates included in such Series, Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund, and the amount and source of any Reserve Fund; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Certificates; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series;
(viii) additional information with respect to the plan of distribution of such Certificates; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Seller, the Master Servicer and the Trustee.

                            AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including MLCC Mortgage Investors, Inc., that file electronically with the Commission.

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying all filings with respect to the related Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: MLCC Mortgage Investors, Inc., 4802 Deer Lake Drive East, Jacksonville, Florida 32246, Attention: General Counsel, telephone number (904) 928-6000.


                               SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby. The Prospectus Supplement for each Series will specify the extent (if any) to which the terms of such Series or the related Trust Fund vary from the general description of the Certificates and Trust Funds which is contained in this Prospectus. Capitalized terms used herein shall have the respective meanings assigned them in the "Index to Defined Terms".


Title of Securities      Asset Backed Certificates (the "Certificates"),
                         issuable in series (each, a "Series"). Each Series will be issued under a separate pooling and servicing agreement (each, an "Agreement") to be entered into with respect to each such Series.

Depositor                MLCC Mortgage Investors, Inc., a Delaware
                         corporation. The Depositor is a wholly owned, limited purpose subsidiary of Merrill Lynch Credit
                         Corporation (a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc.). Neither Merrill Lynch &
                         Co., Inc. nor any of its affiliates, including the Depositor, has guaranteed, or is or will be otherwise obligated with respect to, the Certificates of any Series.

Trustee The trustee (the "Trustee") for each Series of Certificates will be specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreement" herein for a description of the Trustee's rights and obligations.

Master Servicer          The entity or entities named as Master Servicer (the
                         "Master Servicer") in the related Prospectus
                         Supplement, which may be an affiliate of the Depositor. See "The Pooling and Servicing Agreement-
                         -Certain Matters Regarding the Master Servicer and the Depositor".

Servicer A "Servicer" may be specified in the related Prospectus Supplement, which may be an affiliate of the Depositor.

Closing Date             The date (the "Closing Date") of initial issuance of
                         a Series of Certificates, as specified in the related Prospectus Supplement.


Trust Fund Assets        The Trust Fund for a Series of Certificates will
                         include certain mortgage related assets (the
                         "Mortgage Assets") consisting of (a) a pool (a
                         "Mortgage Pool") of promissory notes or other evidences of indebtedness, including revolving home equity loans or certain balances thereof, secured by first, second or more junior liens on fee simple or leasehold interests in single family properties
                         ("Mortgage Loans"), (b) Agency Securities or (c)
                         Private Mortgage-Backed Securities, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus
                         Supplement. To the extent provided in the related
                         Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for a Series of Certificates will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Mortgage Assets (the "Subsequent Mortgage
                         Assets") from time to time (as frequently as daily) within three months after the issuance of the Certificates having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date.

A. Single Family Loans   Unless otherwise specified in the related Prospectus
                         Supplement, Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in single family properties. If so specified in the related Prospectus Supplement, the Mortgage Loans may include certain Mortgage
                         Loans ("Additional Collateral Loans") with a Loan-to-Value Ratio at origination in excess of a certain level which, in addition to being secured by real property, are either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, nonprofit, cooperative housing corporations
                         ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in
                         Mortgage Loans. Such Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration
                         ("VA") as specified in the related Prospectus
                         Supplement.


B. General Attributes of
          Mortgage Loans The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus
                         Supplement: (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate or to a different adjustable rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Mortgage Rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

                         (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                         (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related Prospectus Supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting guidelines of the Seller.



                         (e) Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, or U.S. territories, commonwealths or possessions. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement.


                         All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

C. Agency Securities     The Agency Securities evidenced by a Series of
                         Certificates will consist of (i) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home
                         Loan Mortgage Corporation ("FHLMC Certificates"),
                         (ii) Guaranteed Mortgage Asset Backed Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National
                         Mortgage Association ("FNMA Certificates"), (iii) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National
                         Mortgage Association ("GNMA Certificates"), (iv) stripped mortgage- backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the related Prospectus
                         Supplement, guaranteed to the same extent as the underlying securities, (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related
                         Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United
                         States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                         The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the related Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

D. Private Mortgage
   -Backed
     Securities          Private Mortgage-Backed Securities may include (a)
                         mortgage pass-through certificates representing beneficial interests in a Mortgage Pool or (b) collateralized mortgage obligations secured by
                         Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Although individual Mortgage Loans underlying a Private
                         Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. Private Mortgage-
                         Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, or were exempt from registration thereunder. Unless otherwise specified in the related Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-
                         Backed Securities will be distributed directly to the Trustee as registered owner of such Private
                         Mortgage-Backed Securities. See "The Trust Fund--
                         Private Mortgage-Backed Securities" herein.


Description of the
     Certificates        Each Certificate will represent a beneficial
                         ownership interest in a Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related Series. The Certificates of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of
                         Certificates may include one or more classes of senior Certificates (collectively, the "Senior
                         Certificates") and one or more classes of subordinate Certificates (collectively, the
                         "Subordinated Certificates"). Certain Series or classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related
                         Prospectus Supplement.


                         One or more classes of Certificates of each Series
                         (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal,prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on the
     Certificates        Distributions on the Certificates entitled thereto
                         will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus
                         Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus
                         Supplement. Unless otherwise specified in the related Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto.

                         Unless otherwise specified in the related Prospectus Supplement, the aggregate original Certificate Balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the related Prospectus Supplement, the Certificates will have an aggregate original Certificate Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans (the "Mortgage Rate"), Agency Securities or Private Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate").

                         The rate at which interest will be passed through to holders of each class of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.

Credit Enhancement       The assets in a Trust Fund or the Certificates of
                         one or more classes in the related Series may have the benefit of one or more types of credit enhancement described herein and in the related
                         Prospectus Supplement. The protection against losses afforded by any such credit support may be limited.
                         The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. One or more forms of credit enhancement may be provided by an affiliate or affiliates of the Depositor. See "Credit Enhancement" herein.

A. Subordination         A Series of Certificates may consist of one or more
                         classes of Senior Certificates and one or more classes of Subordinate Certificates. The rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of their scheduled monthly payments of principal and interest. The protection afforded to the holders of Senior Certificates of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                         Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust
                         Fund that would otherwise have been payable to the holders of Subordinated Certificates; (ii) reducing the ownership interest of the related Subordinated
                         Certificates; (iii) a combination of clauses (i) and
                         (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus
                         Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Fund          One or more reserve funds (each, a "Reserve Fund")
                         may be established and maintained for each Series.
                         The related Prospectus Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.

C. Mortgage Pool
   Insurance
   Policy A mortgage pool insurance policy or policies ("Mortgage Pool Insurance Policy") may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Mortgage Pool as of the first day of the month of issuance of the related Series of Certificates or such other date as is specified in the related Prospectus Supplement (the "Cut-off Date").

D. Special Hazard
   Insurance
   Policy A special hazard insurance policy or policies ("Special Hazard Insurance Policy"), may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement.

E. Bankruptcy Bond       A bankruptcy bond or bonds ("Bankruptcy Bonds") may
                         be obtained covering certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related
                         Prospectus Supplement.

F. FHA Insurance and
     VA Guarantee        All or a portion of the Mortgage Loans in a Mortgage
                         Pool may be insured by FHA insurance ("FHA
                         Insurance") and may be partially guaranteed by the VA ("VA Insurance").

G. Cross Support         If specified in the related Prospectus Supplement,
                         the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.

H. Limited Guarantee     If specified in the related Prospectus Supplement,
                         credit enhancement may be provided in the form of a limited financial guarantee ("Limited Guarantee") issued by a guarantor named therein.

I. Letter of Credit      Alternative credit support with respect to a Series
                         of Certificates may be provided by the issuance of a letter of credit ("Letter of Credit") by the bank or financial institution specified in the related
                         Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related
                         Prospectus Supplement.

J. Surety Bonds          If specified in the related Prospectus Supplement,
                         credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond ("Surety Bond") issued by a financial guarantee insurance company specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

Advances Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of the Master Servicer (a "Sub-Servicer") will be obligated to advance amounts (each, an "Advance") corresponding to delinquent principal and interest payments on such Mortgage Loan (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the first day of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.

Optional Termination     The Master Servicer or, if specified in the related
                         Prospectus Supplement, the holder of the residual interest in a REMIC may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Pooling and Servicing Agreement--Termination; Optional
                         Termination" herein and in the related Prospectus
                         Supplement. In addition, if the related Prospectus
                         Supplement provides that the property of a Trust
                         Fund will include a Pre-Funding Account (as such term is defined in the related Prospectus
                         Supplement, the "Pre-Funding Account"), a portion of a Series of Certificates will be subject to early retirement on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related
                         Prospectus Supplement.

Legal Investment         The Prospectus Supplement for each series of
                         Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                         Enhancement Act of 1984 ("SMMEA"). Classes of
                         Certificates that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Certificates (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment".

Certain Federal Income
Tax Consequences         The federal income tax consequences to
                         Certificateholders will vary depending on whether one or more elections are made to treat the Trust
                         Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each Series of Certificates will specify whether such an election will be made. See "Certain Federal
                         Income Tax Consequences".

ERISA Considerations     A fiduciary of any employee benefit plan or other
                         retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations".
                         Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See
                         "Description of the Certificates--General" and
                         "ERISA Considerations".


                               THE TRUST FUND*

  The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of (A) a mortgage pool (a "Mortgage Pool") comprised of Mortgage Loans, (B) Agency Securities or (C) Private Mortgage-Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

  The Certificates will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.


  The Mortgage Assets may be acquired by the Depositor, either directly or through affiliates, from originators or sellers that may be affiliates of the Depositor (the "Sellers") and conveyed by the Depositor to the related Trust Fund. The Sellers may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program--Underwriting Guidelines".


  The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS--GENERAL


  For purposes hereof, the real property that secures repayment of the Mortgage Loans are collectively referred to as "Mortgaged Properties". The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, or U.S. territories, commonwealths or possessions. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

__________________________



* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single trust fund (the "Trust Fund") consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

  Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

       (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

       (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

       (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.


       (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related Prospectus Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting guidelines of the Seller.



  A Trust Fund may include certain Mortgage Loans ("Additional Collateral Loans") that have a Loan-to-Value Ratio in excess of a certain level specified in the related Prospectus Supplement and which are, in general, also either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third-party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (ususally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. The related Prospectus Supplement will contain information with respect to any Additional Collateral Loans concerning mimimum requirements on the amount of additional collateral that must be owned and/or maintained by borrowers.


  A Trust Fund may contain certain Mortgage Loans ("Buydown Loans"), which include provisions whereby a third party partially subsidizes the borrower's monthly payments during the early years of the Mortgage Loan, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the borrower will be able to meet the full mortgage payments at the end of the buydown period.
To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown
Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

  Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperative housing corporations, vacation and second homes, or other similar real property),
(iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum rates at which the related Mortgage Notes accrue interest (the "Mortgage Rate"), and (viii) the geographical distribution of the Mortgage Loans.

  If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and final specific information will be set forth in the Detailed Description.

  The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and
(b) the sales price for such property.

  No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

  The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement (each, an "Agreement"), and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement". With respect to Mortgage Loans serviced by the Master Servicer through a Sub-servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

  Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program--Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


  Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans, including revolving home equity loans or certain balances thereof, will consist of mortgage loans, deeds of trust or other beneficial interests therein, secured by first, second or more junior liens on single family (i.e., one- to four-family) residential properties. The Mortgage Loans may include Additional Collateral Loans with a Loan-to-Value Ratio at origination in excess of a certain level which, in addition to being secured by real property, are either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement.


  The Mortgaged Properties relating to single family Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

AGENCY SECURITIES

  Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Authority ("FHA") under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

  Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

  GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

  The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one-
 to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA
Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

  If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

  All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

  Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate
(except for pools of mortgage loans secured by manufactured homes).

  Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

  GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

  As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

  Federal Home Loan Mortgage Corporation. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

  FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

  Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

  FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

  FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

  Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

  Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

  FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

  Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

  FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

  FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Asset Backed Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

  Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

  Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

  FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

  FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

  As described above, the FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

  Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

  Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

  General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a Mortgage Pool or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been publicly issued pursuant to a pooling and servicing agreement, an indenture or similar agreement
(a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Securities. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

  The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

  Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.


  Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Additional Collateral Loans, Buydown Loans, adjustable rate mortgage loans, revolving home equity loans or certain balances thereof or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, by the pledge of a limited amount of additional collateral or the support of a third-party guarantee (which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor), or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.


  Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities,
(v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

  Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                               USE OF PROCEEDS

  Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Assets represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Assets until the sale of the Certificates and other expenses connected with pooling the related Mortgage Assets and issuing the Certificates. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                THE DEPOSITOR

  MLCC Mortgage Investors, Inc. (the "Depositor") was incorporated in the State of Delaware on April 4, 1994 as a wholly-owned, limited purpose finance subsidiary of Merrill Lynch Credit Corporation (a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc.). The Depositor maintains its principal office at 4802 Deer Lake Drive East, Jacksonville, Florida 32246. Its telephone number is (904) 928-6000.

  As described herein under "Mortgage Loan Program--Representations by Sellers; Repurchases", the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant assets.

  As specified in the related Prospectus Supplement, the Master Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Depositor. As described under "The Trust Fund--The Mortgage Loans--General", "--Agency Securities" and "--Private Mortgage-Backed Securities", the Depositor anticipates that it will acquire Mortgage Loans, Agency Securities and Private Mortgage-Backed Securities in the open market or in privately negotiated transactions, which may be through or from an affiliate.

  Neither the Depositor nor Merrill Lynch Credit Corporation nor any of its affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch & Co., Inc., will insure or guarantee the Certificates of any Series.

                            MORTGAGE LOAN PROGRAM


  The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from one or more Sellers, which may be affiliates of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Guidelines".



UNDERWRITING GUIDELINES

  Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with guidelines consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

  Underwriting guidelines are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Initially, a borrower is typically required to complete a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide information concerning his or her assets, liabilities, income and expenses, as well as an authorization permitting the lender to apply for a credit report which summarizes the borrower's credit history.

  Upon receipt of the application package, which typically requires submission of the last two years' personal income tax returns and business tax returns for self-employed borrowers, the lender conducts its own review of the application package and obtains additional information concerning the prospective borrower prior to loan approval. Along with obtaining a credit report, the lender may solicit a written verification of the prospective borrower's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If the first mortgage lender does not respond in writing and the mortgage payment history is not reported on the borrower's credit report, the borrower generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history. In addition, a written employment verification may be requested from the borrower's employer or, in lieu thereof, verbal verification is obtained if the borrower has supplied a copy of a current pay stub along with signed personal tax returns. In certain limited circumstances, the lender may utilize other methods to verify a borrower's income.


  In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.


  Once sufficient employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses.

  The underwriting guidelines applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by Sellers' underwriting personnel.

  In the case of a Mortgage Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is typically at least five years longer than the remaining term on the Mortgage Note.


  Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

  Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Resolution Trust Corporation, acting in its capacity as conservator or receiver of a depository institution, may be a Seller if so specified in the related Prospectus Supplement.

REPRESENTATIONS BY SELLERS; REPURCHASES


  Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties unless otherwise provided in the related Prospectus Supplement generally include, among other things, that (i) immediately prior to the transfer and assignment of the Mortgage Loans, the seller had good title to, and was the sole owner of, each Mortgage Loan and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) in the case of first mortgage loans, a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each Mortgage subject to the Agreement is a valid lien on the related Mortgaged Property (subject only to (a) in the case of a Mortgage Loan secured by a junior mortgage, the lien of the related senior mortgage or mortgages, (b) the lien of current real property taxes and assessments, (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Director of the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Reform Act of 1994, such Mortgaged Property is covered by flood insurance, if applicable regulations at the time such Mortgage Loan was originated required that flood insurance coverage be obtained.


  If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

  The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Principal Balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Certificates-- General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

  Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement-- Assignment of Mortgage Assets".

                       DESCRIPTION OF THE CERTIFICATES


  Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration
Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The
Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to MLCC Mortgage Investors, Inc., 4802 Deer Lake Drive East, Jacksonville, Florida 32246, Attention: General Counsel.

GENERAL


  Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully registered or book-entry form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Certificate Account, as defined below under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Deposits to Certificate Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.
If so specified in the related Prospectus Supplement, in the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, a Trust Fund may include any additional balances advanced to the borrowers under the revolving home equity loans during certain periods.
If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

  Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive principal, distributions, with disproportionate, nominal or no interest distributions or to interest distributions, with disproportionate, nominal or no principal distributions or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of payment of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

  The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

  Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code of a class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERlSA Considerations". Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

  As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

  Unless otherwise specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Master Servicer or its successor will be obligated to purchase such related Mortgage Loan from the related Trust Fund.

DISTRIBUTIONS ON CERTIFICATES

  General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

  Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

  Available Distribution Amount. Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

    (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

    (a) all payments that were due on or before the Cut-off Date;

    (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

    (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

    (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

    (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer or Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

    (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund that represents credit enhancement fees or servicing compensation payable to the Master Servicer or any Sub-servicer or Retained Interest that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

    (ii) the amount of any advance made by the Master Servicer or Sub-Servicer as described under "Advances" below and deposited by it in the Certificate Account; and

    (iii) if applicable, amounts withdrawn from a Reserve Fund.

  Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Certificate Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

  With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Balance of such class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Balance as so adjusted.

  Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate "Certificate Balance" of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual Certificates, if so specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, if so specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

  If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination".

  Unscheduled Distributions. To the extent specified in the related Prospectus Supplement relating to a Series of Certificates which have less frequent than monthly Distribution Dates, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement. See "Yield and Prepayment Considerations".

  Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis.

  Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

  Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Certificate Account for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

  In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such Advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). In addition, Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

  Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

       (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

       (ii) the amount of such distribution allocable to interest;

       (iii) the amount of any Advance;

       (iv) the outstanding Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

       (v) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

       (vi) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

       (vii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

       (viii) if applicable, the amount remaining in any Reserve Fund at the close of business on the Distribution Date;

       (ix) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

       (x) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

  Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report
(a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

  If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust
Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

  Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

  DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

  Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                              CREDIT ENHANCEMENT

GENERAL

  Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond or letters of credit described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

SUBORDINATION

  If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series (the "Subordinated Certificates") by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

  In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Funds has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

  If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

  As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

  If specified in the related Prospectus Supplement relating to a Mortgage Pool, a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

  Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged
Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related Mortgage
Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

  Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

  Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

  If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement--Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

  Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master
Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

  To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

  If specified in the related Prospectus Supplement, a bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders".

  To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUNDS

  If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more Reserve Funds for such Series. The related Prospectus Supplement will specify whether or not such Reserve Funds will be included in the Trust Fund for such Series.

  The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Certificateholders, if any, would otherwise be entitled or
(iii) in such other manner as may be specified in the related Prospectus Supplement.

  Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

  Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

  If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross support feature.

  If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LIMITED GUARANTEE

  If specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a Limited Guarantee issued by a guarantor named therein. If specified in the related Prospectus Supplement, a Limited Guarantee may be provided by an affiliate or affiliates of the Depositor.

LETTER OF CREDIT

  Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a Letter of Credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

SURETY BONDS

  If specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a Surety Bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

                     YIELD AND PREPAYMENT CONSIDERATIONS

  The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

  A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of Mortgage Loans.


  Unless otherwise provided in the related Prospectus Supplement, all conventional Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA, and Mortgage Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, but is not obligated to, enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property. The Master Servicer will enforce any due-on-sale clause only if it reasonably believes that it is entitled to do so under applicable law and government regulation; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. The Master Servicer will exercise its rights to enforce any due-on-sale or due-on-encumbrance clause only to the extent it deems appropriate. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.


  The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

  When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, both full and partial prepayments will not be passed through until the month following receipt.

  The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

  Under certain circumstances, the Master Servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination".

  If so specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Master Servicer or its successor will be obligated to purchase such related Mortgage Loan. Any such purchase of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

  From time to time, Merrill Lynch Credit Corporation may solicit the refinancing of loans (including the Mortgage Loans) by offering a new loan to the borrower. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

  Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

  The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                     THE POOLING AND SERVICING AGREEMENT

  Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

  Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information. If specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee loans at a predetermined price for inclusion in the Trust Fund within three months after the issuance of the Certificates. The related Prospectus Supplement for the Trust Fund will specify whether, and the terms, conditions and manner under which Subsequent Mortgage Assets will be sold to the Trust Fund within such three month period.


  In addition, except in the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note (the "Mortgage Note") endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form, and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

  In the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, under the terms of the Agreements, so long as certain rating standards specified in the related Prospectus Supplement are satisfied, the Master Servicer will be entitled to maintain possession of the Mortgage Loan documents and will not be required to deliver any of them to the Trustee. In the event the rating standards specified in the related Prospectus Supplement are not satisfied, the documentation relating to each Mortgage Loan will be delivered to and maintained by the Trustee.


  With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.


  At such time, if any, as the Mortgage Loan documents are delivered to the Trustee (or the custodian hereinafter referred to), the Trustee will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program--Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.


  The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

  Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

  Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

  Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

  The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the "Certificate Account"), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"), (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or
(v) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

  The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

       (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

       (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

       (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

       (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "--Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "--Termination; Optional Termination" below;

       (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

       (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

       (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement.

  The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution which maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

       (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the Master Servicing Fee (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

       (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

       (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

       (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

       (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

       (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Mortgage Loan;

       (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

       (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

       (ix) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

  In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account the amount of Available Distribution Amount, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

COLLECTION PROCEDURES

  The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. Arrangements may be made with a Mortgagor to cure delinquencies that exceed 180 days if such arrangements are determined by the Master Servicer to be reasonable and consistent with its then current practices with respect to comparable mortgage loans held in its own portfolio. To the extent the Master Servicer is obligated to make or to cause to be made Advances, such obligation will remain during the period of any such arrangement.


  Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer may, but is not obligated to, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and government regulations and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If the Master Servicer elects not to enforce any due-on-sale clause or if the Master Servicer reasonably believes it is unable to enforce such due-on-sale clause under applicable law, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer is authorized to enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan. If the Master Servicer elects not to enforce any due-on-sale clause and not to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, then the original mortgagor remains liable for repayment of the Mortgage Loan. If deemed appropriate by the Master Servicer after the person to whom such property has been or is about to be conveyed enters into an assumption and modification agreement, the original mortgagor may be released from liability under the Mortgage Loan.


  Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

  With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

  In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

  The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts which would have been deposited therein but for such clause.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance, to the extent such insurance is available.

  The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies".

  The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

  Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

  Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and
(v) unpaid premiums.

  Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Servicer not being approved as a servicer by the Primary Insurer.

  Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to
(i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

  The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

  If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and
(ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

  If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

  If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement".

  FHA Insurance; VA Guarantees. Mortgage Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

  The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer of any Sub-Servicer of each FHA-insured Mortgage Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

  The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

  The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

  With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guarantee will be the percentage of the VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account
(unless otherwise specified in the related Prospectus Supplement).

  The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub- servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

  Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a report to the Trustee to the effect that all loans serviced by the Master Servicer under such Agreement were included in the total population which was subject to selection for testing in such firm's examination of certain documents and records and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (or such other audit or review program applicable to the Master Servicer), has disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers (or such other program), except for such items of noncompliance as shall be set forth in such report. In rendering its report such firm may rely, as to matters relating to the direct servicing of Mortgage Loans, private mortgage-backed securities or agency securities, by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the audit program applicable to such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

  Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer or officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding year or specifying any known failure to do so.

  Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

  The Master Servicer under each Agreement will be named in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the obligations and duties of the Master Servicer may be performed by the Servicer named in the related Prospectus Supplement. The entity serving as Master Servicer or Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

  Each Agreement will provide that, subject to the Master Servicer's right to assign its rights and delegate its duties as described below, the Master Servicer may not resign from its obligations and duties under the Agreement unless its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

  Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of any such breach of the terms and conditions of the Agreement. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of any breach of the terms and conditions of the Agreement. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

  Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated. In addition, the Master Servicer may assign its rights, and delegate its duties, under the Agreement to a person qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC so long as the applicable Rating Agency or Rating Agencies confirm that their ratings of the related Certificates in effect prior to such assignment and delegation will not be reduced or qualified as a result of such assignment and delegation.

EVENTS OF DEFAULT

  Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

  If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates having not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

  No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any Class of such Series evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or with the related Prospectus Supplement or Prospectus or to correct any error or mistake; (iii) to obtain, maintain or improve the rating of any class of Certificates (it being understood that after obtaining any rating required at the initial issuance of the related Series, none of the Depositor, Master Servicer or Trustee is obligated to obtain, maintain or improve the rating of any class of Certificates of such Series); or (iv) to make any other revisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, provided that, in the case of clause (iv), such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has receivedan opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

  Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer, the Depositor or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

  Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

  The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.


                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

  The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL


  The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. The Additional Collateral Loans will, in addition to being secured by real property, be secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.


  Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

  The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE/REPOSSESSION

  Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholder. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

  In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.


  Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.


  Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

  Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

  In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

  In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

  In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting Mortgagors.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower; for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Mortgaged Property is not the debtor's principal residence and the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

  The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Mortgage Loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.


  In the case of Additional Collateral Loans, Articles 8 and 9 of the UCC generally govern any realization upon the additional collateral pledged to secure the related Mortgage Loans. In order for the Master Servicer to realize on any such security, it will have to proceed in accordance with the procedures specified in Article 8 and Part 5 of Article 9 of the UCC.


  Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

  Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

  Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which includes, inter alia, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility".


  Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

  This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law in September 1996. The new law provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The law also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations.
Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted. A Seller makes no representations or warranties or assumes any liability with respect to the absence or effect of hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous substances. See "Mortgage Loan Program--Representations by Sellers; Repurchases" above for a description of the representations and warranties made by a Seller.

DUE-ON-SALE CLAUSES

  Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity. However, in certain cases where a due-on-sale clause is not enforced upon the transfer of the Mortgaged Property to a new home buyer, the Master Servicer may enter into an assumption and modification agreement with the new home buyer, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, unless released in writing by the Master Servicer, the original mortgagor or obligor remains liable for repayment of the Mortgage Loan.


PREPAYMENT CHARGES

  Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following summary represents the advice of Brown & Wood LLP, counsel to the Depositor, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

  The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

  If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation, and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

SINGLE CLASS OF SENIOR CERTIFICATES

  Characterization. The Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

  Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Section 162 or 212 each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Senior Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the Servicing Fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

  Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood LLP will have advised the Depositor that:

    (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;


     (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section; and

     (iii) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.


  Buydown Mortgage Loans. The assets constituting certain Trust Funds may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes Buydown Mortgage Loans.

  Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

  It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.

  If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount"(currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "Accrual of Original Issue Discount" under "Multiple Classes of Senior Certificates" below.

  Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". Generally, it is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Offered Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

  A holder who acquired a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

A. STRIPPED BONDS AND STRIPPED COUPONS

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "Stripped Bond Certificates"), while the second class of Offered Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

  Recently issued IRS additional guidance suggests that a servicing fee in excess of reasonable servicing ("excess servicing") will be treated under the stripped bond rules. It appears to require that reasonable servicing be calculated on a Mortgage Loan by Mortgage Loan basis which could result in some Mortgage Loans being treated as having more than 100 basis points of interest (i.e., 1% interest on the Mortgage Loan principal balance) stripped off. However, if the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. See "Certain Federal Income Tax Consequences-- Non-REMIC Certificates", "--Multiple Classes of Senior Certificates" and "-- Stripped Bonds and Stripped Coupons" herein.

  Under the Treasury Regulations issued December 28, 1992, a Stripped Bond Certificate is generally treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules) a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "Non-REMIC Certificates" and "Single Class of Senior Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or
(ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Trust Fund's Mortgage Loans. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

  The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

  It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

  Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.


 Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Senior Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . .
 . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligation(s) (including any participation or certificate of beneficial ownership therein) which (are) principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).


B. OFFERED CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARMS

  Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior
Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under "Accrual of Original Issue Discount". The following discussion is based in part on Treasury regulations under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

  Under the Code, each Senior Certificate will be treated as having been issued on the date it was purchased with an amount of original issue discount equal to the excess of such Certificate's stated redemption price at maturity over its issue price. The issue price of a Senior Certificate as to any purchaser is equal to the price paid by such purchaser for the Senior Certificate. The stated redemption price at maturity of a Senior Certificate is the sum of all payments to be made on such Certificate other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "Accrual of Original Issue Discount", will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate, calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificate (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations which have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that such Certificate will prepay at the Prepayment Assumption or at any other rate. Although the existing authority literally only apply to debt instruments collateralized by mortgages that are subject to prepayment rather than direct ownership interests in such mortgages, because no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, until Treasury regulations or other legal authority instructs otherwise, the Master Servicer intends to calculate, and report original issue discount under the method described below.

  Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the existing authority. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The "adjusted issue price" of a Senior Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Senior Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

C. SENIOR CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

  The OID Regulations do not address the treatment of instruments, such as the Senior Certificates, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ("ARM Loans"). Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "Senior Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Senior Certificateholder over the remaining life of such Senior Certificates.

  Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES TO CERTAIN NON-REMIC
CERTIFICATES

  The regulations under Section 1275 of the Code include rules for obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the OID Regulations if such interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on such a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments; the absence of interest payments following a prepayment would be the normal consequence of the return of such investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal; such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

  Applying these principles to the Senior Certificates, because the Mortgage Loans are subject to prepayment at any time, payments on a Class of Senior Certificates representing a right to interest on the Mortgage Loans could be considered to be contingent within the meaning of the OID Regulations, at least if such Senior Certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.


  The IRS recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations, specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, Treasury regulations issued on January 27, 1994 which provide rules for calculating OID (the "OID Regulations"), do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the authority cited above represents the only guidance regarding the current views of the IRS with respect to contingent payment instruments.


  In the event that payments on a Senior Certificate in respect of interest on the Mortgage Loans are considered contingent, the holder would generally report income or loss as described above under "Stripped Bonds and Stripped Coupons", except that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (the "AFR", generally, an average of current yields of Treasury securities computed and published monthly by the IRS), in effect at the time of purchase of such Senior Certificate by such holder. In addition, once such Holder's adjusted basis in such Senior Certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the Mortgage Loans that are allocable to such Senior Certificate (or to zero if such Senior Certificate does not share in principal payments), then such holder would recognize income in each subsequent month equal to the full amount of interest on the Mortgage Loans that accrues in that month and is allocable to such Senior Certificate. It is uncertain whether, under the contingent payment rules, any other adjustments would be made to take account of prepayments of the Mortgage Loans.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

  Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

  Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or (ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section
957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).


  A "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof or an estate the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.


INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMIC CERTIFICATES

  The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "Residual Certificates--Prohibited Transactions and Other Taxes"), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates", the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.


  In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be qualifying real property loans for purposes of Code Section 593(d)(1) and real estate assets for purposes of Code Section 856(c).


  In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Mortgage Loans contained in "Non-REMIC Certificates" and "Single Class of Senior Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(5)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness' within the meaning of Code Section 582(c)(1).

  A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

  Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.


  Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.


REGULAR CERTIFICATES

  General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

  Original Issue Discount and Premium. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price". Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and the 1986 Act. The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

  Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

  In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates, with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID may be treated as OID. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

  Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

  Certain Regular Certificates may be issued at prices significantly exceeding their principal amounts (the "Super-Premium Certificates") if that is how they are defined in this deal. Under the REMIC Regulations, however, if the issue price of a Regular Certificate does not exceed 125% of its specified principal amount, such Regular Certificate will not be treated as a Super-Premium Regular Certificate and the rules described below under "Regular Certificates--Premium" will apply. The income tax treatment of such Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such Regular Certificates is the sum of all payments to be made on such Regular Certificates determined under the Prepayment Assumption, with the result that such Regular Certificates would be issued with original issue discount. The Service might contend, however, that the stated redemption price at maturity of such Regular Certificates should be limited to their principal amount (subject to the discussion below under "Accrued Interest and Long First Period Certificates"), so that such Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "Regular Certificates -- Premium" would apply.

  Generally, a Regular Certificateholder must include in gross income the "daily portions", as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of stated periodic interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

  A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.


  Variable Rate Regular Certificate. Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance, and (ii) the interest compounds or is payable at least annually at current values based on objective financial or economic information where such rate is subject to a multiple of not less than .65 nor more than 1.35. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.


  The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount", with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable on the Certificate based on the initial rate for the relevant class (or, if different, the value of the applicable variable rate as of the pricing date). Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  Although unclear at present, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans having adjustable rates ("weighted average rate") as having qualified stated interest. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Pass-Through Rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificate. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Regular Certificates.

  Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price.
 In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Regular Certificates--Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

  Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

  A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

  Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

  Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

  Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain, and, accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

  Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A holder of a Regular Certificate who receives a final payment which is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

  Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

  Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

  The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

  Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days which the Certificateholder has held such Payment Lag Certificate during the first Accrual Period.

  Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

  Non-Interest Expenses of the REMIC. Under the REMIC regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders". Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Residual Certificates" below.

  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the "Issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957), related to the Issuer; and (iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

  Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

  Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

  Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

  Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC.

  A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

  A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "Sale or Exchange of Residual
Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

  Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "Pass-Through of Non-Interest Expenses of the REMIC", other expenses.

  For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

  The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

  A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "Sale or Exchange of Residual Certificates" herein. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "Allocation of the Income of the REMIC to the Residual Certificates" above.

  Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

  Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under the Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

  In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular or Residual Certificate directly or through a pass-through interest holder which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation, or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

  Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

  Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.


  In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

 The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

 In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply to tax years beginning after August 20, 1996.


  Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

  Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

  Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

  The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

  In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

  It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them and then by the Master Servicer.

LIQUIDATION AND TERMINATION

  If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMICs final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

  The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

  Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under the Treasury regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of Chapter 63 of the Code relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

  Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

  Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion". See "Residual Certificates--Excess Inclusions" herein.

NON-U.S. PERSONS

  Amounts paid to Residual Certificateholders who are not U.S. persons (see "Regular Certificates--Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under the Treasury regulations, amounts distributed to Residual Holders should qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "Residual Certificates--Excess Inclusions". If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "Residual Certificates--Excess Inclusions". If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "Tax-Related Restrictions on Transfers of Residual Certificates" below.

  Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

  Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization". The amount of the tax equals the product of (A) an amount (as determined under the REMIC regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

  A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

  In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

  Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person", as defined below, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.


  Mark to Market Rules. Prospective purchasers of a Residual Certificate should be aware that on January 3, 1995, the IRS released proposed regulations under Section 475 (the "Proposed Regulations"). The Proposed Regulations provide that any Residual Certificate acquired after January 3, 1995 cannot be marked to market, regardless of the value of such Residual Certificate. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the Proposed Regulations.

  Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person", unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.


  Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations", potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificate. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                             ERISA CONSIDERATIONS

  The following describes certain considerations under ERISA and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

  ERISA imposes requirements on employee benefit plans subject to ERISA (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested subject to the requirement of ERISA and/or the Code) (collectively "Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

  On November 13, 1986, the United States Department of Labor ("Labor") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

PTE 83-1

  In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, Labor exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Mortgage Pool consisting of Mortgage Loans representing loans for single family homes ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee.
PTE 83-1 does not provide an exemption for transactions involving
Subordinate Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Certificate may be made to a Plan.

  The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Offered Certificates issued in a Series in which there is only one class of Offered Certificates; provided that the Certificates in the case of clause (i), or the Offered Certificates in the case of clause
(ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

  PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by Labor. The Trustee will not be affiliated with the Depositor.

  Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER EXEMPTIONS

  Labor has issued to various underwriters substantially similar individual exemptions (collectively, the "Underwriter Exemptions") which apply to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which such underwriters are the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemptions provide relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

  The Underwriter Exemptions contain several requirements, some of which differ from those in PTE 83-1. The Underwriter Exemptions contain an expanded definition of "certificate", which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemptions contain an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables, including obligations secured by shares issued by a cooperative housing association. The definition of "trust", however, does not include private mortgage-backed securities like the Private Mortgage-Backed Securities, and does not include any other investment pool unless, inter alia: (i) the investment pool consists only of assets of the type which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemptions; and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemptions hold that the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. The Underwriter Exemptions require that the rights and interests evidenced by the certificates held by a Plan not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. Further, the Underwriter Exemptions require that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard and Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemptions also specify that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemptions stipulate that any Plan investing in the certificates must be an "accredited investor", as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT


  The Prospectus Supplement for each series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Certificates that qualify as mortgage related securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates that qualify as mortgage related securities, or require the sale or other disposition of such Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.


  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the Class of Certificates under consideration for purchase constitutes a "mortgage related security").

  All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a mortgage related security should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities, which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying".

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

  The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Depositor, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.


  Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as agent in the sale of Certificates, Merrill Lynch, Pierce, Fenner & Smith Incorporated will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch, Pierce, Fenner & Smith Incorporated elects to purchase Certificates as principal, Merrill Lynch, Pierce, Fenner & Smith Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

  The Depositor will indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch, Pierce, Fenner & Smith Incorporated and any underwriters may be required to make in respect thereof.

  In the ordinary course of business, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

  The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

  The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                            FINANCIAL INFORMATION

  A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

  It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

  Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX TO DEFINED TERMS


                                                                        PAGE
                                                                        ----

Accrual Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
Accrual period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-
Additional Collateral Loans . . . . . . . . . . . . . . . . . . . . . .  -15-
Adjusted issue price  . . . . . . . . . . . . . . . . . . .  -67-, -73-, -81-
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
AFR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -68-
Agency Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-, -16-
Applicable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . .  -29-
Balloon payments  . . . . . . . . . . . . . . . . . . . . . . . . . -6-, -15-
Bankruptcy Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
Bankruptcy Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
Buydown Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
Buydown Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
Capital asset . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-, -77-
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -89-
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
Certificate Register  . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
Certificates  . . . . . . . . . . . . . . . . . . . . . . .  Cover, -4-, -14-
Charter Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
Collateral Value  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
Cooperative Loans . . . . . . . . . . . . . . . . . . . . . . . . . -5-, -17-
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-, -17-
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
Deferred Interest . . . . . . . . . . . . . . . . . . . . . . . .  -68-, -76-
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . .  -34-
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover, -24-
Detailed Description  . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
Disqualified organization . . . . . . . . . . . . . . . . . . . . . . .  -85-
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
Due-on-sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-, -15-
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
EPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
Excess inclusion  . . . . . . . . . . . . . . . . . . . . . . . .  -81-, -84-
Excess servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
Federal long-term rate  . . . . . . . . . . . . . . . . . . . . . . . .  -82-
FHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-, -17-
FHA Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
FHA Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
FHLMC Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
FHLMC Certificate group . . . . . . . . . . . . . . . . . . . . . . . .  -19-
FHLMC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
FNMA Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
Garn-St Germain Act . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
GNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
GNMA Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
GNMA Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
Guaranty Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
Housing Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
HUD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
Indirect Participant  . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
Insured Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-, -78-
Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -87-
Legislative History . . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
Limited Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
Liquidation Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
Lockout periods . . . . . . . . . . . . . . . . . . . . . . . . . . -6-, -15-
Master REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
Master Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . .  Cover, -4-, -14-
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
Mortgage pass-through certificate . . . . . . . . . . . . . . . . . . .  -88-
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-, -14-
Mortgage Pool Insurance Policy  . . . . . . . . . . . . . . . . .  -11-, -36-
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-, -16-
Mortgage related securities . . . . . . . . . . . . . . . . . . .  -13-, -90-
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -90-
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . .  -66-, -68-
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  -88-
Pass-through entity . . . . . . . . . . . . . . . . . . . . . . . . . .  -85-
Pass-through interest holder  . . . . . . . . . . . . . . . . . . . . .  -81-
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . -9-, -14-
Payment Lag Certificates  . . . . . . . . . . . . . . . . . . . . . . .  -77-
Phantom income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -79-
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -87-
PMBS Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
PMBS Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
PMBS Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
PMBS Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -91-
Pool Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . Cover, -12-
Pre-issuance accrued interest . . . . . . . . . . . . . . . . . . . . .  -77-
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . .  -67-
Primary Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
Primary Mortgage Insurance Policy . . . . . . . . . . . . . . . . . . .  -14-
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
Private Mortgage-Backed Securities  . . . . . . . . . . . . . . . . . . Cover
PTE 83-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -88-
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
Qualified mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
Qualified stated interest . . . . . . . . . . . . . . . . . . . . . . .  -72-
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
Regular Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
Regular interests . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-, -13-
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . .  -61-
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  -70-
Residual interests  . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . -8-, -35-
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, -4-
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
Single Family Certificates  . . . . . . . . . . . . . . . . . . . . . .  -88-
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
Special Hazard Insurance Policy . . . . . . . . . . . . . . . . . . . .  -11-
Special Hazard Insurer  . . . . . . . . . . . . . . . . . . . . . . . .  -37-
Stripped ARM Obligations  . . . . . . . . . . . . . . . . . . . . . . .  -67-
Stripped Bond Certificates  . . . . . . . . . . . . . . . . . . . . . .  -65-
Stripped bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
Stripped Coupon Certificates  . . . . . . . . . . . . . . . . . . . . .  -65-
Stripped coupons  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-, -16-
Subordinated Certificates . . . . . . . . . . . . . . . . . . . . . -8-, -35-
Subsequent Mortgage Assets  . . . . . . . . . . . . . . . . . . .  Cover, -5-
Subsidiary REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
Super-Premium Certificates  . . . . . . . . . . . . . . . . . . . . . .  -72-
Surety Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
Temporary Regulations . . . . . . . . . . . . . . . . . . . . . . . . .  -86-
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -89-
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover, -14-
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -69-
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
Underwriter Exemptions  . . . . . . . . . . . . . . . . . . . . . . . .  -89-
VA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
VA Guaranty Policy  . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
VA Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
VA Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
Weighted average rate . . . . . . . . . . . . . . . . . . . . . . . . .  -74-

___________________________________________________________________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               _______________

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT


                                                             Page
                                                             ----
Incorporation of Certain Documents by Reference               S-3
Summary of Terms of the Certificates                          S-4
Special Considerations        				      S-19
Certain Legal Considerations       			      S-20
The Mortgage Pool        				      S-20
MLCC and Its Mortgage Programs          		      S-34
Prepayment and Yield Considerations          		      S-42
Description of the Certificates         		      S-47
The Certificate Insurance Policy and the
  Certificate Insurer         				      S-61
Certain Federal Income Tax Consequences      		      S-64
ERISA Considerations          				      S-65
Use of Proceeds          				      S-66
Underwriting        					      S-66
Experts        						      S-67
Legal Matters       					      S-67
Certificate Rating       				      S-67
Index of Principal Terms      				      S-69
Annex I: Global Clearance, Settlement and Tax
  Documentation Procedures         			       I-1
Appendix A and Appendix B--Audited Financial
  Statements of AMBAC

                                  PROSPECTUS
Prospectus Supplement         					 2
Available Information         					 3
Incorporation of Certain Information by
  Reference         						 3
Summary of Terms         					 4
The Trust Fund      						14
Use of Proceeds          					23
The Depositor       						24
Mortgage Loan Program         					24
Description of the Certificates         			27
Credit Enhancement       					35
Yield and Prepayment Considerations          			40
The Pooling and Servicing Agreement          			41
Certain Legal Aspects of the Mortgage Loans       		54
Certain Federal Income Tax Consequences      			61
State Tax Considerations      					87
ERISA Considerations          					87
Legal Investment         					90
Method of Distribution        					91
Legal Matters       						92
Financial Information         					92
Rating         							92
Index to Defined Terms        					93
______________________________________________________________________



______________________________________________________________________
                                 $___________
                                (APPROXIMATE)



                                     MLCC
                          MORTGAGE INVESTORS, INC.,
                                    SELLER



                        (ML REVOLVING HOME EQUITY LOAN
                          ASSET BACKED CERTIFICATES,
                                SERIES 1996-_)



                         (MORTGAGE LOAN ASSET BACKED
                          PASS-THROUGH CERTIFICATES
                         SERIES 199   -   , CLASS A)
                                  --   --


                                MERRILL LYNCH
                             CREDIT CORPORATION,
                                   SERVICER




                               _______________

                            PROSPECTUS SUPPLEMENT
                               _______________




                             MERRILL LYNCH & CO.


                                ________, 1996

______________________________________________________________________



                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering of the Certificates being registered under this Registration Statement, other than underwriting discounts and commissions:


SEC Registration Fee     		$757,575.76
Printing and Engraving   		$100,000.00
Legal Fees and Expenses  		$250,000.00
Trustee Fees and Expenses     		 $60,000.00
Blue Sky Fees and Expenses    		 $15,000.00
Rating Agency Fees  			$425,000.00
Miscellaneous  				 $60,000.00

Total     			      $1,667,575.76


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICER.

     The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16.  EXHIBITS.

    1.1        Form of Underwriting Agreement (Home Equity).
    1.2        Form of Underwriting Agreement (PrimeFirst).
    3.1*       Certificate of Incorporation of MLCC Mortgage Investors, Inc.
    3.2*       By-laws of MLCC Mortgage Investors, Inc. as currently in
               effect.
    4.1*       Form of Pooling and Servicing Agreement for Adjustable Rate
               Single Family Mortgages Loans.
    4.2*       Form of Pooling and Servicing Agreement for Revolving Home
               Equity Mortgage Loans.
    5.1*       Opinion of Brown & Wood LLP as to legality of the Certificates
               (including consent of such firm).
    8.1*       Opinion of Brown & Wood LLP as to certain tax matters
               (including consent of such firm).
   23.1*       Consent of Brown & Wood LLP (included in exhibits 5.1and 8.1 hereof).
   23.2*       Consent of KPMG Peat Marwick LLP.
   23.3*       Consent of Coopers & Lybrand LLP.
   24.1*       Power of Attorney.
_____________

    *     Filed previously.


ITEM 17.  UNDERTAKINGS.

     (a)    Undertaking pursuant to Rule 415.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Undertaking in respect of incorporation of reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Undertaking in respect of indemnification.

     The undersigned registrant hereby agrees to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered) the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 14th day of November, 1996.


                                   MLCC MORTGAGE INVESTORS, INC.


                                   By:  /s/ Robert J. Smith
                                       -------------------------------
                                        Name:  Robert J. Smith
                                        Title: Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 14, 1996.

	        Signature                     Title
                ---------                     -----

                    *                      President, Chairman of the
          -----------------------          Board of Directors (Chief
	   (Michael A. Johnston)	   Executive  Officer)


                     *                     Senior Vice President, Director
          -------------------------
              (Kevin O'Hanlon)


           /s/Robert J. Smith              Senior Vice President, Director
          --------------------------
              (Robert J. Smith)


                      *                      Senior Vice President and
          --------------------------         Secretary, Director
                (John J. Donlon)


                      *                      Director
          --------------------------
             (Thomas O. McConnell)


                      *                      Director
          --------------------------
              (Earle C. Traynham)


                       *                     Senior Vice President and
          --------------------------         Treasurer
	   (Francis X. Ervin, Jr.)	     (Principal Financial Officer and
					      Principal Accounting Officer)


     *By: /s/ Robert J. Smith
          ---------------------------
          Robert J. Smith
          Attorney-in-Fact